UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 4)

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☐       Definitive Proxy Statement

☐       Definitive Additional Materials

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HYDRA INDUSTRIES ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, $0.0001 par value per share, of Hydra Industries Acquisition Corp.
(2)	Aggregate number of securities to which transaction applies: Up to 12,600,000 shares of Hydra Industries Acquisition Corp. common stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $10.00
(4)	Proposed maximum aggregate value of transaction: $131,476,000 (includes $53,200,000 of estimated cash consideration)
(5)	Total fee paid: $13,240

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HYDRA INDUSTRIES ACQUISITION CORP.
250 West 57th Street, Suite 2223

New York, New York 10107

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF HYDRA INDUSTRIES ACQUISITION CORP.

To Be Held on December 13, 2016

To the Stockholders of Hydra Industries Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of Hydra Industries Acquisition Corp., a Delaware corporation (“we,” “us,” “our,” “Hydra Industries” or the “Company”), will be held on December 13, 2016, at 10:00 a.m. Eastern time, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036. You are cordially invited to attend the special meeting for the following purposes:

(1)	The Business Combination Proposal — to consider and vote upon a proposal to approve a share sale agreement, dated as of July 13, 2016, as it may be amended (the “Sale Agreement”), by and among the Company and those persons identified on Schedule 1 thereto (the “Selling Group”), DMWSL 633 Limited (“Target Parent”), DMWSL 632 Limited and Gaming Acquisitions Limited and the transactions contemplated thereby, which provides for the acquisition by us of all of the outstanding equity and shareholder loan notes of Inspired Gaming Group (“Inspired”) and its affiliates (together with Inspired, the “Inspired Group”) through the purchase of all of the outstanding equity and shareholder loan notes of the Target Parent. Inspired, through its subsidiaries, conducts its business under the “Inspired Gaming Group” name. We refer to Target Parent and its consolidated subsidiaries (including the Inspired Group) collectively as “Target,” and we refer to such acquisition and the other transactions contemplated by the Sale Agreement collectively as the “Business Combination.”

The Charter Proposals — to approve and adopt separate proposals for amendments to the Company’s amended and restated certificate of incorporation (the “existing charter”), in each case effective upon the closing of the Business Combination, to:

(2)	Proposal 2 — increase the Company’s authorized common stock (“Proposal 2”);

(3)	Proposal 3 — provide for the declassification of our board of directors and make certain related changes (“Proposal 3”);

(4)	Proposal 4 —provide for certain changes, including changing the Company’s name from “Hydra Industries Acquisition Corp.” to “Inspired Entertainment, Inc.” and making the Company’s corporate existence perpetual, which our board of directors believes are necessary or appropriate to address the circumstances and needs of the Company following the Business Combination (“Proposal 4”);

(5)	Proposal 5 –provide the Company with the ability to restrict securities ownership by persons who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold the Company’s securities by gaming authorities or who could by holding its securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority (“Proposal 5” and each of Proposals 2, 3, 4 and 5, a “Charter Proposal,” and collectively, the “Charter Proposals”);

The Corporate Governance Proposals – to approve and adopt separate proposals related to the corporate governance of Hydra Industries:

(6)	Proposal 6 — to consider and vote upon a proposal to elect seven directors, effective upon the closing of the Business Combination, to serve on our board of directors until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified. Pursuant to the Sale Agreement, it is a condition to the institutional sellers’ obligation to consummate the Business Combination that three individuals designated by their representative, Vitruvian Directors I Limited, have been duly elected or appointed to the board of directors of the Company. Nicholas Hagen, John Vandemore and Philip Russmeyer have been so designated. Our board of directors has nominated for election to the board at the special meeting each of these designees, as well as (i) A. Lorne Weil, a current director, our current CEO and Chairman of the Board, (ii) Luke Alvarez, the current CEO of Inspired and prospective CEO of the Company following the Business Combination, (iii) Ira Raphaelson and (iv) Roger Withers, each to take office immediately upon the closing of the Business Combination (the “Director Election Proposal”). Messrs. Dannhauser, Miller, Shea and Stevens, who currently serve on our board, have submitted prospective resignations from their positions as directors, effective immediately upon the closing of the Business Combination. This proposal is conditioned upon the approval of Proposal 3, but is not conditioned upon the approval of the Business Combination Proposal. However, if the Business Combination Proposal is not approved, the proposed amendments to the Company’s existing charter, including Proposal 3, will not be implemented, the prospective resignations submitted by four of our current directors will not become effective, and the election of the seven directors will not take effect. For a description of the Stockholders Agreement which is to be executed and delivered at the closing of the Business Combination as described in Schedule 4 to the Sale Agreement, which provides, among other things, for the composition of the board of directors following the Business Combination, see “Management After the Business Combination – Stockholders Agreement.”

(7)	Proposal 7 — to consider and vote upon a proposal to approve and adopt, effective upon the closing of the Business Combination, the Inspired Entertainment, Inc. 2016 Long-Term Incentive Plan (the “Incentive Plan Proposal”); and

(8)	Proposal 8 — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals or the Director Election Proposal (the “Adjournment Proposal”).

Only holders of record of our common stock at the close of business on November 9, 2016 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

In connection with the Company’s October 27, 2016 meeting of stockholders to, among other things, approve an extension of the date before which the Company must complete an initial business combination from October 29, 2016 to December 29, 2016 (the “Extension Meeting”), a total of 3,415,392 shares of common stock were redeemed. On November 1, 2016, Hydra Industries Sponsor LLC, which we refer to as our “Hydra Sponsor”, and MIHI LLC, which we refer to as our “Macquarie Sponsor”, deposited into the trust account an aggregate of $229,230.40 (the “Contribution”), which amount was equal to $0.05 for each of the 4,584,608 public shares of the Company that were not redeemed in connection with the extension. As a result of the Contribution, the pro rata amount of the funds available in the trust account for the public shares that were not redeemed increased from approximately $10.00 per share to approximately $10.05 per share.

Pursuant to the existing charter, we are providing our public stockholders with the opportunity to redeem their public shares, upon the closing of the transactions contemplated by the Sale Agreement, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of the Business Combination, including interest income (net of taxes payable), divided by the number of then outstanding shares of common stock that were sold as part of the units in our initial public offering that closed on October 29, 2014 (the “IPO”). For illustrative purposes, based on funds in the trust account of approximately $46 million on November 17, 2016, the estimated per share redemption price would have been approximately $10.05. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, of 25% or more of the shares of common stock sold in the IPO (the “25% threshold”). Holders of our outstanding public warrants, rights and units do not have redemption rights in connection with the Business Combination. Holders of outstanding units must separate the underlying public shares, public rights and public warrants prior to exercising redemption rights with respect to the public shares. The holders of shares of Hydra common stock issued prior to our IPO, which we refer to as “founder shares,” have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and, as described above, the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our CEO, A. Lorne Weil, our Hydra Sponsor, our Macquarie Sponsor, certain of their affiliates and our independent directors own approximately 30.4% of our issued and outstanding shares of common stock, including all of the founder shares.

Approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the special meeting. Approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting. The board of directors of Hydra Industries has already approved the Business Combination.

Each redemption of shares of Hydra Industries common stock by our public stockholders will decrease the amount in our trust account, which holds approximately $46 million as of November 17, 2016. If the Company’s available cash at closing is insufficient to pay all liabilities and obligations of the Company and Target due and required to be paid at closing or by reason of closing, Target may, at its option, elect to not consummate the Business Combination.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to read this proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2015 carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali at (800) 662-5200 (toll free) or banks and brokers can call collect at (203) 658-9400.

By Order of the Board of Directors,

November 21, 2016	Sincerely,

/s/ A. Lorne Weil
A. Lorne Weil
Chairman of the Board and Chief Executive Officer

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarize certain information contained in this proxy statement, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. You should also read carefully the accompanying Annual Report on Form 10-K for the year ended December 31, 2015. In addition, for definitions of terms commonly used throughout this proxy statement, including this Summary Term Sheet, see the section entitled “Frequently Used Terms.”

•	Hydra Industries is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•	There currently are 6,584,608 shares of Hydra Industries common stock issued and outstanding, consisting of 4,584,608 shares originally sold as part of units in Hydra Industries’ IPO and 2,000,000 founder shares that were issued to our Sponsors prior to Hydra Industries’ IPO. The Company initially issued 2,875,000 founder shares, however, 300,000 of such shares were forfeited as a result of the underwriters’ determination not to exercise their over-allotment option and 575,000 of such shares were returned to the Company and subsequently cancelled prior to the IPO.

•	In addition, there currently are 15,500,000 warrants of Hydra Industries outstanding, consisting of 8,000,000 public warrants originally sold as part of units in Hydra Industries’ IPO and 7,500,000 private placement warrants issued to our Sponsors in a private placement simultaneously with the consummation of Hydra Industries’ IPO. Each warrant entitles the holder thereof to purchase one-half of one share of Hydra Industries’ common stock at a price of $5.75 per half share ($11.50 per whole share). Warrants may be exercised only for a whole number of shares of Hydra Industries’ common stock. No fractional shares will be issued upon exercise of the warrants. The public warrants will become exercisable thirty days after the completion of Hydra Industries’ initial business combination and expire at 5:00 p.m., New York time, five years after such business combination or earlier upon redemption or liquidation. Hydra Industries may redeem the public warrants at a price of $0.01 per warrant, provided that the last sale price of Hydra Industries’ common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day before Hydra Industries sends the notice of redemption to the warrant holders and certain other conditions are met. The private placement warrants, however, are non-redeemable so long as they are held by our Sponsors or their permitted transferees. For more information about Hydra Industries and its securities, see the sections entitled “Information About Hydra Industries,” “Hydra Industries Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Securities.”

•	Target is a global gaming technology company, supplying Virtual Sports and Server Based Gaming (“SBG”) systems to regulated lottery, betting and gaming operators worldwide through an “omni-channel” distribution strategy. Target provides end-to-end digital gaming solutions on its proprietary and secure network that accommodates a wide range of devices, including land-based gaming machine products, mobile devices such as smartphones and tablets, as well as PC and social applications. Target believes this omni-channel distribution strategy, combined with its common technology platform, allows it to keep pace with evolving requirements in game play, security, technology and regulations in the global gaming and lottery industry. For more information about Target, see the sections entitled “Information About Target,” “Target Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management After the Business Combination” and “Risk Factors — Risk Factors Relating to Target’s Business and Industry.”

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•	Pursuant to the Share Sale Agreement, dated as of July 13, 2016, as it may be amended (the “Sale Agreement”), by and among the Company and those persons identified on Schedule 1 thereto (the “Selling Group”), DMWSL 633 Limited (“Target Parent”), DMWSL 632 Limited and Gaming Acquisitions Limited and the transactions contemplated thereby, we will consummate the acquisition of all of the outstanding equity and shareholder loan notes of Inspired Gaming Group (“Inspired”) and its affiliates (together with Inspired, the “Inspired Group”) through the purchase of all of the outstanding equity and shareholder loan notes of the Target Parent.

•	Target Parent, through its subsidiaries, conducts its business under the “Inspired Gaming Group” name. We refer to Target Parent and its consolidated subsidiaries (including Inspired) collectively as “Target,” and we refer to such sale and the other transactions contemplated by the Sale Agreement collectively as the “Business Combination.” For more information about the transactions contemplated by the Sale Agreement, which is referred to herein as the “Business Combination,” see the section entitled “The Business Combination Proposal” and the copy of the Sale Agreement attached to this proxy statement as Annex A.

•	The Sale Agreement reflects a transaction value for the Business Combination of £200 million (equivalent to approximately $264 million based on the USD/GBP exchange rate of $1.32/£1.00 as of the July 13, 2016 date of the Sale Agreement), plus an earn-out of up to 2.5 million Hydra shares, subject to certain customary anti-dilution adjustments (having a value of up to $25 million at an assumed value of $10.00 per share). The transaction is expected to represent approximately £96 million of equity value after adjusting for the maintenance of debt and certain other liabilities (equivalent to approximately $126 million based on the USD/GBP exchange rate of $1.32/£1.00 as of July 13, 2016). Exclusive of the potential earn-out, the consideration to be paid for the equity and shareholder loan notes of the Target Parent and the Inspired Group will be the aggregate of the Base Consideration (as defined below), less a fixed amount of Accruing Negative Consideration (£21,500 per day from but excluding July 2, 2016 through and including the closing of the Business Combination).

•	The “Base Consideration” to be paid for the equity and shareholder loan notes pursuant to the Sale Agreement will equal (i) £100,363,394, plus (ii) any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeds £8,237,909, minus (iii) certain expenses of the Selling Group noticed by its representatives, not to exceed £3,000,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements.

•	The Selling Group will be paid the Base Consideration, adjusted for the Accruing Negative Consideration (the “Completion Payment”), partially in cash (the “Cash Consideration”), to the extent available after the payment of transaction expenses and working capital adjustments, if any, and partially in newly-issued shares of Company common stock (“Purchaser Shares”) at a value of $10.00 per share (the “Stock Consideration”), as follows:

•	The Cash Consideration represents the cash Hydra Industries will have available at closing to pay the Completion Payment. The Cash Consideration will equal (i) the Company’s then current cash in trust (after any redemptions), the $20,004,347 proceeds of a private placement to Macquarie Capital pursuant to the Contingent Forward Purchase Contract, the form of which was included as Exhibit 10.12 to its registration statement on Form S-1 (the “Macquarie Forward Purchase”) and any other available funds, minus (ii) an agreed amount of Purchaser Costs (including expenses incurred in connection with the preparation of the proxy statement and meetings with Hydra Industries stockholders), minus (iii) an agreed amount of the Selling Group’s transaction expenses, minus (iv) the amount of repayment required under certain of the Inspired Group’s financing arrangements, minus (v) £5 million for the purposes of retaining cash on the Company’s balance sheet.

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•	Upon closing of the Business Combination, the Cash Consideration will be deposited into an account designated by the Selling Group’s attorneys and the Company shall not be responsible for the application of the funds to individual members of the Selling Group.

•	The Stock Consideration will be the number of Purchaser Shares equal to the amount of the Completion Payment minus the Cash Consideration, divided by $10.00 per share, and is currently estimated to be approximately 10.7 million shares of our common stock, assuming, for illustrative purposes only, no redemption of shares by our existing public stockholders and closing of the Business Combination as of September 24, 2016. The Stock Consideration will fluctuate if either of these assumptions should change. For example, should redemption of shares by our existing public stockholders reach 2.3 million shares, or 49.6% of the public shares currently outstanding, and assuming that the Business Combination closed as of September 24, 2016, it is estimated that the Stock Consideration would be approximately 12.6 million shares of our common stock.

•	The earn-out payment of up to 2.5 million Hydra Industries shares, subject to certain customary anti-dilution adjustments (having a value of up to $25 million at an assumed value of $10.00 per share) (the “Earn-out Consideration”) shall be paid to the Selling Group exclusively in Purchaser Shares and will be determined based on the Inspired Group’s performance in certain jurisdictions through September 30, 2018 pursuant to a formula set forth in Schedule 5 to the Sale Agreement. For a more detailed discussion of the Earn-out Consideration, see the section entitled “The Business Combination Proposal — The Sale Agreement — Consideration.”

•	The Cash Consideration is anticipated to be funded through a combination of (i) cash held in our trust account after redemptions (as described herein), (ii) the proceeds of the Macquarie Forward Purchase and (iii) additional funds, if any, otherwise available at closing. If the Company’s available cash at closing is insufficient to pay all liabilities and obligations of the Company and Target due and required to be paid at closing or by reason of closing, the Selling Group may elect to not consummate the Business Combination. At November 17, 2016, the balance in our trust account was approximately $46 million. For additional information regarding sources and uses for funding the Total Consideration, see “The Business Combination Proposal — Sources and Uses for the Business Combination.” For more information on the Company’s shares, see the section entitled “The Business Combination Proposal — Total Shares of Hydra Common Stock to be Issued in the Business Combination.” For more information about the Sale Agreement and related transaction agreements, see the section entitled “The Business Combination Proposal — The Sale Agreement.”

•	It is anticipated that, following completion of the Business Combination and if there are no further redemptions, Hydra Industries’ existing public stockholders will retain an ownership interest of approximately 26% in Hydra and our initial stockholders and affiliates will retain an ownership interest of approximately 23% in Hydra Industries. If any of Hydra’s existing public stockholders exercise their redemption rights, the ownership interest in Hydra Industries of Hydra Industries’ public stockholders will decrease. These ownership percentages with respect to Hydra following the Business Combination do not take into account (i) the issuance of any shares upon completion of the Business Combination under the Company’s proposed 2016 Long- Term Incentive Plan (the “Incentive Plan”) or (ii) the 17,500,000 warrants to purchase up to a total of 8,750,000 shares of Hydra Industries common stock that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Hydra Industries’ existing stockholders in Hydra Industries will be different. See “Summary of the Proxy Statement — Impact of the Business Combination on Hydra’s Public Float” for further information.

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•	Our management and board of directors considered various factors in determining whether to approve and recommend to our stockholders the Sale Agreement and the transactions contemplated thereby, including determining that the value of the Business Combination is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,800,000 payable to the underwriters of our IPO and taxes payable on interest earned). For more information about our decision-making process, see the section entitled “The Business Combination Proposal — Hydra Industries’ Board of Directors’ Reasons for the Approval of the Business Combination.”

•	Pursuant to our existing amended and restated certificate of incorporation, as amended (the “existing charter”), in connection with the Business Combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the existing charter. As of November 17, 2016, this would have amounted to approximately $10.05 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our common stock for cash and will no longer own shares of the Company and will not participate in the future growth, if any, of the Company. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. See the section entitled “Special Meeting of Hydra Industries Stockholders— Redemption Rights.”

•	In addition to voting on the Business Combination Proposal, at the special meeting, the stockholders of Hydra Industries will be asked to vote upon:

•	The Charter Proposals — to approve and adopt separate proposals for amendments to the existing charter, in each case effective upon the closing of the Business Combination:

•	Proposal 2 — increase the Company’s authorized common stock (“Proposal 2”);

•	Proposal 3 — provide for the declassification of our board of directors and make certain related changes (“Proposal 3”);

•	Proposal 4 —provide for certain additional changes, including changing the Company’s name from “Hydra Industries Acquisition Corp.” to “Inspired Entertainment, Inc.” and making the Company’s corporate existence perpetual, which our board of directors believes are necessary or appropriate to address the circumstances and needs of the Company following the Business Combination (“Proposal 4”); and

•	Proposal 5 – provide the Company with the ability to restrict securities ownership by persons who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold the Company’s securities by gaming authorities or who could by holding its securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority (“Proposal 5” and each of Proposals 2, 3, 4 and 5, a “Charter Proposal,” and collectively, the “Charter Proposals”), all as reflected in the proposed second amended and restated certificate of incorporation of the Company (the “proposed charter”) attached hereto as Annex B;

•	In addition to voting on the Business Combination Proposal and Charter Proposals, at the special meeting, the stockholders of Hydra Industries will be asked to vote upon:

•	The Corporate Governance Proposals – to approve and adopt separate proposals related to the corporate governance of Hydra Industries:

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•	Proposal 6 — to consider and vote upon a proposal to elect seven directors, effective upon the closing of the Business Combination, to serve on our board of directors until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified. Pursuant to the Sale Agreement, it is a condition to the institutional sellers’ obligation to consummate the Business Combination that three individuals designated by their representative, Vitruvian Directors I Limited, have been duly elected or appointed to the board of directors of the Company. Nicholas Hagen, John Vandemore and Philip Russmeyer have been so designated. Our board of directors has nominated for election to the board at the special meeting each of these designees, as well as (i) A. Lorne Weil, a current director, our current CEO and Chairman of the Board, (ii) Luke Alvarez, the current CEO of Inspired and prospective CEO of the Company following the Business Combination, (iii) Ira Raphaelson and (iv) Roger Withers, each to take office immediately upon the closing of the Business Combination (the “Director Election Proposal”). Messrs. Dannhauser, Miller, Shea and Stevens, who currently serve on our board, have submitted prospective resignations from their positions as directors, effective immediately upon the closing of the Business Combination. This proposal is conditioned upon the approval of Proposal 3, but is not conditioned upon the approval of the Business Combination Proposal. However, if the Business Combination Proposal is not approved, the proposed amendments to the Company’s existing charter, including Proposal 3, will not be implemented, the prospective resignations submitted by four of our current directors will not become effective, and the election of the seven directors will not take effect. For a description of the Stockholders Agreement which is to be executed and delivered at the closing of the Business Combination as described in Schedule 4 to the Sale Agreement, which provides, among other things, for the composition of the board of directors following the Business Combination, see “Management After the Business Combination – Stockholders Agreement.”

•	Proposal 7 — to consider and vote upon a proposal to approve and adopt, effective upon the closing of the Business Combination, the Incentive Plan (the “Incentive Plan Proposal”); and

•	Proposal 8 — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals or the Director Election Proposal (the “Adjournment Proposal”).

•	The transactions contemplated by the Sale Agreement will be consummated only if the Business Combination Proposal and, unless waived, the Director Election Proposal and the Charter Proposals are approved at the special meeting. In addition, (i) the Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal, (ii) the Charter Proposals are conditioned on the approval of the Business Combination Proposal and (iii) the Director Election Proposal is conditioned on the approval of Proposal 3. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

•	Upon the closing of the Business Combination, and the effectiveness of Proposal 3 of the Charter Proposals, we anticipate increasing the size of our board of directors from five to seven directors. Four incumbent directors of Hydra Industries, Messrs. Dannhauser, Miller, Shea and Stevens, have submitted their prospective resignations from our board of directors effective immediately upon closing of the Business Combination. Concurrently, we are nominating three designees of Vitruvian Directors I Limited , as well as (i) A. Lorne Weil, a current director, our current CEO and Chairman of the Board, (ii) Luke Alvarez, the current CEO of Inspired and prospective CEO of the Company following the Business Combination, (iii) Ira Raphaelson and (iv) Roger Withers, each to take office immediately upon the closing of the Business Combination (the “Director Election Proposal”). If all director nominees are elected and the Business Combination is consummated, our board of directors will consist of one re-elected Hydra Industries director, A. Lorne Weil, along with six newly elected directors, including Luke Alvarez, who shall also continue as the CEO of Inspired and become CEO of Hydra Industries, as well as Nicholas Hagen, Ira Raphaelson, Philip Russmeyer, John Vandemore and Roger Withers. See the sections entitled “Director Election Proposal” and “Management After the Business Combination.”

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•	Unless waived by the parties to the Sale Agreement, in accordance with applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Sale Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, see the section entitled “The Business Combination Proposal — The Sale Agreement — Conditions to Closing of the Business Combination.”

•	The Sale Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Selling Group or the Company acting alone, in specified circumstances. For more information about the termination rights under the Sale Agreement, see the section entitled “The Business Combination Proposal— The Sale Agreement — Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors.”

•	In considering the recommendation of Hydra Industries’ board of directors to vote FOR the proposals presented at the special meeting, you should be aware that our executive officers and members of our board of directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•	the fact that our Sponsors, our independent directors and officers paid an aggregate of $3,775,000 for their founder shares and placement warrants and such securities should have a significantly higher value at the time of the Business Combination;

•	the fact that certain directors and officers may enter into employment agreements with the Company after the consummation of the Business Combination;

•	the Macquarie Forward Purchase;

•	the advisory services fee payable to Macquarie Capital upon consummation of the Business Combination;

•	the fact that A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra Sponsor, has agreed that he will be liable to us, and our Macquarie Sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or the Target, reduce the amount of funds in the Trust Account to below $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

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•	the fact that our directors and officers will lose their entire investment in the Company if the Business Combination is not completed;

•	the fact that our Sponsors will lose the Contribution and additional funds loaned to the Company if the Business Combination is not completed;

•	the continuation of one of our five existing directors as a director of the Company; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination. These interests were considered by our Board when our Board approved the Business Combination.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Hydra Industries” refer to Hydra Industries Acquisition Corp., and the terms “combined company” and “post-combination company” refer to Hydra Industries and its subsidiaries, including Inspired, following the consummation of the Business Combination.

In this document:

“Accruing Negative Consideration” means an amount equal to £21,500 per day from but excluding July 2, 2016 through and including the closing of the Business Combination

“Base Consideration” means an amount equal to (i) £100,363,394.31, plus (ii) any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeds £8,237,909.41, minus (iii) certain expenses of the Selling Group noticed by the Institutional Vendors’ Representative, not to exceed £3,000,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements.

“Business Combination” means the acquisition by us of all of the equity and shareholder loan notes of Target Parent and the Inspired Group.

“Cash Consideration” means an amount equal to (i) the Company’s then current cash in trust (after any redemptions), the $20,004,347 proceeds of the Macquarie Forward Purchase and any other available funds, minus (ii) an agreed amount of Purchaser Costs (including expenses incurred in connection with the preparation of the proxy statement and meetings with Hydra Industries stockholders), minus (iii) an agreed amount of the Selling Group’s transaction expenses, minus (iv) the amount of repayment required under certain of the Inspired Group’s financing arrangements, minus (v) £5 million for the purposes of retaining cash on the Company’s balance sheet.

“Completion Payment” means the aggregate of the Base Consideration and the Accruing Negative Consideration.

“Contribution” means the $229,230.40 loan deposited into the trust account subsequent to the Extension Meeting (equal to $0.05 for each of the 4,584,608 public shares of the Company that were not redeemed in connection with the extension).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Earn-out Consideration” means an amount of Purchaser Shares, not to exceed 2,500,000 Purchaser Shares, to be determined based on Inspired’s performance in certain jurisdictions through September 30, 2018 pursuant to a formula set forth in Schedule 5 to the Sale Agreement.

“existing charter” means our amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on October 24, 2014, as amended.

“founder shares” means the 2,875,000 shares of Hydra Industries common stock issued to our Sponsors in a private placement prior to our IPO, 300,000 of which were forfeited as a result of the underwriters’ overallotment option in our IPO not being exercised and 575,000 of which were returned to Hydra Industries and subsequently cancelled prior to the consummation of the IPO.

“Hydra Industries” or “Hydra” means Hydra Industries Acquisition Corp., a Delaware corporation.

“Hydra Industries common stock” or “our common stock” means common stock, par value $0.0001 per share, of Hydra Industries.

“Hydra Sponsor” means Hydra Industries Sponsor LLC.

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“initial stockholders” means our Sponsors and our officers, directors and advisors that hold founder shares.

“Inspired” means Inspired Gaming Group Ltd. and its affiliates.

“IPO” means the initial public offering of Hydra Industries units, each comprised of one share of common stock, one right and one warrant, consummated on October 29, 2014 with respect to 8,000,000 units at $10.00 per unit.

“Macquarie Forward Purchase” means the purchase of 2,000,000 units and 500,000 shares of the Company’s common stock for an aggregate purchase price of $20,004,347 by our Macquarie Sponsor pursuant to the Contingent Forward Purchase Contract, dated as of October 24, 2014, by and between the Company and the Macquarie Sponsor.

“Macquarie Sponsor” means MIHI LLC.

“Private Placement Warrants” means the 7,500,000 warrants issued to our Sponsors in the private placement that occurred simultaneously with the consummation of our IPO for a purchase price of $0.50 per placement warrant for a total purchase price of approximately $3,750,000, each of which is exercisable for one-half of one share of Hydra Industries common stock at a price of $5.75 per half share ($11.50 per whole share), in accordance with its terms. Warrants may be exercised only for a whole number of shares of Hydra Industries’ common stock. No fractional shares will be issued upon exercise of the warrants.

“Proposed Charter” means the proposed second amended and restated certificate of incorporation of Hydra Industries, which will become the Company’s certificate of incorporation upon the approval of the Charter Proposals and the Business Combination Proposal and the consummation of the Business Combination. A copy of the proposed charter is attached hereto as Annex B.

“Public Shares” means shares of Hydra Industries common stock issued in our IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Stockholders” means holders of public shares, including the initial stockholders to the extent the initial stockholders hold public shares, provided that the initial stockholders will be considered a “public stockholder” only with respect to any public shares held by them.

“Public Warrants” means the warrants issued in Hydra Industries’ IPO, each of which is exercisable for one-half of one share of Hydra Industries common stock, in accordance with its terms.

“Purchase Price” means (i) the Base Consideration, minus (ii) the Accruing Negative Consideration, plus (iii) the Earn-out Consideration.

“Purchaser Shares” means shares of our common stock issued as Stock Consideration.

“Rights” means the right, underlying each of our units, to receive one-tenth (1/10) of one share of our common stock upon consummation of the Business Combination, even if the holder of such right redeemed all shares of common stock held by it in connection with the Business Combination.

“Sale Agreement” means the Sale Agreement, dated as of July 13, 2016, as it may be amended, by and among the Company, the Selling Group, the Target Parent, DMWSL 632 Limited and Gaming Acquisitions Limited.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Group” means those persons identified in Schedule 1 to the Sale Agreement.

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“Special Meeting” means the special meeting of stockholders of Hydra Industries that is the subject of this proxy statement.

“Sponsors” means Hydra Industries Sponsor LLC, a Delaware limited liability company, and MIHI LLC, a Delaware limited liability company (each individually, a “Sponsor”).

“Stock Consideration” means the Total Consideration minus the Cash Consideration, divided by $10.00 per share.

“Target” means DMWSL 633 Limited and its consolidated subsidiaries (including Inspired).

“Target Parent” means DMWSL 633 Limited.

“Total Consideration” means (i) the Base Consideration, minus (ii) the Accruing Negative Consideration.

“Warrants” means the Private Placement Warrants and the Public Warrants, taken together.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein. You should also read carefully the accompanying Annual Report on Form 10-K for the year ended December 31, 2015.

Q:	Why am I receiving this proxy statement?

A:	Our stockholders are being asked to consider and vote upon a proposal, which we refer to as the “Business Combination Proposal,” to approve a sale agreement (the “Sale Agreement”) providing for the acquisition by us of all of the outstanding equity and shareholder loan notes of Inspired Gaming Group (“Inspired”) through the purchase of all of the outstanding equity and shareholder loan notes of Target Parent. Target Parent, through its subsidiaries, conducts its business under the “Inspired Gaming Group” name. We refer to Target Parent and its consolidated subsidiaries (including Inspired) hereafter collectively as “Target,” and we refer to such acquisition and the other transactions contemplated by the Sale Agreement collectively as the “Business Combination.”

The Sale Agreement reflects a transaction value for the Business Combination of £200 million (equivalent to approximately $264 million based on the USD/GBP exchange rate of $1.32/£1.00 as of the July 13, 2016 date of the Sale Agreement), plus an earn-out of up to 2.5 million Hydra shares, subject to certain customary anti-dilution adjustments (having a value of up to $25 million at an assumed value of $10.00 per share). The transaction is expected to represent approximately £96 million of equity value after adjusting for the maintenance of debt and certain other liabilities (equivalent to approximately $126 million based on the USD/GBP exchange rate of $1.32/£1.00 as of July 13, 2016). Exclusive of the potential earn-out, the consideration to be paid for the equity and shareholder loan notes of the Target Parent and the Inspired Group will be the aggregate of the Base Consideration (as defined below), less a fixed amount of Accruing Negative Consideration (£21,500 per day from but excluding July 2, 2016 through and including the closing of the Business Combination).

The “Base Consideration” to be paid for the equity and shareholder loan notes pursuant to the Sale Agreement will equal (i) £100,363,394, plus (ii) any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeds £8,237,909, minus (iii) certain expenses of the Selling Group noticed by its representatives, not to exceed £3,000,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements.

Upon closing of the Business Combination, the Cash Consideration will be deposited into an account designated by the Selling Group’s attorneys and the Company shall not be responsible for the application of the funds to individual members of the Selling Group.

The Stock Consideration will be the number of Purchaser Shares equal to the amount of the Completion Payment minus the Cash Consideration, divided by $10.00 per share, and is currently estimated to be approximately 10.7 million shares of our common stock, assuming, for illustrative purposes only, no redemption of shares by our existing public stockholders and closing of the Business Combination as of September 24, 2016. The Stock Consideration will fluctuate if either of these assumptions should change. For example, should redemption of shares by our existing public stockholders reach 2.3 million shares, or 49.6% of the public shares currently outstanding, and assuming that the Business Combination closed as of September 24, 2016, it is estimated that the Stock Consideration would be approximately 12.6 million shares of our common stock.

The earn-out payment of up to 2.5 million Hydra shares, subject to certain customary anti-dilution adjustments (having a value of up to $25 million at an assumed value of $10.00 per share) (the “Earn-out Consideration”) shall be paid to the Selling Group exclusively in Purchaser Shares and will be determined based on the Inspired Group’s performance in certain jurisdictions through September 30, 2018 pursuant to a formula set forth in Schedule 5 to the Sale Agreement.

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The Cash Consideration is anticipated to be funded through a combination of (i) cash held in our trust account after redemptions (as described herein), (ii) the proceeds of the Macquarie Forward Purchase and (iii) additional funds, if any, otherwise available at closing. If the Company’s available cash at closing is insufficient to pay all liabilities and obligations of the Company and Target due and required to be paid at closing or by reason of closing, the Selling Group may elect to not consummate the Business Combination. At November 17, 2016, the balance in our trust account was approximately $46 million. For additional information regarding sources and uses for funding the Total Consideration, see “The Business Combination Proposal — Sources and Uses for the Business Combination.” For more information on the Company’s shares, see the section entitled “The Business Combination Proposal — Total Shares of Hydra Common Stock to be Issued in the Business Combination.” For more information about the Sale Agreement and related transaction agreements, see the section entitled “The Business Combination Proposal — The Sale Agreement.”

It is anticipated that, following completion of the Business Combination and if there are no redemptions, Hydra’s public stockholders will retain an ownership interest of approximately 26% in Hydra and our initial stockholders and affiliates will retain an ownership interest of approximately 23% in Hydra. If any of Hydra’s stockholders exercise their redemption rights, the ownership interest in Hydra Industries of Hydra Industries’ public stockholders will decrease. These percentages are calculated based on a number of assumptions (as described below) and are subject to adjustment in accordance with the terms of the Sale Agreement. A copy of the Sale Agreement is attached hereto as Annex A.

Our common stock, units, rights and warrants are currently listed on The NASDAQ Capital Market (“NASDAQ”) under the symbols “HDRA,” “HDRAU,” “HDRAR” and “HDRAW,” respectively. We have applied to continue the listing of our common stock and warrants on NASDAQ under the new symbols “INSE” and “INSEW,” respectively, upon the closing of the Business Combination. At the closing, our units will separate into their component shares of Hydra common stock, par value $0.0001 per share (“Hydra common stock”), and warrants to purchase one-half of one share of Hydra common stock, and cease separate trading. Upon consummation of the Business Combination, holders of our rights will receive one-tenth (1/10) of one share of Hydra common stock in respect of each right, with no fractional shares being issued, and such rights will cease to be outstanding.

This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety. You should also carefully read the accompanying Annual Report on Form 10-K for the year ended December 31, 2015.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	What is being voted on at the special meeting?

A:	Below are proposals on which our stockholders are being asked to vote.

1.	To approve the Sale Agreement and the other transactions contemplated by the Sale Agreement (the “Business Combination Proposal”);

To approve and adopt the following separate proposals for amendments to the Company’s existing charter, in each case effective upon the closing of the Business Combination:

2.	To increase the Company’s authorized common stock (“Proposal 2”);

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3.	To provide for the declassification of our board of directors and make certain related changes (“Proposal 3”);

4.	To provide for certain additional changes, including changing the Company’s name from “Hydra Industries Acquisition Corp.” to “Inspired Entertainment, Inc.” and making the Company’s corporate existence perpetual, which our board of directors believes are necessary or appropriate to address the circumstances and needs of the Company following the Business Combination (“Proposal 4”);

5.	To provide the Company with the ability to restrict securities ownership by persons who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold the Company’s securities by gaming authorities or who could by holding its securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority (“Proposal 5”);

Each of Proposals 2, 3, 4 and 5, a “Charter Proposal”, and collectively, the “Charter Proposals.”

6.	To elect seven directors, effective upon the closing of the Business Combination, to serve as directors on our board of directors until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

7.	To approve and adopt, effective upon the closing of the Business Combination, the Incentive Plan, a copy of which is attached hereto as Annex C (the “Incentive Plan Proposal”); and

8.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals or the Director Election Proposal (this proposal is referred to herein as the “Adjournment Proposal”). This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals or the Director Election Proposal.

Q:	Are the proposals conditioned on one another?

A:	The transactions contemplated by the Sale Agreement will be consummated only if the Business Combination Proposal and, unless waived, the Director Election Proposal and Charter Proposals are approved at the special meeting. In addition, (i) the Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal, (ii) the Charter Proposals are conditioned on the approval of the Business Combination Proposal and (iii) the Director Election Proposal in conditioned on the approval of Proposal 3. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Charter Proposals or the Director Election Proposal do not receive the requisite vote for approval, then (absent a waiver with respect to the Director Election Proposal and Charter Proposals) we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by December 29, 2016 (subject to the requirements of law), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Q:	Why is Hydra Industries providing stockholders with the opportunity to vote on the Business Combination?

A:	Under the existing charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. We are seeking to obtain the approval of our stockholders for the Business Combination Proposal in order, among other things, to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination.

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Q:	What will happen in the Business Combination?

A:	At the closing of the Business Combination, the Company will purchase all of the existing equity and shareholder loan notes of Target Parent from the Selling Group in exchange for their respective portion of the Total Consideration (excluding any potential Earn-out Consideration), consisting of the Cash Consideration and the Stock Consideration, as determined in accordance with the Sale Agreement. If Inspired meets certain performance targets in certain jurisdictions through September 30, 2018, pursuant to a formula set forth in Schedule 5 to the Sale Agreement, all or part of the Earn-out Consideration will be paid to the Selling Group in the form of Hydra shares.

Q:	What equity stake will (i) current Hydra Industries stockholders hold in the Company after the closing of the Business Combination and (ii) Hydra Industries hold in Target after the closing of the Business Combination?

A:	It is anticipated that, following completion of the Business Combination and if there are no redemptions, Hydra Industries’ public stockholders will retain an ownership interest of approximately 26% of Hydra Industries and our initial stockholders and affiliates will retain an ownership interest of approximately 23% of Hydra Industries. If any of Hydra Industries’ stockholders exercise their redemption rights, the ownership interest in Hydra Industries of Hydra Industries’ public stockholders will decrease. If 50% of Hydra Industries’ public stockholders exercise their redemption rights, Hydra Industries’ public stockholders will retain an ownership interest of approximately 15% of Hydra Industries and our initial stockholders and affiliates will retain an ownership interest of approximately 23% of Hydra Industries. Upon the closing of the Business Combination, Hydra Industries will own 100% of the outstanding equity of Target Parent. These ownership percentages with respect to Hydra Industries following the Business Combination do not take into account (i) the issuance of any shares upon completion of the Business Combination under the proposed Incentive Plan or (ii) any or all of the 17,500,000 warrants to purchase up to a total of 8,750,000 shares of Hydra Industries common stock that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Hydra Industries’ existing stockholders in Hydra Industries will be different. If fewer than 50% of Hydra Industries’ public stockholders exercise their redemption right, the percentage ownership retained by Hydra Industries’ public stockholders would be more than 15%, while if more than 50% of Hydra Industries’ public stockholders exercise their redemption rights, the percentage ownership retained by Hydra Industries’ public stockholders would be less than 15%. In addition, for example, if the Business Combination is consummated at a later date so that the daily Accruing Negative Consideration under the Sale Agreement is computed for a longer period, if certain expenses of the Selling Group are greater than assumed, or if certain interest payments of the Inspired Group are greater than assumed, the effect would be to decrease the aggregate consideration payable to the Selling Group and increase the percentage ownership retained by Hydra Industries’ existing stockholders; if certain expenses of the Company are greater than assumed, the effect would be to increase the aggregate consideration payable to the Selling Group and decrease the percentage ownership retained by Hydra Industries’ existing stockholders. See “Summary of the Proxy Statement—Impact of the Business Combination on Hydra Industries’ Public Float” for further information.

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Sale Agreement, including that our stockholders have approved and adopted the Sale Agreement and, unless waived, the Director Election Proposal and Charter Proposals. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Business Combination Proposal — The Sale Agreement — Conditions to Closing of the Business Combination.”

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Q:	Why is Hydra Industries proposing the Charter Proposals?

A:	The proposed amended charter that we are asking our stockholders to approve in connection with the Business Combination provides for an increase in the number of authorized shares of our common stock, the declassification of our board of directors and certain additional changes which our board of directors believes are necessary or appropriate to address the circumstances and needs of the Company following the Business Combination. Unless waived, approval of the Director Election Proposal and Charter Proposals is a condition to the consummation of the Business Combination pursuant to the Sale Agreement.

Q:	Why is Hydra Industries proposing the Director Election Proposal?

A:	Upon the closing of the Business Combination, four of Hydra Industries’ incumbent directors, Messrs. Dannhauser, Miller, Shea and Stevens, will resign, and the size of our board of directors will be increased from five to seven directors. The Hydra Industries board has nominated A. Lorne Weil, Luke Alvarez, Nicholas Hagen, Ira Raphaelson, Philip Russmeyer, John Vandemore and Roger Withers to serve as directors for a term expiring at the Company’s annual meeting in 2017. See the section entitled “Director Election Proposal” for additional information.

Q:	Why is Hydra Industries proposing the Incentive Plan Proposal?

A:	The purpose of the Incentive Plan is to enable us to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and our stockholders. Stockholder approval and adoption of the Incentive Plan will be effective only upon the closing of the Business Combination.

Q:	What happens if I sell my shares of Hydra Industries common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Hydra Industries common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Hydra Industries common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:	What vote is required to approve the proposals presented at the special meeting?

A:	Approval of the Business Combination Proposal, Incentive Plan Proposal and Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the special meeting. Accordingly, a Hydra Industries stockholder’s failure to vote by proxy or to vote in person at the special meeting or the failure of a Hydra Industries stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that stockholder’s shares not being counted towards the number of shares of Hydra Industries common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Proposals each require the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Accordingly, a Hydra Industries stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting or a broker non-vote with regard to any such proposal will have the same effect as a vote “AGAINST” such proposal.

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Directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

Q:	May Hydra Industries or the Sponsors, Hydra Industries’ directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:	In connection with the stockholder vote to approve the proposed Business Combination, our initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the consummation of the Business Combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We have an insider trading policy which requires insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material nonpublic information and (ii) clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including, but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

Q:	How many votes do I have at the special meeting?

A:	Our stockholders are entitled to one vote at the special meeting for each share of Company common stock held of record as of November 9, 2016, the record date for the special meeting. As of the close of business on the record date, there were 6,584,608 outstanding shares of our common stock.

Q:	What constitutes a quorum at the special meeting?

A:	Holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy, will have the power to adjourn the special meeting. As of the record date for the special meeting, 3,292,305 shares of our common stock would be required to achieve a quorum.

Q:	How will Hydra Industries’ Sponsors, directors and officers vote?

A:	In connection with our IPO, we entered into letter agreements (the “2014 Letter Agreements”) with each of our initial stockholders, consisting of the Sponsors, our directors, our executive officers and our advisors, pursuant to which each agreed to vote any shares of Hydra Industries common stock owned by them in favor of the Business Combination Proposal. None of our initial stockholders has purchased any shares during or after our IPO in the open market and, with the exception of the Macquarie Forward Purchase, neither we nor our initial stockholders have entered into agreements, and are not currently in negotiations, to purchase shares. As of the date hereof, our initial stockholders and affiliates own shares equal to 20.0% of our issued and outstanding shares of common stock.

In addition, concurrently with the execution of the Sale Agreement, our Sponsors entered into Voting and Support Letter Agreements with Target (the “Voting and Support Agreements”), copies of which are attached hereto as Annex D. Pursuant to the Voting and Support Agreements, the Sponsors, among other things, confirmed their obligations under the 2014 Letter Agreements to vote the shares of Hydra Industries common stock held by them (representing as of the record date approximately 30% of the voting power of the Company) in favor of the Business Combination Proposal described in this proxy statement, and agreed that the Selling Group would be entitled to enforce such obligations.

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Q:	What interests do Hydra Industries’ current officers and directors have in the Business Combination?

A:	Our directors and executive officers, as well as our nominees to our board of directors, have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. These interests include:

•	the fact that our Sponsors, our independent directors and officers paid an aggregate of $3,775,000 for their founder shares and placement warrants and such securities should have a significantly higher value at the time of the Business Combination;

•	the fact that certain directors and officers may enter into employment agreements with the Company after the consummation of the Business Combination;

•	the Macquarie Forward Purchase;

•	the advisory services fee payable to Macquarie Capital upon consummation of the Business Combination;

•	the fact that A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra Sponsor, has agreed that he will be liable to us, and our Macquarie Sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or the Target, reduce the amount of funds in the Trust Account to below $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

•	the fact that our directors and officers will lose their entire investment in the Company if the Business Combination is not completed;

•	the fact that our Sponsors will lose the Contribution and additional funds loaned to the Company if the Business Combination is not completed;

•	the continuation of one of our five existing directors as a director of the Company; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination. These interests were considered by our Board when our Board approved the Business Combination.

Q:	What happens if I vote against the Business Combination Proposal?

A:	If the Business Combination Proposal is not approved and we do not otherwise consummate an alternative business combination and close such transaction by December 29, 2016 (subject to the requirements of law), we will be required to dissolve and liquidate our trust account by returning the then remaining funds (including interest income, net of taxes payable and an amount up to $50,000 to pay dissolution expenses) in such account to the public stockholders.

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Q:	Do I have redemption rights?

A:	If you are a holder of public shares, you may redeem your public shares for cash equal to a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO as of two business days prior to the consummation of the Business Combination, less taxes payable, upon the consummation of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares or, if part of such a group, the group’s shares, with respect to an aggregate of 25% or more of the shares of common stock sold in the IPO. Our Sponsors and initial stockholders have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the trust account of approximately $46 million on November 17, 2016, the estimated per share redemption price would have been approximately $10.05. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of taxes payable and dissolution expenses) in connection with the liquidation of the trust account. If the Business Combination is not consummated, we may enter into an alternative business combination and close such transaction by December 29, 2016 (subject to the requirements of law).

Q:	As long as I vote on the Business Combination Proposal, will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your shares of Hydra Industries common stock for or against the Business Combination Proposal or any other proposal described in this proxy statement. As a result, the Sale Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of NASDAQ.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must (i) check the box on the proxy card to elect redemption, (ii) check the box on the proxy card marked “Shareholder Certification”, (iii) affirmatively vote either for or against the Business Combination Proposal and, (iv) prior to 5:00 p.m., Eastern time on December 9, 2016 (two business days before the special meeting), (x) submit a written request to our transfer agent that we redeem your public shares for cash, and (y) deliver your stock to our transfer agent physically or electronically through Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

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Q:	What are the federal income tax consequences of exercising my redemption rights?

A:	Hydra Industries stockholders who exercise their redemption rights to receive cash from the trust account in exchange for their shares of Hydra Industries common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Hydra Industries common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution if it does not effect a meaningful reduction in the redeeming stockholder’s percentage ownership in Hydra Industries, taking into account certain attribution rules. Any such distribution will be treated as dividend income to the extent of our current or accumulated earnings and profits. Any distribution in excess of our earnings and profits will reduce the redeeming stockholders’ basis in the Hydra Industries common stock, and any remaining excess will be treated as gain realized on the sale or other disposition of the Hydra Industries common stock. See the section entitled “The Business Combination Proposal—Material U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.”

Q:	If I am a Hydra Industries warrantholder or rightholder, can I exercise redemption rights with respect to my warrants or rights?

A:	No. The holders of our warrants or rights have no redemption rights with respect to our warrants or rights.

Q:	If I am a Hydra Industries unit holder, can I exercise redemption rights with respect to my units?

A:	No. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. There are no appraisal rights available to holders of Hydra Industries common stock in connection with the Business Combination.

Q:	What happens to the funds held in the trust account upon consummation of the Business Combination?

A:	If the Business Combination is consummated, the funds held in the trust account will be released (i) first, to pay Hydra Industries stockholders who properly exercise their redemption rights, (ii) after all redemption payments are made, the remaining cash balance will be used to pay an agreed amount of Purchaser Costs (including expenses incurred in connection with the preparation of the proxy statement and meetings with Hydra stockholders), an agreed amount of the Selling Group’s transaction expenses and the amount of repayment required under certain of the Inspired Group’s financing arrangements, and to retain £5 million of cash on the Company’s balance sheet, (iii) after all redemption payments and such fees, costs and expenses are paid, and such cash amount is retained on the balance sheet, the remaining cash balance will be paid to existing holders of equity and shareholder loan notes of Target as a component of the Cash Consideration of the Total Consideration.

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Q:	What happens if the Business Combination is not consummated?

A:	There are certain circumstances under which the Sale Agreement may be terminated. See the section entitled “The Business Combination Proposal— The Sale Agreement — Termination” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination and fail to complete an initial business combination by December 29, 2016 (subject to the requirements of law), the existing charter provides that we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We expect that the amount of any distribution our public stockholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Hydra Industries’ obligations under the Delaware General Corporation Law (“DGCL”) to provide for claims of creditors and other requirements of applicable law. Holders of our founder shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to Hydra Industries’ outstanding warrants to purchase common stock. Accordingly, the warrants, as well as the rights to receive shares of our common stock upon consummation of an initial business combination, will expire worthless.

Q:	When is the Business Combination expected to be completed?

A:	It is currently anticipated that the Business Combination will be consummated promptly following the special meeting, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions to the completion of the Business Combination, see the section entitled “The Business Combination Proposal — The Sale Agreement — Conditions to Closing of the Business Combination.”

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should also carefully read the accompanying Annual Report on Form 10-K for the year ended December 31, 2015. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

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Q:	How do I vote?

A:	If you were a holder of record of our common stock on November 9, 2016, the record date for the special meeting, you may vote with respect to the proposals in person at the special meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:	At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. A failure to vote or an abstention will have the same effect as a vote “AGAINST” the Charter Proposals, but will have no effect on the other proposals. Additionally, if you abstain from voting or fail to vote at the special meeting, you will not be able to exercise your redemption rights (as described above).

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal described herein and in favor of all director nominees.

Q:	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or other nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your broker, bank or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your nominee to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the special meeting or by attending the special meeting in person and voting. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.

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Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards as well as the accompanying Annual Report on Form 10-K for the year ended December 31, 2015. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Hydra Industries will pay the cost of soliciting proxies for the special meeting. Hydra Industries has engaged Morrow Sodali to assist in the solicitation of proxies for the special meeting. Hydra Industries has agreed to pay Morrow Sodali a fee of $15,000 plus costs and expenses and a per call fee for any incoming or outgoing stockholder calls for such services, which fee also includes Morrow Sodali acting as the inspector of elections at the special meeting. Hydra Industries will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. Hydra Industries will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Hydra Industries’ common stock for their expenses in forwarding soliciting materials to beneficial owners of Hydra Industries’ common stock and in obtaining voting instructions from those beneficial owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card or the accompanying Annual Report on Form 10-K for the year ended December 31, 2015, you should contact:

Martin E. Schloss, Executive Vice President, General Counsel and Secretary
250 West 57th Street, Suite 2223

New York, New York 10107
Email: marty@hydramgmt.com

Tel: (646) 565-3861

You may also contact our proxy solicitor at:

Morrow Sodali
470 West Avenue

Stamford, Connecticut 06902

Tel: (800) 662-5200

Banks and brokers can call collect: (203) 658-9400

Email: HDRA.info@morrowco.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

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If you intend to seek redemption of your public shares, you will need to send a letter requesting redemption and deliver your stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find More Information.” This proxy statement also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” See “Target Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” below for additional information.

Unless otherwise specified, all share calculations do not take into account (i) the issuance of any shares upon completion of the Business Combination under the Company’s proposed Incentive Plan, or (ii) any of the 17,500,000 warrants to purchase up to a total of 8,750,000 shares of Hydra Industries common stock that will remain outstanding following the Business Combination (including 2,000,000 warrants issuable pursuant to the Macquarie Forward Purchase). Unless otherwise specified, currency amounts have been converted to U.S. dollars based on a USD/GBP exchange rate of $1.32/£1.00 as of the July 13, 2016 date of the Sale Agreement.

Parties to the Business Combination

Hydra Industries Acquisition Corp.

Hydra Industries is a Delaware special purpose acquisition company incorporated on May 30, 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Hydra Industries and one or more businesses.

Hydra Industries’ securities are traded on The NASDAQ Capital Market (“NASDAQ”) under the ticker symbols “HDRA,” “HDRAU,” “HDRAR” and “HDRAW.” We have applied to continue the listing of our common stock and warrants on NASDAQ under the new symbols “INSE” and “INSEW”, respectively, upon the closing of the Business Combination.

The mailing address of Hydra Industries’ principal executive office is 250 West 57th Street, Suite 2223, New York, New York 10107 and its phone number is (646) 565-3861.

DMWSL 633 Limited

DMWSL 633 Limited (“Target Parent”) is an English private limited company incorporated on March 3, 2010 with unrestricted objects under its constitution.

The mailing address of Target Parent’s principal executive office is 3 The Maltings, Wetmore Road, Burton on Trent, Staffs, DE14 1SE, United Kingdom and its phone number is 00 44 (0) 1283 512777.

Inspired Business Overview

Inspired is a global gaming technology company, supplying Virtual Sports and Server Based Gaming (“SBG”) systems to regulated lottery, betting and gaming operators worldwide through an “omni-channel” distribution strategy. Inspired provides end-to-end digital gaming solutions on its proprietary and secure network that accommodates a wide range of devices, including land-based gaming machine products, mobile devices such as smartphones and tablets, as well as PC and social applications. Inspired believes this omni-channel distribution strategy, combined with its common technology platform, allows it to keep pace with evolving requirements in game play, security, technology and regulations in the global gaming and lottery industry.

Global gaming and lottery growth has been steady and resilient to economic cycles over the last decade. According to H2 Gambling Capital, it has grown at a 3.8% compounded annual growth rate from 2005 to 2015, driven by increased consumer spend and the introduction of new regulated markets.

During this period, digital gaming and lottery (online and mobile) have grown at a faster pace. According to H2 Gambling Capital, it has grown at a 10.6% compound annual growth rate, driven by rapid growth in the deployment of digital games and technologies such as Virtual Sports and digital SBG terminals into land-based venues in markets such as the U.K. and Italy, where regulators have supported the transition to digital, online and retail channels. According to H2 Gambling Capital, Digital now accounts for over 30% of gaming revenues in the U.K. and 9% of gaming revenues in Italy.

Inspired believes that the overall global gaming and lottery industry will continue to grow steadily, with more robust growth in mobile and land-based digital gaming and lottery markets. Inspired believes the industry is content driven and, much like music, videogames and motion pictures, will continue to be transformed by the propagation of digitally-networked technologies.

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Target Organizational Structure

The following diagram illustrates the organizational structure of the Company immediately following the Business Combination.

Redemption Rights

Pursuant to the existing charter, in connection with the Business Combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the existing charter. As of November 17, 2016, this would have amounted to approximately $10.05 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Hydra Industries common stock for cash and will no longer own shares of Hydra Industries common stock and will have no right to participate in, or have any interest in, the future growth of the Company, if any. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly requests redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in accordance with the procedures described herein. See the section entitled “Special Meeting of Hydra Industries Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on Hydra Industries’ Public Float

It is anticipated that, following completion of the Business Combination and if there are no redemptions, Hydra Industries’ public stockholders will retain an ownership interest of approximately 26% in Hydra Industries and our initial stockholders and affiliates will retain an ownership interest of approximately 23% in Hydra Industries. If Hydra Industries’ stockholders exercise their redemption rights, the ownership interest in Hydra Industries of Hydra Industries’ public stockholders will decrease. Upon completion of the Business Combination, Hydra Industries will own 100% of the outstanding equity and shareholder loan notes of Target. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Hydra Industries’ existing stockholders in Hydra Industries will be different. If the Company’s available cash at closing is insufficient to pay all liabilities and obligations of the Company and Target due and required to be paid at closing or by reason of closing, the Selling Group may elect to not consummate the Business Combination. At November 17, 2016, the balance in our trust account was approximately $46 million.

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The following table illustrates varying potential future ownership levels in Hydra Industries assuming varying illustrative levels of redemptions by Hydra Industries’ public stockholders (and assuming consummation of the Business Combination as of September 24, 2016):

	Assumed % of Hydra Industries Public Shares
	Redeemed (and Proceeds Remaining in Trust Account After Redemption)
	0% redeemed ($45.8 million remaining in trust)	25% redeemed ($34.4 million remaining in trust)	50% redeemed ($22.9 million remaining in trust)	75% redeemed ($11.5 million remaining in trust)
Hydra Industries public stockholders	25.9%	20.3%	15.1%	10.4%
Hydra Industries founders	7.6%	7.6%	7.7%	8.4%
Hydra Industries Board	0.5%	0.5%	0.5%	0.5%
Macquarie Sponsor	14.5%	14.5%	14.8%	16.1%
Existing Target equity and shareholder loan note holders	51.6%	57.1%	61.8%	64.6%

Ownership of Hydra Industries Following the Business Combination

It is anticipated that, following completion of the Business Combination and if there are no redemptions, our existing public stockholders will retain an ownership interest of approximately 26% in Hydra Industries and our initial stockholders and affiliates will retain an ownership interest of approximately 23% in Hydra Industries. If any of our existing public stockholders exercise their redemption rights, the ownership interest of Hydra Industries’ public stockholders will decrease and the ownership interest of the Selling Group will increase. These illustrative ownership percentages with respect to Hydra Industries following the Business Combination do not take into account (i) the issuance of any shares upon completion of the Business Combination under the Company’s proposed 2016 Long-Term Incentive Plan (the “Incentive Plan”) or (ii) the 17,500,000 warrants to purchase up to a total of 8,750,000 shares of Hydra Industries common stock that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by our existing stockholders in Hydra Industries will be different.

Approval and Adoption of the Proposals Related to the Proposed Charter

At the special meeting, the Company’s stockholders will be asked to approve and adopt separate proposals for amendments to the existing charter to:

•	Proposal 2 — increase the Company’s authorized common stock ;

•	Proposal 3 — provide for the declassification of our board of directors and make certain related changes;

•	Proposal 4 —provide for certain additional changes, including changing the Company’s name from “Hydra Industries Acquisition Corp.” to “Inspired Entertainment, Inc.” and making the Company’s corporate existence perpetual, which our board of directors believes are necessary or appropriate to address the circumstances and needs of the Company following the Business Combination; and

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•	Proposal 5 — provide the Company with the ability to restrict securities ownership by persons who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold the Company’s securities by gaming authorities or who could by holding its securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority.

For more information, see the section entitled “The Charter Proposals.”

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Reasons for the Business Combination

We were organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. We have sought to capitalize on the ability of our management team to identify, acquire and partner with management to operate a business, focusing on the international gaming industry. The Business Combination was the result of a thorough search for a potential transaction utilizing the extensive network and investing and operating experience of our management team and board of directors. The terms of the Business Combination were the result of thorough negotiations between the representatives of Hydra Industries and Target.

From the date of our IPO through execution of the Sale Agreement on July 13, 2016, we identified and preliminarily evaluated more than 140 potential acquisition target companies, conducted initial business and financial due diligence or had meaningful discussions with representatives of 12 potential acquisition targets (other than Inspired), provided an initial non-binding indication of interest to five potential acquisition targets (other than Inspired) and submitted a letter of intent and commenced further due diligence with respect to two potential acquisition targets (other than Inspired). In doing so, we followed the initial set of criteria and guidelines outlined below which we believed were important in evaluating prospective targets. In reviewing the Target opportunity, our board considered the following factors consistent with our strategy:

•        Middle-Market Businesses. We focused on the potential acquisition of one or more businesses which in our view would have an aggregate enterprise value of approximately $250 million to $500 million, determined according to reasonably accepted valuation standards and methodologies, including comparative analyses of selected companies and transactions we deemed comparable or relevant for such purposes, believing that the middle market segment would provide the greatest number of opportunities for investment and would be the market most consistent with our management team’s previous investment history. This segment is where we believed we had the strongest network to identify opportunities and where our experience in developing companies would be most useful.

•        Businesses with Proven Track Records and Strong Free Cash Flow Generation. We focused on the potential acquisition of one or more businesses that already had consistent, stable and increasing free cash flow. We focused on businesses that had a history of strong operating and financial results, strong fundamentals, and predictable revenue streams.

•        Businesses that Will Benefit from Being a Public Company. We focused on the potential acquisition of one or more businesses that would benefit from being publicly traded and could effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company.

•        Experienced Management Team. We focused on the potential acquisition of one or more businesses with an experienced management team that could provide a platform for us to further develop the management capabilities of the acquired business. We sought to partner with a potential target’s management team and expected that the operating and financial abilities of our executive team and board would complement their own capabilities.

•        Businesses with a Catalyst that Will Significantly Improve Financial Performance. We focused on the potential acquisition of one or more established businesses where we believed that our operating expertise could serve as a catalyst for near term improvement in the business performance or to help to develop the acquired business as a platform for long term growth.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Hydra Industries stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

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Approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the special meeting. Accordingly, a Hydra Industries stockholder’s failure to vote by proxy or to vote in person at the special meeting or the failure of a Hydra Industries stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that stockholder’s shares not being counted towards the number of shares of Hydra Industries common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will also have no effect on the outcome of the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Accordingly, a Hydra Industries stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting, or a broker non-vote with regard to any Charter Proposal will have the same effect as a vote “AGAINST” such Charter Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

The transactions contemplated by the Sale Agreement will be consummated only if the Business Combination Proposal and, unless waived, the Director Election Proposal and Charter Proposals are approved at the special meeting. In addition, (i) the Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal, (ii) the Charter Proposals are conditioned on the approval of the Business Combination Proposal and (iii) the Director Election Proposal is conditioned on the approval of Proposal 3.

The Adjournment Proposal does not require the approval of any other proposal to be effective. It is important for you to note that in the event that the Business Combination Proposal and, unless waived, the Director Election Proposal and Charter Proposals do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by December 29, 2016 (subject to the requirements of law), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Hydra Industries Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that our stockholders vote “FOR” each of these proposals and “FOR” each of the director nominees.

When you consider the recommendation of our board of directors in favor of approval of these proposals, you should keep in mind that our directors, officers and nominees to our board of directors have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

•	the fact that our Sponsors, our independent directors and officers paid an aggregate of $3,775,000 for their founder shares and placement warrants and such securities should have a significantly higher value at the time of the Business Combination;

•	the fact that certain directors and officers may enter into employment agreements with the Company after the consummation of the Business Combination;

•	the Macquarie Forward Purchase;

•	the advisory services fee payable to Macquarie Capital upon consummation of the Business Combination;

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•	the fact that A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra Sponsor, has agreed that he will be liable to us, and our Macquarie Sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or the Target, reduce the amount of funds in the Trust Account to below $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

•	the fact that our directors and officers will lose their entire investment in the Company if the Business Combination is not completed;

•	the fact that our Sponsors will lose the Contribution and additional funds loaned to the Company if the Business Combination is not completed;

•	the continuation of one of our five existing directors as a director of the Company; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination. These interests were considered by our Board when our Board approved the Business Combination.

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 38.

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SELECTED HISTORICAL INFORMATION OF HYDRA INDUSTRIES

The following table sets forth selected historical Hydra financial information. Our balance sheet data as of September 30, 2016 and 2015 and our income statement data for the nine months ended September 30, 2016 and 2015 are derived from our unaudited financial statements included elsewhere in this proxy statement. Our balance sheet data as of December 31, 2015 and 2014 and income statement data for the year ended December 31, 2015 and for the period from May 30, 2014 (inception) through December 31, 2014 are derived from our audited financial statements included elsewhere in this proxy statement.

The following information is only a summary and should be read in conjunction with our financial statements and related notes contained elsewhere in this proxy statement and information discussed under “Hydra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results included below and elsewhere in this proxy statement are not indicative of our future performance.

	Nine Months Ended September 30,		Year Ended December 31,	For the Period from May 30, 2014 (inception) Through December 31,
(dollars in thousands, except per share data)	2016	2015	2015	2014
Income Statement Data:
Operating costs	$2,015	$2,806	$3,530	$142
Unrealized gain (loss) on securities	6	(6)	(10)	—
Interest income	107	14	14	—
Net loss	(1,902)	(2,798)	(3,526)	(142)
Basic and diluted loss per share	(0.62)	(1.02)	(1.27)	(0.06)

	September 30,	December 31,
(dollars in thousands)	2016	2015	2014
Balance Sheet Data:
Cash	$218	$256	$1,123
Cash and securities held in Trust Account	80,018	80,009	80,005
Total assets	80,260	80,330	81,296
Common stock subject to redemption	67,982	69,884	73,410
Total stockholders’ equity	5,000	5,000	5,000

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF TARGET

The following table sets forth selected historical Target financial information. Target’s balance sheet data as of September 26, 2015 September 27, 2014, September 28, 2013, September 29, 2012 and September 24, 2011 and income statement data for the fiscal periods ended September 26, 2015 September 27, 2014, September 28, 2013, September 29, 2012 and September 24, 2011 are derived from its audited financial statements included elsewhere in this proxy statement.

The following information is only a summary and should be read in conjunction with Target’s financial statements and related notes contained elsewhere in this proxy statement and information discussed under "Target’s Management's Discussion and Analysis of Financial Condition and Results of Operations." The historical results included below and elsewhere in this proxy statement are not indicative of Target’s future performance, or our future performance following the Business Combination.

	September 26, 2015	September 27, 2014	September 28, 2013	September 29, 2012	September 24, 2011
	$ '000	$ '000	$ '000	$ '000	$ '000
Assets
Current assets
Cash and cash equivalents	4,060	19,252	17,200	36,237	29,875
Accounts receivable, net	25,740	32,861	39,592	28,507	43,133
Property and equipment, net	75,786	73,006	73,725	101,176	82,710
Software development costs, net	30,463	21,771	20,473	18,059	15,100
Goodwill and intangibles	71,561	80,733	83,788	110,294	140,778
Total assets	239,940	251,818	265,505	323,295	329,247

Senior Bank Debt	114,751	115,899	78,998	81,084	73,992
Long-term debt	337,891	316,294	272,847	233,790	188,683
Total liabilities	516,780	479,920	416,008	407,111	345,304
Total stockholders' deficit	(276,840)	(228,102)	(150,503)	(83,816)	(16,057)
Total liabilities and stockholders' deficit	239,940	251,818	265,505	323,295	329,247

	For the period ended
	September 26,	September 27,	September 28,	September 29,	September 24,
	2015	2014	2013	2012	2011
	$ '000	$ '000	$ '000	$ '000	$ '000

Net revenues	127,573	146,798	114,481	130,995	120,808
Impairment of goodwill	-	-	-	(32,021)	-
Net operating (loss)/profit	(1,269)	(12,748)	(1,556)	(26,294)	14,270
Net (loss) from continuing operations Discontinued operations	(59,847)	(67,811)	(48,728)	(63,038)	(17,052)
(Loss) profit from discontinued operations	-	-	(2,572)	5,774	6,476
Loss on sale of assets	-	-	(11,292)	-	-
Net (loss) profit from discontinued operations	-	-	(13,864)	6,481	6,476

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SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2016 combines the unaudited historical condensed consolidated balance sheet of Target as of July 2, 2016 with the unaudited historical condensed balance sheet of Hydra as of September 30, 2016, giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the nine months ended September 30, 2016 combines the unaudited historical condensed consolidated statement of operations of Target for the forty week period ended July 2, 2016 with the unaudited historical condensed statement of operations of Hydra for the nine months ended September 30, 2016, giving effect to the Business Combination as if it had occurred on January 1, 2016.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2015 combines the audited historical consolidated statement of operations of Target for the fiscal period ended September 26, 2015 with the audited historical statement of operations of Hydra for the year ended December 31, 2015, giving effect to the Business Combination as if it had occurred on January 1, 2015.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016, the unaudited pro forma condensed combined income statements for the nine months ended September 30, 2016 and the unaudited pro forma condensed combined income statements for the year ended December 31, 2015 have been prepared assuming the following circumstances: (1) no holders of Hydra common stock exercise their right to have their shares redeemed upon the consummation of the Business Combination and (2) holders of no more than 2,670,533 shares of Hydra common stock elect to have their shares redeemed upon consummation of the Business Combination at a redemption price of approximately $10.05 per share, which represents the maximum redemption amount before no cash consideration would be paid to the Selling Group if the Business Combination were consummated as of September 30, 2016.

In addition, the unaudited pro forma condensed combined financial statements give effect to Hydra’s extension of the date by which it has to consummate a Business Combination. As a result of the extension amendment, 3,415,392 shares of common stock were presented for redemption. The Company paid cash in the aggregate amount of $34,153,920, or approximately $10.00 per share, to redeeming shareholders which was released from the Trust Account. In addition, the pro forma condensed combined financial statements give effect to the contribution of $0.05 per share, or $229,230, to the Trust Account for each public share that was not redeemed in connection with the extension amendment.

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The historical financial statements of Hydra and Target have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The historical financial information of Target was derived from the audited consolidated financial statements of Target as of September 26, 2015 and September 27, 2014 and for the fiscal periods ended September 26, 2015, September 27, 2014 and September 28, 2013 included elsewhere in this proxy statement. The historical financial information for Target as of July 2, 2016 and for the forty week period ended July 2, 2016 has been derived from Target’s unaudited financial statements. The historical financial information of Hydra was derived from the audited financial statements of Hydra for the years ended December 31, 2015 and 2014 and the unaudited condensed financial statements of Hydra for the nine months ended September 30, 2016 and 2015 included elsewhere in this proxy statement. This information should be read together with Target’s and Hydra’s audited and unaudited financial statements and related notes, “Target’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Hydra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Target and Hydra have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

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Selected Unaudited Pro Forma Financial Information

(dollars in thousands except per share amounts)

	Target	Hydra	Pro Forma Combined Assuming No Redemption	Pro Forma Combined Assuming Maximum Redemption
Statement of Operations Data – For the Forty Weeks Ended July 2, 2016 (Target) and Nine Months Ended September 30, 2016 (Hydra)
Revenues	$90,480	$—	$90,480	$90,480
Operating expenses	$74,061	$2,015	$73,232	$73,232
Operating (loss) income	$2,419	$(2,015)	$3,248	$3,248
Net loss	$(42,863)	$(1,902)	$(9,202)	$(9,339)
Net loss per common share – basic and diluted		$(0.62)	$(0.44)	$(0.45)

Balance Sheet Data – As of July 2, 2016 (Target) and September 30, 2016 (Hydra)
Total current assets	$48,117	$242	$54,029	$54,029
Total assets	$195,545	$80,260	$201,457	$201,457
Total current liabilities	$51,766	$4,478	$40,370	$44,330
Total liabilities	$480,757	$7,278	$179,230	$183,190
Total stockholders’ equity (deficit)	$(285,212)	$5,000	$22,227	$18,267

	Target	Hydra	Pro Forma Combined Assuming No Redemption	Pro Forma Combined Assuming Maximum Redemption
Statement of Operations Data – For the Year Ended September 26, 2015 (Target) and Year Ended December 31, 2015 (Hydra)
Revenues	$127,573	$—	$127,573	$127,573
Operating expenses	$104,615	$3,530	$105,093	$105,093
Operating loss	$(1,269)	$(3,530)	$(1,747)	$(1,747)
Net loss	$(59,847)	$(3,526)	$(18,249)	$(18,433)
Net loss per common share – basic and diluted		$(1.27)	$(0.88)	$(0.91)

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COMPARATIVE PER SHARE DATA

The following table sets forth the per share data of Hydra and Target on a stand-alone basis and the unaudited pro forma condensed combined per share data for the nine months ended September 30, 2016 and the year ended December 31, 2015 after giving effect to the Business Combination, assuming (1) no holders of the Company’s common stock exercise their right to have their shares redeemed upon the consummation of the Business Combination and (2) holders of no more than 2,670,533 shares of Hydra common stock elect to have their shares converted upon consummation of the Business Combination.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of Hydra and Target and related notes that are included elsewhere in this proxy statement. The unaudited Hydra and Target pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Hydra and Target would have been had the companies been combined during the period presented.

	Target	Hydra	Pro Forma Combined Assuming No Redemption	Pro Forma Combined Assuming Maximum Redemption
	(in thousands except share and per share amounts)
Forty Weeks Ended July 2, 2016 (Target) and Nine Months Ended September 30, 2016 (Hydra)
Net loss	$(42,863)	$(1,902)	$(9,202)	$(9,339)
Stockholders’ equity (deficit) at September 30, 2016	$(285,212)	$5,000	$22,227	$18,267
Weighted average shares outstanding – basic and diluted		3,070,014	20,908,476	20,525,828
Basic and diluted net loss per share		$(0.62)	$(0.44)	$(0.45)
Stockholders’ equity per share - basic and diluted – at September 30, 2016		$1.63	$1.06	$0.89

Year Ended September 26, 2015 (Target) and Year Ended December 31, 2015 (Hydra)
Net loss	$(59,847)	$(3,526)	$(18,249)	$(18,433)
Weighted average shares outstanding – basic and diluted		2,787,207	20,815,207	20,090,601
Basic and diluted net loss per share		$(1.27)	$(0.88)	$(0.91)

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in the market for Target’s products and services;

•	expansion plans and opportunities, including future acquisitions or additional business combinations; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Sale Agreement;

•	the outcome of any legal proceedings that may be instituted against Target or Hydra Industries following announcement of the proposed Business Combination and related transactions;

•	the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of Hydra Industries, or to satisfy other conditions to closing in the Sale Agreement;

•	the inability to maintain the listing of the Company’s common stock on NASDAQ following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that Target or Hydra Industries may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement, including those described under “Risk Factors,” or indicated in the accompanying Annual Report on Form 10-K for the year ended December 31, 2015.

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RISK FACTORS

The following risk factors apply to the business and operations of Target, Hydra Industries, the Business Combination and the business and operations of the combined company following the completion of the Business Combination. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Target. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” as well as in the accompanying Annual Report on Form 10-K for the year ended December 31, 2015. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this proxy statement.

RISK FACTORS RELATING TO TARGET’S BUSINESS AND INDUSTRY

Target operates in highly competitive industries and its success depends on its ability to effectively compete with numerous worldwide businesses.

Target faces competition from a number of worldwide businesses, some of which have substantially greater financial resources and operating scale than it does. Such competition could impact Target’s ability to win new contracts and renew existing contracts. Target continues to operate in a period of intense price-based competition in some key markets, which could affect the profitability of the contracts it does win.

Moreover, Target’s businesses in certain markets also face competition from suppliers or operators, who offer products for internet gaming in illegal, unregulated or lightly regulated markets, but are still permitted to supply into certain regulated markets. As Target generally operates only with regulated products in regulated markets, these competitors often have substantially greater financial resources which could impact the Target’s ability to win new contracts and renew existing contracts that can affect its future profitability.

Target’s business is subject to evolving technology.

The markets for all of Target’s products and services are affected by changing technology, new regulations and evolving industry standards. Target’s ability to anticipate or respond to such changes and to develop and introduce new and enhanced products and services on a timely basis will be a significant factor in its ability to expand, remain competitive, attract new customers and retain existing contracts.

There can be no assurance that Target will achieve the necessary technological advances, have the financial resources, introduce new products or services on a timely basis or otherwise have the ability to compete effectively in the markets it serves.

Target is heavily dependent on its ability to renew its long-term contracts with its customers and it could lose substantial revenue if it is unable to renew certain of these contracts.

Generally, Target’s Virtual Sports contracts are for initial terms of three to five years, with renewals at the customer’s option. SBG terminal contracts typically are for terms of four to six years, but certain customers have options for early termination under certain circumstances and there may be competitive pressure to renew or upgrade terminals during the life of the contract. This can adversely affect revenues and / or return on capital and leave Target with surplus terminals. Certain key contracts in the UK and Italy are subject to renewal or early termination options in the next two years.

There can be no assurance that Target’s current contracts will be extended or that it will be awarded new contracts as a result of competitive bidding processes in the future. The termination, expiration or failure to renew one or more of Target’s contracts could cause it to lose substantial revenue. Additionally, certain customer contracts contain change of control provisions allowing the customer to terminate the contract which may be triggered by completion of the Transaction.

Changes in applicable gambling regulations or taxation regimes may affect the revenues or profits generated by the contracts which Target enters into with its customers. Many of the contracts which Target has with its customers are on revenue-sharing terms, and therefore changes which adversely affect Target's customers may also adversely affect Target. In addition, such changes may cause Target's customers to seek to renegotiate their contracts or may alter the terms on which such customers are prepared to renew their contracts.

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Target’s ability to bid on new contracts is dependent upon its ability to fund any required up-front capital expenditures through Target’s cash from operations, incurrence of indebtedness or raising additional equity capital.

Target’s SBG terminal contracts in UK and in Italy often require significant up-front capital expenditures for terminal assembly, software customization and implementation, systems and equipment installation and telecommunications configuration. Historically, Target has funded these up-front costs through cash flows generated from operations, available cash on hand and borrowings under its credit facilities. Target’s ability to continue to procure new contracts will depend on, among other things, its liquidity levels at the time or its ability to obtain additional debt or equity funding at commercially acceptable terms to finance the initial up-front costs. If Target does not have adequate liquidity or is unable to obtain other funding for these up-front costs on favorable terms or at all, it may not be able to bid on certain contracts, which could restrict its ability to grow and have a material adverse effect on its ability to retain existing contracts and therefore on future profitability.

Target’s business depends on the protection of its intellectual property and proprietary information.

Target believes that its success depends, in part, on protecting its intellectual property in the United Kingdom and in other countries. Target’s intellectual property includes certain patents and trademarks relating to its systems, as well as proprietary or confidential information that is not subject to patent or similar protection. Target’s intellectual property protects the integrity of its games, systems, products and services, which is a core value of the industries in which it operates. Competitors may independently develop similar or superior products, software, systems or business models. In cases where Target’s intellectual property is not protected by an enforceable patent, or other intellectual property protection, such independent development may result in a significant diminution in the value of its intellectual property.

There can be no assurance that Target will be able to protect its intellectual property. Target enters into confidentiality or license agreements with its employees, vendors, consultants and, to the extent legally permissible, its customers, and generally controls access to, and the distribution of, its game designs, systems and other software documentation and other proprietary information, as well as the designs, systems and other software documentation and other information it licenses from others. Despite Target’s efforts to protect these proprietary rights, unauthorized parties may try to copy its gaming products, business models or systems, use certain of its confidential information to develop competing products, or develop independently or otherwise obtain and use its gaming products or technology, any of which could have a material adverse effect on its business. Policing unauthorized use of Target’s technology is difficult and expensive, particularly because of the global nature of its operations. The laws of other countries may not adequately protect Target’s intellectual property.

There can be no assurance that Target’s business activities, games, products and systems will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against it. Any such claim and any resulting litigation, should it occur, could subject Target to significant liability for damages and could result in invalidation of its proprietary rights, distract management, and/or require it to enter into costly and burdensome royalty and licensing agreements. Such royalty and licensing agreements, if required, may not be available on terms acceptable to Target, or may not be available at all. In the future, Target may also need to file lawsuits to defend the validity of its intellectual property rights and trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources.

Target also relies on certain products and technologies that it licenses from third parties. There can be no assurance that these third-party licenses, or the support for such licenses, will continue to be available to Target on commercially reasonable terms.

Target’s business competes on the basis of the stability, security and integrity of its software, networks, systems, games and products.

Target believes that its success depends, in part, on providing secure products and systems to its vendors and customers with high levels of uptime, quality and availability. Attempts to penetrate security measures may come from various combinations of customers, retailers, vendors, players, employees and others. Target’s ability to monitor and ensure quality of its products is periodically reviewed and enhanced. There can be no assurance that Target’s business might not be affected by a security breach, virus, Denial of Service attack, or technical error, failure or lapse which could have a material adverse impact on its business.

Additionally, Target maintains a large number of games and terminals and jackpot systems, which rely on algorithms and software designed to pay out winnings to players at certain ratios. Target’s systems, testing and processes to monitor and ensure the payout of games are periodically reviewed and enhanced, and are additionally reviewed and tested by third-party expert test houses. There can be no assurance that Target’s business might not be affected by a malicious or unintentional breach or technical error, failure or lapse which could have a material adverse impact on payout ratios which would consequently have a material adverse effect on its business in the form of lost revenues or penalty payments to players or customers. Gaming regulators may take enforcement action against the Target (including the imposition of significant fines) where the payout ratios fall below the ratios advertised to customers, or the Target's software, networks, systems, games and/or products otherwise suffer from technical error, failure or lapse.

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Target’s industry is subject to strict government regulations that may limit its existing operations and have a negative impact on its ability to grow.

In many jurisdictions, forms of wagering, betting and lottery must be expressly authorized by law. Once authorized, such activities are typically subject to extensive and evolving governmental regulation. Moreover, such gaming regulatory requirements vary from jurisdiction to jurisdiction. Therefore, Target is subject to a wide range of complex gaming laws and regulations in the jurisdictions in which it is licensed. Most jurisdictions require that Target be licensed, that its key personnel and certain of its security holders be found suitable or be licensed, and that its products be reviewed, tested and approved before placement. If a license, approval or finding of suitability is required by a regulatory authority and Target fails to seek or does not receive the necessary approval, license or finding of suitability, then it may be prohibited from distributing its products for use in the respective jurisdiction. Additionally, such prohibition could trigger reviews of Target by regulatory bodies in other jurisdictions.

The regulatory environment in any particular jurisdiction may change in the future, and any such change could have a material adverse effect on Target’s results of operations. Moreover, there can be no assurance that the operation of Server Based Gaming terminals, Video Lottery Terminals, Virtual Sports Betting, Gaming or Lottery, Internet or Mobile gaming, betting, lottery or other forms of wagering systems will be approved by additional jurisdictions or that those jurisdictions in which these activities are currently permitted will continue to permit such activities. While Target believes that it has developed procedures and policies designed to comply with the requirements of evolving laws, there can be no assurance that law enforcement or gaming regulatory authorities will not seek to restrict its business in their jurisdictions or even institute enforcement proceedings. Moreover, in addition to the risk of enforcement action, Target is also at risk from loss of business reputation in the event of any potential legal or regulatory investigation whether or not Target is ultimately accused of or found to have committed any violations.

Target supplies certain of its products to operators who operate gaming websites. Some of those operators may accept customers from so-called 'grey markets' in which the provision of online gaming is unregulated or where there may be uncertainty as to the legal standing for the provision of online gaming. If any of those operators is subjected to investigatory or enforcement action by local regulatory or police authorities, that may result in the operator withdrawing from that market which may adversely affect such operator’s revenues. The suppliers to such operators may themselves become subject to investigatory or enforcement action (if and to the extent that local laws impose secondary liability on suppliers for the activities of the customers that they supply). Target takes steps which are common within the online gaming industry to protect itself against any secondary liability for the activities of the operators that it supplies, including contractually requiring those operators not to operate in certain territories and only supplying operators who are considered to uphold high standards of regulatory compliance. Nonetheless, there is a risk that Target may become subject to local investigatory or enforcement action should any of its customers be accused of breaching local laws. Such action may adversely impact the management time of Target, and impact its standing with its own gaming regulators.

Target is required to obtain and maintain licenses from various state and local jurisdictions in order to operate certain aspects of its business and it is subject to extensive background investigations and suitability standards. Target may also become subject to regulation in any other jurisdiction where its customers operate in the future. There can be no assurance that Target will be able to obtain new licenses or renew any of its existing licenses, and the loss, denial or non-renewal of any of its licenses could have a material adverse effect on its business. Generally, regulatory authorities have broad discretion when granting, renewing or revoking approvals and licenses. Target’s failure, or the failure of any of its key personnel, systems or machines, in obtaining or retaining a required license or approval in one jurisdiction could negatively impact Target’s ability (or the ability of any of its key personnel, systems or gaming machines) to obtain or retain required licenses and approvals in other jurisdictions. The failure to obtain or retain a required license or approval in any jurisdiction would decrease the geographic area where Target may operate and generate revenues, decrease its share in the gaming marketplace and put it at a disadvantage compared with its competitors.

Some jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically 5% or more) of equity securities of licensed or regulated businesses. Following the Business Combination, the failure of beneficial owners of Hydra Industries’ common stock to submit to such background checks and provide required disclosure could jeopardize Target’s business. In light of these regulations and the potential impact on Target’s business, the Board of Directors of Hydra Industries has proposed the adoption of an amendment to our restated certificate of incorporation, subject to a vote of the stockholders at the special meeting, which amendment would allow for the prohibition of stock ownership by persons or entities who fail to comply with informational or other regulatory requirements under applicable gaming law, who are found unsuitable to hold our stock by gaming authorities or whose stock ownership adversely affects our ability to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority. The licensing procedures and background investigations of the authorities that regulate our businesses and the proposed amendment may inhibit potential investors from becoming significant stockholders or inhibit existing shareholders from retaining or increasing their ownership.

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Target has developed and implemented an internal compliance program in an effort to ensure that it will comply with legal requirements imposed in connection with its wagering-related activities. Following the Business Combination, the compliance program will be run on a day-to-day basis by its Chief Legal Officer with compliance and technical advice provided by its Compliance Director and outside experts. The compliance program is expected to be overseen by the Audit Committee of our Board of Directors, consisting of three outside directors. There can be no assurance that such steps will prevent the violation of one or more laws or regulations, or that a violation by us or an employee will not result in the imposition of a monetary fine or suspension or revocation of one or more of our licenses.

Gaming opponents persist in their efforts to curtail legalized gaming, which, if successful, could limit Target’s existing operations.

Legalized gaming is subject to opposition from gaming opponents, including in the UK, Italy and other markets where Target is active. There can be no assurance that this opposition will not succeed in preventing the legalization of gaming in jurisdictions where these activities are presently prohibited or prohibiting or limiting the expansion or continuance of gaming where it is currently permitted, in either case to the detriment of Target’s business, financial condition, results and prospects.

Target’s industry is subject to taxation by government and by regulations that set parameters for levels of gaming or wagering duty, tax, stake, prize and return to player.

In most jurisdictions in which Target operates or expects to seek to operate, the level of duty and/ or taxation and the stake, prize and return to player of wagering, betting and lottery games, and the speed at which players can participate in gaming, is defined in government regulations which are subject to change. Those regulations may also affect the premises in which gaming activities may take place (i.e., by limiting the number of gaming machines which may be housed in licensed gaming premises, or by restricting the locations in which licensed gaming premises may be situated). Once authorized, such parameters are subject to extensive and evolving governmental regulation. Moreover, such gaming regulatory requirements vary from jurisdiction to jurisdiction. Therefore, Target is subject to a wide range of complex gaming parameters in the jurisdictions in which it is licensed. If a key parameter is changed, such as the level of taxation or duty or the maximum stake or prize or return to player of a game, then it may be to the detriment of Target’s business, financial condition, results and prospects and / or the Target may be unable to distribute its products profitably for use in the prospective jurisdiction or existing products in which the Target has invested may become economically unviable.

Following the Business Combination, our inability to complete future acquisitions of gaming and related businesses and integrate those businesses successfully could limit our future growth, if any.

Following the Business Combination, we expect to pursue expansion and acquisition opportunities in gaming and related businesses and we could face significant challenges in managing and integrating the expanded or combined operations including acquired assets, operations and personnel. There can be no assurance that acquisition opportunities will be available on acceptable terms or at all or that we will be able to obtain necessary financing or regulatory approvals to complete potential acquisitions. Our ability to succeed in implementing our strategy will depend to some degree upon the ability of our management to identify, complete and successfully integrate commercially viable acquisitions. Acquisition transactions may disrupt our ongoing business and distract management from other responsibilities. Any future acquisition transactions involving the use of company stock have the potential of dilution to our existing shareholders and earnings per share.

Target’s business may be affected by changes in general and local economic and political conditions.

The demand for Target’s services is sensitive to general and local economic conditions over which Target has no control, including changes in the levels of consumer disposable income and geographical exposure to macro-economic trends and taxation. In addition, the economic stability of certain Eurozone countries where Target conducts or intends to conduct business may become affected by sovereign debt crises. Adverse changes in economic conditions may affect Target’s business generally or may be more prevalent or concentrated in particular markets in which Target operates. Any deterioration in economic conditions or the continuation of uncertain economic conditions could have a material adverse effect on Target’s business, financial condition, results of operations and prospects. Other economic risks which may adversely impact Target’s performance include high interest rates, inflation and volatile foreign exchange markets.

The performance of Target’s business may also be subject to political risks in certain jurisdictions where it operates, including change of government, political unrest, war or terrorism.

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Target’s revenues fluctuate due to seasonal, weather and other variations and you should not rely upon its periodic operating results as indications of future performance.

Target’s revenues are subject to seasonal and other variations. Wagering equipment sales and software license revenues usually reflect a limited number of large transactions, which may not recur on an annual basis. Consequently, revenues and operating results can vary substantially from period to period as a result of the timing of revenue recognition for major equipment sales and software license revenue. In addition, revenues may vary depending on the season and timing of contract awards, changes in customer budgets and general economic conditions. Revenues may also vary based on adverse sequences of payouts of prizes, unusual jackpot wins, and other variations in game margin.

Target’s business could also be impacted by natural or man-made disasters such as floods, storms or terrorist attacks. Target has taken steps to have disaster recovery plans in place but there can be no assurance that such an event would not have a significant adverse impact on its business.

Target is dependent on its suppliers and contract manufacturers, and any failure of these parties to meet its performance and quality standards or requirements or unexpected price raises could cause it to incur additional costs or lose customers.

Target is dependent on a select group of suppliers and manufacturers. In addition, Target’s business has signed a number of significant contracts whose performance depends on third party suppliers delivering equipment on schedule for Target to meet its contract commitments. Failure of the suppliers to meet their delivery commitments could result in Target being in breach of and subsequently losing those contracts, which loss could have a material adverse effect on its revenue.

Target has operations in a variety of countries, which subjects it to additional risks.

Target’s business in foreign markets subjects it to risks customarily associated with such operations, including:

foreign withholding taxes on its subsidiaries’ earnings that could reduce cash flow available to meet its required debt service and its other obligations;

the complexity of foreign laws, regulations and markets;

the impact of foreign labor laws and disputes;

other economic, tax and regulatory policies of local governments; and

the ability to attract and retain key personnel in foreign jurisdictions.

Target’s consolidated financial results are, and our consolidated financial results following the Business Combination will be, significantly affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than UK pounds or, following the Business Combination, U.S. dollars, and from the translation of foreign currency balance sheet accounts into UK pound-denominated or U.S. dollar-denominated balance sheet accounts. Exposure to currency exchange rate fluctuations exists and will continue because a significant portion of Target’s revenues are denominated in currencies other than the U.S. dollar, particularly the British pound sterling and the Euro. Exchange rate fluctuations have in the past adversely affected operating results and cash flows and may continue to adversely affect results of operations and cash flows and the value of assets.

There can be no assurance that Target will be able to operate successfully in any foreign market.

Target’s business is capital intensive and the retention of customers may be influenced by Target’s ability to deploy additional capital.

Customers of Target’s server based gaming products frequently request Target to incur capital expenditures to provide gaming terminals to support their land-based operations.  While Target seeks to obtain what it believes to be satisfactory rates of return on such investments, these capital expenditures can be meaningful and may be concentrated within short periods of time.  To the extent that Target has insufficient access to capital and/or liquidity at the time that a customer, or prospective customer, makes such a request, Target may be at a competitive disadvantage in retaining or attracting such customer.  Such a circumstance could have a material adverse effect on Target’s business, financial condition, results of operations or prospects.

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The Business Combination is subject to the receipt of approvals, consents or clearances from regulatory authorities that may impose conditions that could have an adverse effect on Target or, if not obtained, could prevent completion of the Business Combination.

Completion of the Business Combination is conditioned upon the receipt of certain governmental approvals, including, without limitation, gaming regulatory approvals. Although each party has agreed to use their respective reasonable best efforts to obtain the requisite governmental approvals, there can be no assurance that these approvals will be obtained and that the other conditions to completing the Business Combination will be satisfied. In addition, the governmental authorities from which the regulatory approvals are required may impose conditions on the completion of the Business Combination or require changes to the terms of the Business Combination or other agreements to be entered into in connection with the Sale Agreement. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the transaction or of imposing additional costs or limitations on us following completion of the Business Combination, any of which might have an adverse effect on us following completion of the Business Combination.

Target may be adversely affected by disruptions in its transaction gaming and lottery systems, as well as internal enterprise and information technology systems.

Target’s operations are dependent upon its transactional gaming, lottery and information technology systems. Target relies upon such systems to manage customer systems on a timely basis, to coordinate its sales and installation activities across all of its locations and to manage invoicing. A substantial disruption in Target’s transactional gaming, lottery and information technology systems for any prolonged time period (arising from, for example, system capacity limits from unexpected increases in Target’s volume of business, outages, computer viruses, unauthorized access or delays in its service) could result in delays in serving its customers, which could adversely affect Target’s reputation and customer relationships. Target’s systems might be damaged or interrupted by natural or man-made events or by computer viruses, physical or electronic break-ins, or similar disruptions affecting the Internet and Target’s disaster recovery plan may be ineffective at mitigating the effects of these risks. Such delays, problems or costs could have a material adverse effect on Target’s financial condition, results of operations and cash flows.

Target may be subject to claims arising from the operations of its various businesses for periods prior to the dates Target acquired them.

Target has consummated two acquisitions since 2010. Target may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for the periods prior to its acquisition of them, including environmental, employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Target’s ability to seek indemnification from the former owners of its acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy its indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that Target’s acquired businesses had in effect prior to the date of acquisition. If Target is unable to successfully obtain insurance coverage of third-party claims or enforce its indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, Target could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect Target’s financial condition and results of operations.

Target’s success depends on its key personnel.

Target’s business results depend largely upon the continued contributions of its chief executive officer and other members of its management team, as well as certain key technical specialists, game designers, operational experts and other developers and operators of key intellectual property and processes. If Target loses the services of one or more members of its management team or key employees, its business, financial condition and results of operations, as well as the market price of its securities, could be adversely affected.

The long-term performance of Target’s businesses relies on its ability to attract, develop and retain talented personnel and its labor force while controlling its labor costs.

To be successful, Target must attract, develop and retain highly qualified and talented personnel who have the experience, knowledge and expertise to successfully implement its key business strategies. Target also must attract, develop and retain its labor force while maintaining labor costs. Target competes for employees, including sales people, regional management, executive officers and others, with a broad range of employers in many different industries, including large multinational firms, and Target invests significant resources in recruiting, developing, motivating and retaining them. The failure to attract and retain key employees, or to develop effective succession planning to assure smooth transitions of those employees and the knowledge, customer relationships and expertise they possess, could negatively affect Target’s competitive position and its operating results. Further, if Target is unable to cost-effectively recruit, train and retain sufficient skilled personnel, it may not be able to adequately satisfy increased demand for its products and services, which could impact Target’s operating results.

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The obligations associated with being a public company will require significant resources and management attention.

Following the Business Combination, we and Target will face legal, accounting, administrative and other costs and expenses applicable to a U.S. public company that Target did not incur as a private company, particularly after we are no longer an emerging growth company. In addition, Target has been a private company with limited accounting personnel and other related resources and will need to add personnel in areas such as accounting, financial reporting, investor relations and legal in connection with its operations as a public company. Target expects to incur incremental costs related to operating as a public company of approximately $2.0 million annually, although there can be no assurance that these costs will not be higher, particularly when Target no longer qualifies as an emerging growth company. The combined company will be subject to the reporting requirements of the Exchange Act, which requires us to file annual, quarterly and current reports with respect to our business and financial condition and proxy and other information statements, and the rules and regulations implemented by the SEC, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Public Company Accounting Oversight Board and the NASDAQ, each of which imposes additional reporting and other obligations on public companies. Target’s senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Target’s compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities, which could have a material adverse effect on Target’s business, financial condition, results of operations and cash flows.

Target depends upon a limited number of customers in any given period to generate a substantial portion of its revenue, the loss of any of which may adversely affect Target’s business or results of operations.

Certain key customers, including certain U.K. and Italian SBG Terminal customers and certain Virtual Sports customers make a significant contribution to Target’s revenues and profitability. Target’s top ten customers generated 69% of total revenues and 81% of recurring revenues in its most recently ended fiscal year. The loss of any of these customers, whether through contract expiry and non-renewal, exercise of change of control rights, breach of contract or other adverse factors may materially adversely affect revenues and / or return on capital and leave Target with surplus terminal and or software assets. If any of these customers’ experiences reduced sales or revenue, such reduction may materially impact any revenue-share arrangements Target has with those customers.

Restrictions in Target’s existing credit agreement, or any other indebtedness Target may incur in the future, could adversely affect its business, financial condition, results of operations, and our ability to make distributions to stockholders and the value of our common stock.

Target’s existing credit agreement, or any future credit facility or other indebtedness it enters into, may limit its, or our, ability to, among other things:

incur or guarantee additional debt;

make distributions or dividends on or redeem or repurchase shares of common stock;

make certain investments and acquisitions;

make capital expenditures;

incur certain liens or permit them to exist;

enter into certain types of transactions with affiliates;

acquire, merge or consolidate with another company; and

transfer, sell or otherwise dispose of all or substantially all of Target’s assets.

The provisions of Target’s existing credit agreement or other debt instruments may affect its ability to obtain future financing and pursue attractive business opportunities and its flexibility in planning for, and reacting to, changes in business conditions. In addition, a failure to comply with the provisions of Target’s credit agreement, any future credit facility or other debt instruments could result in a default or an event of default that could enable its lenders or other debt holders to declare the outstanding principal of that debt, together with accrued and unpaid interest, to be immediately due and payable. If the payment of Target’s debt is accelerated, its assets may be insufficient to repay such debt in full, and we or you could experience a partial or total loss of our investment.

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Target may have future capital needs and may not be able to obtain additional financing on acceptable terms.

Economic and credit market conditions, the performance of the gaming industry, and Target’s financial performance, as well as other factors, may constrain its financing abilities. Target’s ability to secure additional financing, if available, and to satisfy its financial obligations under indebtedness outstanding from time to time will depend upon its future operating performance, the availability of credit, economic conditions and financial, business and other factors, many of which are beyond Target’s control.

Target may be unable to identify sufficient new products and product lines and integrate them into its existing business, which may impact Target’s ability to compete; Target’s expansion into new markets may present competitive and regulatory challenges that differ from current ones.

Target’s business depends in part on its ability to identify future products and product lines that complement existing products and product lines and that respond to its customers’ needs. Target may not be able to compete effectively unless its product selection keeps up with trends in the markets in which it competes or trends in new products. In addition, Target’s ability to integrate new products and product lines into its existing business could affect its ability to compete. Furthermore, the success of new products and product lines will depend on market demand and there is a risk that new products and product lines will not deliver expected results, which could negatively impact Target’s future sales and results of operations. Target’s expansion into new markets may present competitive, distribution and regulatory challenges that differ from current ones. Target may be less familiar with new product categories and may face different or additional risks, as well as increased or unexpected costs, compared to existing operations.

Risk Factors Relating to Hydra Industries and the Business Combination

Following the consummation of the Business Combination, our only significant asset will be ownership of 100% of Target Parent’s capital stock, and we do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than the ownership of 100% of Target Parent’s capital stock through a subsidiary. We will depend on Target Parent and its subsidiaries for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our common stock. Legal and contractual restrictions in agreements governing the current indebtedness of Target and future indebtedness we intend to incur in connection with the Business Combination, as well as the financial condition and operating requirements of Target, may limit our ability to obtain cash from Target Parent. Thus, we do not expect to pay cash dividends on our common stock. Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the Business Combination.

Neither we nor Target are currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, following the Business Combination, the combined company will be required to provide management’s attestation on internal controls commencing with the Company’s annual report for the year ending December 31, 2016. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of Target as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that will be applicable to the Company after the Business Combination. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our common stock.

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Certain material weaknesses in the Target’s internal control over financial reporting were identified in connection with the audits of the consolidated financial statements of the Target presented in accordance with US GAAP as of the periods ended September 26, 2015, September 27, 2014 and September 28, 2013. Material weaknesses in the Target’s internal control over financial reporting could result in a failure to prevent, or to detect or correct on a timely basis, material misstatements in the financial statements of the Target or, following the Business Combination, the Company, and could have a material adverse effect on the price of our common stock.

The Target enters into transactions that are complex and whose accounting treatment under US GAAP requires extensive knowledge of US GAAP and financial reporting disclosure requirements. In connection with the audits of the consolidated financial statements of the Target in accordance with US GAAP, adjustments to the Target’s accounts and the disclosures in the notes to the financial statements were identified and proposed, and recorded by the Target, which were necessary in order for the Target’s financial statements to be in conformity with US GAAP. The Target had not previously had the occasion to prepare its financial statements in accordance with US GAAP. The identification, in connection with the recent US GAAP audit process, of certain adjustments required in order to present those financial statements in accordance with US GAAP suggested less complete internal technical knowledge of US GAAP which was characterized as a material weakness in internal control over financial reporting from a US GAAP perspective. The Company and the Target are considering the retention of a person with the requisite technical accounting knowledge of US GAAP in order to address the identified material weaknesses and assist in compliance with US GAAP on an ongoing basis. However, no assurance can be given that internal control will be sufficient to prevent potential material weaknesses from occurring in future periods. If additional material weaknesses are discovered in the future following the Business Combination, we may fail to meet our future reporting obligations in a timely and reliable manner and our financial statements may contain material misstatements. Any such failure could also adversely affect the results of our periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting. Further, it could cause our investors to have less confidence in the financial information we report, which could adversely affect the price of our common stock.

Subsequent to the consummation of the Business Combination, we may be required to recognize impairment charges related to goodwill, identified intangible assets and property and equipment or to take writedowns or write-offs, restructuring or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could have an adverse effect on your investment.

Following the consummation of the Business Combination, we expect to have substantial balances of goodwill and identified intangible assets. We are required to test goodwill and any other intangible asset with an indefinite life for possible impairment on the same date each year and on an interim basis if there are indicators of a possible impairment. We are also required to evaluate amortizable intangible assets and property and equipment for impairment if there are indicators of a possible impairment. There is significant judgment required in the analysis of a potential impairment of goodwill, identified intangible assets and property and equipment. If, as a result of a general economic slowdown, deterioration in one or more of the markets in which we operate or impairment in Target’s financial performance and/or future outlook, the estimated fair value of its long-lived assets decreases, we may determine that one or more of Target’s long-lived assets is impaired. An impairment charge would be determined based on the estimated fair value of the assets and any such impairment charge could have a material adverse effect on combined company’s financial condition and results of operations.

Although we have conducted due diligence on Target, we cannot assure you that this diligence revealed all material issues that may be present in Target’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Target’s control will not later arise. As a result, we may be forced to later write down or write-off assets, restructure its operations, or incur other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected events may occur and previously known risks may materialize in a manner not consistent with our preliminary risk analysis.

Even though these charges may be non-cash items and would not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

Our initial stockholders have agreed to vote in favor of our initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote any shares of Hydra Industries common stock owned by them, and purchased prior to our IPO, in favor of our initial business combination. As of the date hereof, our initial stockholders and affiliates own shares equal to approximately 30% of our issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our initial stockholders agreed to vote any shares of Hydra Industries common stock owned by them in accordance with the majority of the votes cast by our public stockholders.

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We will incur significant transaction and transition costs in connection with the Business Combination. If we fail to consummate the Business Combination, we may not have sufficient cash available to pay such costs.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed. Hydra Industries’ transaction expenses as a result of the Business Combination are currently estimated at approximately $8.2 million, which are comprised of (i) approximately $6.0 million in fees to our financial advisors and for deferred underwriting commissions payable to the underwriters from our IPO, (iii) an estimated $2.0 million in legal fees and expenses and (iv) approximately $0.2 million relating to other fees and expenses incurred in connection with the Business Combination. Additionally, this amount includes the expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of the approval of our stockholders, and all filing and other fees paid to the SEC, which are estimated at approximately $75,000. If Hydra Industries and Target do not consummate the Business Combination, each party will be required to pay its own fees and expenses, and Hydra Industries likely will not have sufficient cash available to pay its fees and expenses unless and until it completes a subsequent business combination transaction. Going forward, the combined company will incur transition costs and costs relating to being part of a public company.

The unaudited pro forma financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We may have limited rights of recourse in the event of a breach of Warranties.

Warranties relating to the business affairs and tax liabilities of Target are being given by certain key members of Target's management team (the "Management Warrantors") to Hydra Industries under the terms of a management warranty deed. In addition, a Warranty & Indemnity Insurance Policy (the "W&I Policy") has been entered into by Hydra Industries with AIG Europe Limited ("AIG") which should provide a level of additional protection in the event of a breach of certain of the warranties being given by the Management Warrantors.

Other than in the event of fraud, the aggregate liability of the Management Warrantors is capped at £500,000. The liability of the Management Warrantors is also subject to certain customary limitations on liability, including individual and basket de minimis thresholds and time limits on the bringing of claims. The liability of AIG under the W&I Policy is capped at £40 million, and is subject to a variety of conditions and limitations under the terms of the W&I Policy.

Each member of the Selling Group is providing warranties confirming (i) its title to the shares and/or shareholder loan notes in the Target which it is selling to Hydra Industries and (ii) its capacity to enter into the Sale Agreement. Such warranties are given on a several basis, such that each member of the Selling Group is liable only for a breach of the warranties that it has given (and is not liable for a breach of warranty by any other member of the Selling Group) and its liability in the event of breach is capped at the amount of consideration received by it under the Sale Agreement.

Hydra Industries believes that the level of warranty protection which it has obtained (including the W&I Policy) should be reasonable under the circumstances of the Business Combination, including the fact that the Selling Group consists principally of certain institutional investors. However, the level of warranty protection relating to the business affairs and tax liabilities of the Target is substantially less than the Purchase Price payable by Hydra Industries in connection with the Business Combination, and might not be sufficient to compensate Hydra Industries in the event of any breach.

We may be unable to obtain Debt Financing if necessary to fund the operations and growth of Target.

If we consummate the Business Combination, we may require additional financing to fund the operations or growth of Target. The failure to secure additional financing could have a material adverse effect on the continued development or growth of Target. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

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We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, some of the conditions to our obligations to complete the Business Combination, to the extent permitted by our amended and restated certificate of incorporation and applicable laws. For example, it is a condition to our obligations to close the Business Combination that Target’s representations and warranties are true and correct in all respects as of the closing date, except for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect (as defined in the Sale Agreement). However, if our board of directors determines that it is in our stockholders’ best interest to waive any such breach, then the board may elect to waive that condition and close the Business Combination. We are not able to waive the condition that our stockholders approve the Business Combination.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $5.75 per one-half of one share ($11.50 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of shares of Hydra Industries’ common stock. No fractional shares will be issued upon exercise of the warrants. There is no guarantee that the public warrants will ever be in the money prior to their expiration and they may expire worthless.

In addition, the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

Our Sponsors, directors and officers have a conflict of interest in determining to pursue the merger with Target, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to (and which may conflict with) the interests of our stockholders.

Our initial stockholders, including our officers and directors, have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of our public stockholders, which may result in a conflict of interest. These interests include:

the fact that our Sponsors, our independent directors and officers paid an aggregate of approximately $3,775,000 for their founder shares and placement warrants and such securities should have a significantly higher value at the time of the Business Combination;

the fact that certain directors and officers may enter into employment agreements with the Company after the consummation of the Business Combination;

the Macquarie Forward Purchase;

the advisory services fee payable to Macquarie Capital upon consummation of the Business Combination;

the fact that A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra Sponsor, has agreed that he will be liable to us, and our Macquarie Sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or the Target, reduce the amount of funds in the Trust Account to below $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

the fact that our directors and officers will lose their entire investment in the Company if the Business Combination is not completed;

the fact that our Sponsors will lose the Contribution and additional funds loaned to the Company if the Business Combination is not completed;

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the continuation of one of our five existing directors as a director of the combined company; and the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may have influenced our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other transactions contemplated by the Sale Agreement collectively.

The exercise of our directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in our stockholders’ best interest.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Sale Agreement, would require Hydra Industries to agree to amend the Sale Agreement, to consent to certain actions taken by Target or to waive rights that Hydra Industries is entitled to under the Sale Agreement. Such events could arise because of changes in the course of Target’s business, a request by Target to undertake actions that would otherwise be prohibited by the terms of the Sale Agreement or the occurrence of other events that would have a material adverse effect on Target’s business and would entitle Hydra Industries to terminate the Sale Agreement. In any of such circumstances, it would be at Hydra Industries’ discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of our officers and directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is best for Hydra Industries and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement, Hydra Industries does not believe there will be any changes or waivers that Hydra Industries’ directors and officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, Hydra Industries will circulate a new or amended proxy statement and re-solicit Hydra Industries’ stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the Business Combination Proposal.

Concentration of ownership after the Business Combination may have the effect of delaying or preventing a change in control.

It is anticipated that, following the completion of the Business Combination and if there are no redemptions, the existing common stockholders of Target will own 52% of the post-combination company. The ownership percentage with respect to Target existing common stockholders following the Business Combination does not take into account (i) the issuance of any shares upon completion of the Business Combination under the Company’s proposed 2016 Long-Term Incentive Plan or (ii) any or all of the 17,500,000 warrants to purchase up to a total of 8,750,000 shares of Hydra Industries common stock that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions, the percentage ownership of the existing common stockholders of Target may be different. As a result, the existing common stockholders of Target may have the ability to strongly influence the outcome of corporate actions of the Company requiring stockholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

Our ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of Target, all of whom we expect to stay with Target following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Our ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel, including the key personnel of Target. Although we expect all of such key personnel to remain with Target following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals we intend to engage to stay with Target following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

If the results of the Business Combination do not meet expectations, a market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

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Our initial stockholders and/or their affiliates may enter into agreements concerning our securities prior to the special meeting, which may have the effect of increasing the likelihood of consummation of the Business Combination, decreasing the value of our common stock or reducing the public “float” of our common stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the initial stockholders and/or their affiliates may enter into a written plan to purchase the Company’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. In addition, at any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the initial stockholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of the Company’s common stock or vote their shares in favor of the Business Combination Proposal. Such an agreement may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our initial stockholders or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the public shares present and entitled to vote at the special meeting to approve the Business Combination Proposal vote in its favor, that the cash requirements of the transaction are met and that the Company will have at least $5,000,001 in net tangible assets upon closing of the business combination after taking into account holders of public shares that properly demanded redemption of their public shares into cash, when it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the initial stockholders for nominal value.

Entering into any such arrangements may have a depressive effect on the Company’s common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the special meeting. In addition, if such arrangements are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. The Company will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal and the Charter Proposals or the redemption threshold.

Although we expect our common stock and warrants will remain listed on NASDAQ after the Business Combination, there can be no assurance that our common stock and warrants will continue to be so listed or, if listed, that we will be able to comply with the continued listing standards of NASDAQ.

We have applied to continue listing our securities on NASDAQ subsequent to the closing of the Business Combination. To continue listing our securities on NASDAQ subsequent to the closing of the Business Combination, we will be required to demonstrate compliance with NASDAQ’s initial listing standards, which are more rigorous than NASDAQ’s continued listing requirements. For instance, we must maintain a minimum number of holders (300 round-lot holders). We cannot assure you that we will be able to meet those initial listing standards at that time.

If, after the Business Combination, NASDAQ delists our common stock or warrants from trading on its exchange due to our failure to meet NASDAQ’s initial and/or continued listing standards, we and our securityholders could face significant material adverse consequences including:

a limited availability of market quotations for our securities;

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a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

a limited amount of analyst coverage; and

a decreased ability to issue additional securities or obtain additional financing in the future.

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act of 2002 requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Following the Business Combination, the combined company will be required to provide management’s attestation on internal controls effective with respect to the year ending December 31, 2016. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until we are no longer an “emerging growth company.” We could be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following October 29, 2019, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

If the results of the Business Combination do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the results of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Sale Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Target’s stock and trading in the shares of the Company’s common stock has not been active. Accordingly, the valuation ascribed to Target and our common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities following the Business Combination may include:

market conditions affecting the gaming industry;

quarterly variations in our results of operations;

changes in government regulations;

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the announcement of acquisitions by us or our competitors;

changes in general economic and political conditions;

volatility in the financial markets;

results of our operations and the operations of others in our industry;

changes in interest rates;

threatened or actual litigation and government investigations;

the addition or departure of key personnel;

actions taken by our stockholders, including the sale or disposition of their shares of our common stock; and differences between our actual financial and operating results and those expected by investors and analysts and changes in analysts’ recommendations or projections.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and NASDAQ in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the Business Combination, the Company’s business and stock price may suffer as a result of its lack of public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

Prior to the completion of the Business Combination, we have been a blank check company. The Company’s lack of public company operating experience may make it difficult to forecast and evaluate its future prospects. If the Company is unable to execute its business strategy, either as a result of its inability to manage effectively its business in a public company environment or for any other reason, the Company’s business, prospects, financial condition and operating results may be harmed.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We have not registered the shares of our common stock issuable upon exercise of the rights and warrants under the Securities Act or state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We have not registered the public shares issuable upon exercise of the rights and warrants under the Securities Act or any state securities laws at this time. We have agreed to use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the warrants as soon as practicable after the closing of the Business Combination (but in no event later than fifteen (15) business days thereafter) and cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the warrants expire or are redeemed. Until such time as the shares issuable upon exercise of public warrants are registered under the Securities Act, we will be required, commencing on the 61st day following the closing of the Business Combination, to permit holders to exercise their warrants on a cashless basis under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock and the rights included in the units.

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The future exercise of registration rights may adversely affect the market price of our common stock.

Our common stock is subject to registration rights agreements. We are obligated to register founder shares, placement warrants and shares issuable upon exercise of placement warrants pursuant to a registration rights agreement signed in connection with our IPO and we are obligated to register the shares purchased in the Macquarie Forward Purchase pursuant to a registration rights agreement signed in connection with the private placement. In addition, pursuant to the Sale Agreement, we are obligated to promptly file a resale “shelf” registration statement to register the shares of our common stock being issued to existing Target equity holders and loan note holders in the Business Combination. Sales of restricted securities pursuant to these agreements may substantially depress the market price of our common stock.

Warrants will become exercisable for our common stock and, upon the closing of the Business Combination, the rights will be automatically converted, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding public warrants to purchase an aggregate of 4,000,000 shares of our common stock and outstanding placement warrants to purchase an aggregate of 3,750,000 shares of our common stock will become exercisable 30 days after the completion of the Business Combination, along with warrants to purchase an additional 1,000,000 shares of our common stock issuable pursuant to the Macquarie Forward Purchase. Each warrant entitles the holder thereof to purchase one-half of one share of Hydra Industries’ common stock at a price of $5.75 per half share ($11.50 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of shares of Hydra Industries’ common stock. No fractional shares will be issued upon exercise of the warrants. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the then existing holders of common stock of the Company and increase the number of shares eligible for resale in the public market. In addition, our outstanding public rights and the rights subject to the Macquarie Forward Purchase will convert into an aggregate of 1,000,000 shares of our common stock upon consummation of the Business Combination. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Our public stockholders may experience dilution as a consequence of certain transactions. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.

It is anticipated that, assuming completion of the Business Combination as of September 24, 2016 and if there are no redemptions, Hydra Industries’ public stockholders will retain an ownership interest of approximately 26% in Hydra Industries and our initial stockholders and affiliates will retain an ownership interest of approximately 23% in Hydra Industries. In addition, if any of Hydra Industries’ stockholders exercise their redemption rights, the ownership interest in Hydra Industries of Hydra Industries’ public stockholders will decrease. The ownership percentage with respect to Hydra Industries following the Business Combination does not take into account (i) the issuance of any shares upon completion of the Business Combination under the Company’s proposed 2016 Long-Term Incentive Plan or (ii) any or all of the 17,500,000 warrants to purchase up to a total of 8,750,000 shares of Hydra Industries common stock that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Hydra Industries’ existing stockholders in Hydra Industries will be different. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any of the warrants are converted into Hydra Industries common stock or any shares of Hydra Industries common stock are issued pursuant to the proposed 2016 Long-Term Incentive Plan, current stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of our current stockholders to influence management of the Company through the election of directors following the Business Combination.

We may redeem any public warrants prior to their exercise at a time that is disadvantageous to warrantholders, thereby making their warrants worthless.

We will have the ability to redeem the public warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant, provided that (i) the last reported sale price of our common stock equals or exceeds $24.00 per share for any 20 trading days within the 30 trading-day period ending on the third business day before we send the notice of such redemption (on November 17, 2016, (ii) the last reported sale price for shares of our common stock was $9.85) and (iii) on the date we give notice of redemption and during the entire period thereafter until the time the warrants are redeemed, there is an effective registration statement under the Securities Act covering the shares of our common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available unless warrants are exercised on a cashless basis. Redemption of the outstanding public warrants could force holders of public warrants:

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to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so;

to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants; or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s certificate of incorporation (as proposed to be amended) and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

limiting the liability of, and providing indemnification to, our directors and officers;

controlling the procedures for the conduct and scheduling of stockholder meetings; and advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of Hydra Industries’ outstanding common stock. Any provision of our amended and restated certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

Our directors and key personnel are subject to the approval of certain regulatory authorities, which, if withheld, will require us to sever our relationship with non-approved individuals, which could adversely impact our operations.

Our members, managers, directors, officers and key employees must also be approved by certain government and state regulatory authorities. If such regulatory authorities were to find a person occupying any such position unsuitable, we would be required to sever our relationship with that person. We may thereby lose key personnel which would have a negative effect on our operations. Certain public and private issuances of securities and certain other transactions by us also require the approval of certain state regulatory authorities. Further, our gaming regulators can require us to disassociate ourselves from suppliers or business partners found unsuitable by the regulators. For a summary of some of the significant gaming regulations that affect our business, see ‘‘Regulation and Licensing.” The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to increase at any time.

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Target is subject to extensive regulation at various levels, and licensing and gaming authorities have significant control over its operations, which could have a negative effect on our business and could cause us to redeem certain shareholders on potentially disadvantageous terms.

The operations of Target’s business are contingent upon obtaining and maintaining all necessary licenses, permits, approvals, registrations, findings of suitability, orders and authorizations. The laws, regulations and ordinances requiring these licenses, permits and other approvals generally relate to the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in gaming operations. The scope of the approvals required to operate Target’s business is extensive.

Regulatory authorities have broad powers to request detailed financial and other information, to limit, condition, suspend or revoke a registration, gaming license or related approval and to approve changes in our operations. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied. The suspension or revocation of any license which may be granted to us or the levy of substantial fines or forfeiture of assets could significantly harm our business, financial condition and results of operations. Furthermore, compliance costs associated with gaming laws, regulations and licenses are significant. Any change in the laws, regulations or licenses applicable to our business or a violation of any current or future laws or regulations applicable to our business or gaming licenses could require us to make substantial expenditures or could otherwise negatively affect our gaming operations and results of operations.

Our certificate of incorporation is proposed to be amended to provide that, to the extent required by the gaming authority making the determination of unsuitability or to the extent the board of directors determines, in its sole discretion, that a person is likely to jeopardize the Company’s or any affiliate’s application for, receipt of, approval for, right to the use of, or entitlement to, any gaming license, shares of our capital stock that are owned or controlled by an unsuitable person or its affiliates are subject to mandatory redemption by us. The redemption price may be paid in cash, by promissory note, or both, as required, and pursuant to the terms established by, the applicable gaming authority and, if not, as we elect. Such a redemption could occur on terms that a shareholder believes to be disadvantageous.

If we are unable to effect the Business Combination and fail to complete an alternative initial business combination by December 29, 2016, we will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of our remaining stockholders and our board of directors, dissolving and liquidating. In such event, the warrants will expire worthless and third parties may bring claims against Hydra Industries and, as a result, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders could be less than $10.00 per share.

If we do not consummate the Business Combination and fail to complete an alternative initial business combination by December 29, 2016 (subject to the requirements of law), the existing charter provides that we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Holders of our founder shares have waived any right to any liquidation distribution with respect to those shares. In the event of liquidation, there will be no distribution with respect to our outstanding warrants. Accordingly, the warrants will expire worthless.

In addition, third parties may bring claims against Hydra Industries. Although Hydra Industries has obtained waiver agreements from certain Selling Group and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other Selling Group who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of Hydra Industries’ public stockholders. A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra Sponsor, has agreed that he will be liable to us, and our Macquarie Sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or the Target, reduce the amount of funds in the Trust Account to below $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then Mr. Weil will not be responsible to the extent of any liability for such third-party claims. We cannot assure you, however, that Mr. Weil would be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share or (ii) other than due to the failure to obtain such waiver, such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and Mr. Weil asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Weil to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Weil to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

Hydra Industries’ stockholders may be held liable for claims by third parties against Hydra Industries to the extent of distributions received by them.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate an initial business combination by December 29, 2016 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90- day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we intend to redeem our public shares as soon as reasonably possible following December 29, 2016 in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires the Company to adopt a plan, based on facts known to us at such time that will provide for the payment of all existing and pending claims or claims that may be potentially brought against the Company within the 10 years following dissolution. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses, the only likely claims to arise would be from the Selling Group (such as lawyers, investment bankers, and consultants) or prospective target businesses. If the Company’s plan of distribution complies with Section 281(b) of the DGCL, any liability of our stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. There can be no assurance that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate an initial business combination within the required timeframe is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after December 29, 2016 in the event we do not consummate an initial business combination, this may be viewed or interpreted as giving preference to our stockholders over any potential creditors with respect to access to or distributions from the Company’s assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to the Company’s creditors and/or may have acted in bad faith, thereby exposing itself and the Company to claims of punitive damages, by paying our stockholders from the trust account prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against the Company for these reasons.

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Activities taken by affiliates of the Company to purchase, directly or indirectly, public shares will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of the Company’s securities during the buyback period.

Our initial stockholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of our initial stockholders or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of our initial stockholders, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by our initial stockholders or their affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of our securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of our securities.

As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including non-U.S. governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to complete the Business Combination.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed the Business Combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including assessing the potential Business Combination and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could adversely impact our ability to complete the Business Combination.

Since our Sponsors, executive officers and directors will lose their entire investment in us if the Business Combination is not completed, a conflict of interest may arise in determining whether Target is appropriate for our initial business combination.

In July 2014, our Sponsors purchased 2,875,000 founder shares for a purchase price of $25,000, or approximately $0.01 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20.0% of the outstanding shares upon completion of the IPO. In July 2014, our Hydra Sponsor transferred 389,942 founder shares to members of Hydra Industries’ management and consultants. Three hundred thousand (300,000) founder shares were forfeited as a result of the underwriters’ determination not to exercise their over-allotment option, and 575,000 founder shares were returned to the Company and subsequently cancelled prior to the IPO. The founder shares will be worthless if we do not complete an initial business combination. In addition, our Sponsors and Hydra Industries’ officer, Martin E. Schloss, purchased an aggregate of 7.5 million placement warrants, each exercisable for one-half of one share of our common stock at $5.75 per half share ($11.50 per whole share), for a purchase price of $3,750,000, or $0.50 per warrant, that will also be worthless if we do not complete a business combination. In addition, our Sponsors loaned us the amount for the Contribution and have provided us with working capital loans in the aggregate amount of $700,000, which loans are expected to be repaid upon closing of the Business Combination and may not be repaid if we fail to consummate a transaction.

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The personal and financial interests of our executive officers and directors may have influenced their motivation in identifying and selecting Target for its target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Since our Sponsors, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may arise in determining whether Target is appropriate for our initial business combination.

At the closing of the Business Combination, our Sponsors, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our Sponsors, executive officers and directors may have influenced their motivation in identifying and selecting Target for the Business Combination. As of November 17, 2016, no such out-of-pocket expenses had been incurred by our Sponsors, executive officers and directors, or any of their respective affiliates

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us after the Business Combination and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented to our company or to another entity.

Following the completion of the Business Combination, we intend to identify and combine with one or more businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in similar businesses.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented — to our company or to another entity. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our proposed second amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Members of our management team may directly or indirectly own common stock, rights, warrants and stock options following the Business Combination, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to combine. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to a particular business combination.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Certain Relationships and Related Party Transactions.”

We will be a holding company and will conduct all of our operations through our subsidiaries.

Upon consummation of the Business Combination, we will be a holding company and will derive all of our operating income from Target and its subsidiaries. Other than any cash we may retain, all of our assets will be held by our direct and indirect subsidiaries. We will rely on the earnings and cash flows of Target and its subsidiaries, which will be paid to us by our subsidiaries, if and only to the extent available, in the form of dividends and other payments or distributions, to meet our debt service obligations. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends and other distributions to us), the terms of existing and future indebtedness and other agreements of our subsidiaries and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

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RISK FACTORS RELATING TO THE REDEMPTION

Unlike many blank check companies, we do not have a specified maximum percentage redemption threshold, but Target may elect to not consummate the Business Combination if, after redemptions, the Company’s available cash at closing is insufficient to pay all liabilities and obligations of the Company and Target due and required to be paid at closing or by reason of closing. Each redemption of shares of Hydra Industries common stock by our public stockholders will decrease the amount in our trust account. Accordingly, unless this right is waived by Target, we may be unable to consummate the Business Combination if there are substantial redemptions by our public stockholders.

Since we have no specified percentage threshold for redemption in our amended and restated certificate of incorporation other than the 25% threshold referred to below, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. The absence of such a redemption threshold makes it easier for us to consummate a business combination with which a substantial number of our stockholders may not agree. Each redemption of public shares by our public stockholders will decrease the amount in our trust account, which holds approximately $46 million as of November 17, 2016.

In addition, we are limited by the need to have at least $5,000,001 in net tangible assets. This condition effectively requires that holders of no more than 3,381,305 shares as of September 30, 2016 redeem their public shares, after giving pro forma effect to the redemption of 3,415,392 shares in connection with the extension amendment which extended the time available for us to consummate a Business Combination to December 29, 2016. Accordingly, holders of no more than 51.4% of the 6,584,608 shares outstanding as of November 17, 2016 may redeem their shares in connection with the Business Combination if the Business Combination were consummated as of that date. As a result, we may be able to consummate the Business Combination even though holders of a majority of our public shares have chosen to redeem their shares.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of 25% or more of our common stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares of 25% or more of our common stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, of 25% or more of the shares of common stock issued in the IPO. We refer to such shares aggregating 25% or more of the shares issued in the IPO as “Excess Shares”. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. A public stockholder’s inability to redeem any Excess Shares will reduce that stockholder’s influence over our ability to consummate the Business Combination. A stockholder could suffer a material loss on its investment in us if it sold Excess Shares in open market transactions. Additionally, a stockholder will not receive redemption distributions with respect to its Excess Shares if we consummate the Business Combination. As a result, any such stockholder will continue to hold that number of shares equal to its Excess Shares and, in order to dispose of such shares, would be required to sell its stock in open market transactions, potentially at a loss. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of Hydra Industries might realize in the future had the stockholder not elected to redeem such stockholder’s shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

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If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our common stock for a pro rata portion of the funds held in our trust account.

Holders of public shares are required to affirmatively vote either for or against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the trust account. In addition, in order to exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of Hydra Industries Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

RISK FACTORS RELATING TO GLOBAL ECONOMIC CONDITIONS

Volatility or disruption in the financial markets could materially adversely affect our business and the trading price of our common stock.

Target’s business has relied, and we and Target following the Business Combination will continue to rely, on stable and efficient financial markets. Any disruption in the credit and capital markets could adversely impact our ability to obtain financing on acceptable terms. Volatility in the financial markets could also result in difficulties for financial institutions and other parties that we and Target do business with, which could potentially affect the ability to access financing under existing arrangements. We are exposed to the impact of any global or domestic economic disruption, including any potential impact of the recent vote by the United Kingdom to exit the European Union (commonly referred to as "Brexit") and the sovereign debt crises in certain Eurozone countries where Target does business. Our ability to continue to fund operating expenses, capital expenditures and other cash requirements over the long term may require access to additional sources of funds, including equity and debt capital markets, and market volatility and general economic conditions may adversely affect our ability to access capital markets. In addition, the inability of our vendors to access capital and liquidity with which to maintain their inventory, production levels and product quality and to operate their businesses, or the insolvency of our vendors, could lead to their failure to deliver merchandise. If we are unable to purchase products when needed, our sales could be materially adversely impacted. Accordingly, volatility or disruption in the financial markets could impair our ability to execute our growth strategy and could have a material adverse effect on the trading price of our common stock.

Currency exchange rate fluctuations could result in lower revenues, higher costs and decreased margins and earnings.

We will conduct purchase and sale transactions in various currencies, which increases our exposure to fluctuations in foreign currency exchange rates globally. Additionally, there has been, and may continue to be, volatility in currency exchange rates as a result of the United Kingdom's June 23, 2016 referendum in which voters approved the United Kingdom's exit from the European Union, commonly referred to as “Brexit.” It is possible that sovereign debt crises in certain Eurozone countries could lead to the abandonment of the Euro and the reintroduction of national currencies in those countries. International revenues and expenses generally are derived from sales and operations in various foreign currencies, and these revenues and expenses could be affected by currency fluctuations, specifically amounts recorded in foreign currencies and translated into U.S. Dollars for consolidated financial reporting, as weakening of foreign currencies relative to the U.S. Dollar will adversely affect the U.S. Dollar value of the Company's foreign currency-denominated sales and earnings. Currency exchange rate fluctuations could also disrupt the business of the independent manufacturers that produce our products by making their purchases of raw materials more expensive and more difficult to finance. Foreign currency fluctuations could have an adverse effect on our results of operations and financial condition.

We may hedge certain foreign currency exposures to lessen and delay, but not to completely eliminate, the effects of foreign currency fluctuations on our financial results. Since the hedging activities are designed to lessen volatility, they not only reduce the negative impact of a stronger U.S. Dollar or other trading currency, but they also reduce the positive impact of a weaker U.S. Dollar or other trading currency. Our future financial results could be significantly affected by the value of the U.S. Dollar in relation to the foreign currencies in which we conduct business. The degree to which our financial results are affected for any given time period will depend in part upon our hedging activities.

Global economic conditions could have a material adverse effect on our business, operating results and financial condition.

The uncertain state of the global economy continues to impact businesses around the world, most acutely in emerging markets and developing economies. If global economic and financial market conditions do not improve or deteriorate, the following factors could have a material adverse effect on our business, operating results and financial condition:

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Slower consumer spending may result in reduced demand for our products, reduced orders from retailers for our products, order cancellations, lower revenues, higher discounts, increased inventories and lower gross margins;

In the future, we may be unable to access financing in the credit and capital markets at reasonable rates in the event we find it desirable to do so;

We will conduct transactions in various currencies, which increases our exposure to fluctuations in foreign currency exchange rates relative to the U.S. Dollar. Continued volatility in the markets and exchange rates for foreign currencies and contracts in foreign currencies could have a significant impact on our reported operating results and financial condition;

Continued volatility in the availability and prices for commodities and raw materials we use in our products and in our supply chain could have a material adverse effect on our costs, gross margins and profitability;

If operators or distributors of our products experience declining revenues or experience difficulty obtaining financing in the capital and credit markets to purchase our products, this could result in reduced orders for our products, order cancellations, late retailer payments, extended payment terms, higher accounts receivable, reduced cash flows, greater expense associated with collection efforts and increased bad debt expense;

If operators or distributors of our products experience severe financial difficulty, some may become insolvent and cease business operations, which could negatively impact the sale of our products to consumers; and

If contract manufacturers of our products or other participants in our supply chain experience difficulty obtaining financing in the capital and credit markets to purchase raw materials or to finance capital equipment and other general working capital needs, it may result in delays or non-delivery of shipments of our products.

Risk Relating to the Referendum on the U.K.’s Membership in the European Union

The announcement of the U.K.’s advisory referendum vote to exit from the European Union (“Brexit”) could cause disruptions to and create uncertainty surrounding Target’s business, including affecting Target’s relationships with existing and potential customers, suppliers and employees. The referendum is non-binding; however, if the U.K’s government initiates the process for the U.K. to leave the E.U., negotiations would then commence to determine the terms of the U.K’s future relationship with the E.U., including the terms of trade between the U.K. and the E.U. The effects of Brexit will depend on any agreements the U.K. makes to retain access to E.U. markets either during a transitional period or more permanently. The measures could potentially disrupt some of Target’s markets and jurisdictions in which it operates, and adversely change tax benefits or liabilities in these or other jurisdictions. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the U.K. determines which E.U. laws to replace or replicate. In addition, the announcement of Brexit has caused significant volatility in global stock markets and currency exchange rate fluctuations, including the strengthening of the U.S. dollar against some foreign currencies and the weakening of the U.K. pound against some foreign currencies. The announcement of Brexit also may create global economic uncertainty, which may cause customers and potential customers to monitor their costs and reduce their budgets for products and services. Any of these effects of Brexit, among others, could materially adversely affect the business, business opportunities, results of operations, financial condition and cash flows of each of Target and us following the Business Combination.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Hydra is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2016 combines the unaudited historical condensed consolidated balance sheet of Target as of July 2, 2016 with the unaudited historical condensed balance sheet of Hydra as of September 30, 2016, giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the nine months ended September 30, 2016 combines the unaudited historical condensed consolidated statement of operations of Target for the forty week period ended July 2, 2016 with the unaudited historical condensed statement of operations of Hydra for the nine months ended September 30, 2016, giving effect to the Business Combination as if it had occurred on January 1, 2015.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2015 combines the audited historical consolidated statement of operations of Target for the fiscal period ended September 26, 2015 with the audited historical statement of operations of Hydra for the year ended December 31, 2015, giving effect to the Business Combination as if it had occurred on January 1, 2015.

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The historical financial information of Target was derived from the audited consolidated financial statements of Target as of September 26, 2015 and September 27, 2014 and for the fiscal periods ended September 26, 2015, September 27, 2014 and September 28, 2013 included elsewhere in this proxy statement. The historical financial information for Target as of July 2, 2016 and for the forty week period ended July 2, 2016 has been derived from Target’s unaudited financial statements. The historical financial information of Hydra was derived from the audited financial statements of Hydra for the years ended December 31, 2015 and 2014 and the unaudited condensed financial statements of Hydra for the nine months ended September 30, 2016 and 2015 included elsewhere in this proxy statement. This information should be read together with Target’s and Hydra’s audited and unaudited financial statements and related notes, “Target’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Hydra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Target and Hydra have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Business Combination will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Hydra will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Target stockholders having a majority of the voting power of the combined company, Target comprising the ongoing operations of the combined entity, Target comprising a majority of the governing body of the combined company, and Target’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Target issuing stock for the net assets of Hydra, accompanied by a recapitalization. The net assets of Hydra will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Target.

The unaudited pro forma condensed combined financial statements give effect to Hydra’s extension of the date by which it has to consummate a Business Combination. As a result of the extension amendment, 3,415,392 shares of common stock were presented for redemption. The Company paid cash in the aggregate amount of $34,153,920, or approximately $10.00 per share, to redeeming shareholders which was released from the Trust Account. In addition, the pro forma condensed combined financial statements give effect to the contribution of $0.05 per share, or $229,230, to the Trust Account for each public share that was not redeemed in connection with the extension amendment.

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Pursuant to the Sale Agreement, the “Base Consideration” to be paid for the equity and shareholder loan notes pursuant to the Sale Agreement will equal (i) £100,363,394, plus any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeds £8,237,909, minus (iii) certain expenses of the Selling Group noticed by its representatives, not to exceed £3,000,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements. The Selling Group will be paid the Base Consideration, adjusted for the Accruing Negative Consideration (the “Completion Payment”), partially in cash (the “Cash Consideration”), to the extent available after the payment of transaction expenses and working capital adjustments, if any, and partially in newly-issued shares of Hydra common stock (“Purchaser Shares”) at a value of $10.00 per share (the “Stock Consideration”).

The Cash Consideration represents the cash Hydra will have available at closing to pay the Completion Payment. The Cash Consideration will equal (i) the Company’s then current cash in trust (after any redemptions), the $20,004,348 proceeds of the Macquarie Private Placement and any other available funds, minus (ii) an agreed amount of Purchaser Costs (including expenses incurred in connection with the preparation of the proxy statement and meetings with Hydra stockholders), minus (iii) an agreed amount of the Selling Group’s transaction expenses, minus (iv) the amount of repayment required under certain of the Inspired Group’s financing arrangements, minus (v) £5 million for the purposes of retaining cash on the Company’s balance sheet.

The Cash Consideration is anticipated to be funded through a combination of (i) cash held in the Company’s trust account after redemptions, (ii) the proceeds of the Macquarie Private Placement and (iii) additional funds, if any, otherwise available at closing.

The Stock Consideration will be the number of Purchaser Shares equal to the amount of the Completion Payment minus the Cash Consideration, divided by $10.00 per share. As a result of the Business Combination, assuming that no Hydra stockholders elect to redeem their shares into cash, the Selling Group will own approximately 52.1% of the Company’s common stock to be outstanding immediately after the Business Combination, and the other Hydra stockholders will own approximately 47.9% of the Company’s outstanding common stock, based on the number of shares of Hydra common stock outstanding as of September 30, 2016. If 2,670,533 shares of common stock are converted into cash, which assumes the maximum redemption of Hydra’s common stock after the maximum drawdown of available capacity under Target’s revolving credit agreement and the payment of expenses resulting in no cash consideration to be paid to the Selling Group, the Selling Group will own approximately 64.1% and other Hydra stockholders will own approximately 35.9% of the Company’s common stock to be outstanding immediately after the Business Combination.

Hydra cannot predict how many of its public stockholders will elect to convert their shares into cash. As a result, it has elected to provide pro forma financial statements under the following two circumstances: (1) no holders of Hydra common stock exercise their right to have their shares redeemed upon the consummation of the Business Combination and (2) holders of no more than 2,670,533 shares of Hydra common stock elect to have their shares converted upon consummation of the Business Combination at a conversion price of approximately $10.05 per share, which represents the maximum redemption amount before no cash consideration would be paid to the Selling Group if the Business Combination were consummated as of September 30, 2016. The actual results are likely to be in between the results shown, but there can be no assurance that will be the case.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 10,957,157 and 13,245,042 shares of the Company’s common stock to be issued to Target stockholders assuming no redemptions of common stock and maximum redemptions of common stock, respectively.

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PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2016

(UNAUDITED) (in thousands)

	(A)	(B)
						Pro Forma		Pro Forma
			Pro Forma		Pro Forma	Adjustments		Balance Sheet
			Adjustments		Balance Sheet	Assuming		Assuming
			Assuming No		Assuming No	Maximum		Maximum
	Target	Hydra	Redemptions		Redemptions	Redemptions		Redemptions
Assets
Current assets:
Cash and cash equivalents	$642	$218	$46,093	(3)
			20,000	(4)
			4	(5)
			(10,874	) (7)
			(5,817	) (8)
			(1,419	) (9)
			(10,484	) (10)
			(8,025	) (11)		$3,960	(6)
			(22,879	) (12)		22,879	(12)
			(929	) (13)	$6,530	(26,839	) (15)	$6,530
Accounts receivable	18,744	-	-		18,744	-		18,744
Inventory	8,459	-	-		8,459	-		8,459
Prepaid expenses and current assets	20,272	24	-		20,296	-		20,296
Total Current Assets	48,117	242	5,670		54,029	-		54,029
Long term assets:
Cash and marketable securities held in Trust Account	-	80,018	(34,154	) (1)
			229	(2)
			(46,093	) (3)	-	-		-
Property and equipment, net	54,019	-	-		54,019	-		54,019
Intangible assets	46,763	-	-		46,763	-		46,763
Goodwill	46,646	-	-		46,646	-		46,646
Other assets	-	-	-		-	-		-
Total Long Term Assets	147,428	80,018	(80,018)		147,428	-		147,428
Total Assets	$195,545	$80,260	$(74,348)		$201,457	$-		$201,457

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$23,268	$3,778	$(3,778	) (7)
			(912	) (8)
			(10,484	) (10)	$11,872	$-		$11,872
Convertible promissory notes - related parties	-	700	229	(2)
			(929	) (13)	-	-		-
Corporate tax and other current taxes payable	3,670	-	-		3,670	-		3,670
Deferred revenue	8,615	-	-		8,615	-		8,615
Other current liabilities	3,480	-	-		3,480	-		3,480
Current portion of long-term debt	12,733	-	-		12,733	3,960	(6)	16,693
Total Current Liabilities	51,766	4,478	(15,874)		40,370	3,960		44,330
Long term liabilities:
Long-term debt, net of current portion	400,737	-	(1,419	) (9)	-	-
			(296,066	) (14)	103,252	-		103,252
Deferred revenue, net of current portion	16,232	-	-		16,232	-		16,232
Deferred underwriting fees	-	2,800	(2,800	) (7)	-	-		-
Earnout share liability	-	-	7,354	(18)	7,354	-		7,354
Other long-term liabilities	12,022	-	-		12,022	-		12.022
Total Liabilities	480,757	7,278	(308,805)		179,230	3,960		183,190

Commitments and Contingencies
Common stock subject to possible redemption	-	67,982	(34,154	) (1)
			(33,828	) (15)	-	-		-

Stockholders’ Equity (Deficit)
Common stock	165	-	1	(15)
			(165	) (17)
			1	(17)	2	-		2
Additional paid-in capital	450	10,569	20,000	(4)
			4	(5)
			(22,879	) (12)
			296,066	(14)
			33,827	(15)
			(5,405	) (17)		22,879	(12)
			(7,354	) (18)	325,278	(26,839	) (15)	321,318
Accumulated other comprehensive loss	26,950	-	-		26,950	-		26,950
Accumulated deficit	(312,777)	(5,569)	(4,296	) (7)		-
			(4,905	) (8)
			(8,025	) (11)
			5,569	(17)	(330,003)	-		(330,003)
Total Stockholders’ Equity (Deficit)	(285,212)	5,000	302,439		22,227	(3,960)		18,267
Total Liabilities and Stockholders’ Equity (Deficit)	$195,545	$80,260	$(74,348)		$201,457	$-		$201,457

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Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the unaudited condensed consolidated balance sheet of Target as of July 2, 2016.
(B)	Derived from the unaudited condensed balance sheet of Hydra as of September 30, 2016.

(1)	To reflect the redemption of 3,415,392 shares of Hydra’s common stock at $10.00 per share in connection with Hydra’s stockholder meeting held on October 27, 2016, pursuant to which the stockholders approved the date by which the Company has to consummate a Business Combination (“Extension Vote”).
(2)	To reflect the funding of $0.05 per share for each public share of Hydra common stock that was not redeemed in connection with the Extension Vote.
(3)	To liquidate investments held in the trust account.
(4)	To record $20 million proceeds from Macquarie Private Placement
(5)	To record Macquarie Private Placement of 500,000 shares of Hydra common stock.
(6)	To record $3,960 maximum drawdown of available capacity under Target’s revolving credit agreement in the case of maximum redemptions to be used to pay estimated transaction costs and expenses.
(7)	To reflect payment of deferred underwriting fee payable and estimated fees and expenses incurred by Hydra related to the Business Combination.
(8)	To reflect payment of estimated fees and expenses incurred by Target related to the Business Combination.
(9)	To record debt issuance costs incurred in connection with the extension of the maturity date of the Target’s senior debt.
(10)	To record payment of accrued interest on third party debt.
(11)	To record payment of estimated management bonuses, legal, financial advisory, accounting, printing and other professional fees related to the Business Combination.
(12)	To reflect the payment of the Cash Consideration to the Selling Group assuming no redemptions. Assuming maximum redemptions, no Cash Consideration would be paid to the Selling Group.
(13)	To record repayment of convertible promissory notes to Sponsors.
(14)	To record adjustment to shareholder loan notes and concurrent cancellation of such shareholder loan notes as a capital contribution.
(15)	Assuming no Hydra stockholders exercise their redemption rights, the common stock subject to redemption amounting to $33,828 would be transferred to permanent equity. Assuming the maximum amount of shares are redeemed by the Hydra stockholders, $26,839 of the common stock subject to redemption would be paid out in cash and the remaining balance of $6,989 would be transferred to permanent equity. The $26,839, or 2,670,533 shares of common stock, represents the maximum redemption amount before no cash consideration would be paid to the Selling Group if the Business Combination were consummated as of September 30, 2016.
(16)	Upon the Business Combination, 10,000,000 rights would convert into 1,000,000 shares of common stock at a par value of $0.0001 per share.
(17)	To reflect recapitalization of Target through issuance of 10,957,157 shares of Hydra’s common stock, assuming no redemptions of Hydra’s common stock, or 13,245,042 shares of Hydra’s common stock, assuming maximum redemptions of Hydra’s common stock, and the elimination of the historical accumulated deficit of Hydra, the accounting acquire.
(18)	To reflect the value of contingent consideration in connection with the earn-out payments contemplated in the Sale Agreement, which are variable in nature, and dependent on the Target’s future performance.

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(UNAUDITED)

(in thousands except share and per share amounts)

	(A)	(B)
								Pro Forma
					Pro Forma	Pro Forma		Income
			Pro Forma		Income	Adjustments		Statement
			Adjustments		Statement	Assuming		Assuming
			Assuming No		Assuming No	Maximum		Maximum
	Target	Hydra	Redemptions		Redemptions	Redemptions		Redemptions

Revenue	$90,480	$-	$-		$90,480	$-		$90,480
Cost of sales	(14,000)	-	-		(14,000)	-		(14,000)

Selling, general and administrative expenses	(46,647)	(2,015)	2,844	(2)	(45,818)	-		(45,818)
Depreciation and amortization	(27,414)	-	-		(27,414)	-		(27,414)
Total operating expenses	(74,061)	(2,015)	2,844		(73,232)	-		(73,232)
Net operating income (loss)	2,419	(2,015)	2,844		3,248	-		3,248

Other income (expense):
Unrealized gain on securities held in Trust Account	-	6	(6	) (1)	-	-		-
Interest income	284	107	(107	) (1)	284	-		284
Interest expense	(45,031)	-	(236	) (3)
			30,425	(4)	(14,842)	(172	) (5)	(15,014)
Other finance costs	(192)	-			(192)			(192)
Loss before income taxes	(42,520)	(1,902)	32,920		(11,502)	(172)		(11,674)
Provision for income taxes	(343)	-	2,643	(6)	2,300	34	(6)	2,335
Net loss	$(42,863)	$(1,902)	$35,563		$(9,202)	$(138)		$(9,339)

Weighted average shares outstanding, basic and diluted		3,070,014	17,838,462	(7)	20,908,476	(382,648	) (7)	20,525,828
Basic and diluted net loss per share		$(0.62)			$(0.44)			$(0.45)

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(UNAUDITED)

(in thousands except share and per share amounts)

	(C)	(D)
								Pro Forma
					Pro Forma	Pro Forma		Income
			Pro Forma		Income	Adjustments		Statement
			Adjustments		Statement	Assuming		Assuming
			Assuming No		Assuming No	Maximum		Maximum
	Target	Hydra	Redemptions		Redemptions	Redemptions		Redemptions

Revenue	$127,573	$-	$-		$127,573	$-		$127,573
Cost of sales	(24,227)	-	-		(24,227)	-		(24,227)

Selling, general and administrative expenses	(65,229)	(3,530)	3,052	(2)	(65,707)	-		(65,707)
Depreciation and amortization	(39,386)	-	-		(39,386)	-		(39,386)
Total operating expenses	(104,615)	(3,530)	3,052		(105,093)	-		(105,093)
Net operating loss	(1,269)	(3,530)	3,052		(1,747)	-		(1,747)

Other income (expense):
Unrealized loss on securities held in Trust Account	-	(10)	10	(1)	-	-		-
Interest income	646	14	(14	) (1)	646	-		646
Interest expense	(58,100)	-	(315	) (3)
			37,198	(4)	(21,217)	(230	) (5)	(21,447)
Other finance costs	(153)				(153)	-		(153)
Loss from equity method investee	(340)				(340)	-		(340)
Loss before income taxes	(59,216)	(3,526)	39,931		(22,811)	(230)		(23,041)
Provision for income taxes	(631)	-	5,193	(6)	4,562	46	(6)	4,608
Net loss	$(59,847)	$(3,526)	$45,124		$(18,249)	$(184)		$(18,433)

Weighted average shares outstanding, basic and diluted		2,787,207	18,029,333	(7)	20,816,540	(573,519	) (7)	20,243,021
Basic and diluted net loss per share		$(1.27)			$(0.88)			$(0.91)

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Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

(A)	Derived from the unaudited condensed consolidated statements of operations of Target for the forty week period ended July 2, 2016.
(B)	Derived from the unaudited condensed statements of operations of Hydra for the nine months ended September 30, 2016.
(C)	Derived from the audited consolidated statements of operations of Target for the fiscal period ended September 26, 2015.
(D)	Derived from the audited statements of operations of Hydra for the year ended December 31, 2015.

(1)	To eliminate unrealized gain (loss) and interest income on marketable securities held in the trust account as of the beginning of the periods.
(2)	To eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Target and Hydra in the amount of $1,313 and $1,531 as of September 30, 2016, respectively, and $0 and $3,052 as of December 31, 2015, respectively.
(3)	To record amortization of debt issue costs to interest expense in connection with the extension of the maturity date of the Target’s senior debt.
(4)	To eliminate interest expense on shareholder loan notes exchanged and purchased in connection with Business Combination as of the beginning of the periods.
(5)	To record interest expense on the $3,960 drawdown of the Target’s revolving credit agreement in the case of maximum redemptions.
(6)	To record normalized income tax benefit of 20.0% for pro forma financial presentation purposes.
(7)	As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for each of the periods presented. Weighted average common shares outstanding—basic and diluted is calculated as follows:

	Combined (Assuming No Redemptions)		Combined (Assuming Maximum Redemptions)
	Nine Months Ended September 30, 2016	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Hydra weighted average shares outstanding	3,070,014	2,787,207	3,070,014	2,787,207
Hydra rights converted to shares and shares issued to Macquarie	2,700,000	2,700,000	2,700,000	2,700,000
Hydra rights converted to shares	800,000	800,000	800,000	800,000
Hydra shares subject to redemption reclassified to equity	3,381,305	3,572,176	710,772	710,772
Hydra shares issued in Business Combination	10,957,157	10,957,157	13,245,042	13,245,042
Weighted average shares outstanding	20,908,476	20,816,540	20,525,828	20,243,021

Percent of shares owned by Target holders	52.4%	52.6%	64.5%	65.4%
Percent of shares owned by Hydra and Macquarie	47.6%	47.4%	35.5%	34.6%

Weighted average shares calculation, basic and diluted
Existing Target holders	10,957,157	10,957,157	13,245,042	13,245,042
Hydra holders and Macquarie	9,951,319	9,859,383	7,280,786	6,997,979
Weighted average shares, basic and diluted	20,908,476	20,816,540	20,525,828	20,243,021

The computation of diluted loss per share excludes the effect of warrants to purchase 8,750,000 shares of the Company’s common stock because their inclusion would be anti-dilutive.

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SPECIAL MEETING OF HYDRA INDUSTRIES STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held on December 13, 2016, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about November 22, 2016. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting. In connection with the special meeting, we are also providing you with our Annual Report on Form 10-K for the year ended December 31, 2015.

Date, Time and Place of Special Meeting

The special meeting will be held at 10:00 a.m., Eastern time, on December 13, 2016, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals set forth in this proxy statement.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on November 9, 2016, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 6,584,608 shares of Hydra Industries common stock outstanding, of which 4,584,608 are public shares and 2,000,000 are shares held by our Sponsors, independent directors and affiliates.

Vote of Sponsors

In connection with our IPO, we entered into letter agreements (the “2014 Letter Agreements”) with each of our initial stockholders, consisting of the Sponsors, our directors, our executive officers and our advisors, pursuant to which each agreed to vote any shares of Hydra Industries common stock owned by them in favor of the Business Combination Proposal.

In addition, concurrently with the execution of the Sale Agreement, our Sponsors entered into Voting and Support Letter Agreements with Target (the “Voting and Support Letter Agreements”), copies of which are attached hereto as Annex D. Pursuant to the Voting and Support Letter Agreements, the Sponsors, among other things, have confirmed their obligations under the 2014 Letter Agreements to vote all of the shares of Hydra Industries common stock held by them (representing as of the record date approximately 30% of the voting power of the Company) in favor of the Business Combination, and agreed that the Selling Group would be entitled to enforce such obligations.

Our initial stockholders have waived any redemption rights, including with respect to shares of common stock purchased in our IPO or in the aftermarket, in connection with the Business Combination. The founder shares and placement warrants held by our initial stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by December 29, 2016 (subject to the requirements of law). However, our initial stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purpose of determining the existence of a quorum.

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Approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy. Accordingly, a Hydra Industries stockholder’s failure to vote by proxy or to vote in person at the special meeting or the failure of a Hydra Industries stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will not be counted towards the number of shares of Hydra Industries common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Accordingly, a Hydra Industries stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting, or a broker non-vote with regard to any Charter Proposal will have the same effect as a vote “AGAINST” such Charter Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

The transactions contemplated by the Sale Agreement will consummated only if the Business Combination Proposal and, unless waived the Director Election Proposal and the Charter Proposals are approved at the special meeting. In addition, (i) the Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal, (ii) the Charter Proposals are conditioned on the approval of the Business Combination Proposal and (iii) the Director Election Proposal is conditioned on the approval of Proposal 3. The Adjournment Proposal does not require the approval of any other proposal to be effective. It is important for you to note that in the event that the Business Combination Proposal or, unless waived, the Director Election Proposal and Charter Proposals do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by December 29, 2016 (subject to the requirements of law), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Hydra Industries Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of these proposals.

When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:

•	the fact that our Sponsors, our independent directors and officers paid an aggregate of approximately $3,775,000 for their founder shares and placement warrants and such securities should have a significantly higher value at the time of the Business Combination;

•	the fact that certain directors and officers may enter into employment agreements with the Company after the consummation of the Business Combination;

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•	the Macquarie Forward Purchase;

•	the advisory services fee payable to Macquarie Capital upon consummation of the Business Combination;

•	the fact that A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra Sponsor, has agreed that he will be liable to us, and our Macquarie Sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or the Target, reduce the amount of funds in the Trust Account to below $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

•	the fact that our directors and officers will lose their entire investment in the Company if the Business Combination is not completed;

•	the fact that our Sponsors will lose the Contribution and additional funds loaned to the Company if the Business Combination is not completed;

•	the continuation of one of our five existing directors as a director of the Company; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination. These interests were considered by our Board when our Board approved the Business Combination.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee. We believe the proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instructions. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Charter Proposals. Broker non-votes will have the effect of a vote “AGAINST” the Charter Proposals but, assuming a quorum is otherwise validly established, broker non-votes and abstentions will have no effect on the other proposals to be considered at the special meeting.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of shares of our common stock that you own.

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•	You can vote your shares in advance of the special meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” each of the Charter Proposals, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.

•	You can attend the special meeting and vote in person even if you have previously voted by submitting a proxy. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Martin Schloss, the Company’s Executive Vice President, General Counsel and Secretary, by telephone at (646) 565-3861, by email at marty@hydramgmt.com or in writing to c/o Hydra Industries Acquisition Corp., 250 W. 57th Street, New York 10107 before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Morrow Sodali, our proxy solicitor, at (800) 662-5200 (toll free) or banks and brokers can call collect at (203) 658-9400.

Redemption Rights

Pursuant to our currently existing charter, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account, less taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If you affirmatively vote for or against the Business Combination Proposal, your request is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less taxes payable). For illustrative purposes, based on funds in the trust account of approximately $46 million on November 17, 2016, the estimated per share redemption price would have been approximately $10.05.

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In order to exercise your redemption rights, you must:

•	check the box on the proxy card to elect redemption;

•	check the box on the proxy card marked “Shareholder Certification”;

•	affirmatively vote for or against the Business Combination Proposal;

•	submit a request in writing prior to 5:00 p.m., Eastern time on December 9, 2016 (two business days before the special meeting) that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

and

•	deliver your public shares either physically or electronically through DTC to our transfer agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their broker, bank or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of our common stock, as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely request redemption.

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If the Business Combination is not approved and we do not consummate an initial business combination by December 29, 2016 (subject to the requirements of law), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders and our warrants to purchase common stock, as well as our rights to receive shares of our common stocks upon consummation of an initial business combination, will expire worthless.

Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Appraisal Rights

Appraisal rights are not available to holders of shares of our common stock in connection with the Business Combination.

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THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Sale Agreement and the other transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Sale Agreement and the Business Combination. Please see the subsections below for additional information and a summary of the material provisions of the Sale Agreement, which should be read together with the complete text of the Sale Agreement, a copy of which is attached as Annex A to this proxy statement.

Because we are holding a stockholder vote on the Business Combination, our existing charter provides that we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at the special meeting, assuming that a quorum is present.

The Sale Agreement

This subsection describes certain material provisions of the Sale Agreement, but does not purport to describe all of the terms of the Sale Agreement. The following summary should be read together with the complete text of the Sale Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Sale Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the Business Combination.

Consideration

The Sale Agreement reflects a transaction value for the Business Combination of £200 million (equivalent to approximately $264 million based on the USD/GBP exchange rate of $1.32/£1.00 as of the July 13, 2016 date of the Sale Agreement), plus an earn-out of up to 2.5 million Hydra shares, subject to certain customary anti-dilution adjustments (having a value of up to $25 million at an assumed value of $10.00 per share). The transaction is expected to represent approximately £96 million of equity value after adjusting for the maintenance of debt and certain other liabilities (equivalent to approximately $126 million based on the USD/GBP exchange rate of $1.32/£1.00 as of July 13, 2016). Exclusive of the potential earn-out, the consideration to be paid for the equity and shareholder loan notes of the Target Parent and the Inspired Group will be the aggregate of the Base Consideration (as defined below), less a fixed amount of Accruing Negative Consideration (£21,500 per day from but excluding July 2, 2016 through and including the closing of the Business Combination).

The “Base Consideration” to be paid for the equity and shareholder loan notes pursuant to the Sale Agreement will equal (i) £100,363,394.31, plus (ii) any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeds £8,237,909.41, minus (iii) certain expenses of the Selling Group noticed by its representatives, not to exceed £3,000,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements.

The Selling Group will be paid the Base Consideration, adjusted for the Accruing Negative Consideration (the “Completion Payment”), partially in cash (the “Cash Consideration”), to the extent available after the payment of certain transaction expenses, certain debt repayment and cash balance maintenance, and partially in newly-issued shares of Company common stock (“Purchaser Shares”) at a value of $10.00 per share (the “Stock Consideration”), as follows:

The Cash Consideration represents the cash Hydra Industries will have available at closing to pay the Completion Payment. The Cash Consideration will equal (i) the Company’s then current cash in trust (after any redemptions), the $20,004,347 proceeds of a private placement to Macquarie Capital pursuant to the Contingent Forward Purchase Contract, the form of which was included as Exhibit 10.12 to its registration statement on Form S-1 (the “Macquarie Forward Purchase”) and any other available funds, minus (ii) an agreed amount of Purchaser Costs (including expenses incurred in connection with the preparation of the proxy statement and meetings with Hydra stockholders), minus (iii) an agreed amount of the Selling Group’s transaction expenses, minus (iv) the amount of repayment required under certain of the Inspired Group’s financing arrangements, minus (v) £5 million for the purposes of retaining cash on the Company’s balance sheet.

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Upon closing of the Business Combination, the Cash Consideration will be deposited into an account designated by the Selling Group’s attorneys and the Company shall not be responsible for the application of the funds to individual members of the Selling Group.

The Stock Consideration will be the number of Purchaser Shares equal to the amount of the Completion Payment minus the Cash Consideration, divided by $10.00 per share, and is currently estimated to be approximately 10.7 million shares of our common stock, assuming, for illustrative purposes only, no redemption of shares by our existing public stockholders and closing of the Business Combination as of September 24, 2016. The Stock Consideration will fluctuate if either of these assumptions should change. For example, should redemption of shares by our existing public stockholders reach 2.3 million shares, or 49.6% of the public shares, and assuming that the Business Combination closed as of September 24, 2016, it is estimated that the Stock Consideration would be approximately 12.6 million shares of our common stock.

The earn-out payment of up to 2.5 million Hydra shares, subject to certain customary anti-dilution adjustments (having a value of up to $25 million at an assumed value of $10.00 per share) (the “Earn-out Consideration”) shall be paid to the Selling Group exclusively in Purchaser Shares and will be determined based on the financial performance of Inspired's businesses in six specific countries, China, Colombia, Greece, Norway, Spain and Ukraine, as measured by EBITDA for the twelve months ended September 30, 2018. If such EBITDA is equal to or greater than £15,000,000, the Selling Group will receive an aggregate of 2,500,000 shares. If such EBITDA is less than £15,000,000, the Selling Group will receive the number of shares equal to the product of (x) 2,500,000 and (y) a fraction, the numerator of which is such EBITDA and the denominator of which is £15,000,000. For example, if the EBITDA achieved in such countries for the period were £7,500,000, the Selling Group would receive 1,250,000 shares as the earn-out payment. By contrast, if the EBITDA achieved in such countries for the period were £20,000,000, the Selling Group would receive 2,500,000 shares as the earn-out payment.

The Cash Consideration is anticipated to be funded through a combination of (i) cash held in our trust account after redemptions (as described herein), (ii) the proceeds of the Macquarie Forward Purchase and (iii) additional funds, if any, otherwise available at closing. If the Company’s available cash at closing is insufficient to pay all liabilities and obligations of the Company and Target due and required to be paid at closing or by reason of closing, the Selling Group may elect to not consummate the Business Combination. At November 17, 2016, the balance in our trust account was approximately $46 million. For additional information regarding sources and uses for funding the Total Consideration, see “The Business Combination Proposal — Sources and Uses for the Business Combination.” For more information on the Company’s shares, see the section entitled “The Business Combination Proposal — Total Shares of Hydra Common Stock to be Issued in the Business Combination.”

Representations and Warranties

The Sale Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Sale Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Sale Agreement. The representations and warranties of certain managers of the Target are contained in the Warranty Deed pertaining to the transaction, which has been filed with the SEC. The representations, warranties and covenants in the Sale Agreement are also modified in important part by the disclosure schedules and annexes attached thereto which are not filed publicly and which may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that differ from what may be viewed as material to investors. The representations and warranties in the Sale Agreement and Warranty Deed and the items listed in the disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Sale Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. If we become aware of any specific material facts that contradict the representations, warranties or covenants in the Sale Agreement, we will provide for further disclosure as appropriate.

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Undertakings and Conditions

Prior to the closing of the Business Combination, Target Parent and the members of the Selling Group will engage in an internal restructuring of the shareholder loan notes pursuant to Schedule 7 of the Sale Agreement enabling Hydra Industries to purchase all of the shareholder loan notes free from encumbrances. Inspired has agreed to continue to operate in the ordinary course of its business. The consummation of the Sale Agreement is subject, among other things, to the approval of the Hydra Industries stockholders, required gaming industry regulatory approvals, Hydra Industries’ having at least $5,000,001 of net tangible assets remaining after redemptions and, unless waived, the approval of the Charter Proposals and the Director Election Proposal. Subsequent to the receipt of its stockholders’ approval, Hydra Industries shall draw down on the Macquarie Forward Purchase in connection with the closing. Hydra Industries shall not be obligated to complete the Business Combination if a breach (or breaches, in the aggregate) or event constituting a Material Adverse Effect (as such term is defined in the Sale Agreement) occurs prior to the closing date.

Voting and Support Letter Agreements

For information about the Voting and Support Letter Agreements, see “Special Meeting of Hydra Industries Stockholders — Vote of Hydra Industries Founders and Chairman and CEO.”

Existing Target Indebtedness

As of April 9, 2016, the Target had £96.5 million in total credit facilities consisting of a £17.5 million revolver provided by Lloyds Bank plc and a £79 million term loan held by Ares Management Limited.  £8 million was drawn on the revolver and the interest rate on the revolver was LIBOR + 5.0%.  The interest on the term loan consists of cash and PIK interest, with a cash rate of LIBOR plus 7.0% subject to a LIBOR floor of 3.0% and a PIK interest component currently at 4.5%.  The PIK interest component increases every three months up to 7.0% at June 1, 2017 and thereafter.  Both the revolver and term loan maturities were extended in connection with the Business Combination, with the revolver maturing on June 30, 2019 and the term loan maturing on September 30, 2019.

Background of the Business Combination

Hydra Industries is a blank check company formed in Delaware on May 30, 2014, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. The proposed Business Combination is the result of an extensive search for a potential transaction drawing upon the network, investing experience and operating background of our management team and Board of Directors. The terms of the proposed Business Combination are the result of thorough negotiations between the representatives of Hydra Industries (including Macquarie Capital (USA) Inc.), representatives of the sellers and representatives of Inspired Gaming Group. The following is a brief description of these negotiations and the background of the Business Combination:

From the date of our IPO through the execution of the Share Sale Agreement on July 13, 2016, Hydra Industries considered a number of potential target companies with the objective of consummating an appropriate acquisition. Representatives of Hydra Industries contacted, and were contacted by, a number of individuals and entities who offered to present ideas for acquisition opportunities, including financial advisors and companies within the diversified industrial, manufacturing, transportation, distribution, gaming and services sectors in the United States and abroad. Hydra Industries compiled a pipeline of high priority potential targets and updated and supplemented such pipeline from time to time. This pipeline and related developments were discussed periodically with the Board of Directors of Hydra Industries.

During this period, Hydra Industries and its representatives:

•	Identified and preliminarily evaluated more than 140 potential acquisition targets;

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•	Conducted initial business and financial due diligence or had meaningful discussions with representatives of 12 potential acquisition targets (other than Inspired);
•	Provided an initial non-binding indication of interest to five potential acquisition targets (other than Inspired); and
•	Submitted a letter of intent and commenced further due diligence with respect to two potential acquisition targets (other than Inspired).

Hydra Industries reviewed these opportunities and potential acquisition targets based on the same general criteria discussed below and used in evaluating the Business Combination. These criteria included established middle-market businesses with proven track records, experienced management teams and strong competitive positions with, or with the potential for, revenue and earnings growth and attractive free cash flow generation. Hydra Industries focused on sectors exhibiting secular growth or the potential for near-term secular uptick, and within those sectors, focused only on businesses that the management of Hydra Industries believed were likely to benefit from being part of a publicly traded company.

Prior to the completion of our IPO in October 2014, representatives of Hydra Industries had engaged in extensive discussions with a number of different financial advisors with experience in, among other things, diversified industrial, manufacturing, transportation, distribution, gaming and services sectors which might assist Hydra Industries with respect to potential acquisition opportunities. After several meetings with Macquarie Capital (USA) Inc. (“Macquarie”), Hydra Industries decided to engage Macquarie as a financial advisor for that purpose. On October 24, 2014, Hydra Industries entered into an engagement letter with Macquarie. On that date, MIHI LLC, an affiliate of Macquarie, agreed to a Contingent Forward Purchase Commitment with Hydra Industries pursuant to which it would, upon the satisfaction of certain conditions, purchase 2,000,000 Units and 500,000 shares of common stock of Hydra Industries for an aggregate purchase price of $20,004,347. On October 24, 2014, Hydra Industries also entered into an underwriting agreement with UBS Securities LLC pursuant to which it would be sole bookrunning manager of the IPO and pursuant to which EarlyBird Capital, Inc. was engaged as a co-manager of the offering. Both of the underwriters have significant established relationships with fundamental investors (both institutional investors and high net worth individuals) and Hydra Industries sought to use them as additional potential sources of acquisition opportunities.

The potential opportunity to acquire a portion of the business of a company perceived to meet many of the board’s criteria (“Company A”) was presented to us in a meeting in January 2015 between A. Lorne Weil, our Chairman and CEO, another of our directors and a major shareholder of Company A. That initial meeting was followed by detailed discussions and due diligence with representatives of Company A following execution of a non-disclosure agreement with Company A on February 3, 2015. On June 13, 2015, Hydra Industries submitted a non-binding indication of interest to Company A, which was accepted by Company A. At that point, due diligence continued and contract preparations and negotiations began with representatives of Company A. On October 25, 2015, Company A advised Hydra Industries that it was terminating discussions and selling the business in question to another entity.

In February 2015, a representative of Hydra Industries met with the CEO of Company B at an industry trade show. Company B was interested in exploring the possibility of a business combination with Hydra Industries, and on February 6, 2015, sent a non-confidential presentation to Hydra Industries describing Company B. The delivery of the presentation generated a number of telephonic discussions among the CEO of Company B, Mr. Weil and other representatives of Hydra Industries.

In March 2015, a representative of the owner of Company B began discussions with Hydra Industries and representatives of Macquarie. On April 17, 2015, Company B and Hydra Industries entered into a non-disclosure agreement. Further discussions were held among representatives of Hydra Industries, Macquarie and the owner of Company B between April and June of 2015.

In September and October 2015, the owner of Company B sent revised presentations regarding Company B to Hydra Industries.

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In November 2015, the owner and the CEO of Company B met with representatives of Hydra Industries to provide a management presentation about Company B and to further discuss the possibility of a business combination.

In December 2015, the owner of Company B met and had further discussions with Macquarie and other representatives of Hydra Industries.

Hydra Industries sent a non-binding offer letter to the owner of Company B on January 22, 2016, proposing an acquisition of Company B by Hydra Industries. The offer letter was not accepted by the owner of Company B and discussions to combine Hydra Industries with Company B were terminated. The Company understands that Company B had concerns about the process of pursuing a potential transaction with a special purpose acquisition company, and determined to remain independent for the time.

In October 2015, at a meeting in the New York offices of Hydra Industries with Luke Alvarez, a representative of Morgan Stanley and representatives of Hydra Industries, Hydra Industries was advised that a formal sale process for Inspired and another company (“Company C”) was about to commence, pursuant to which interested parties might submit bids for Inspired and Company C.

On November 10, 2015, Hydra Industries executed non-disclosure agreements with each of Inspired and Company C in order to obtain information regarding Inspired and Company C.

On December 2, 2015, representatives of Hydra Industries including Lorne Weil and Macquarie attended a management presentation regarding Inspired and Company C, by their respective management teams, including Mr. Alvarez.

On December 17, 2015, Hydra Industries submitted a non-binding indication of interest to purchase both Inspired and Company C.

In December 2015, Hydra Industries was approached by representatives of another company (“Company D”) seeking a possible business combination. On February 1, 2016, a non-binding indication of interest was submitted by Hydra Industries to Company D, which was subsequently accepted by Company D. Due diligence and the drafting of relevant documentation was commenced. On May 21, 2016, after further evaluation and consideration, having not reached agreement with respect to price or governance matters, considering potential timing and uncertainty of completion, and in light of the prospects for a potential transaction with Inspired, Hydra Industries advised Company D that it was terminating discussions with respect to a possible business combination.

In late December 2015 or early January 2016, a representative of Morgan Stanley called Hydra Industries and advised it that Company C had been sold to a higher bidder, and that a new auction process would begin for Inspired. At that time, Mr. Weil discussed Hydra Industries’ interest in making an offer for Inspired. The representative of Morgan Stanley invited Hydra Industries to submit a written offer regarding Inspired.

On February 23, 2016, Hydra Industries submitted a revised, written, non-binding offer for Inspired.

Thereafter, on March 8, 2016, Mr. Weil and representatives of Macquarie met with Vitruvian Partners LLP (“Vitruvian”), the principal equity and shareholder loan note holder of Inspired, in London to discuss the offer by Hydra Industries, which if pursued would result in a meaningful ownership of the surviving company by Vitruvian post-closing. Vitruvian indicated its interest in continuing discussions on that basis.

Also in March 2016, Inspired, with input from Hydra Industries, Macquarie and Vitruvian, began discussing and negotiating with Inspired’s existing lenders a proposed two year extension of Inspired’s debt maturities.

During the following weeks, the parties and their respective representatives and advisers were in regular communication regarding the potential transaction, including the operative transaction agreements and other matters.

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On June 3, 2016, the Board of Directors of Hydra Industries met to discuss developments and a presentation was made by Macquarie outlining, on a preliminary basis, the principal proposed terms for a potential acquisition of Inspired. After discussion, the Board approved the continuation of negotiations with Inspired. At that time, the Board also approved Hydra Industries’ entry into a two-week exclusivity period with Inspired.

On June 17, 2016, Hydra Industries and the sellers of Inspired agreed to extend the period of that mutual exclusivity agreement by an additional week.

During the period between the delivery of Hydra Industries’ non-binding letter of intent and the completion of the contract negotiations for the purchase of Inspired, numerous telephone calls and e-mails were exchanged between the parties and their representatives and advisers.

On June 23, 2016, Hydra Industries’ Board of Directors met to further review the proposed purchase of Inspired. Macquarie answered questions about the proposed terms of the transaction and the Board again authorized negotiations to continue.

On July 7, 2016, the Board of Directors of Hydra Industries met to discuss the proposed purchase of Inspired. Macquarie made a presentation regarding the principal terms of the transaction and also reviewed the main valuation considerations regarding the contemplated purchase price and related matters. The Board also discussed the possible impact of the recent “Brexit” vote in the United Kingdom and the progress in obtaining the Warranties and Indemnity insurance sought by the Sellers. The parties anticipated that the insurance policy would be issued soon.

On July 12, 2016, Hydra Industries’ Board of Directors met again. After further discussion and, among other things, an update from Kramer Levin regarding the transaction documentation and negotiation, the Board formally approved the purchase of Inspired, subject to the issuance of the Warranties and Indemnity insurance policy in acceptable form.

On July 13, 2016, the Warranties and Indemnity insurance policy was issued and the Share Sale Agreement and certain related documents were executed and delivered by the parties. Also on July 13, 2016, Inspired’s existing lenders finalized a two-year extension of Inspired’s debt maturities.

On July 14, 2016, prior to the commencement of trading in the U.S. capital markets, a press release was issued announcing the execution of the Share Sale Agreement. On July 14, 2016, a Form 8-K was filed with the Securities Exchange Commission referencing the transaction and filing the press release.

On July 19, 2016, Messrs. Weil, Alvarez and Daniel Silvers held an investor conference call to discuss the transaction. Mr. Silvers is the Managing Member of Matthews Lane Capital Partners LLC, a consultant to Hydra Industries.

On July 19, 2016, a Form 8-K was filed describing the transaction in further detail and filing a copy of the Share Sale Agreement.

On July 20, 2016, a Form 8-K/A was filed to include a final executed copy of the Share Sale Agreement.

On October 27, 2016, the Company held a special meeting of stockholders to, among other things, approve an extension of the date before which the Company must complete an initial business combination from October 29, 2016 to December 29, 2016 (the “Extension Meeting”). In connection with the Extension Meeting, a total of 3,415,392 shares of common stock were redeemed. At the Extension Meeting, the stockholders of the Company approved the proposed extension of the date by which the Company must complete an initial business combination to December 29, 2016.

On November 1, 2016, the Sponsors deposited into the trust account an amount equal to $0.05 for each of the 4,584,608 public shares of the Company that were not redeemed in connection with the Extension Meeting (the “Contribution”). As a result of the Contribution and following the redemption of a portion of the public shares in connection with the extension, the pro rata amount of the funds available in the trust account for the public shares that were not redeemed increased from approximately $10.00 per share to approximately $10.05 per share.

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The parties and their respective representatives have continued and expect to continue regular discussions regarding the execution of the Business Combination.

Hydra Industries’ Board of Directors’ Reasons for the Approval of the Business Combination

In considering the Business Combination, the Board determined that Inspired met its criteria for evaluating prospective targets. The Board believes that Inspired is an established middle-market business with a proven track record, experienced management team and strong competitive position with the potential for revenue and earnings growth and attractive free cash flow generation. Our Board also believes that Inspired could benefit from becoming part of a publicly-traded company. The Board anticipates that the operating and financial capabilities of our own executive team can complement the capabilities of Inspired’s management, and that our operating expertise can serve as a catalyst to further develop Inspired’s business. The Board also considered possible negative aspects of the Business Combination, including, but not limited to, the implications of operating in a variety of countries and a variety of currencies and the potential effect of the U.K’s advisory referendum vote to exit from the European Union, and determined to approve the transaction and recommend it to our shareholders.

Satisfaction of 80% Test

It is a requirement under Hydra Industries’ existing charter that any business acquired by Hydra Industries have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. The Hydra Industries board of directors, in consultation with its financial advisors, determined that the fair market value of Target was equal to at least 80% of the amount of funds held by Hydra Industries in trust for the benefit of its public stockholders (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account). The Board’s determination was based on, among other things, an analysis of public companies deemed comparable to the Target which indicated a range of enterprise values in excess of $311 million.

Certain Benefits of Hydra Industries’ Directors and Officers and Others in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination, you should keep in mind that our board of directors, officers and nominees to the board of directors have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	the fact that our Sponsors, our independent directors and officers paid an aggregate of approximately $3,775,000 for their founder shares and placement warrants and such securities should have a significantly higher value at the time of the Business Combination;

•	the fact that certain directors and officers may enter into employment agreements with the Company after the consummation of the Business Combination;

•	the Macquarie Forward Purchase;

•	the advisory services fee payable to Macquarie Capital upon consummation of the Business Combination;

•	the fact that A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra Sponsor, has agreed that he will be liable to us, and our Macquarie Sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or the Target, reduce the amount of funds in the Trust Account to below $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

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•	the fact that our directors and officers will lose their entire investment in the Company if the Business Combination is not completed;

•	the fact that our Sponsors will lose the Contribution and additional funds loaned to the Company if the Business Combination is not completed;

•	the continuation of one of our five existing directors as a director of the Company; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination. These interests were considered by our Board when our Board approved the Business Combination.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, our directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the trust account.

In addition, at any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the initial stockholders or their respective affiliates may purchase shares of Hydra Industries common stock from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of Hydra Industries common stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the shares present and entitled to vote at the special meeting to approve the Business Combination Proposal vote in its favor, that the cash requirements of the transaction are met and that the Company will have at least $5,000,001 in net tangible assets upon closing of the Business Combination after taking into account holders of public shares that properly demanded redemption of their public shares for cash, when it appears that such requirements would otherwise not be met.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by our directors, officers or advisors or their respective affiliates, to reduce the dollar amount of redemptions and thereby enhance Hydra Industries’ ability to satisfy a closing condition under the Sale Agreement.

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Total Shares of Hydra Industries Common Stock to be Issued in the Business Combination

It is anticipated that, following completion of the Business Combination and if there are no redemptions, Hydra Industries’ public stockholders will retain an ownership interest of approximately 26% in Hydra Industries and our initial stockholders and affiliates will retain an ownership interest of approximately 23% in Hydra Industries, assuming none of Hydra Industries’ stockholders exercise their redemption rights. If Hydra Industries’ stockholders exercise their redemption rights, the ownership interest in Hydra Industries of Hydra Industries’ public stockholders will decrease and the ownership interest in Hydra Industries of the Selling Group will increase. To the extent that there are redemptions of Hydra Industries common stock with respect to 2.3 million shares, which we believe would leave approximately $23 million in our trust account, Hydra Industries’ public stockholders will retain an ownership interest of approximately 15% and our initial stockholders and affiliates will retain an ownership interest of approximately 23%.

The illustrative ownership percentages with respect to Hydra Industries following the Business Combination do not take into account (i) the issuance of any shares upon completion of the Business Combination under the Company’s proposed 2016 Long-Term Incentive Plan or (ii) any of the 17,500,000 warrants to purchase up to a total of 8,750,000 shares of Hydra Industries common stock that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Hydra Industries’ existing stockholders in Hydra Industries will be different. See “Summary of the Proxy Statement — Impact of the Business Combination on Hydra Industries’ Public Float” for further information.

Sources and Uses of Funding for the Business Combination

The following table summarizes our estimated sources and uses for funding the Business Combination assuming no redemptions and $45.8 million of cash in our trust account:

(dollars(1) in millions)
Sources(2)		Uses(2)
Cash from Hydra Industries	$45.8	Cash Consideration(3)	$30.1
Macquarie Forward Purchase	20.0	Transaction Expenses	14.8
Target Debt under Extension	108.4	Accrued PIK Interest Payment	11.5
Seller Rollover Shares	107.4	Accrued Cash Interest	2.8
		Target Debt under Extension	108.4
		Seller Rollover Shares	107.4
		Cash to Balance Sheet	6.6
Total Sources(4)	$281.7	Total Uses(4)	$281.7

(1)	Assumes $1.32/£1.00 exchange rate as of July 13, 2016
(2)	Expected balances at closing
(3)	Gross of transaction bonuses and seller transaction costs
(4)	Totals may differ due to rounding

The following table summarizes our estimated sources and uses for funding the Business Combination assuming redemption of 49.6% of the outstanding shares (the maximum redemption amount before no cash consideration would be paid to the Selling Group if the Business Combination were consummated as of June 30, 2016):

(dollars(1) in millions)
Sources(2)		Uses(2)
Cash from Hydra Industries	$23.1	Cash Consideration(3)	$11.3
Macquarie Forward Purchase	20.0	Transaction Expenses	14.8
Target Debt under Extension	108.4	Accrued PIK Interest Payment	11.5
Existing Revolver Drawn at Close	4.0	Accrued Cash Interest	2.8
Seller Rollover Shares	126.2	Target Debt under Extension	108.4
		Seller Rollover Shares	126.2
		Cash to Balance Sheet	6.6
Total Sources(4)	$281.7	Total Uses(4)	$281.7

(1)	Assumes $1.32/£1.00 exchange rate as of July 13, 2016
(2)	Expected balances at closing
(3)	Gross of transaction bonuses and seller transaction costs
(4)	Totals may differ due to rounding

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Board of Directors of Hydra Industries Following the Business Combination

Upon the closing of the Business Combination, and the effectiveness of Proposal 3 of the Charter Proposals, we anticipate increasing the size of our board of directors from five to seven directors. Four incumbent directors of Hydra Industries, Messrs. Dannhauser, Miller, Shea and Stevens, have submitted prospective resignations from our board of directors effective immediately upon closing of the Business Combination. Concurrently, we are nominating A. Lorne Weil, Luke Alvarez, Nicholas Hagen, Ira Raphaelson, Philip Russmeyer, John Vandemore and Roger Withers to our Board. If all director nominees are elected and the Business Combination is consummated, our board of directors will consist of one re-elected Hydra Industries director, A. Lorne Weil, and six newly elected directors, including Luke Alvarez, who shall also continue as the CEO of Inspired Entertainment and become CEO of Hydra Industries, as well as Nicholas Hagen, Ira Raphaelson, Philip Russmeyer, John Vandemore and Roger Withers. See the sections entitled “Director Election Proposal” and “Management After the Business Combination.”

Certificate of Incorporation

Upon the closing of the Business Combination, and the effectiveness of the Charter Proposals, our existing charter will be amended promptly to:

•	increase the Company’s authorized common stock;

•	provide for the declassification of our board of directors and make certain related changes;

•	provide for additional changes, including changing the Company’s name from “Hydra Industries Acquisition Corp.” to “Inspired Entertainment, Inc.” and making the Company’s corporate existence perpetual, which our board of directors believes are necessary or appropriate to address the circumstances and needs of the Company following the Business Combination; and

•	provide the Company with the ability to restrict securities ownership by persons who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold the Company’s securities by gaming authorities or who could by holding its securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority.

Name; Headquarters

The name of the Company after the Business Combination will be Inspired Entertainment, Inc. and our headquarters will be located at 250 W. 57th Street, New York, NY 10107.

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Redemption Rights

Pursuant to our existing charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our existing charter. As of November 17, 2016, this would have amounted to approximately $10.05 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our common stock for cash and will no longer own shares of Hydra Industries. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly requests redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in accordance with the procedures described herein. The requirement that a holder affirmatively vote for or against the Business Combination in order to redeem its shares does not have any state law precedent. Each redemption of public shares by our public stockholders will decrease the amount in our trust account, which holds approximately $46 million as of November 17, 2016. See the section entitled “Special Meeting of Hydra Industries Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Appraisal Rights

There are no appraisal rights available to our stockholders in connection with the Business Combination.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. generally accepted accounting principles. Under this method of accounting Hydra will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Target comprising the ongoing operations of the combined entity, designees of the Selling Group, together with the present CEO of Target, comprising a majority of the governing body of the combined company, and Target’s senior management comprising a majority of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Target issuing stock for the net assets of Hydra, accompanied by a recapitalization. The net assets of Hydra will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Target.

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Material U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of the material U.S. federal income tax considerations for holders of Hydra Industries common stock that elect to have their Hydra Industries common stock redeemed for cash if the Business Combination is completed. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Services (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	certain U.S. expatriates;

•	traders in securities that elect mark-to-market treatment;

•	S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	mutual funds;

•	qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (or RICs);

•	real estate investment trusts (or REITs);

•	persons holding Hydra Industries common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	tax-exempt organizations;

•	persons that actually or constructively own 5 percent or more of Hydra Industries common stock; and

•	non-U.S. stockholders (as defined below, and except as otherwise discussed below).

If any partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Hydra Industries common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding Hydra Industries common stock, you should consult your tax advisor. This summary assumes that stockholders hold Hydra Industries common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment and not as a dealer or for sale to customers in the ordinary course of the stockholder’s trade or business.

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WE URGE HOLDERS OF HYDRA INDUSTRIES COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. Hydra Industries Stockholders

This section is addressed to U.S. holders of Hydra Industries common stock that elect to have their Hydra Industries common stock redeemed for cash as described in the section entitled “Special Meeting of Hydra Industries Stockholders — Redemption Rights.” For purposes of this discussion, a “Redeeming U.S. Holder” is a beneficial owner that so redeems its Hydra Industries common stock and is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

A Redeeming U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such stockholder’s adjusted basis in the Hydra Industries common stock exchanged therefor if the Redeeming U.S. Holder’s ownership of stock in Hydra Industries is completely terminated or if the redemption meets certain other tests described below. Special constructive ownership rules apply in determining whether a Redeeming U.S. Holder’s ownership of stock in Hydra Industries is treated as completely terminated. Pursuant to these constructive ownership rules, a Redeeming U.S. Holder will be deemed to own stock that is actually or constructively owned by certain members of his or her family (spouse, children, grandchildren and parents) and other related parties including, for example, certain entities in which such Redeeming U.S. Holder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such Redeeming U.S. Holder (or a related person) has the right to acquire upon exercise of an option or conversion right. In addition, if a shareholder lives in a community property state, the community property laws of that state may have an effect on the constructive ownership rules. Certain exceptions to the family attribution rules for the purpose of determining a complete termination. If a Redeeming U.S. Holder intends to rely upon these exceptions, the Redeeming U.S. Holder must file a “waiver of family attribution” statement with the shareholder’s tax return and must comply with certain other requirements set forth in the Code and the income tax regulations promulgated thereunder. If gain or loss treatment applies, such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. Stockholders who hold different blocks of Hydra Industries common stock (generally, shares of Hydra Industries common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon redemption that does not completely terminate the Redeemed U.S. Holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. Holder, that Redeeming U.S. Holder is deemed to own not just stock he, she or it actually owned but also, in some cases, stock owned by certain family members, certain estates and trusts of which the Redeeming U.S. Holder is a beneficiary, and certain other affiliated entities.

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Generally, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. Holder if (i) the Redeeming U.S. Holder’s percentage ownership of the outstanding voting stock (including all classes which carry voting rights) of Hydra Industries is reduced immediately after the redemption to less than 80% of the Redeeming U.S. Holder’s percentage interest in such stock immediately before the redemption; (ii) the Redeeming U.S. Holder’s percentage ownership of the outstanding common stock (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. Holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of Hydra Industries entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. Holder will depend upon the particular circumstances of that U.S. holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. Holder’s actual or constructive percentage ownership of Hydra Industries. The IRS has ruled that any reduction in a stockholder’s proportionate interest generally is a “meaningful reduction” if the stockholder’s relative interest in the corporation is minimal and the stockholder does not have meaningful control over the corporation.

If none of the redemption tests described above give rise to capital gain or loss, the consideration paid to the Redeeming U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in the stockholder’s “holding period” as part of the Redeeming U.S. Holder’s determination as to whether such gain or loss would be treated as short term or long term for U.S. federal income tax purposes. Any distribution in excess of our earnings and profits will reduce the Redeeming U.S. Holder’s basis in the Hydra Industries common stock (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the Hydra Industries common stock.

These rules are complex and U.S. holders of Hydra Industries common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Certain Redeeming U.S. Holders who are individuals, estates or trusts pay a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” (as applicable), which may include all or a portion of their capital gain or dividend income from their redemption of Hydra Industries common stock. Redeeming U.S. Holders should consult their tax advisors regarding the effect, if any, of the net investment income tax.

U.S. Federal Income Tax Considerations to Non-U.S. Hydra Industries Stockholders

This section is addressed to non-U.S. holders of Hydra Industries common stock that elect to have their Hydra Industries common stock redeemed for cash as described in the section entitled “Special Meeting of Hydra Industries Stockholders — Redemption Rights.” For purposes of this discussion, a “Redeeming Non-U.S. Holder” is a beneficial owner (other than a partnership) that so redeems its Hydra Industries common stock and is not a Redeeming U.S. Holder.

Except as discussed in the following paragraph, a Redeeming Non-U.S. Holder who elects to have its Hydra Industries common stock redeemed will generally be treated in the same manner as a U.S. Holder for U.S. federal income tax purposes. See the discussion above under “U.S. Federal Income Tax Considerations to U.S. Hydra Industries Stockholders.”

Any Redeeming Non-U.S. Holder will generally not be subject to U.S. federal income tax on any capital gain recognized as a result of the exchange unless:

•	such stockholder is an individual who is present in the United States for 183 days or more during the taxable year in which the redemption takes place and certain other conditions are met, in which case the Redeeming Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain for the year; or

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•	such stockholder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by such holder in the United States), in which case the Redeeming Non-U.S. Holder will generally be subject to the same treatment as a Redeeming U.S. Holder with respect to the exchange, and a corporate Redeeming Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

With respect to any redemption treated as a distribution rather than a sale, any amount treated as dividend income to a Redeeming Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Redeeming Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty. Dividends received by a Redeeming Non-U.S. Holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividends are attributable to a permanent establishment maintained by the Redeeming Non-U.S. Holder in the United States), are includible in the Redeeming Non-U.S. Holder’s gross income in the taxable year received. Although generally not subject to withholding tax, such dividends are taxed at the same graduated rates applicable to Redeeming U.S. Holders, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, dividends received by a corporate Redeeming Non-U.S. Holder that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. holders of Hydra Industries common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their Hydra Industries common stock will be treated as a sale or as a distribution under the Code.

Under the Foreign Account Tax Compliance Act (“FATCA”) and U.S. Treasury regulations and administrative guidance thereunder, a 30% United States federal withholding tax may apply to any dividends paid to (i) a “foreign financial institution” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Redeeming Non-U.S. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their disposition of Hydra Industries common stock.

Backup Withholding

In general, proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate U.S. stockholder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. stockholder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Any amount withheld under these rules will be creditable against the U.S. stockholder’s or non- U.S. stockholder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

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Vote Required for Approval

Along with approval of the Director Election Proposal and Charter Proposals (unless waived), approval of the Business Combination Proposal is a condition to the completion of the Business Combination. If the Business Combination Proposal is not approved, the Business Combination will not take place. Approval of the Business Combination Proposal is also a condition to the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal. If the Director Election Proposal and Charter Proposals are not approved, unless waived, the Business Combination Proposal will have no effect (even if approved by the requisite vote of our stockholders at the special meeting or any adjournment or postponement thereof) and the Business Combination will not occur.

This Business Combination Proposal (and consequently, the Sale Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if at least a majority of the votes cast in person or by proxy at the special meeting vote “FOR” the Business Combination Proposal.

Our initial stockholders have agreed to vote any shares of Hydra Industries common stock owned by them in favor of the Business Combination. As of the record date, such stockholders beneficially owned 2,000,000 shares of common stock, excluding shares issuable upon the exercise of warrants.

As of the date hereof, our initial stockholders have not purchased any public shares.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

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THE CHARTER PROPOSALS

The following sets forth a summary of the principal changes proposed to be made between our existing charter and the proposed charter. This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

•	increase the Company’s authorized common stock;

•	provide for the declassification of our board of directors and make certain related changes;

•	provide for additional changes, including changing the Company’s name from “Hydra Industries Acquisition Corp.” to “Inspired Entertainment, Inc.” and making the Company’s corporate existence perpetual, which our board of directors believes are necessary or appropriate to address the circumstances and needs of the Company following the Business Combination; and

•	provide the Company with the ability to restrict securities ownership by persons who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold the Company’s securities by gaming authorities or who could by holding its securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority.

Reasons for the Proposed Charter Amendments

Authorization to Increase the Company’s Authorized Share Capital (Proposal 2)

There currently are 6,584,608 shares of Company common stock issued and outstanding, consisting of 4,584,608 shares originally sold as part of units in our IPO and 2,000,000 founder shares that were issued to our Sponsors prior to our IPO. There are currently no shares of our preferred stock issued and outstanding. There are also 8,000,000 rights outstanding to receive one-tenth (1/10) of one share of common stock upon consummation of the Business Combination. In addition, there currently are 15,500,000 warrants of the Company outstanding, consisting of 8,000,000 public warrants originally sold as part of units in our IPO and 7,500,000 private placement warrants issued to our Sponsors in a private placement simultaneously with the consummation of our IPO. An additional 2,000,000 warrants and 2,700,000 shares of common stock will be issuable pursuant to the Macquarie Forward Purchase. Each warrant entitles the holder thereof to purchase one-half of one share of Company common stock at a price of $5.75 per half share ($11.50 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of shares of our common stock. No fractional shares will be issued upon exercise of the warrants. In addition, concurrently with the closing of the Business Combination, we also intend to reserve for issuance up to 3,250,000 shares of Company common stock under the Incentive Plan.

In order to ensure that the Company has sufficient authorized capital for future issuances, including pursuant to the Incentive Plan, our board of directors has approved, subject to stockholder approval, an amendment to our existing charter to increase the number of shares of our common stock and preferred stock from 30,000,000, consisting of 29,000,000 shares of Company common stock, and 1,000,000 shares of Company preferred stock, to 50,000,000 shares, consisting of 49,000,000 shares of Company common stock, and 1,000,000 shares of Company preferred stock. This summary is qualified by reference to the complete text of the proposed second amended and restated charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

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Our board of directors believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs (including if needed as part of financing for future growth acquisitions). Assuming approval of this proposal, after taking into account the reservation of shares dedicated for the Business Combination (assuming 2.3 million shares of our common stock are redeemed), and approximately 8.75 million shares of Company common stock issuable upon exercise of outstanding warrants, we would have up to approximately 19.5 million authorized shares of Company common stock and one million authorized shares of Company preferred stock available for issuance from time to time at the discretion of the board of directors without further stockholder action, except as may be required by applicable law or the NASDAQ rules or regulations, which require stockholder approval for certain issuances of stock. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans, pursuant to which we may provide equity incentives to employees, officers and directors.

Our board of directors believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Declassification of the Board (Proposal 3)

In connection with the Business Combination, our board of directors is required to be reconstituted and comprised of seven members, without classification. Our board of directors believes it is in the best interests of the Company for the board of directors to cease to be classified into two classes effective upon consummation of the Business Combination.

Approval of Certain Additional Amendments to Existing Charter in Connection with the Business Combination (Proposal 4)

The exclusive jurisdiction amendment is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The board of directors believes that the Delaware courts are best suited to address disputes involving such matters given that the Company is incorporated in Delaware, Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more predictability regarding the outcome of intra-corporate disputes.

In addition, we believe that this exclusive jurisdiction amendment would promote judicial fairness and avoid conflicting results, as well as make the Company’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.

For these reasons, the board of directors believes that providing for the Delaware Court of Chancery as the exclusive forum for the types of disputes described above is in the best interests of the Company and its stockholders. At the same time, the Board believes that the Company should retain the ability to consent to an alternative forum on a case-by-case basis where the Company determines that its interests and those of its stockholders are best served by permitting such a dispute to proceed in a forum other than in Delaware.

The parties to the Sale Agreement have agreed that the name of the combined company should reflect its ongoing operation business and therefore propose to change the combined company’s corporate name from “Hydra Industries Acquisition Corp.” to “Inspired Entertainment, Inc.”

Finally, the elimination of certain provisions related to our status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve the Company and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations and the Company’s board of directors believes it is the most appropriate period for the Company following the Business Combination. In addition, certain other provisions in our existing charter require that proceeds from the Company’s IPO be held in the trust account until a business combination or liquidation of the Company has occurred. These provisions cease to apply once the Business Combination is consummated.

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Proposed Amendment to Enable Company to Require Divestiture or Redemption of Shares by Holders Determined to be Unsuitable (Proposal 5)

The purpose of Proposal 5 is to enable the Company and its affiliates to secure and maintain in good standing all licenses, contracts, franchises and other regulatory approvals related to the operation of gaming and related businesses, which licenses, contracts, franchises or other approvals are conditioned upon, among other things, some or all of the holders of the Company’s debt and equity securities possessing prescribed qualifications. The amendment would enable us to require a holder determined to be an “Unsuitable Person,” as defined above, to divest such holder’s interest or, at our option, redeem such holder’s interest in such securities. In such event, the disposition or redemption of the holder’s securities may occur at prices below what the holder would otherwise receive if permitted to continue to hold the securities or if the holder were able to dispose of such securities at then current market prices.

Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares entitled to vote at the meeting.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our common stock is required to approve each of the separate Charter Proposals. Broker non-votes, abstentions or the failure to vote on any of the Charter Proposals will have the same effect as a vote “AGAINST” any such Charter Proposal.

Proposals 2, 3, 4 and 5 are conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is voted down, then none of the Charter Proposals will have any effect.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE CHARTER PROPOSALS.

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DIRECTOR ELECTION PROPOSAL

Hydra Industries’ board of directors is currently divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. If Proposal 3 is approved, the proposed charter will declassify our board of directors with each director serving until his respective successor is duly elected and qualified, or until his earlier resignation, removal or death. At the special meeting, stockholders are being asked to elect seven directors to our board of directors, effective immediately upon the closing of the Business Combination, to serve until the 2017 annual meeting.

Our board of directors has nominated for election to the board at the special meeting Nicholas Hagen, Philip Russmeyer and John Vandemore, the Vitruvian designees, as well as (i) A. Lorne Weil, a current director, our current CEO and Chairman of the Board, (ii) Luke Alvarez, the current CEO of Inspired and prospective CEO of the Company following the Business Combination (iii) Ira Raphaelson, a Sponsors designee, and (iv) Roger Withers, a Sponsors designee, each to take office immediately upon the closing of the Business Combination (the “Director Election Proposal”). Messrs. Dannhauser, Miller, Shea and Stevens, who currently serve on our board, have submitted prospective resignations from their positions as directors, effective immediately upon the closing of the Business Combination. This proposal is conditioned upon the approval of Proposal 3, but is not conditioned upon the approval of the Business Combination Proposal. However, if the Business Combination Proposal is not approved, the proposed amendments to the Company’s existing charter, including Proposal 3, will not be implemented, the prospective resignations submitted by four of our current directors will not become effective, and the election of the seven directors will not take effect. The following sets forth information regarding each nominee.

A. Lorne Weil, 70, our Chairman and Chief Executive Officer since our inception, has been a principal of Hydra Management, an investment vehicle formed by Mr. Weil, since September 2014. Mr. Weil was Chairman of the Board of Scientific Games Corporation (and its predecessor Autotote Corporation) from October 1991 to November 2013. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation (and its predecessor Autotote Corporation) from 1992 to 2008 and from November 2010 to November 2013 (Mr. Weil had retired in 2008) and as the President from August 1997 to June 2005. Under Mr. Weil’s stewardship, the company made a number of significant acquisitions and joint ventures, including the privatization of the off-track betting operations of the State of Connecticut, and the acquisitions of Scientific Games Holdings Corp., IGT Online Entertainment Systems, Global Draw and WMS Industries, and the privatization of the Illinois, New Jersey and Italian lotteries. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc., a firm he founded which provided strategic planning and corporate development services to technology-based industries, a role he maintained from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University, where he served for more than 10 years on the Board of Overseers. From 2011 to 2013, Mr. Weil was a director of Avantair Inc. In 2012, Mr. Weil was the sponsor and Chairman of the Board of Andina Acquisition Corp., a NASDAQ-listed blank check company. Mr. Weil is currently the Non-Executive Chairman of the Board of the successor entity, Tecnoglass Inc. Mr. Weil is also a significant stockholder and former director of Sportech Plc, a United Kingdom-based sports betting company listed on the London Stock Exchange. We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his experience successfully overseeing the IPO of Andina and its subsequent merger with Tecnoglass, the contacts he has fostered over the course of his extensive career, as well as his vast operational experience.

Luke L. Alvarez, 48, is the founder and Chief Executive Officer of Inspired Gaming Group, a position he has occupied since the Company’s inception in 2002. Prior to founding Inspired, Mr. Alvarez served as Chief Operating Officer of Emap Digital. Prior to Emap, Mr. Alvarez served as Head of Business Development of Boo.com. Previously, Mr. Alvarez held positions with The Boston Consulting Group and Comshare Inc. Mr. Alvarez has previously served as a Director of Leisure Link Holdings and The Cloud Networks Ltd. Mr. Alvarez holds undergraduate and master’s degrees from Kings College Cambridge and was a visiting Fulbright Scholar at the University of California Berkeley. Based on his entrepreneurial, strategic and operational experience, we believe that Mr. Alvarez is qualified to serve as Chief Executive Officer and a Director of Inspired Entertainment Inc.

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Nicholas Hagen, 44, is the Chief Operating Officer of London House Exchange Ltd, trading as Property Partner (a private limited company). Property Partner is a residential property investment firm. He has held the role since February 2016. Prior to joining Property Partner, Mr. Hagen was the Sports Operations Director of Betfair Group PLC, a sports betting and gaming company, from 2011 to 2015. Prior to joining Betfair, between 2008-2011 Mr. Hagen held a number of positions at GTECH G2, a subsidiary of Lottomatica Group, rising to Chief Operating Officer – Sports Betting. Mr. Hagen has also held positions with Gastro Gaming Company Ltd. and Sporting Index Group. Mr. Hagen holds a History of Art degree from the University of Manchester. Mr. Hagen has been selected to serve as a director due to his prior management experience and network of relationships in the sports betting and gaming industries.

Ira H. Raphaelson, 63, served as Executive Vice President and Global General Counsel of Las Vegas Sands Corp. from November 2011 and the Company’s Secretary from January 2015 until August 2016. Mr. Raphaelson served as vice president and general counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in and helped manage the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as a Presidentially appointed Special Counsel for Financial Institutions Crime. Mr. Raphaelson has been selected to serve as a director due to his prior legal experience and network of relationships in the sports betting and gaming industries.

Philip-Moritz Russmeyer, 38, is a Partner and member of the founding team at Vitruvian Partners, an independent private equity firm that invests in high growth situations. Mr. Russmeyer played a leading role in Vitruvian’s take private acquisition of Inspired Gaming Group plc in 2010 and has served as the appointed representative of a corporate director of the board of Inspired since that time. Mr. Russmeyer also currently serves as the appointed representative on the boards of CRF Health, a global provider of patient-centered eSource technology and service solutions, Healthcare at Home, a European provider of high acuity home healthcare services and Inenco Group, the strategic energy management services corporation. Mr. Russmeyer played a leading role in Vitruvian’s acquisition of OpenBet in 2010 and served as an appointed representative on OpenBet’s board through to the successful sale in 2016 to NYX Gaming. Prior to 2008, Mr. Russmeyer was with Goldman Sachs Capital Partners where he focused on investment opportunities across the business services, healthcare, media, retail and industrial sectors. Prior to 2004, Mr. Russmeyer was with Morgan Stanley where he worked in the energy & utilities, M&A and UK investment banking teams. Mr. Russmeyer also worked at UBS in investment banking, and at Royal Dutch Shell in corporate strategy. Mr. Russmeyer received his M.A. and B.A. (Hons) in Economics from Cambridge University, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. We believe that Mr. Russmeyer is qualified to serve as a member of our board of directors due to his extensive relevant business experience and contacts, his expertise in strategic planning, and his deep knowledge of investing and corporate finance.

John M. Vandemore, 43, has served as Executive Vice President, Divisional Chief Financial Officer of Mattel, a leading global toy manufacturer, since September 2015. Prior to that he served as Chief Financial Officer and Treasurer of International Game Technology from 2012 until 2015. Prior to that, from 2007 to 2012, Mr. Vandemore served as Vice President and Chief Financial Officer of Walt Disney Imagineering, a division of The Walt Disney Company, a global entertainment company. From 2005 to 2007, Mr. Vandemore served as Vice President and Director, Operations Planning & Analysis of The Walt Disney Company. Prior to 2005, Mr. Vandemore held various positions at AlixPartners, Goldman Sachs, and PricewaterhouseCoopers. Mr. Vandemore earned a Bachelor of Business Administration degree with a major in Accountancy from the University of Notre Dame and a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Vandemore has been selected to serve as a director due to his prior management experience and network of relationships in the gaming industry.

Roger Dean Withers, 74, has been the Non-Executive Chairman of Sportech Plc since 2011. He also served as a Director of Sportech from 2001 until 2006. He has served as Non-Executive Chairman of SafeCharge International Group Ltd since 2015. Mr. Withers served as Non-Executive Chairman of Playtech Plc from 2006 until 2013 and as Non-Executive Chairman of Arena Leisure Plc from 2001 until 2006. Mr. Withers has held senior executive positions with Bass Plc and Ladbroke Plc and has also held positions with Booz Allan & Hamilton. Mr. Withers has been selected to serve as a director due to his prior management experience and network of relationships in the sports betting and gaming industries.

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Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the special meeting and broker non-votes will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee. Pursuant to the Sale Agreement, the Selling Group has no obligation to consummate the Business Combination if the Director Election Proposal is not approved.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS.

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INCENTIVE PLAN PROPOSAL

Overview of Proposal

At the special meeting, our stockholders will be asked to approve the Inspired Entertainment 2016 Long-Term Incentive Plan (the “Incentive Plan”), which will allow us to make future stock- and cash-based awards to eligible participants deemed critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our successes. Stockholder approval of the Incentive Plan will also provide the Plan Committee (as defined below) with flexibility to grant cash incentive and share awards intended to qualify as performance-based compensation under Section 162(m) of the Code and incentive stock options under Section 422 of the Code, assuming applicable regulatory requirements have been satisfied.

Background

On November 17, 2016, our board of directors adopted the Incentive Plan, subject to approval by our stockholders. Certain awards, which are not determinable at this time, may be granted from time to time in accordance with the terms of the Incentive Plan, in the case of stock-based awards to the extent shares are or become available for such purpose.

Under the Incentive Plan, we will be authorized to issue up to the lesser of (x) 3,250,000 shares of common stock or (y) 12% of the shares of common stock issued and outstanding upon consummation of the Business Combination and after giving effect to the issuance of shares under the Incentive Plan (but not the issuance of any earn-out shares or shares issuable pursuant to outstanding warrants). Our board of directors believes that compensation of the type available for grant under the Incentive Plan, a cash- and stock- based incentive plan, furthers our goal of creating long-term value for our stockholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and stockholder value creation, and exposes participants to economic diminishment if our share performance lags.

Alignment of the Incentive Plan with the Interests of the Company and Stockholders

Our board of directors believes that using long-term incentive compensation, including equity compensation, to retain and motivate our key employees is critical to the achievement of our long-term goals and it considered the following factors, among other things, when adopting the Incentive Plan:

•	the need for shares for issuance to support our long-term incentive program;

•	the desire to have flexibility to grant a variety of incentive awards; and

•	our belief that the Incentive Plan will serve a critical role in attracting, retaining and motivating high caliber employees, officers, directors and other service providers deemed essential to our success, and in motivating these individuals to enhance our growth and profitability.

Key Features of the Incentive Plan

The Incentive Plan and our related governance practices and policies include many features that are designed to protect stockholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the Incentive Plan” below. The summaries in this proposal do not provide a complete description of all the provisions of the Incentive Plan and are qualified in their entirety by reference to the full text of the Incentive Plan, which is attached to this proxy statement as Annex C.

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•	Fixed Reserve of Shares. The number of shares of common stock available for grant under the Incentive Plan is fixed and will not automatically increase because of an “evergreen” feature— meaning, stockholder approval is required to increase the share reserve under the Incentive Plan, allowing our stockholders to have direct input on our equity compensation program.

•	No Repricing. The Incentive Plan prohibits the repricing of awards without stockholder approval.

•	No Discounted Stock Options or Stock Appreciation Rights. Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of common stock on the date of grant.

•	Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right under the Incentive Plan is 10 years.

•	No Dividends or Dividend Equivalents on Unearned Awards. Generally, any cash dividends and share dividends paid on shares of restricted stock will be withheld by the Company and will be subject to vesting and forfeiture to the same degree as the shares of restricted stock to which such dividends relate. The Incentive Plan also prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned performance awards.

•	Clawback. Awards granted under the Incentive Plan will be subject to the Company’s clawback and/or recoupment policies in effect at the time of grant or as otherwise required by applicable law.

•	No Automatic Grants. The Incentive Plan does not provide for automatic grants to any participant.

•	Plan Committee. The Incentive Plan will be administered by a committee of our board of directors or a subcommittee thereof (the “Plan Committee”), comprised entirely of independent directors.

•	No Tax Gross-Ups. The Incentive Plan does not provide for any tax gross-ups.

•	No “Liberal Share Recycling.” Liberal Share Recycling is prohibited — meaning that the Incentive Plan does not recycle shares that were not issued or delivered upon the net settlement or net exercise of a stock option or stock appreciation right, shares delivered to or withheld by us to pay the purchase price or withholding taxes relating to an outstanding award or shares repurchased by us on the open market with the proceeds of a stock option exercise.

Summary of the Incentive Plan

The following is a summary of certain material features of the Incentive Plan.

Purpose

The Incentive Plan is designed to assist us in attracting, retaining, motivating and rewarding certain employees, officers, directors and other service providers of the Company and its affiliates, and to promote the creation of long-term value for the our stockholders by closely aligning the interests of such individuals with those of our stockholders.

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Administration

The Incentive Plan will be administered by the Plan Committee, which will have the authority to designate participants, grant awards, determine the number of shares of common stock to be covered by awards, determine the terms and conditions of any awards, construe and interpret the Incentive Plan and related award agreements, accelerate the vesting of any outstanding awards and make other decisions and determinations for the administration of the Incentive Plan. However, any award of restricted stock, restricted stock units or stock appreciation rights, or other stock-based award (other than any award to a non-employee director) must include conditions to the vesting of such award or the delivery of stock thereunder that are no more favorable to the participant than those set forth on Annex A to the Incentive Plan. To the extent permitted by applicable law, the Plan Committee is generally permitted to delegate its authority under the Incentive Plan to our board of directors, a member of our board of directors or an executive officer of the Company. However, the Plan Committee may not delegate its authority to (i) our board of directors or to an executive officer of the Company with regard to grants to “covered employees” under Section 162(m) of the Code, or (ii) a member of our board of directors or an executive officer of the Company with regard to the participation of, or the timing, pricing or amount of an award to, an officer, director or other person subject to Section 16 of the Exchange Act.

Shares Available for Issuance Under the Incentive Plan and Limits on Awards

Under the Incentive Plan, we will be authorized to issue up to the lesser of (x) 3,250,000 shares of common stock or (y) 12% of the shares of common stock issued and outstanding upon consummation of the Business Combination and after giving effect to the issuance of shares under the Incentive Plan (but not the issuance of any Earn-out shares or shares issuable pursuant to outstanding warrants), of which 3,250,000 shares may be issued as incentive stock options. On November 17, 2016, the closing sales price per share of our common stock as reported on The NASDAQ Capital Market under the symbol “HDRA” was $9.85.

If any award granted under the Incentive Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for awards under the Incentive Plan. Shares subject to an award will not be again available for issuance under the Incentive Plan if such shares are: delivered to or withheld by the Company to pay withholding taxes, subject to an option or stock appreciation right and were not issued upon the net settlement or exercise of such option or stock appreciation right, delivered to the Company to pay the purchase price related to an outstanding option or stock appreciation right, or repurchased by the Company on the open market with the proceeds of an option exercise.

Awards and the shares authorized under the Incentive Plan are subject to adjustment as described below under “Equity Restructuring.”

During any time that the Company is subject to Section 162(m) of the Code, to the extent an award is intended to qualify as exempt performance-based compensation under Section 162(m) of the Code, (i) the maximum number of shares of common stock subject to stock options, performance awards or stock appreciation rights that may be granted to any individual in any one calendar year may not exceed 1,000,000 and (ii) the maximum value of a performance award that is valued in dollars (as opposed to shares) and that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be granted to any individual in any one year may not exceed $2,000,000. In addition, the maximum value of the aggregate cash compensation and shares of common stock that may be granted to a non-employee director of the Company in any one year may not exceed $250,000.

Awards and the shares of common stock authorized under the Incentive Plan, as well as any individual share limits, are subject to adjustment as described below under “Equity Restructuring.”

Eligibility

Participants in the Incentive Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company or its affiliates (and individuals expected to become such service providers of the Company or its affiliates), as selected by the Plan Committee in its sole discretion. As of November 17, 2016, there were approximately 800 employees, including officers, and non-employee directors who would be eligible to participate in the Incentive Plan, if selected by the Plan Committee.

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Grants of Awards

Pursuant to the Incentive Plan, the Plan Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (including cash-based performance awards), and other cash-based or stock-based awards.

Stock Options. The Incentive Plan allows the grant of both incentive stock options, within the meaning of Section 422(b) of the Code, and non-qualified stock options.

A stock option granted under the Incentive Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of common stock at the price specified in the applicable award agreement. The exercise price applicable to a stock option will be set by the Plan Committee at the time of grant and, except with respect to substitute awards granted in connection with a corporate transaction, will not be less than the fair market value of a share of common stock on the date of grant.

Stock options will vest in accordance with the terms of the applicable award agreement. The maximum term of a stock option granted under the Incentive Plan is 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). Payment of the exercise price of a stock option may be made in a manner approved by the Plan Committee, which may include any of the following payment methods: cash, shares of common stock, pursuant to a broker- assisted cashless exercise in accordance with procedures approved by the Plan Committee, pursuant to a delivery of a notice of “net exercise,” or in any other form of consideration approved by the Plan Committee.

No incentive stock options may be granted under the Incentive Plan following the 10th anniversary of the earlier of (i) the date the Incentive Plan was adopted by the Board and (ii) the date the stockholders of the Company approve the Incentive Plan.

Stock Appreciation Rights. A stock appreciation right is a conditional right to receive an amount equal to the value of the appreciation in the shares of common stock over a specified period. Stock appreciation rights may be settled in shares of common stock, cash or other property, as specified in the award agreement. The base price applicable to a stock appreciation right will be set by the Plan Committee at the time of grant and, except with respect to substitute awards granted in connection with a corporate transaction, will not be less than the fair market value of a common share on the date of grant. The maximum term of a stock appreciation right granted under the Incentive Plan is 10 years from the date of grant.

Restricted Stock. An award of restricted stock is a grant of shares of common stock which are subject to limitations on transfer during a restricted period established in the applicable award agreement. Holders of restricted stock will generally have the rights and privileges of a stockholder with respect to their restricted stock. Unless otherwise set forth in an award agreement, dividends with respect to the restricted stock will be withheld by the Company on behalf of the participant and will be subject to vesting and forfeiture to the same degree as the shares of restricted stock to which such dividends relate; provided, however, that any dividends with respect to restricted stock subject to performance-based vesting conditions will be deposited with the Company and subject to the same restrictions as the shares of common stock to which such distribution was made.

Restricted Stock Units. A restricted stock unit is a notional unit representing the right to receive one share of common stock (or, to the extent specified in the award agreement, the cash value of one share) on a specified settlement date. When a participant satisfies the conditions of the restricted stock unit award established by the Plan Committee in the applicable award agreement, the award will be settled in shares of common stock, cash or property, as set forth in the applicable award agreement. Unless otherwise set forth in an award agreement, a participant will not be entitled to any dividends or dividend equivalents with respect to the restricted stock units prior to settlement; provided, however, that any dividend equivalents with respect to restricted stock units that are subject to performance-based vesting conditions will be subject to the same restrictions as the restricted stock units.

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Performance Awards. A performance award (which may be classified as a performance share, performance unit or cash award) represents the right to receive certain amounts based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. The Plan Committee will be responsible for setting the applicable performance goals. For awards intended to comply with, and to the extent required to comply with, Section 162(m) of the Code, performance goals will be based on specified levels of or increases in one or more of the following business criteria (alone or in combination with any other criterion, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Plan Committee in accordance with Section 162(m) of the Code): (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, book value per share, tangible book value or growth in book value per share; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xi) economic value created; (xii) cumulative earnings per share growth; (xiii) operating margin, profit margin, or gross margin; (xiv) stock price or total stockholder return; (xv) cost or expense targets, reductions and savings, productivity and efficiencies; (xvi) sales or sales growth; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures or joint ventures; and (xviii) to the extent that an award is not intended to qualify as performance-based compensation under Section 162(m) of the Code, other measures of performance selected by the Plan Committee. The business criteria may be combined with cost of capital, assets, invested capital and stockholders’ equity to form an appropriate measure of performance and will have any reasonable definitions that the Plan Committee may specify in accordance with Section 162(m) of the Code.

Performance goals may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual participant and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria. Performance objectives may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

Except as otherwise determined at the time of grant or when the performance objectives are established, the Plan Committee will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with “generally accepted accounting principles”, to any of the business criteria described above for one or more of the following items of gain, loss, profit or expense: (i) determined to be extraordinary, unusual, infrequently occurring, or non- recurring in nature; (ii) related to changes in accounting principles under “generally accepted accounting principles” or tax laws; (iii) related to currency fluctuations; (iv) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (v) related to restructuring, divestitures, productivity initiatives or new business initiatives; (vi) related to discontinued operations that do not qualify as a segment of business under “generally accepted accounting principles”; (vii) attributable to the business operations of any entity acquired by the Company during the fiscal year; (viii) non- operating items; and (ix) acquisition or divestiture expenses.

Other Stock-Based and Cash-Based Performance Awards. The Incentive Plan authorizes the Plan Committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to the Company’s shares of common stock or cash (including annual or will be set forth in award agreements.

Clawback. All awards granted under the Incentive Plan will be subject to incentive compensation clawback and recoupment policies implemented by our board of directors (or a committee or subcommittee of the board) and in effect at the time of grant or as otherwise required by applicable law.

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No Repricing of Awards. No awards may be repriced without stockholder approval. For purposes of the Incentive Plan, “repricing” means any of the following: (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments as described below under “Equity Restructuring”), (ii) any other action that is treated as a repricing under “generally accepted accounting principles,” and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying shares of common stock.

Equity Restructuring

In the event of any equity restructuring that causes the per share value of common stock to change, such as stock dividends, recapitalizations through extraordinary cash dividends, stock splits, and reverse stock splits occurring after the award grant date, the Plan Committee will adjust the aggregate number of shares of common stock which may be granted pursuant to awards, the number of shares of common stock covered by outstanding awards under the Incentive Plan, and the per-share price of shares of common stock underlying outstanding awards under the Incentive Plan. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization or partial or complete liquidation of the Company, such equitable adjustments described above may be made as determined appropriate and equitable by the Plan Committee to prevent dilution or enlargement of the rights of participants.

Corporate Events

For purposes of the Incentive Plan, a “corporate event” means: a “change in control” (as defined in the Incentive Plan); or the reorganization, dissolution or liquidation of the Company. Except as otherwise provided in an applicable award or other participant agreement, pursuant to the Incentive Plan, in connection with a corporate event, the Plan Committee may, in its discretion, take any of the following actions:

•	require that outstanding awards be assumed or substituted in connection with such event,

•	accelerate the vesting of any outstanding awards not assumed or substituted in connection with such event, subject to the consummation of such event; provided that any awards that vest subject to the achievement of performance criteria will be deemed earned (i) based on actual performance through the date of the corporate event or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the corporate event, in each case, with respect to any unexpired performance periods or performance periods for which satisfaction of the performance criteria or other material terms for the applicable performance period have not been certified by the Plan Committee prior to the date of the corporate event,

•	cancel outstanding awards upon the consummation of such event (whether vested or unvested) and provide award holders with the per-share consideration being received by the Company’s stockholders in connection with such event in exchange for their cancelled awards (whether vested or unvested) or, with respect to a performance cash award, the amount payable pursuant to the award, or unvested) subject to exercise as of the consummation of such event, and provide the holder at least 10 days to exercise each stock option, stock appreciation right or other award canceled (whether vested or unvested) prior to the consummation of such event, or

•	replace outstanding awards with a cash incentive program that preserves the economic value of the replaced awards and contains identical vesting and payment conditions.

Non-Transferability of Awards

Except as otherwise provided by the Plan Committee, awards are generally non-transferable other than by will or the laws of descent and distribution and restricted stock is generally non-transferable.

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Termination and Amendment

The Board or the Plan Committee may amend or terminate the Incentive Plan at any time, except that no amendment may, without stockholder approval, violate the stockholder approval requirements of the national securities exchange on which the shares of common stock are principally listed. Unless sooner terminated, the Incentive Plan will terminate on the day before the 10th anniversary of the date the stockholders of the Company approve the Incentive Plan.

Material U.S. Federal Income Tax Consequences

The following is a brief discussion of the U.S. federal income tax consequences for awards granted under the Incentive Plan. The Incentive Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the Incentive Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short- term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the Incentive Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal and applicable state and local income tax and applicable tax withholding requirements with respect to an employee participant.

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Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person paid to its chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year, subject to certain exceptions (including an exception for performance-based compensation). The Incentive Plan is designed so that stock options and stock appreciation rights qualify for this exception and it permits the Plan Committee to grant other awards designed to qualify for this exemption, subject to the satisfaction of applicable regulatory requirements. The Plan Committee is also authorized to grant awards that are not qualified under Section 162(m) of the Code.

New Plan Benefits

As awards that may be granted in the future under the Incentive Plan, in the case of stock-based awards to the extent shares are or become available for such purpose, are at the discretion of the Plan Committee, it is not possible to determine the benefits or the amounts that may be received by eligible participants under the Incentive Plan and are subject to stockholder approval of the Incentive Plan.

Vote Required for Approval

The approval of the Incentive Plan Proposal and the Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the special meeting, assuming that a quorum is present. Broker “non-votes” and abstentions will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN PROPOSAL AND THE 2016 LONG-TERM INCENTIVE PLAN.

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THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal, the Charter Proposals or the Director Election Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal, the Charter Proposals or the Director Election Proposal.

Vote Required for Approval

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the special meeting, assuming that a quorum is present. Broker “non-votes” and abstentions will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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INFORMATION ABOUT HYDRA INDUSTRIES

General

We are a blank check company incorporated in Delaware on May 30, 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Prior to our entering into the Sale Agreement, we sought to capitalize on the global network and investing and operating experience of our management team and board of directors to identify, acquire and operate one or more businesses in the diversified industrial manufacturing, distribution and services sectors in the United States, although we were able to pursue a business combination outside these industries.

In October 2014, we consummated our initial public offering of 8 million units at a price of $10.00 per unit, with each unit consisting of one share of our common stock, one right to receive one-tenth (1/10) of one share of common stock and one warrant to purchase one-half of one share of our common stock at an exercise price of $5.75 per one- half of one share ($11.50 per whole share). The shares of our common stock sold as part of the units in our IPO are referred to in this report as our “public shares.” The units in our IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of approximately $80,000,000. Prior to the consummation of our IPO, in July 2014, our Sponsors purchased 2,875,000 shares of common stock, which are referred to herein as “founder shares,” for a purchase price of $25,000, or approximately $0.01 per share. In July 2014, our Hydra Sponsor transferred 429,000 and 75,000 founder shares to an affiliate of Mr. Jeffrey Lipkin, our former Executive Vice President, Chief Financial Officer and Chief Operating Officer, and an affiliate of Mr. Schloss, our Executive Vice President, General Counsel and Secretary, respectively. In October 2014, affiliates of Mr. Lipkin and Mr. Schloss returned to us, at no cost, 74,750 and 13,068 founder shares, respectively, which we cancelled. In addition, in October 2014, our Hydra Sponsor transferred an aggregate of 22,000 founder shares to consultants of Hydra Management LLC (2,422 of which were subsequently forfeited), including 8,899 shares to George Peng, who was appointed as our Chief Financial Officer in August 2015. In addition, in October 2014 our Hydra Sponsor transferred 25,000 founder shares to each of Messrs. Miller, Shea, and Stevens, our independent directors (for a total of 75,000 founder shares, none of which were subject to forfeiture), and our Macquarie Sponsor transferred 25,000 founder shares to Mr. Dannhauser, our Macquarie Sponsor’s director designee (none of which were subject to forfeiture). As a result of the underwriters’ determination not to exercise their over-allotment option to purchase additional units, certain of our initial stockholders forfeited an aggregate of 300,000 shares of common stock. The founder shares will be worthless if we do not complete an initial business combination.

In addition, A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra Sponsor, our Macquarie Sponsor, and another member of our management team purchased an aggregate of 7,500,000 private placement warrants, each exercisable for one-half of one share of our common stock at $5.75 per half share, for a purchase price of $3,750,000, or $0.50 per warrant, that will also be worthless if we do not complete a business combination.

Our Hydra Sponsor’s investment and voting decisions are determined by A. Lorne Weil, its managing member.

The net proceeds of our initial public offering deposited into the trust account remain on deposit in the trust account earning interest. As of November 17, 2016, there was approximately $46 million held in the trust account and approximately $100,000 held outside the trust account available for working capital purposes.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations until after the Business Combination. We intend to effect the Business Combination using cash held in our trust account (after any redemptions), the proceeds of the Macquarie Forward Purchase, additional funds, if any, otherwise available at closing, and the issuance of shares of our common stock.

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Selection of a Target Business and Structuring of our Initial Business Combination

Under NASDAQ rules, an initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Subject to this requirement, our management has had virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we were not permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we determined that we would only complete an initial business combination in which we acquired 50% or more of the outstanding voting securities of the target or were otherwise not required to register as an investment company under the Investment Company Act of 1940, as amended.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of November 17, 2016, the amount in the trust account, net of taxes payable, is approximately $10.05 per public share. Our initial stockholders, officers and directors have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the Business Combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. For more information about how to separate the underlying public shares from units, see the section entitled “The Business Combination Proposal — Redemption Rights.”

Submission of Our Initial Business Combination to a Stockholder Vote

We are providing our public stockholders with redemption rights upon consummation of the Business Combination. Public stockholders electing to exercise their redemption rights will be entitled to receive the cash amount specified above, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement relating to the stockholder vote on a Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

Our initial stockholders have agreed to vote any shares of Hydra Industries common stock owned by them in favor of the Business Combination. In addition, our initial stockholders, officers and directors have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the Business Combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 25% of the shares sold in our IPO.

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Employees

We currently have three (3) officers and no other employees. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed the Business Combination. We do not intend to have any full time employees prior to the consummation of the Business Combination.

Management

Current Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
A. Lorne Weil	70	Chairman of the Board of Directors and Chief Executive Officer
George Peng	46	Executive Vice President and Chief Financial Officer
Martin E. Schloss	70	Executive Vice President, General Counsel and Secretary
Jonathan S. Miller	44	Director
Kenneth Shea	57	Director
M. Brent Stevens	54	Director
Stephen J. Dannhauser	65	Director

A. Lorne Weil, our Chairman and Chief Executive Officer since our inception, has been a principal of Hydra Management, an investment vehicle formed by Mr. Weil, since September 2014. Mr. Weil was Chairman of the Board of Scientific Games Corporation (and its predecessor Autotote Corporation) from October 1991 to November 2013. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation (and its predecessor Autotote Corporation) from 1992 to 2008 and from November 2010 to November 2013 (Mr. Weil had retired in 2008) and as the President from August 1997 to June 2005. Under Mr. Weil’s stewardship, the company made a number of significant acquisitions and joint ventures, including the privatization of the off-track betting operations of the State of Connecticut, and the acquisitions of Scientific Games Holdings Corp., IGT Online Entertainment Systems, Global Draw and WMS Industries, and the privatization of the Illinois, New Jersey and Italian lotteries. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc., a firm he founded which provided strategic planning and corporate development services to technology-based industries, a role he maintained from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University, where he served for more than 10 years on the Board of Overseers. From 2011 to 2013, Mr. Weil was a director of Avantair Inc. In 2012, Mr. Weil was the sponsor and Chairman of the Board of Andina Acquisition Corp., a NASDAQ-listed blank check company. Mr. Weil is currently the Non-Executive Chairman of the Board of the successor entity, Tecnoglass Inc. Mr. Weil is also a significant stockholder and former director of Sportech Plc, a United Kingdom-based sports betting company listed on the London Stock Exchange. We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his experience successfully overseeing the IPO of Andina and its subsequent merger with Tecnoglass, the contacts he has fostered over the course of his extensive career, as well as his vast operational experience.

George Peng, our Chief Financial Officer since August 2015, has been a principal of Hydra Management since October 2014. Previously, Mr. Peng was an employee of Highpoint Associates, a firm that served as a consultant to Scientific Games Corporation, from May 2013 to April 2014, where he assisted in its integration of the acquisition of WMS Industries. Previously, from July 2001 to May 2013 Mr. Peng was a consultant primarily focused on financial planning and analysis for various industries, including retail and financial services. Previously, from June 2000 to May 2001, he was Chief Financial Officer of Girlshop, Inc., a privately-held internet apparel retailer. From August 1998 to March 2000, he was an Associate in the Investment Banking division of Credit Suisse, focusing on private equity, high yield, and leveraged lending.

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Martin E. Schloss, our Executive Vice President, General Counsel and Secretary since our inception, has been a principal of Hydra Management since September 2014. Mr. Schloss was Senior Vice President of Scientific Games Corporation, where he also served as Vice President and General Counsel, from 1992 to 2006. Mr. Schloss concentrated his efforts on the mergers and acquisitions activities of the company, including the acquisition of Scientific Games Holdings, the industry leader in the manufacture and sale of instant “scratch off” lottery tickets, in September 2000. Mr. Schloss also handled the securities offerings of the company, including both equity and debt offerings, as well as credit agreements and an $825 million debt restructuring. In addition, Mr. Schloss was also responsible for the compliance function of the company, its government relations activities and its public relations program. Prior to joining Scientific Games, Mr. Schloss was an Associate General Counsel at General Instrument Corporation (a Fortune 300 company) and Vice President and General Counsel of its Jerrold Communications division, a leading supplier of cable television equipment and technology, for a period of approximately 15 years. General Instrument owned a multi-national portfolio of companies in diversified industries, including microelectronics, semiconductors, cable television technology and computerized wagering systems for pari-mutuel and lottery applications. Mr. Schloss handled the acquisitions, joint ventures and financing transactions of General Instrument during his tenure. Mr. Schloss began his career at a New York law firm specializing in corporate and securities law which has since merged into Cooley LLP. He has also taught courses in the law of mergers and acquisitions and unincorporated business associations at St. John’s University School of Law. He holds a B.A. degree, cum laude, from the University of Rochester and a J.D. degree from New York University School of Law, where he was an editor of the Law Review.

Jonathan S. Miller, our director since October 24, 2014, is currently a Senior Managing Director at CDG Group, LLC, where he provides restructuring advisory, turnaround management, value enhancement and mergers and acquisition services to companies, private equity firms, banks and investment funds. Mr. Miller worked as a certified public accountant at Coopers & Lybrand LLP from 1993 to 1996. Prior to joining CDG Group, LLC, Mr. Miller worked in the investment banking department at Bear, Stearns & Co. Inc. from 1998 to 2008, most recently as a Managing Director in the Leveraged Finance and Financial Sponsor Coverage Group. Mr. Miller also worked at Fifth Street Finance Corp. from 2008 to 2009, a publicly traded business development company that provides debt and equity capital primarily to middle market private equity firms in the context of completing leveraged buyout transactions. Mr. Miller has a B.S. in Accounting from New York University, as well as an M.B.A. with a concentration in Finance from the Wharton School of the University of Pennsylvania. We believe Mr. Miller is qualified to serve as a member of our board of directors due to his extensive experience with corporate finance, capital markets and accounting, and due to his relationships with companies across a variety of industries and debt and equity investors.

Kenneth Shea, our director since October 24, 2014, is currently a Senior Managing Director at Guggenheim Securities. Mr. Shea is serving as a director in his personal capacity and not as a representative of Guggenheim Securities, LLC or any of its affiliates. Mr. Shea joined Guggenheim Securities in September 2014 to develop the Firm’s Real Estate, Gaming and Leisure Investment Banking practices. Previously, Mr. Shea served as the President of Coastal Capital Management LLC, an affiliate of Coastal Development, LLC, a New York–based, privately-held developer of resort destinations, luxury hotels and casino gaming facilities from September 2009 to September 2014. Prior to joining Coastal, from July 2008 to August 2009, Mr. Shea was a Managing Director for Icahn Capital LP, where Mr. Shea had responsibility for principal investments in the gaming and leisure industries. From 1996 to 2008, Mr. Shea was employed by Bear, Stearns & Co., Inc., where he was a Senior Managing Director and global head of the Gaming and Leisure investment banking department. Mr. Shea holds a Bachelor of Arts in Economics, magna cum laude, from Boston College and an M.B.A. from the University of Virginia’s Darden School. Mr. Shea currently serves on the board of directors of CVR Refining, LP, and on the board of directors of Equity Commonwealth. We believe Mr. Shea is qualified to serve as a member of our board of directors due to his significant experience in corporate finance, mergers and acquisitions and investing, and deep knowledge of the capital markets.

M. Brent Stevens, our director since October 24, 2014, has been the Chairman and Chief Executive Officer of Peninsula Pacific LLC, an investment advisory firm, since 2012. Previously, Mr. Stevens was the Chairman and Chief Executive Officer of Peninsula Gaming Corporation, a company which he founded in 1997 and sold to Boyd Gaming Corporation in 2012. From 1990 through 2010, Mr. Stevens was a founding member of the Investment Banking Department at Jefferies & Company, holding various positions, most recently as an Executive Vice President and Head of Capital Markets. He was also a member of the firm’s Executive Committee. Mr. Stevens previously worked in the Investment Banking Department of Drexel Burnham Lambert, from 1989 to 1990 after beginning his career at KPMG from 1983 to 1987. Mr. Stevens received a Master’s in Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor of Arts in accounting from the University of Southern California. We believe Mr. Stevens is qualified to serve as a member of our board of directors due to his significant experience in corporate finance, mergers and acquisitions and investing, and deep knowledge of the capital markets.

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Stephen J. Dannhauser, our Macquarie Sponsor director since October 24, 2014, has worked at Weil, Gotshal & Manges LLP since 1975. Mr. Dannhauser was named the firm’s executive partner in 1989 and served as its chairman from 2002 through 2012. During his tenure at the law firm, Mr. Dannhauser acted in a key role in crafting and executing business strategies that expanded Weil, Gotshal & Manges LLP from its headquarters in New York to comprise 20 offices on three continents. During his tenure as chairman and executive partner, Mr. Dannhauser spent the bulk of his time overseeing the business operations of the firm, building its platform and expanding and deepening its client base. Mr. Dannhauser has been a member of the following organizations, committees and boards: The Fellows of the American Bar Foundation; Fellow of The New York Bar Foundation; ABA Law Firm Pro Bono Project Advisory Committee; The National Minority Business Council; NYC Bar Association Committee to Enhance Diversity; The Partnership for New York City; Chairman of the Board of Directors of The New York Police and Fire Widows’ and Children’s Benefit Fund; Chairman of the Board of Directors of Boys & Girls Harbor, Inc.; Member of the Board of Directors of Citizens Committee for New York City; Member of the Board of Directors of United Way of New York City; Advisory Board Member, New York Needs You; and Honorary Member of the Honor Legion of the Police Department of the City of New York. Mr. Dannhauser graduated from the State University of New York at Stony Brook (B.A. with honors, 1972), and from Brooklyn Law School (J.D. with honors in 1975), where he was a member and decisions editor of the Brooklyn Law Review (1973 – 1975). Mr. Dannhauser spends substantial time on various pro bono and philanthropic matters. We believe that Mr. Dannhauser is qualified to serve as a member of our board of directors due to his numerous directorship roles, leadership experience, and business industry contacts.

Stockholder Communications

Stockholders who wish to communicate directly with our board of directors, or any individual director, should direct questions in writing to our Corporate Secretary, Hydra Industries Acquisition Corp., 250 W. 57th Street, New York, NY 10107. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent as long as we are not a controlled company. We anticipate that a majority of our board of directors will be independent as of the closing of the Business Combination. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Miller, Shea and Stevens are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board of Directors and Committees

During the period from January 1, 2015 through December 31, 2015, our board of directors held five meetings, our audit committee held four meetings and our compensation committee held no meetings. During such period, our board of directors adopted one set of resolutions by unanimous written consent. Each of our directors attended 100% of the board meetings and their respective committee meetings. The Company does not have a policy regarding director attendance at annual meetings, but encourages the directors to attend if possible.

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Audit Committee

We have established an audit committee of the board of directors. Messrs. Miller, Stevens and Dannhauser currently serve as members of our audit committee. Mr. Miller serves as chairman of the audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Messrs. Miller, Stevens and Dannhauser are each independent under applicable NASDAQ and SEC rules.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Miller qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, available on our website, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent auditors describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to our entering into such transaction;

and

•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

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Audit Committee Report

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in this proxy statement for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

Jonathan Miller
Brent Stevens
Stephen Dannhauser

Compensation Committee

The board of directors has formed a compensation committee of the board of directors. The current members of our Compensation Committee are Messrs. Stevens and Miller. Mr. Stevens is the current chairman of the compensation committee. We have adopted a compensation committee charter, available on our website, which details the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our equity-based remuneration plans;

•	assisting management in complying with our SEC filings and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

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Other Board Committees

Our board of directors intends to establish a corporate governance, nominating and compliance committee and adopt a written charter for this committee upon consummation of the Business Combination. Prior to such time, we do not intend to establish this committee; however, all of our independent directors will address any nomination process, as required by the rules of NASDAQ, prior to such time that we establish the committee. The board of directors believes that all of our independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee.

Code of Conduct and Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. Copies of our Code of Ethics and our audit committee and compensation committee charters are available, without charge, upon request from us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished since the effective date of our IPO, we believe that, with one exception, all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same. The Form 3 of one greater-than-ten-percent owner was filed late in February 2016.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance, nominating and compliance committee as and when required to do so by law or NASDAQ rules. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Miller, Shea and Stevens. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, Messrs. Miller, Shea and Stevens are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board must follow the procedures set forth in our bylaws.

We have not formally established any specific minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

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Executive Compensation

None of our executive officers or directors has received any cash (or non-cash) compensation for services rendered to us. Commencing on October 24, 2014 through the earlier of consummation of our initial business combination and our liquidation, we agreed to pay Lorne Weil, Inc., which agreement was assigned to Hydra Management LLC, each an affiliate of our Hydra sponsor, a total of $10,000 per month for office space, utilities and secretarial support. Our sponsors, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsors, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees, or a salary, from the combined company. The amount of such compensation following the Business Combination is not known at this time, because the directors of the Company following consummation of the Business Combination will be responsible for determining executive and director compensation. Any compensation to be paid to our officers will be determined by our compensation committee.

We have not taken any action to ensure that members of our management team maintain their positions with us after the consummation of the Business Combination, although we anticipate that certain of our executive officers and directors may enter into employment or consulting arrangements to remain with us after the consummation of the Business Combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Fees and Services

The firm of Marcum LLP has acted as our independent registered public accounting firm. Representatives of Marcum LLP will be present at the special meeting and afforded the opportunity to make a statement and answer questions with respect to their services performed in connection with the Business Combination.

The following is a summary of fees paid to our independent registered public accounting firm for services rendered through December 31, 2015:

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Marcum LLP in connection with regulatory filings. The aggregate fees billed by Marcum LLP for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods, the registration statement, the closing 8-K and other required filings with the SEC for the year ended December 31, 2015 and for the period from May 30, 2014 (inception) through December 31, 2014 totaled $52,680 and $80,225, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees

We did not pay Marcum LLP for consultations concerning financial accounting and reporting standards during the years ended December 31, 2015 and 2014.

Tax Fees

We did not pay Marcum LLP for tax planning and tax advice for the years ended December 31, 2015 and 2014.

All Other Fees

We did not pay Marcum LLP for other services for the years ended December 31, 2015 and 2014.

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We have engaged Marcum LLP to perform tax related diligence services in connection with the Business Combination for an aggregate fee not to exceed $12,000.

Pre-Approval Policy

Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has approved and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

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HYDRA INDUSTRIES MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of Hydra Industries included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward- looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this “Hydra Industries Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “us” or “we” refer to Hydra Industries Acquisition Corp. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the condensed financial statements and the notes thereto contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company incorporated on May 30, 2014 as a Delaware corporation and formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business transaction, one or more operating businesses or assets.

On July 13, 2016, we entered into the Sale Agreement governing the Business Combination.

The Sale Agreement reflects a transaction value for the Business Combination of £200 million/$264 million, plus an earn-out of up to $25 million (up to 2.5 million of the Company’s shares), expected to represent approximately £96 million/$126 million of equity value after adjusting for the maintenance of debt and certain other liabilities (the foregoing conversions from GBP to USD are based on the current USD/GBP exchange rate of $1.32/£1.00 as of July 13, 2016. Although equivalent amounts are also expressed in both UK pounds and US dollars, the payments will be made in UK pounds in the amounts stated.). Exclusive of the potential earn-out, the consideration to be paid for the equity and shareholder loan notes of the Target Parent and the Inspired Group will be the aggregate of the Base Consideration (as defined below), less a fixed amount of Accruing Negative Consideration (£21,500 per day from but excluding July 2, 2016 through and including the closing of the Business Combination).

The “Base Consideration” to be paid for the equity and shareholder loan notes pursuant to the Sale Agreement will equal (i) £100,363,394/$132,479,680, plus (ii) any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeds £8,237,909/$10,874,040, minus (iii) certain expenses of the Vendors noticed by the Institutional Vendors’ Representative, not to exceed £3,000,000/$3,960,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements.

The Vendors will be paid the Base Consideration, adjusted for the Accruing Negative Consideration (the “Completion Payment”), partially in cash (the “Cash Consideration”), to the extent available after the payment of transaction expenses and working capital adjustments, if any, and partially in newly-issued shares of Company common stock (“Purchaser Shares”) at a value of $10.00 per share (the “Stock Consideration”), as follows:

a.	The Cash Consideration represents the cash the Company will have available at closing to pay the Completion Payment. The Cash Consideration will equal (i) the Company’s current cash in trust, the $20 million proceeds of a private placement to Macquarie Capital, and any other available funds, minus (ii) an agreed amount of Purchaser Costs (including expenses incurred in connection with the preparation of the proxy statement and meetings with the Company’s stockholders), minus (iii) an agreed amount of the Vendors’ transaction expenses, minus (iv) the amount of repayment required under certain of the Inspired Group’s financing arrangements, minus (v) £5 million for the purposes of retaining cash on the Company’s balance sheet.

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b.	The Stock Consideration will equal the Completion Payment minus the Cash Consideration, divided by $10.00 per share.

The earn-out payment of up to $25,000,000 (the “Earn-out Consideration”) shall be paid to the Vendors exclusively in Purchaser Shares and will be determined based on Inspired’s performance in certain jurisdictions through September 30, 2018 pursuant to a formula set forth in Schedule 5 to the Sale Agreement.

The consummation of the Business Combination is conditioned upon the approval of the Company’s stockholders, certain regulatory approvals pertaining to the gaming industry and other customary closing conditions.

In connection with our IPO, we entered into letter agreements with each of our initial stockholders pursuant to which the initial stockholders agreed to vote any shares of our common stock owned by them in favor of a future business combination proposal. Concurrently with the execution of the Sale Agreement, our Sponsors each entered into Voting and Support Letter Agreements, which, among other things, confirmed their obligations under such prior letter agreements to vote their shares in favor of the transaction. The Voting and Support Letter Agreements also contain, among other things, covenants by our Sponsors not to solicit any alternative business combinations during the pendency of the Inspired Business Combination.

The foregoing descriptions of the Sale Agreement and the Voting and Support Letter Agreements do not purport to be complete and are qualified in their entirety by the full text of such Agreements, copies of which, along with the Warranty Deed delivered in connection with the Sale Agreement, were filed, or incorporated by reference, as exhibits to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 1, 2016.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. All activity from inception to June 30, 2016 relates to our formation, our initial public offering and private placement and the identification and evaluation of prospective candidates for a business combination. Since the completion of our initial public offering, we have not generated any operating revenues and will not generate such revenues until after the completion of the Business Combination. We generate non-operating income in the form of interest income on cash and securities held, which we expect to be insignificant in view of the low yields on short-term government securities. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance).

For the year ended December 31, 2015 and for the period from May 30, 2014 (inception) through December 31, 2014, we had a net loss of $3,526,206 and $141,529, respectively, consisting of target identification expenses, operating costs and due diligence expenses.

For the three and six months ended June 30, 2016, we had a net loss of $1,176,421 and $1,422,781, respectively, consisting of $1,210,738 and $1,491,969, respectively, of target identification expenses, operating costs and due diligence expenses, offset by $37,147 and $58,321, respectively, of interest income and $(2,830) and $10,867, respectively, of unrealized (loss) gains on marketable securities held in the Trust Account. For the three and six months ended June 30, 2015, we had a net loss of $1,890,622 and $2,076,909, respectively, primarily consisting of target identification expenses, operating costs and due diligence expenses.

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Liquidity and Capital Resources

On October 29, 2014, we consummated our initial public offering of 8,000,000 units at a price of $10.00 per unit generating gross proceeds of $80,000,000. Simultaneously with the closing of our initial public offering, we consummated the private sale of an aggregate of 7,500,000 placement warrants, each exercisable to purchase one-half of one share of our common stock at $5.75 per half share ($11.50 per whole share), to Mr. Weil, our Macquarie Sponsor and Mr. Schloss at a price of $0.50 per warrant, generating gross proceeds of $3,750,000. We received net proceeds from our initial public offering and sale of the placement warrants of $81,326,704, net of $2,000,000 cash paid for underwriting fees and $423,296 cash paid for offering costs. In addition, up to $2,800,000 of underwriting fees were deferred until the closing of a Business Combination. Upon the closing of our initial public offering and the private placement, $80,000,000 was placed into a trust account, while the remaining funds of $1,326,704 were placed in an account outside of the trust account for working capital purposes.

As of June 30, 2016, we had cash and securities held in the trust account of $80,031,319, substantially all of which is invested in U.S. treasury bills with a maturity of 180 days or less. Interest income on the balance in the trust account may be available to us to pay taxes and up to $50,000 of our dissolution expenses. Through June 30, 2016, we withdrew $47,348 of interest earned on the trust account. Other than deferred underwriting fees payable in the event of a Business Combination, no amounts are payable to the underwriters of our initial public offering.

As of June 30, 2016, we had cash of $216,796 held outside the trust account (mainly from the proceeds of convertible promissory notes), which is available for use by us to cover the costs associated with identifying a target business, negotiating a Business Combination, due diligence procedures and other general corporate uses.

We intend to use the funds held outside the trust account primarily to structure, negotiate and complete the Business Combination and pay taxes to the extent the interest earned on the trust account is insufficient to pay our taxes.

For the six months ended June 30, 2016, cash used in operating activities amounted to $586,791, mainly resulting from a net loss of $1,422,781, offset by an increase in our accounts payable and accrued expenses. As of June 30, 2016, we had current liabilities of $4,038,140, primarily representing amounts owed to lawyers, accountants and consultants who have advised the Company on matters related to potential business combinations and the Business Combination. For the year ended December 31, 2015, cash used in operating activities amounted to $866,930, resulting from a net loss of $3,526,206, offset by an increase in our accounts payable and accrued expenses. As of December 31, 2015, we had current liabilities of $2,645,838, primarily representing amounts owed to lawyers, accountants and consultants who have advised the Company on matters related to a potential business combination. There can be no assurance that we will be able to make payment in full of the amounts due to said advisors. Funds in the trust account are not available for this purpose absent the completion of a business combination. If a business combination is not consummated, we would lack the resources to pay all of the liabilities that have been incurred by us to date or after and we may lack the resources needed to consummate another business combination. We entered into fee arrangements with certain service providers and advisors pursuant to which certain fees incurred by us in connection with a Terminated Business Combination would be deferred and become payable only if we consummated such Terminated Business Combination. If the Terminated Business Combination did not occur, we would not be required to pay these contingent fees. Effective October 26, 2015, all efforts related to such Terminated Business Combination were terminated and, accordingly, all contingent fees that had been previously incurred are no longer due and payable. We have also entered into other fee arrangements with certain service providers and advisors pursuant to which certain fees incurred by us in connection with another potential Business Combination will be deferred and become payable only if we consummate such potential Business Combination. If the potential Business Combination does not occur, we will not be required to pay these contingent fees. As of June 30, 2016, we incurred approximately $811,000 of fees, of which approximately $60,000 has been paid, approximately $495,000 is included in accounts payable and accrued expenses and $256,000 has not been accrued since it is contingent upon the closing of the proposed Business Combination. There can be no assurances that we will complete the Business Combination.

We intend to use substantially all of the funds held in the trust account (less amounts used to pay taxes and deferred underwriting commissions) to complete our Business Combination. We estimate our annual franchise tax obligations, based on our assets and the number of shares of our common stock authorized and outstanding after the completion of the initial public offering, to be approximately $85,000, for which we anticipate making quarterly estimated tax payments throughout 2016. Our annual income tax obligations will depend on the amount of interest income earned in the trust account. We do not expect the interest earned on the amount in the trust account will be sufficient to pay all of our tax obligations. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

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Our Macquarie Sponsor entered into a contingent forward purchase contract to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial Business Combination, 2,000,000 Private Placement Units (which includes 2,000,000 rights which will be exchanged for 200,000 shares of common stock), on substantially the same terms as the sale of units in our initial public offering, and 500,000 shares of common stock of Hydra Industries for an aggregate purchase price of $20,004,347. The funds from the sale of the Private Placement Units may be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their shares and provides us with an increased minimum funding level for the initial Business Combination. The contingent forward purchase contract is contingent upon, among other things, our Macquarie Sponsor approving the Business Combination, which approval can be withheld for any reason.

We may need to raise additional capital through loans or additional investments from our Sponsors, stockholders, officers, directors, or third parties. On March 16, 2016, we entered into convertible promissory notes with the Sponsors, whereby the Sponsors loaned us an aggregate of $500,000 (“Convertible Promissory Notes”) in order to finance transaction costs in connection with a Business Combination. In the event that a Business Combination does not occur, the Sponsors would become general unsecured creditors of the Company. The Convertible Promissory Notes are non-interest bearing, and due on the date on which we consummate a Business Combination. Each of the Convertible Promissory Notes is convertible, in whole or in part, at the election of the Sponsor holding such note, upon the consummation of a Business Combination. Upon such election, the Convertible Promissory Notes will convert into warrants, at a price of $0.50 per warrant. These warrants will be identical to the Private Placement Warrants. As such, each warrant is exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share.

Other than as described above, our officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs.

Other than as described above, none of the Sponsors, stockholders, officers or directors, or third parties are under any obligation to advance us funds, or to invest in us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern.

If we complete our initial Business Combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account may be used for such repayment. Up to $1,000,000 (including the $500,000 of convertible promissory notes discussed above) of all loans made to us are convertible at the option of the lender into warrants of the post-Business Combination entity at a price of $0.50 per warrant. The warrants would be identical to the Private Placement Warrants. The terms of such loans, if any, by our officers and directors (other than the $700,000 in loans which our sponsors have committed to make in the aggregate) have not been determined and no written agreements exist with respect to such loans.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay an affiliate of our Hydra sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to us. We began incurring these fees on October 24, 2014 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination or the Company’s liquidation.

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Significant Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following significant accounting policy:

Common stock subject to possible redemption

We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2016 and December 31, 2015, the common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Recent accounting pronouncements

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. We adopted the methodologies prescribed by ASU 2014-15 as of January 1, 2016. The adoption of ASU 2014-15 did not have a material effect on our financial position or results of operations.

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INFORMATION ABOUT TARGET

Overview of Inspired

Target is a global gaming technology company, supplying Virtual Sports and Server Based Gaming (“SBG”) systems to regulated lottery, betting and gaming operators worldwide through an “omni-channel” distribution strategy. Target provides end-to-end digital gaming solutions on its proprietary and secure network that accommodates a wide range of devices, including land-based gaming machine products, mobile devices such as smartphones and tablets, as well as PC and social applications. Target believes this omni-channel distribution strategy, combined with its common technology platform, allows it to keep pace with evolving requirements in game play, security, technology and regulations in the global gaming and lottery industry.

Target believes it is a leader in the supply of Virtual Sports gaming products, with a wide product offering available. As of June 30, 2016, Target’s Virtual Sports product is placed in more than 30,000 retail venues and to more than 200 websites. Target’s gaming products are installed in approximately 30 gaming jurisdictions worldwide, including U.K., Italy, Nevada and China.

Target’s Virtual Sports products typically are offered on a participation basis, with an upfront software license fee. Target’s SBG products are offered directly to land-based and online casino gaming operators either: (i) on an outright sale basis or (ii) on a participation basis whereby it receives a portion of gaming revenues generated by its products.

Target supplies SBG products, offering games through approximately 25,000 digital terminals in gaming and lottery venues around the world. Because its products are fully digital, they can interact with a central server and are provided on a “distributed” basis which allows Target to realize a number of benefits, including that it is able to access a wider geographic footprint through the Internet and proprietary networks. Target believes, based on its competitive survey of the market, that it offers the only SBG product that operates with a single technology architecture which is compliant with each of U.K. (B2/B3), Italian (‘6B), G2S (Greek and North American) and China Lottery (CAOS) technical regulations.

Target’s customer base includes regulated operators of lotteries, licensed sports books, gaming and bingo halls, casinos and regulated online operators. Some of Target’s key customers include William Hill, SNAI, Sisal, Lottomatica, Betfred, Betfair, Paddy Power, Ladbrokes, Gala Coral Group, Genting, Codere, Sky Vegas, Fortuna, AGTech and the China Sports Lottery.

Unlike traditional suppliers to the gaming industry, Target does not supply traditional slot machines or casino systems. All of its products are provided through multiple channels by a digital network. Further, all of its products are designed to operate within all applicable gaming and lottery regulations and all of its customers are regulated gaming or lottery operators.

Target operates in a highly regulated industry. It and its products, as applicable, are licensed, authorized or certified (as required dependent on local jurisdictions) in a number of key gaming and lottery jurisdictions. Key licenses, authorizations and certifications include the Gambling Commission of Great Britain, the Licensing Authority of Gibraltar, the Alderney Gambling Control Commission and the State of New Jersey – Division of Gaming Enforcement. Target is a member of key associations including the Gaming Standards Association, World Lottery Association and Association of Gaming Equipment Manufacturers.

Target is headquartered and its primary facilities are located in the United Kingdom. Additionally, Target has development and distribution offices in other countries including Portugal, Italy and Colombia. Target also has an online gaming operations center in Gibraltar. Target has over 800 employees located throughout the world, developing and operating digital games and networks.

Target’s fiscal year ends on the last Saturday in September.

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Product Overview

Target operates its business and evaluates its business performance in two business segments – Server Based Gaming and Virtual Sports – representing its different products and services. Target operates its business and evaluate its business performance, resource allocation and capital spending on an operating segment level, where possible. The Target uses its operating results and identified assets of each operating segment in order to make prospective operating decisions. Although its revenues and cost of sales (excluding depreciation and amortization) are reported exclusively by segment, Target includes an unallocated column in its financial statements for certain expenses including depreciation and amortization as well as selling, general and administrative expenses. Unallocated balance sheet line items include items that are a shared resource and therefore not allocated between operating segments. For information about Target’s revenues, net income, assets, liabilities, stockholders equity and cash flows, see its Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Target’s two principal products – Virtual Sports and Server Based Gaming – share common underlying technologies. Both products offer innovative games, available through a variety of distribution channels, including digital SBG terminals, mobile gaming products, PC/online gaming products and services, and electronic table games, all operating within a common technological architecture. Target believes this omni-channel availability of its games is an important differentiator in the market. This distribution strategy allows Target to update its game and operating software remotely, keeping pace with evolving requirements in game play, security, technology and regulations.

Virtual Sports offers ultra-high resolution games that create an always on sports wagering experience, while SBG offers more traditional casino games such as slots, roulette, and other table games. Target’s Virtual Sports game portfolio includes branded titles such as Rush Football 2TM Pending, Rush BoxingTM featuring Mike Tyson, as well as horse racing, tennis, motor racing, cricket and other sports titles. Based solely on its review of competitors’ websites and product materials, Target believes that it offers the most comprehensive array of sports titles available in Virtual Sports.

Target’s SBG game portfolio includes a broad selection of leading SBG slots titles such as Centurion, Diamond Goddess© and Rise of Anubis©, which offer customers a wide range of volatilities, return-to-player and other features to suit their needs. Target also offers more traditional casino games through its SBG network, such as roulette, blackjack and keno.

Target generates revenues in two principal ways: on a participation basis and through product and software license sales. Participation revenues include a right to receive a share of revenue generated: (i) from placing Target’s Virtual Sports products with operators, (ii) by its SBG terminals placed in gaming and lottery venues; (iii) by licensing its game content and intellectual property to third parties; (iv) by its games on third-party online gaming platforms that are interoperable with its game servers; and (v) from operating a networked gaming system and application, which is a system that links groups of networked enabled gaming machines to a server in a remote data center. Under Target’s participation agreements, payments made to it are calculated based upon a percentage of the net win, which is the earnings generated from patrons of its customers playing the gaming machines, after adjusting for player winnings and relevant gaming taxes. Product sales include the sale of new SBG terminals and associated parts to gaming and betting operators. Software license revenues are primarily related to Target’s Virtual Sports product.

Virtual Sports

Target believes it is one of the leading suppliers of Virtual Sports. Target offers a wide range of sports and numbers games to more than 30,000 retail venues and more than 200 websites in more than 35 countries. Target’s customers are many of the largest operators in lottery, gaming and betting worldwide. Target also supplies Virtual Sports and other digital games to Mobile and Online operators in the U.K., US (Nevada and New Jersey), Gibraltar and other regulated EU markets.

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Target’s Virtual Sports product is comprised of a complex software and networking package that provides fixed odds wagering in the form of a ultra-high definition computer rendering of a sporting event, such as soccer or boxing. This creates a form of simulated sports betting, in both a streaming and on-demand environment, overcoming the relative infrequency of live sporting events. Target has developed this product using an award winning TV and film graphics team with advanced motion capture techniques. By implementing videogame-style graphics that are familiar to a younger generation of players, Target believes it has created a gaming product that is attractive to this demographic. Target believes Virtual Sports is a flexible offering that can be deployed as a sports betting, lottery, or gaming product, giving it a wide range of potential customers in both public and private implementations.

In addition to soccer and boxing, Target’s virtual sports products also include tennis, speedway (track motorcycle racing), motorcar racing (F1 style cars), velodrome cycle racing, and greyhound and horse racing, basketball, boxing, darts, cricket as well as various lottery ball draw and other numbers games. Target has also licensed the use of certain sports figures in its games, including boxer Mike Tyson and others that are not yet announced.

Target’s customers together offer millions of Virtual Sports events per day through both land-based, online and mobile platforms, many of them 24 hours per day, 7 days per week, often concurrently within the same location. Target’s first mobile Virtual Sports product launched in 2013, and it launched a remote game server Virtual Sports product in 2016 which enables the provision of on-demand Virtual Sports events, alongside the scheduled events which have dominated to date.

Server Based Gaming (SBG) Products

Target supplies SBG products, offering games through approximately 25,000 digital terminals in gaming and lottery venues around the world. Because its products are fully digital, they can interact with a central server, and are provided on a “distributed” basis which allows Target to realize a number of benefits, including that it is able to access a wider geographic footprint through the Internet and proprietary networks. Target believes, based on its competitive survey of the market, that it offers the only SBG product that operates with a single technology architecture which is compliant with each of U.K. (B2/B3), Italian (‘6B), G2S (Greek and North American) and China Lottery (CAOS) technical regulations.

Target has a strong market position in the U.K., with approximately 50% of SBG terminal placements and over 100 games. In addition, Target has more than 5,000 terminals currently contracted to be placed in the EU during fiscal 2017, (subject to regulatory certifications). Target offers SBG terminals such as the Eclipse, Inceptor, Optimus, and Blaze, each offering a different size, graphics, technology, and price proposition.

Target’s SBG and game portfolio distributes games to devices via different Game Management Systems (GMS), each tailored to a specific operator and market type. Target’s CORETM system is designed for distributed street gaming markets using its or third party cabinets with Inspired Inside, and delivering its gaming content and a wide portfolio of independent game developers. CORE HUBTM is Target’s next generation server supported gaming management concept, complementary to and based on the CORE platform. It uses a new protocol layer to take advantage of the opportunities offered by the open-standard American Gaming Association G2S gaming protocol. CORE EDGETM is the next iteration of Target’s server based gaming management system which uses its VIRGO RGS that is also used to power its web-based and mobile content delivery platform. This, and the HTML5 based games that are deployed on it, mean that Target can offer an omni-channel game experience to players, deploying them simultaneously to machines, mobile and online.

Target’s Strategy

Target is focused on executing on three key strategic priorities to target long-term growth in revenues, profit and cash flow.  Target’s strategic priorities are based on its experience in serving customers in multiple jurisdictions throughout the world as well as on its expectations for the evolution of the gaming market.  Target believes the gaming industry will continue to migrate towards networked, distributed omni-channel gaming.  As a result, Target has been focused on developing products that could be distributed via its omni-channel strategy, utilizing a common technology platform.  This strategy allows Target to update its game and operating software remotely, keeping pace with evolving requirements in game play, security, technology and regulations.

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Target’s three key strategic priorities are as follows:

Seek to extend its leadership positions in each of Virtual Sports and Server Based Gaming by developing new, omni-channel products

Target continually invests in new product development in each of the Virtual Sports and Server Based Gaming product lines. Target believes these investments benefit its existing and new customers by making new products available to them and bringing exciting entertainment experiences to their players.  During the last three years Target has transitioned to a fully digital, interconnected product offering, with every game, terminal or device connected to a secure network operated by it or by its customers.  Target believes that this purely digital approach, which connects its content to a wide range of devices and is compatible with a wide range of protocols and regulatory standards, is a differentiator in its industry and creates a significant barrier to competitive advantage.  Target has continued to focus on channels where it believes there is considerable growth available, especially mobile, where it can deploy its RGS product. Target believes this investment in technology allows it to quickly adapt to changes in player preferences.

Continue to invest in games and technology in order to grow Target’s existing customers’ revenue

Approximately 93% of Target’s revenue for the twelve months ended April 8, 2016 was derived from sources that it believes to be recurring in nature due to contracts that it has in place with the relevant customers. In this participation-based portion of its business, Target’s revenues typically grow in-line with the growth of its customers’ gaming revenues from these products.  Target works closely with its customers to assist in the optimization of their terminal estates so as to achieve growth in revenue performance, which Target believes is to its benefit.  Accordingly, Target continually invests in new game and technology offerings which it believes will enable its customers to keep their offerings fresh so as to offer their players new forms of entertainment. Target believes its game development is a key aspect of its strategy, as it believes that over time it leads to growth in revenue generated by its products for its customers, and therefore growth in its revenue.  Target intends to continue this strategic priority in both its server based gaming and virtual sports businesses.

Add new customers by expanding into underpenetrated markets and newly-regulated jurisdictions
Target believes that its historical growth has been driven, in part, by its entry into new markets and it expects such geographic expansion to continue.  Target also intends to seek opportunities to enter new product categories within the gaming market where it believes that it may enjoy competitive advantage relative to any peers that it may have. Target believes that there are major gaming markets in which it has limited participation to date but where its products are positioned, or can be positioned, for future success.  Target’s focus on its two major products (SBG and Virtual Sports) through two channels (retail and mobile/online) situates it to take advantage of anticipated growth in Europe and North America. For example, Target is expanding into China via its relationships with each of AGTech and the China Sports Lottery.  Additionally, Target has recently commenced operations of its products in Nevada with William Hill and has signed contracts with four internet gaming operators for its products in New Jersey, where it is licensed.

Target’s Competitive Strengths

Target intends to execute its strategy by utilizing its competitive strengths:

Significant Base of Operations with Recurring Revenue from Long-Term Relationships

Target believes it has good visibility into its future revenues, as a result of its customer contracts. Over the last three years, approximately 93% of total revenue was recurring and contracted in nature. Target’s customers include major blue chip lottery, sports betting and gaming operators (both land based and online) within the regulated U.K. and European markets. Many of these customer relationships are long-standing and in excess of 10 years.

Hold Leading Position in Virtual Sports

Target’s Virtual Sports product currently generates over $10 billion in player wagers per year. Based solely on its review of competitors’ websites and product materials, Target believes that its current offering has more virtual sporting events and games than any other competitor in the market, with a wider range of betting markets and what Target considers to be superior graphics.

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History of Strong Content Development / Licensed Content

Target releases over 100 new games per annum across its SBG and Mobile RGS estate. Many of its recent game launches have been omni-channel and leading performers in their markets, including Centurion in U.K. B3 and Mobile and Diamond Goddess in Italy.

Omni-Channel Digital Gaming Platform

Target’s proprietary digital gaming platform has been developed internally by development teams based in the U.K. and EU. Target believes that it offers the only SBG product that operates with a single technology architecture which is compliant with each of U.K. (B2/B3), Italian (‘6B), G2S (Greek and North American) and China Lottery (CAOS) technical regulations. Target’s 100% digital, omni-channel platform is able to deliver its content and user experience to devices ranging from SBG terminals to mobile devices.

Experienced Management Team

Target’s seasoned management team is led by founder Luke Alvarez. The Business Combination with Hydra creates a partnership with Lorne Weil, whose past leadership includes growing a diversified global gaming technology company.

Industry Overview

Target operates within the global gaming and lottery industry. Global gaming and lottery growth has been steady and resilient to economic cycles over the last decade. According to H2 Gambling Capital, it has grown at a 3.8% compounded annual growth rate from 2005 to 2015, driven by increased consumer spend and the introduction of new regulated markets.

During this period, digital gaming and lottery (online and mobile) have grown at a faster pace. According to H2 Gambling Capital, it has grown at a 10.6% compound annual growth rate, driven by rapid growth in the deployment of digital games and technologies such as Virtual Sports and digital SBG terminals into land-based venues. In markets such as the U.K. and Italy, where regulators have supported the transition to digital, online and retail channels. According to H2 Gambling Capital, digital now accounts for over 30% of gaming revenues in the U.K. and 9% of gaming revenues in Italy.

Target believes that the overall global gaming and lottery industry will continue to grow steadily, with more robust growth in mobile and land-based digital gaming and lottery markets. Target believes the industry is content driven and, much like music, videogames and motion pictures will continue to be transformed by the propagation of digitally-networked technologies.

As a gaming and lottery business-to-business supplier focused solely on digital products and technologies, Target believes it is well-positioned to benefit from these trends in digital adoption.

Influencers of Digital Adoption

Target believes the digital segment of the global gaming and lottery industry will continue to grow in line with historic rates driven by the following factors:

Governments: Opening of new gaming territories

Many national and state governments operating in developed economies in Europe and the United States are suffering from structural funding deficits. The regulation and liberalization of gaming and lottery is frequently used to raise new sources of revenue to these governments. Recent examples of gaming or lottery liberalization include Virtual Sports in Nevada, online in New Jersey, online, VLT (Video Lottery Terminal) and Virtual Sports in Italy, VLT and online in Greece, online in Spain and venue-based Virtual Sports and in the Philippines. Markets currently considering new digital gaming liberalization include mainland China, Brazil and many others. In most cases, Target believes such liberalization does not favor build outs of large new destination resort casinos, but rather focuses on smaller “edge” venues with lottery, gaming and/or sports betting, combined with online or mobile games.

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Digital Multi-Channel Offering: Replacement of legacy analog machines with larger volume of smart digital devices – retail and mobile

In many established markets, as existing gaming terminals mature, governments and regulatory authorities have implemented regulations to upgrade established terminal base to fully digital deployments. Recent examples include new G2S VLT standards in Canadian lotteries, current VLT RFI’s in various Scandinavian markets, recent U.K. player protection improvements in U.K. land-based and online games, and the Italian plan for “Remote AWP” which may replace more than 300,000 analog machines with approximately 250,000 “intelligent” networked devices.

Smartphone / Mobile: Rapid adoption of gaming and lottery applications on growing volume

In the U.K., mobile play on sports betting and gaming now exceeds play on PCs. According to H2 Gambling Capital, U.K. mobile gaming revenues have exhibited a 57% compounded annual growth rate between 2008 and 2015. Mobile gaming and lottery is now expanding in Italy and Spain, and mobile play has recently been approved in each of Nevada and New Jersey for gaming and for Michigan for lottery. Lottery authorities in mainland China, a market with approximately 600 million smartphones, are currently considering licenses for mobile lottery.

Benefits of Server Based Gaming

Target believes there are significant benefits to SBG which drive the accelerating adoption of digitally networked gaming and lottery. SBG allows operators to remotely manage their estate with minimal disruption to their business. The central system offers flexibility to rotate / change games which allows operators to tailor game availability by time of day, target specific player demographics and take advantage of seasonal / themed marketing opportunities. New games can be phased in seamlessly, overcoming the revenue dip often associated with replacing games on traditional slot machines.

More games per terminal provides incentives for operators to test new games and new suppliers. Operators can appeal to a broader base of players with minimal cost or risk as well as commission games from new third-party party suppliers on an open game interface. The increased number of games per machine and remote game management eliminates procurement risk for the operator as unsuccessful games can be easily switched out.

The SBG model significantly reduces the need for on-site repairs and improves terminal up-time. Elimination of machine obsolescence should extend product lifecycles as well as the time period over which costs can be depreciated.

Regulatory Framework

Target conducts business in a number of different jurisdictions, of which Great Britain and Italy have historically contributed the most significant recurring revenues. The gaming regulator responsible for Target’s activities in Great Britain is the Gambling Commission of Great Britain (the "Gambling Commission"); in Italy the operation of gaming machines and remote gaming is regulated by L’Amministrazione autonoma dei monopoli di Stato ("AAMS").

In addition, Target is licensed or certified (as required dependent on local jurisdictions) in a number of other jurisdictions by regulators such as the Licensing Authority of Gibraltar, the Alderney Gambling Control Commission and the State of New Jersey – Division of Gaming Enforcement.

British Betting and Gaming Laws and Regulations

In relation to the British market, Target supplies and distributes Category B2 and B3 gaming machines, and electronic table gaming machines, to third parties who are licensed to operate such machines in bricks and mortar premises. Target also supplies virtual racing software to local retail venues and to online operators who are licensed to target the British market. Target supplies its mobile RGS to remote operators who are licensed to target the British market.

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The provision of its products and services in relation to the British market is authorized by a series of licenses issued by the Gambling Commission, namely remote and non-remote Gaming Machine Technical (Full) operating licenses, a remote casino operating license, and a gambling software license.

The Gambling Act 2005 (the "GA05") is the principal legislation in Great Britain governing gambling (other than in relation to the National Lottery which is governed by separate legislation). The GA05 applies to both land-based gambling (referred to as 'non-remote' gambling) and online gambling (i.e., 'remote' gambling).

The GA05 provides that it is an offense to make a gaming machine available for use without an operating license. There are a number of different categories of licensable gaming machines (the GA05 provides for category A to D machines, although no category A machines are currently in operation); each category is subject to different levels of maximum stakes and prize limits. In addition, there are limits on the number and type of gaming machines which can be operated from licensed premises: for example, a licensed betting office is permitted to house up to four category B2 to D machines, while a large casino may house up to 150 category B to D machines (subject to satisfying certain ratios of machines to gaming tables).

Gaming machine suppliers are required to hold an operating license in order to manufacture, supply, install, adapt, maintain or repair a gaming machine or part of a gaming machine. Gaming machine suppliers must also comply with the Gaming Machine Technical Standards published by the Gambling Commission in relation to each category of machine, and such machines must meet the appropriate testing requirements.

In relation to online (remote) gambling, the GA05 provides that it is an offense to 'provide facilities' for gambling without an operating license. It is also an offense to manufacture, supply, install or adapt gambling software without an appropriate gambling software license. Where gambling software is used or supplied for use in relation to the British market, it must also satisfy the Remote Gambling and Software Technical Standards published by the Gambling Commission.

The holder of a British gambling operating license is subject to a variety of ongoing regulatory requirements, including but not limited to the following:

Shareholder disclosure: An entity holding a gambling license must notify the Gambling Commission of the identity of any shareholder holding 3% or more of the equity or voting rights in the entity (whether held or controlled either directly or indirectly).

Change of control: Whenever a new person becomes a “controller” (as defined in section 422 of the Financial Services and Markets Act 2000) of an entity that holds any gambling licenses, the licensed entity must apply to the Gambling Commission for permission to continue to rely on its gambling licenses in light of the new controller. A new controller includes any person who holds or controls (directly or indirectly, including ultimate beneficial owners who hold their interest through a chain of ownership) 10% or more of the equity or voting rights in the licensed entity (or who is otherwise able to exercise “significant influence” over it). The Gambling Commission must be supplied with specified information regarding the new controller (which, in the case of an individual, includes detailed personal disclosure) and this information will be reviewed by the Gambling Commission to assess the suitability of the new controller to be associated with a licensed entity. If a new controller is found to be unsuitable, the Gambling Commission is required to revoke the relevant gambling operating licenses. It is possible to apply for approval in advance from the Gambling Commission prior to becoming a new controller of a licensed entity.

Compliance with the Licence Conditions and Codes of Practice (LCCP): The LCCP is a suite of license conditions and code provisions which attach to operating licenses issued by the Gambling Commission. The provision of gambling facilities in breach of a license condition is an offense under the GA05. Certain specified “Social Responsibility” code provisions are accorded the same weight as license conditions in this regard (whereas breach of an “ordinary” code provision is not an offense in itself, but may be evidence of unsuitability to continue to hold a gambling license). The LCCP imposes numerous operational requirements on licensees including compliance with the Gambling Commission’s Remote Gambling and Software Technical Standards, segregation of customer funds, the implementation of a variety of social responsibility tools (such as self-exclusion), anti-money laundering measures, age verification of customers and a host of consumer protection measures. The Gambling Commission regularly reviews and revises the LCCP.

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Regulatory returns and reporting of key events: The LCCP requires licensees to submit quarterly returns to the Gambling Commission detailing prescribed operational data. Licensees are also required to notify the Gambling Commission as soon as practicable and in any event within 5 working days of becoming aware of the occurrence of certain specified “key events” which, in summary, are events which could have a significant impact on the nature or structure of the licensee’s business. Licensees are also required to notify suspicion of offenses and suspicious gambling activity.

Personal licenses: Key management personnel are required to maintain personal licenses authorizing them to discharge certain responsibilities on behalf of the operator. These personal licenses are subject to renewal every three years. Personal licenses are subject to compliance with certain license conditions.

Italian Betting and Gaming Laws and Regulations

In Italy, Target supplies gaming machines for use by operators in licensed bricks and mortar premises, and also supplies VRS to retail and online operators targeting the Italian market. These supplies are made by certain branch offices Target has established in Italy.

The categories of machine that Target supplies in Italy (i.e., VLTs) must be connected to the servers operated by AAMS (the Italian regulator) in order to enable AAMS to monitor the proper operation of the machines and to verify the level of taxes which are due. An operator of VLTs (which manages the network which connects those machines to AAMS' servers) is required to hold a license from AAMS for each gaming machine that it operates. Target acts as a supplier of gaming machines rather than as an operator. As a supplier of gaming machines, Target is not required to hold a license from AAMS, but it is required to hold a police license (as prescribed by article 86, paragraph 3, of the Italian United Text of Public Security Law (TULPS) provided by the Royal Decree 18 June 1931, No. 773) and to be enrolled in a registry prescribed by article 1, paragraph 82 of Law No. 220/2010 (known as the 'Register of Gestori'). Target has two Italian branches which are enrolled in the Register of Gestori to act as suppliers but not operators.

If a supplier of gaming machines is not enrolled in the Register of Gestori, then any agreements it enters into regarding the supply of gaming machines is null and void. The issue of the relevant police license and enrollment in the Register of Gestori are conditioned on a suitability review of the applicant. All gaming machines (and the games installed on them) must be certified and approved by SOGEI (an entity authorized to conduct such certification and approval by the Italian Ministry of Finance).

In relation to the supply of online gambling, Article 4 of Law 13 December 1989 No. 401 makes it a criminal offense to offer games in Italy without holding an Italian remote gaming license issued by AAMS. Operators are required both to hold a license covering the games that they offer and to undergo a technical approval process for each gaming platform and game. There is no licensing regime for game suppliers. The obligation to comply with relevant gambling laws is imposed on the operator of the product rather than the supplier. Target is therefore not required by Italian laws or regulations to hold a gambling license in relation to its supply of the VRS product. The games and gaming systems that Target supplies to Italian operators do need to be authorized (such authorization being the responsibility of the operators to whom it makes its supplies). Target’s system for management of VRS has been approved by AAMS, and the specific games that it supplies to Italian operators have been certified and approved by SOGEI.

Given that Target is not required under Italian law to obtain AAMS licenses for its supply of machines or software, it is not required to notify AAMS in the event that it undergoes any change of control. However, if there is any change in the directorship of those group companies that are enrolled on the Registry of Gestori, then details of such change must be notified to AAMS by the relevant group company, and affidavits must be produced confirming that the new directors are not subject to any criminal proceedings or convictions.

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Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. generally accepted accounting principles. Under this method of accounting Hydra will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Inspired comprising the ongoing operations of the combined entity, Inspired’s senior management comprising the majority of the senior management of the combined company, and current shareholders of Inspired having a majority of the voting power of the combined entity. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Inspired issuing stock for the net assets of Hydra, accompanied by a recapitalization. The net assets of Hydra will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Inspired.

EXECUTIVE AND DIRECTOR COMPENSATION OF TARGET

Compensation of the Named Executive Officers

This section discusses the material components of the fiscal year 2015 executive compensation program for Target’s named executive officers who are identified in the 2015 Summary Compensation Table below. The compensation reported in the 2015 Summary Compensation Table is not necessarily indicative of how we will compensate our named executive officers following the Business Combination. We expect that we will continue to review, evaluate and modify our compensation framework as a result of Target becoming part of a publicly-traded company and the compensation program following the Business Combination could vary significantly from Target’s historical practices.

Name and Principal Position	Fiscal Year	Salary (GBP)	Bonus	Pension (Employer Cost)
Luke Alvarez	2015	£333,145	£60,000	£20,583
Dave Wilson	2015	£205,020	£50,000	£30,753
Steve Rogers	2015	£192,205	£50,000	£28,977

Luke L. Alvarez is the founder and Chief Executive Officer of Inspired Gaming Group, a position he has occupied since the Company’s inception in 2002. Prior to founding Inspired, Mr. Alvarez served as Chief Operating Officer of Emap Digital. Prior to Emap, Mr. Alvarez served as Head of Business Development of Boo.com. Previously, Mr. Alvarez held positions with The Boston Consulting Group and Comshare Inc. Mr. Alvarez has previously served as a Director of Leisure Link Holdings and The Cloud Networks Ltd. Mr. Alvarez holds undergraduate and master’s degrees from Kings College Cambridge and was a visiting Fulbright Scholar at the University of California Berkeley.

Dave Wilson, Chief Operating Officer and member of Target’s board of directors, joined Inspired in April 2004 and is responsible for software delivery and global operations. He previously served in senior managerial roles at Nortel Networks.

Steve Rogers is Target’s Chief Commercial Officer for Virtual Sports. He has been at Inspired for over ten years and previously held the role of Chief Operating Officer at Red Vision, a company acquired by Inspired in 2006.

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TARGET’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of DMWSL 633's financial condition and results of operations is intended to clarify the company’s results of operations, certain changes in its financial position, liquidity, capital structure and business developments for the periods covered by the consolidated financial statements included elsewhere in this proxy statement. The company’s actual results could differ materially from those discussed below. This discussion should be read in conjunction with, and is qualified by reference to, the other related information contained in this proxy statement, including the consolidated financial statements and the related notes thereto and the description of the business as well as the risk factors discussed in “Risk Factors” and “Forward-Looking Statements.”

The following includes a discussion of the interim periods ended July 2, 2016 and July 4, 2015, as well as the periods ended September 26, 2015, September 27, 2014, and September 28, 2013. The interim financial information (unaudited) can be found on page F-35. The audited financial statements can be found on page F-72.

BUSINESS OVERVIEW

DMWSL 633 Limited (the "company", the “group”, "we", "our", and "us") is a global gaming technology company, supplying Virtual Sports and Server Based Gaming (“SBG”) systems to regulated lottery, betting and gaming operators worldwide. Our strategic priorities are:

i)	Seek to extend our leadership positions in each of Virtual Sports and Server Based Gaming by developing new, omni-channel products

ii)	Continue to invest in content and technology in order to grow our existing customers’ revenue

iii)	Add new customers by expanding in underpenetrated markets and newly-regulated jurisdictions

Segments

We report our operations in two business segments – Server Based Gaming and Virtual Sports – representing our different products and services. We operate our business and evaluate our business performance, resource allocation and capital spending on an operating segment level, where possible. The company uses its operating results and identified assets of each operating segment in order to make prospective operating decisions. Although our revenues and cost of sales (excluding depreciation and amortisation) are reported exclusively by segment, we do include an unallocated column in our financial statements for certain expenses including depreciation and amortization as well as selling, general and administrative expenses. Unallocated balance sheet line items include items that are a shared resource and therefore not allocated between operating segments.

Discontinued operations

On February 8, 2013, we completed the sale of the trade and assets of our leisure division to Playnation Limited for cash proceeds of $30.8 million resulting in a loss of approximately $11.3 million, including goodwill disposed of $16.0 million, which is reflected as a loss on discontinued operations in our Consolidated Statements of Operations and Comprehensive Loss for the period ended September 28, 2013. The company had no continuing involvement after the sale of our leisure business. Included in the Consolidated Statements of Cash Flow for the period ending September 28, 2013 is an inflow of $25.8 million from investing activities, being cash proceeds less transaction fees less cash transferred with the business of $1.7 million.

The revenue and expenses of the discontinued operations were as follows:

September 28, 2013
$ '000

Net revenues	10,074
Cost of sales, excluding depreciation and amortization	(3,378)

Selling, general and administrative	(6,069)
Depreciation and amortization	(3,199)
Loss from discontinued operations	(2,572)

For the 2014 and 2015 financial periods there were no revenues or expenses classified as discontinued operations.

The sale of the leisure division was part of a wider strategic shift away from offering analogue products and services in favour of a purely digital product offering. The final material analogue contract was exited in September 2015. Results pertaining to this contract are included within continued operations, but adjusted for in the Adjusted EBITDA note (a non GAAP benchmark) below.

Goodwill and intangible impairment charges

A goodwill impairment charge of $1.0 million was recorded in the period ending September 26, 2015, in relation to the goodwill arising from the acquisition of Merkur Inspired Ltd, due to uncertainty of future positive cash flows.

Foreign exchange

Our results are impacted by changes in foreign currency exchange rates as a result of the translation of foreign functional currencies into US dollars and the re-measurement of foreign currency transactions or balances. The impact of foreign currency exchange rate fluctuations represents the difference between current rates and prior-period rates applied to current activity. The largest geographic region in which we operate is the United Kingdom and the British pound is considered to be our functional currency. Our reporting currency is US dollar. Our results are translated from the functional currency into the reporting currency using average rates for profit and loss transactions and the applicable spot rates for period end balances. The effect of translating the functional currency into the reporting currency, as well as translating foreign subsidiaries that have a different functional currency into the functional currency, is reported separately in Accumulated Other Comprehensive Income. We derived approximately 25%, 19% and 19% of our revenue from sales to customers outside of the United Kingdom in 2015, 2014 and 2013, respectively.

In the section “Results of Operations” below, the currency impact shown has been calculated as current period rate used less prior period rate used, multiplied by the current period amount in the functional currency. The remaining difference is therefore calculated as the difference in the functional currency, multiplied by the prior period average rate.

CRITICAL ACCOUNTING ESTIMATES

The company's consolidated financial statements are prepared in accordance with US GAAP, which require the company to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods and the related disclosures in the consolidated financial statements and related footnotes. The company has disclosed significant accounting policies, which are described in Note 1: Nature of Operations and Summary of Significant Accounting Policies in the audited consolidated financial statements included in this proxy statement. We consider certain of these accounting policies to be "critical," as they require management’s highest degree of judgment, estimates and assumptions. While management believes its estimates, assumptions and judgments are reasonable, they are based on information presently available and actual results may differ significantly from these estimates due to changes in judgments, assumptions and conditions.

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Revenue Recognition

We derive revenue principally from the sale and rental of our Server Based Gaming (“SBG”) terminals and related services, including content provision and servicing, to regulated retail betting outlets, casinos and other gaming operators, and licensing of our Virtual Sports gaming software and related services to regulated virtual sports retail, mobile and online operators. We evaluate the recognition of revenue based on the criteria set forth in ASC 605, Revenue Recognition ("ASC 605") and ASC 985-605, Software-Revenue Recognition ("ASC 985"). Revenue is recognized when all of the following criteria are met:

1.	Persuasive evidence of an arrangement exists
2.	The price to the customer is fixed or determinable
3.	Delivery has occurred, title has been transferred, and any acceptance terms have been fulfilled; and
4.	Collectability is probable

For our multiple-deliverable arrangements which include hardware containing software that functions together with the hardware to deliver its essential functionality and undelivered non-software services, deliverables are separated into more than one unit of accounting when: (i) the delivered element(s) have value to the customer on a stand-alone basis and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the company. When the final undelivered element(s) are non-software services and non-hardware, those deliverables are recognized on a ratable basis over the remaining term of the arrangement.

We determine the relative selling price for deliverables in the scope of ASC 605 based on the following selling price hierarchy:

1.	Vendor specific objective evidence ("VSOE"), (i.e., the price we charge when the product or service is sold separately) if available,

2.	Third-party evidence (“TPE”) of fair value (i.e., the price charged by others for similar products and services) if VSOE is not available,

3.	or our best estimate of selling price (“BESP”) if neither VSOE nor TPE is available.

Our multiple-deliverable arrangements may also contain one or more software deliverables in the scope of ASC 985-605. The revenue for these multiple-deliverable arrangements is allocated to the software deliverables and the non-software deliverables based on the relative selling prices of all of the deliverables in the arrangement using the fair value hierarchy outlined above. In circumstances where the Company cannot determine VSOE or TPE of the selling price for any of the deliverables in the arrangement, BESP is used for the purpose of allocating the arrangement consideration between software and non-software deliverable.

Revenue is allocated to the software deliverables based on the relative fair value of each element, and fair value is determined using VSOE. Where VSOE does not exist for the undelivered software element, revenue is deferred until either the undelivered element is delivered or VSOE is established, whichever occurs first. When the final undelivered software element is services, the related revenue is recognized on a ratable basis over the remaining service period. When VSOE of a delivered element has not been established, but VSOE exists for the undelivered elements, the Company uses the residual method to recognize revenue when the fair value of all undelivered elements is determinable. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement consideration is allocated to the delivered elements and is recognized as revenue.

In addition to the general policies discussed above, the following are the specific revenue recognition policies for our revenue streams.

Server Based Gaming

Revenue from SBG terminals, access to our content and SBG platform, including electronic table gaming products is recognized in accordance with the criteria set forth in ASC 605 and is usually based upon a contracted percentage of the operator’s net winnings from the terminals’ daily use. Where this is not the case, revenue is based upon a fixed daily or weekly rental fee. We recognize revenue from these arrangements on a daily basis over the term of the arrangement, or when not specified over the expected customer relationship period. Performance obligations under these arrangements may include the delivery and installation of our SBG terminals for use over a term, as well as service obligations related to hardware repairs and server based content and maintenance.

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We sometimes bill for SBG arrangements up front in order to help fund our working capital and development requirements, or at the request of a customer. Upfront fees on SBG arrangements are deferred and recognized on a straight-line basis over the term of the arrangement or when not specified over the expected customer relationship period. Hardware sales take the form of a transfer of ownership of our developed gaming terminals, and are recognized upon delivery as they have value to our customers on a stand-alone basis.

Virtual Sports

Revenue from licensing of our gaming software is recognized in accordance with the criteria set forth in ASC 985-605. Virtual sports retail revenue, which includes the provision of virtual sports content and services to retail betting outlets, and virtual sports online and mobile revenue, which includes the provision of virtual sports content and services to mobile and online operators, is based upon a contracted percentage of the operator’s net winnings or a fixed rental fee. We recognize revenue for these fees on a daily or weekly basis over the term of the arrangement, these arrangements typically include a perpetual license billed up front, granted to the customer for access to our gaming platform and content. As we do not have VSOE for the undelivered elements in virtual sports arrangements, revenue from the licensing of perpetual licenses is recognized on a straight-line basis over the term of the arrangement, or when not specified, over the expected customer relationship period.

Revenue from the development of bespoke games licenced on a perpetual basis to mobile and online operators is recognized on delivery and acceptance by the customer. We have no ongoing service obligations subsequent to customer acceptance of our bespoke games.

RESULTS OF OPERATIONS

The results of operations have been organized in the following manner:

-	a discussion of the Company's results of operations for the 40 week period ended July 2, 2016 compared to the same period in 2015; and

-	a discussion of the Company's results of operations for the period ended September 26, 2015 compared to the same period in 2014; and

-	a discussion of the Company's results of operations for the period ended September 27, 2014 compared to the same period in 2013.

The financial statement periods presented represent a 52 week period, which approximates a 12 month period. The balance sheet date of each fiscal period represents the Saturday closest to the 30th of September. Each 52 week fiscal year presented within these financial statements and footnotes are herein referred to as a "period".

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40 Week Period ended July 2, 2016 compared to July 4, 2015

	For the period ended		Variance
	July 2,	July 4	2016 vs 2015
	2016	2015	$ '000%
	$ '000	$ '000

Revenue:
Service	87,651	89,408	(1,757)	(2)%
Hardware	2,829	10,061	(7,232)	(72)%
Total revenue	90,480	99,469	(8,989)	(9)%
Cost of sales, excluding depreciation and amortization:
Cost of service	(12,805)	(12,197)	(608)	5%
Cost of hardware	(1,195)	(6,703)	5,508	(82)%
Selling, general and administrative expenses	(46,647)	(49,462)	2,815	(6)%
Depreciation and amortization	(27,414)	(32,312)	4,898	(15)%
Net operating income	2,419	(1,205)	3,624	(301)%
Other income (expense)
Interest income	284	535	(251)	(47)%
Interest expense	(45,031)	(44,528)	(503)	1%
Other finance income (costs)	(192)	(118)	(74)	63%
Income/(loss) from equity method investee	0	(340)	340	(100)%
Total other income (expense), net	(44,939)	(44,451)	(488)	1%
Net loss from continuing operations before income taxes	(42,520)	(45,656)	3,136	(7)%
Income tax expense	(343)	(312)	(31)	10%

Net loss	(42,863)	(45,968)	3,105	(7)%

Revenue

Revenue declined $9.0 million from $99.5 million to $90.5 million, including negative currency translation of ($5.8 million). Virtual Sports revenue increased $7.2 million excluding currency impacts driven by growth from both existing customers and new customers and increased activity on our remote gaming server (RGS), Virgo. This was in part offset by declines in SBG revenue of $14.5 million or $10.4 million excluding currency impacts. The main contributors of the underlying variance were the exit of our final analogue contract, contributing $3.0 million of the variance, and a reduction in hardware sales of $7.2 million.

Cost of sales, excluding depreciation and amortization

Cost of sales, excluding depreciation and amortization, which includes machine cost of sales, consumables and royalties and connectivity costs, decreased $4.9 million in the period from $18.9 million to $14.0 million, of which $0.9 million was attributable to currency translation effects. The remaining difference was due to the reduction in hardware sales.

Selling, general and administrative expenses

Selling, general, and administrative (“SG&A) expenses are defined to contain staff costs (including outsourced costs), travel costs, professional fees, technology costs (including hosting fees, data centres etc.) and professional services. SG&A reduced $2.8 million from $49.5 million to $46.6 million, which is attributable to the currency impact. Cost items not adjusted for in the Adjusted EBITDA (non-GAAP benchmark) below increased $0.7 million in the period, excluding currency impacts, due to increased labor costs as a result of higher staff headcount.

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Depreciation and amortization

Depreciation and amortization charge decreased by $4.9 million from $32.3 million to $27.4 million, of which $1.8 million was attributable to currency movements. The remaining variance reflects reduced depreciation from UK Casino and Bingo and Italian assets as these assets reached residual value, as well as a goodwill impairment in the prior period of $1.0 million. These decreases were offset in part an impairment of social gaming assets in the period ending July 2, 2016, of $1.2 million.

Interest income

Interest income reduced by $0.3 million in the period.

Interest expense

Interest expense increased $0.5 million to $45.0 million. Currency impacts reduced the charge by $2.9 million, resulting in a constant currency increase of $3.4 million due to the compounding PIK balance (see Liquidity and Capital Resources section)

Income Taxes

We recorded a foreign income tax expense of $0.3 million for the periods ended July 2, 2016 and July 4, 2015, respectively. The effective tax rate for the periods ending July 2, 2016 and July 4, 2015 was (1%) in both periods.

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Period ended September 26, 2015 compared to September 27, 2014 and compared to September 28, 2013

	For the period ended			Variance
	September 26,	September 27,	September 28,
	2015	2014	2013	2015 vs 2014		2014 vs 2013
	$ '000	$ '000	$ '000	$ '000%		$ '000%

Revenue:
Service	115,325	120,868	104,159	(5,543)	(5)%	16,709	16%
Hardware	12,248	25,930	10,322	(13,682)	(53)%	15,608	151%
Total revenue	127,573	146,798	114,481	(19,225)	(13)%	32,317	28%
Cost of sales, excluding depreciation and amortization:
Cost of service	(16,481)	(16,642)	(15,669)	161	(1)%	(973)	6%
Cost of hardware	(7,746)	(33,496)	(6,281)	25,750	(77)%	(27,215)	433%
Selling, general and administrative expenses	(65,229)	(66,940)	(59,303)	1,711	(3)%	(7,637)	13%
Depreciation and amortization	(39,386)	(42,468)	(34,784)	3,082	(7)%	(7,684)	22%
Net operating income(loss)	(1,269)	(12,748)	(1,556)	11,479	(90)%	(11,192)	719%
Other income (expense)
Interest income	646	474	21	172	36%	453	2157%
Interest expense	(58,100)	(56,106)	(45,785)	(1,994)	4%	(10,321)	23%
Other finance income/(costs)	(153)	271	13	(424)	(156)%	258	1985%
Income/(loss) from equity method investee	(340)	606	(1,054)	(946)	(156)%	1,660	(157)%
Total other expense, net	(57,947)	(54,755)	(46,805)	(3,192)	6%	(7,950)	17%
Net loss from continuing operations before income taxes	(59,216)	(67,503)	(48,361)	8,287	(12)%	(19,142)	40%
Income tax expense	(631)	(308)	(367)	(323)	105%	59	(16)%
Net loss from continuing operations	(59,847)	(67,811)	(48,728)	7,964	(12)%	(19,083)	39%

Discontinued operations
Loss from discontinued operations	0	0	(2,572)	0	N/A	2,572	(100)%
Loss on sale of assets	0	0	(11,292)	0	N/A	11,292	(100)%
Income tax expense	0	0	0	0	N/A	0	N/A
Net income from discontinued operations	0	0	(13,864)	0	N/A	13,864	(100)%

Net loss	(59,847)	(67,811)	(62,592)	7,964	(12)%	(5,219)	8%

Period ended September 26, 2015 compared to September 27, 2014

Revenues

Revenue decreased by $19.2 million, from $146.8 million to $127.6 million, including currency translation impact of $8.6 million. The variance reflects a reduction in non-profit making hardware sales of $15.7 million (at constant currency) and reduction in UK SBG performance of $0.8 million as a result of machine gaming duty increases. This was offset by increases in UK SBG hardware sales of $1.8 million and Virtual Sports of $3.5 million, excluding currency impact, driven by strong growth of existing UK based customers and annualization of Italian customers.

Cost of sales, excluding depreciation and amortization

Cost of sales, excluding depreciation and amortization decreased by $25.9 million, from $50.1 million to $24.2 million, including a reduction due to currency impacts of $1.6 million. This reflects decreases in costs associated with machine sales in the UK of $27.1 million and $1.0 million associated with Italy. This was offset by increases in costs associated with additional hardware sales to Greece of $2.0 million, consumables associated with UK SBG terminals of $1.1 million and other increases of $0.8 million.

Selling, general and administrative expenses

SG&A expenses decreased by $1.7 million, from $66.9 million to $65.2 million, including a reduction due to exchange rate movements of $4.4 million. The increases in underlying spend include increases in a number of categories, representing increased development in key strategic areas. The key movements include an increase in staff costs of $2.3 million, pension cost effects of $0.7 million and items classed internally as exceptional costs (see Adjusted EBITDA benchmark below) of $1.1 million. This was offset in part by an increase in capitalized labor due to the change in composition of the labor force, with an increase in development resources.

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Depreciation and amortization

Depreciation and amortization expense declined by $3.1 million, from $42.5 million to $39.4 million. This was driven predominantly by currency impacts of $2.7 million.

Interest income

Interest income increased by $0.2 million to $0.6 million reflecting increased cash balances as well as the impact prior period including $0.4 million of gains in relation to fair valuing of forward contracts – as detailed in note 13 of the audited consolidated financial statements.

Interest expense

Interest expense increased from $56.1 million to $58.1 million. Currency translation impacts reduced the charge by $3.9 million, leaving a constant currency increase of $5.9 million. This was attributable to both the increase in external funding as well as the compounding PIK note balances which contributed a $3.8 million and $4.7 million interest expense increase, respectively. Partially offsetting this is an increase in the amortisation of loan notes in the period to September 27, 2014 due to a write off of fees equal to $2.0 million relating to previous financing. The remaining difference is attributable to a change in forward contract fair values as well as retranslation of cash balances.

Discontinued operations

There were no results from discontinued operations in the period ending September 2015.

Other finance income/(costs)

This represents the difference between expected return on pension scheme assets and interest costs on pension scheme liabilities, being a net cost when interest costs are higher. In the period ending September, 27 2014 the net position was a gain of $0.3 million, versus a loss in the period ending September, 26 2015 of $0.2 million.

Income taxes

We recorded an income tax expense $0.6 million and $0.3 million for the periods ended September 26, 2015 and September 27, 2014, respectively. The effective tax rates for the periods ending September 26, 2015 and September 27, 2014 were (1%) and (0.5%) respectively. Within the UK, the company has operating losses available which offset the majority of taxable income. The company only pays income taxes in certain foreign tax jurisdictions where taxable income is present. UK taxes included in the income tax expense for the period ending September 26, 2015 were $0.2 million and $0.1 million for the period ending September 27, 2014. Foreign taxes, predominantly relating to mainland Europe, included in the income tax expense were $0.5 million and $0.2 million for the periods ended September 26, 2015 and September 27, 2014, respectively.

Period ended September 26, 2014 compared to September 28, 2013

Revenues

Revenue increased $32.3 million from $114.5 million to $146.8 million, including currency impacts of $7.8 million. There was $15.5 million in additional hardware sales within the UK SBG market and an increase in other UK SBG revenue of $3.1 million due to new product impacts and an increase in average units deployed of approximately 2,800. Virtual Sports increased $11.8 million, excluding currency impact, driven by the Italian Virtual Sports market. These increases were in part offset by reductions of $1.3 million due to the winding down of the analogue estate and $3.6 million due to changes in the Italian SBG estate following gaming tax increases and volume reductions.

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Cost of sales, excluding depreciation and amortization

Cost of sales, excluding depreciation and amortization increased overall $28.2 million, from $21.9 million to $50.1 million, including currency impacts of $2.7 million. The majority of the increase, $26.2 million, was due to SBG costs relating to hardware sales, offset by reductions in UK SBG costs of $2.4 million and Italy of $1.3 million. Royalty increases in Virtual Sports of $2.8 million account for the majority of the remaining increase.

Selling, general and administrative expenses

SG&A expenses increased $7.6 million from $59.3 million to $66.9 million, including $3.5 million due to exchange rate differences. Staff costs increased $3.2 million, there were refinancing professional fee costs of $3.9 million (see Adjusted EBITDA reconciliation below) which offset in part by broad savings of $1.6 million, as well increased labour capitalization of $1.5 million reflecting an increase in development resource.

Depreciation and amortization

Depreciation and amortization increased $7.7 million, from $34.8 million to $42.5 million, including $2.2 million as a result of currency translation. The remaining increase is driven by increased investment in UK SBG terminals following the estate upgrade to Eclipse terminals.

Interest income

Interest income increased to $0.5 million to reflecting increased cash balances and gains from foreign exchange forward contracts of $0.4 million.

Interest expense

Interest expense increased by $10.3 million, from $45.8 million to $56.1 million, including currency translation impact of $3.0 million. The underlying increase was driven by compounding interest on the PIK loan notes of $3.3 million, a higher principal amount of external debt of $1.9 million and the write-off of deferred financing costs of $2.0 million.

Discontinued operations

There were no results from discontinued operations in the period ending September 2014.

Income Taxes

The income tax expense for the period ended September 28, 2013 and the period ended September 27, 2014, was $0.4 million and $0.3 million respectively. The tax for the period ended September 28, 2013 was all in respect of operations in Mainland Europe. No tax was paid in the UK where carried forward tax losses were available for offset. No tax was paid on the sale of the trade and assets of the leisure division on February 8, 2013 as capital losses were available to offset the taxable gain on the disposal.

BUSINESS SEGMENT RESULTS

Server Based Gaming

Our Server Based Gaming business segment designs, develops, markets and distributes a comprehensive portfolio of products and services through our fully digital network architecture. Our customers include UK licensed betting offices (“LBOs”), arcade and bingo operators and lotteries, in both the UK and continental Europe, as well as government affiliated and licensed operators.

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Revenue is generated from SBG through both product sales and long-term participation agreements with our customers, which includes access to our server based gaming platform and selection of game titles, over a term usually of three to five years. Our participation contracts are typically structured to pay us a percentage of net win (defined as net revenue to our customer, after deducting player winnings and any relevant regulatory levies) from SBG terminals placed in our customers’ facilities, which include retail outlets, casinos and other gaming operations or SBG gaming software used to facilitate customer players through mobile or online devices. We recognize revenue from these arrangements on a daily basis over the term of the contract.

Revenue growth for our SBG business is primarily driven by the number of customers, the number of SBG machines in operation, the net win performance and the net win percentage that is contracted with our customers.

Key events that impacted results for the 40 weeks ended July 2, 2016

Our UK SBG terminals in Licenced Betting Offices (“LBOs”) generated gross win (defined as stake less amounts returned to player, before gaming tax deductions) growth of 4% year on year against a backdrop of increased gaming taxes for approximately two thirds of the period. Our Italian SBG terminal business experienced growth in gross win of 8%, due to the release of new titles, including Diamond Goddess and Regina delle Nevi (“Snow Queen”). In Italy, we also completed contract extensions with Lottomatica and Sisal. In Latin America we introduced new cabinet designs for the Casino, Arcade and newly regulated Ruta markets.

Server Based Gaming	For the period ended		Variance
	July 2,	July 4	2016 vs 2015
	2016	2015	$ '000%
	$ '000	$ '000

Revenue:
Hardware	2,829	10,061	(7,232)	(72)%
Service	61,440	68,740	(7,300)	(11)%
Total revenue	64,269	78,801	(14,532)	(18)%

Cost of sales, excluding depreciation and amortization:
Cost of hardware	(1,195)	(6,703)	5,508	(82)%
Cost of service	(9,330)	(9,161)	(169)	2%
Total cost of sales	(10,525)	(15,864)	5,339	(34)%

Selling, general and administrative expenses	(15,478)	(16,211)	733	(5)%

Depreciation and amortization	(19,668)	(27,964)	8,296	(30)%

Net operating profit	$18,598	$18,762	$(164)	(1)%

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Key Performance Indicators

	For the period ended		Variance
	July 2,	July 4,	2016 vs 2015
SBG	2016	2015		%

End of period installed base (# of terminals)	26,295	26,180	115	0.4%
Average installed base (# of terminals)	26,183	25,806	377	1.5%
Customer Gross Win per unit per day (1)	£118.77	£112.99	£5.78	5.1%
Customer Net Win per unit per day (1)	£86.19	£84.56	£1.63	1.9%
Inspired Blended Participation Rate	6.3%	6.7%	(0.4)%

SBG End of Period Installed Base is equal to the number of deployed SBG terminals at the end of each period which have been placed on a participation basis. SBG participation revenue, which comprises the majority of SBG Service revenue, is directly related to the machine installed base. This is the medium by which customers generate turnover and distribute a revenue share to the Company. To the extent that all other KPIs remain constant, the larger the installed base is, the higher the Company’s revenue will be for that period. Management gives careful consideration to this KPI in terms of driving growth across the segment. The US GAAP revenues are derived from the performance of the installed base as described by the Gross and Net Win key performance indicators. If the closing terminal base is materially different to the average installed base this will give an indication of future performance. This metric is particularly useful for new customers or markets to indicate the progress being made with respect to entering new territories or jurisdictions.

SBG Average Installed Base is the average installed base of terminals during the period. Therefore, it is more closely aligned to the revenue in the period. This metric is particularly useful for existing customers or markets to provide comparisons of historical size and performance.

Customer Gross Win per unit per day is a key performance indicator used by our internal decision makers to (i) assess impact on the Company’s revenue (ii) determine changes in the strength of the overall market and (iii) evaluate the impacts of regulatory change and our new content releases on our customers. Customer gross win per unit per day is the total cash generated in all SBG terminals in which the Company takes a participation revenue share across all territories in the period, being the difference between the amounts staked less winnings to players divided by the average installed base of SBG terminals in the period which is divided by the number of days in the period. SBG revenue share income accrued in the period is derived from Customer Gross Win accrued in the period after deducting gaming taxes (defined as a regulatory levy paid by the Customer to government bodies) and applying the Company’s revenue share percentage. Our internal decision makers believe Customer Gross Win is a meaningful measure because it represents a transparent view of customer operating performance that is unaffected by our revenue share percentage and allows management to (1) readily view operating trends, (2) perform analytical comparisons and benchmarking between customers and (3) identify strategies to improve operating performance in the different markets in which we operate.

Customer Net Win per unit per day is Customer Gross Win per unit per day but after the deduction of gaming taxes. Overall SBG revenue from terminals placed on a participation basis can therefore be described as the product of the average installed base, the customer net win per unit per day, the number of days in the period, and blended participation rate, reflecting the average across multiple jurisdictions, customers, and contracts.

Inspired’s blended participation rate is the weighted average revenue share percentage across all terminals on the estate where revenue is earned on a participation basis.

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40 Week Period ended July 2, 2016 compared to July 4, 2015

Revenue

Total SBG revenue declined by $14.5 million from $78.8 million to $64.3 million, including negative currency translation of ($4.1 million). Underlying hardware revenue reduced $7.2 million due to high levels in the prior year in the UK, non-LBO (Licenced Betting Office) sector. SBG service revenue declined $7.3 million, of which $3.9 million was driven by currency differences. On an underlying basis the reduction was caused by the exit of our final analogue contract in the UK which resulted in a reduction of $3.0 million, and a reduction in Italy revenue year over year of $0.6 million driven by reduced volumes.

Average Installed Base increased 1.5% to 26,183 as reductions in Italy were offset by increased volume in the UK. Customer Gross win per unit per day increased 5% year on year driven by an increase in the UK gross win per unit per day of 4% to £137 and Italian gross win per unit per day of 8% rising to €88. Due to increases in the gaming levies, including in the UK where machine game duty increased from 20% to 25% in March of 2015, Customer Net Win per unit per day increased by only 2%. Our blended participation rate decreased from 6.7% to 6.3% as a higher proportion of terminals are located in the UK, where rates are typically lower but Customer Net Win is higher.

Segment Operating Profit

SBG operating profit decreased by $0.2 million from $18.8 million to $18.6 million as reductions in revenue of $14.5 million were partly offset by reductions in the cost of sales (excluding depreciation and amortisation) due to reduced hardware revenue, and a decline in depreciation and amortization expense of $8.3 million. Depreciation decreased due to currency impacts of $1.3 million and UK Casino and Bingo and Italian assets having reached their residual values. SG&A expenses decreased by $0.7 million, predominantly due to currency movements. On an underlying basis an increase of $0.6 million from a PRS legal provision and further Italian tax costs (both of which are removed in the Adjusted EBITDA reconciliation below) more than offset savings in UK operations due to lower headcount.

Key events that impacted results for the fiscal period ended September 26, 2015

For our SBG customers, we continued to focus on growing our market share and expanding machine deployments in markets that require minimal capital expenditure. In April of 2015, the UK Code of Conduct was implemented, which required significant changes throughout the UK gaming market, resulting in the changes to player's experience and increasing player protection. This required significant modification of our existing platform and gaming applications which were successfully implemented. In addition, in the UK we completed the finalisation of the upgrade of the SBG Terminal estate to our new “Eclipse” terminal – bringing the total build and installed base to over 16,000 in less than two years.

We also completed a contract to deploy 3,960 SBG terminals in Greece, of which approximately one quarter were delivered during the period. These are ready to deploy but have yet to go live due to regulatory delays in Greece. These terminals will earn revenue on a participation basis.

On December 23, 2014, we acquired 50% of Merkur Inspired Ltd, now renamed Inspired Gaming (Italy) Ltd, a joint venture with Merkur Gaming GmbH in which we previously owned 50%. The acquisition of this interest, for consideration of £1, gives us 100% of the equity.

In the period, the acquisition of Inspired Gaming (Italy) Ltd generated additional revenue for the company of $1.7 million, with extra SG&A costs of $1.7 million for the 9 months. The acquisition gave us the ability to take control of the existing customer contracts, control all future customer negotiations and implement cost reductions. At the same time as the equity acquisition we also purchased over 3,000 SBG terminals from Merkur Gaming for continued supply to the Italian SBG market.

Key events that impacted results for the fiscal period ended September 27, 2014

The company successfully executed a five-year contract extension with a major UK customer for supply of SBG terminals to its estate, with 75% of the terminal contract extended for five years and 25% for between three and five years. At the period-end over 11,300 Eclipse terminals had been installed across the UK estate retail venues. New Italian SBG contracts were signed with HBG and Cogetech, to deploy a combined total of 1,150 machines. We continued deployment of SBG terminals in Colombia with average volumes increasing over 60% year on year.

138

Key events that impacted results for the fiscal period ended September 28, 2013

The Target experienced SBG machine volume deployment growth in its top three customers of 14%, including the commencement of its new Eclipse terminal rollout starting in August 2013. The Target also successfully renewed contracts with several key UK customers, including the addition of former Tote shops, beginning in January 2014. In addition, the Target signed a new Italian SBG contract with Lottomatica, with deployment of terminals in Lottomatica in September 2013. The Company also increased its geographical scope, with terminals contracts signed for future deployment of machines in two new European countries.

Server Based Gaming	For the period ended				Variance
	September 26,	September 27,	September 28,
	2015	2014	2013	2015 vs 2014		2014 vs 2013
	$ '000	$ '000	$ '000	$ '000%		$ '000%

Revenue:
Hardware	12,248	25,930	10,322	(13,682)	(53)%	15,608	151%
Service	88,139	95,325	91,706	(7,186)	(8)%	3,619	4%
Total revenue	100,387	121,255	102,028	(20,868)	(17)%	19,227	19%

Cost of sales, excluding depreciation and amortization:
Cost of hardware	(7,746)	(33,496)	(6,281)	25,750	(77)%	(27,214)	433%
Cost of service	(11,895)	(12,665)	(14,732)	769	(6)%	2,067	(14)%
Total cost of sales	(19,641)	(46,160)	(21,013)	26,519	(57)%	(25,147)	120%

Selling, general and administrative expenses	(22,017)	(24,001)	(22,158)	1,984	(8)%	(1,843)	8%

Depreciation and amortization	(33,415)	(34,584)	(29,944)	1,169	(3)%	(4,640)	15%

Net operating profit	$25,314	$16,509	$28,913	$8,805	53%	$(12,404)	(43)%

Key Performance Indicators

	For the period ended			Variance
	September 26,	September 27,	September 28,
				2015 vs 2014		2014 vs 2013
SBG	2015	2014	2013		%		%
End of period installed base (# of terminals)	26,374	25,612	23,236	762	3.0%	2,376	10.2%
Average installed base (# of terminals)	25,917	24,930	23,014	988	4.0%	1,915	8.3%
Customer Gross Win per unit per day (1)	£111.74	£111.63	£109.08	£0.10	0.1%	£2.55	2.3%
Customer Net Win per unit per day (1)	£83.20	£83.98	£80.98	£(0.78)	(0.9)%	£3.00	3.7%
Inspired Blended Participation Rate	6.7%	6.9%	7.7%	(0.2)%		(0.8)%

(1) Includes all SBG terminals in which the company takes a participation revenue share across all territories

Period ended September 26, 2015 compared to September 27, 2014

Revenue

SBG revenue declined by $20.9 million from $121.3 million to $100.4 million, including negative currency translation of ($6.8 million). The variance reflects a reduction in non-profit making hardware sales of $15.7 million (at constant currency) and reduction in UK SBG performance of $0.8 million, primarily as a result of machine gaming duty increases that took place in March of 2015, reflected in the decline in Net Win per unit per day in the UK of 0.8% from £102 to £101. This was offset by increases in UK SBG hardware sales of $1.8 million. Our blended participation rate decreased from 6.9% to 6.7% due to the proportion of machines in the UK increasing from 73% to 76% of total machines.

139

During the period SBG average live units grew 4% to 25,900 end points mostly through organic growth of the existing customer base. Gross Win per unit per day remained in line versus the previous period at £112 driven by strong growth in the UK market. This was offset by weaker Italy trading as gross win per unit per day decreased from £37 to £30 due to challenging competitive environment and a slow certification process leading to fewer new game launches.

Segment Operating Profit

SBG operating profit increased by $8.8 million from $16.5 million to $25.3 million primarily from a decrease in cost of hardware cost of sales of $25.8 million. In FY 2014, the company sold SBG machines to a customer in the UK at below cost to secure a long term contract. SG&A decreased by $2.0 million, of which $1.5 million was due to currency translation. The remaining $0.5 million decrease was made up of a reduction in service operation costs in the UK, offsetting increases in Italy as a result of the joint venture acquisition. Depreciation and Amortization also decreased by $1.2 million driven by a negative currency translation.

Period ended September 26, 2014 compared to September 28, 2013

Revenue

SBG revenue increased by $19.2 million from $102.0 million to $121.3 million, including positive currency translation of $6.4 million. We generated $15.6 million in additional hardware sales within the UK SBG market and an increase in other UK SBG revenue of $3.6 million due to new product impacts and average unit deployment increases of approximately 2,300. Net Win per unit per day in the UK increased 4.7% from £97 to £102. Although service revenue increased, our blended participation rate decreased from 7.7% to 6.9% because of a shift towards more UK based terminals that were sold outright to customers as well as a reduction in contractual rates within the UK.

During the period SBG average live units grew by 8% to 24,930 end points through organic growth of the existing UK customer base plus exclusive supply to Betfred’s newly acquired business offset by a 10% decline in average live Italian volumes. Gross Win per unit per day showed modest growth of 2% versus the previous period explained, similarly to volumes, by growth in the UK market offset by weaker Italy trading.

Segment Operating Profit

SBG operating profit decreased by $12.4 million from $28.9 million to $16.5 million mostly from an increase in hardware cost of sales of $27.2 million due to the sale of SBG machines to a customer in the UK at below cost. This was partially offset by higher service revenue in the UK as well as a decrease in service cost of sales of $2.1 million. SG&A increased by $1.8 million mostly due to currency translation impacts of $1.3 million. The remaining $0.5 million was due to an increase of personnel to support the Italian operations, partially offset by a reduction in UK service operations. Depreciation and amortization increased by $4.6 million of which $1.8 million was due to positive currency translation. The remaining increase was driven by increased investment in UK SBG terminals following the estate upgrade to Eclipse terminals.

Virtual Sports

Our Virtual Sports sales include gaming software and content to virtual sports retail and digital operators.

We generate Virtual Sports revenues from our mobile and virtual customers from software sales and services. Revenue growth for our digital business is driven by the number of customers, end points and the net win attributable to our products.

140

Our Virtual Sports segment is comprised primarily of software licensing related to our Virtual Sports product, which is a complex software and networking package that provides fixed odds wagering in the form of an ultra-high definition computer rendering of a sporting event, such as soccer or boxing. This creates a form of simulated sports betting, in both a streaming and on-demand environment, overcoming the relative infrequency of live sporting events. Our customers pay us for the use of this software through either a fixed license fee per period or on a participation basis based on the volume of wagers and net win.

Our customers for Virtual Sports include UK LBOs, casinos, online operators and other gaming and lottery operators in the UK, continental Europe and North America. Virtual Sports can be adapted to function in a sports betting, lottery, or gaming environment and is therefore available to a wide range of customers in both public and private implementations.

Key events that impacted results for the 40 weeks ended July 2, 2016

In our Virtual Sports business, we signed new virtual sports contracts with Greentube, SNAI and Novomatic in Italy and Decart in Bulgaria, as well as launched new implementations with Betfair and ATG. We also launched a new soccer title, Rush Football 2, which features lifelike ultra HD graphics and over 30 betting markets, Rush Football Live, which features on demand and in play options, and Virtuals Connect, a fully-managed turnkey solution. We expanded our geographical reach as well, signing our first contracts for Virtual Sports in the US, with William Hill, Resorts World Digital and Golden Nugget. For our mobile RGS, we signed new contracts with a number of customers as well as adding new RGS integrations into customers including Bet365 and Betfred, as well as new game titles to our portfolio.

Virtual Sports	For the period ended		Variance
	July 2,	July 4	2016 vs 2015
	2016	2015	$ '000%
	$ '000	$ '000

Service Revenue	26,211	20,668	5,543	27%

Cost of Service	(3,475)	(3,036)	(439)	14%

Selling, general and administrative expenses	(4,830)	(4,807)	(23)	0%

Depreciation and amortization	(6,339)	(2,833)	(3,506)	124%

Net operating profit	$11,567	$9,992	$1,575	16%

Key Performance Indicators

	For the period ended		Variance
	July 2,	July 4,	2016 vs 2015
Virtuals	2016	2015		%

Live Customers #	65	62	3	4.8%
Total Revenue (£'000)	£17,981	£13,326	£4,655	34.9%
Revenue Per Customer (£'000)	£277	£215	£62	28.7%

Virtual Sports Live Customers represents the number of customers in the period from which there is Virtual Sports revenue within the period (either licence or recurring).

141

Virtual Sports Revenue per Customer represents the total US GAAP revenue for the Virtual Sports segment in the period, divided by the Virtual Sports Live Customers.

40 Week Period ended July 2, 2016 compared to July 4, 2015

Revenue

Virtual sports revenue increased by $5.5 million from $20.7 million to $26.2 million, despite a negative currency impact of ($1.7 million). This was primarily due to annualization of customers that launched mid-way through the prior year as well as growth in the existing customer base. We also went live with several new accounts globally, including in the UK and Sweden.

Segment Operating Profit

Virtual Sports operating profit increased by $1.6 million from $10.0 million to $11.6 million from increased revenues partially offset by an increase in depreciation and amortization of $3.5 million. This was the result of increased amortization of software development from new game releases (including Rush football) as well as an impairment of a social gaming asset of $1.2 million. SG&A expense remained at $4.8 million, including a benefit due to currency movements of $0.3 million. On an underlying basis, there was an increase in costs not adjusted in the Adjusted EBITDA table below of $1.8 million, reflecting increased labor costs in sales, product development and operations. This was in part offset by a reduction in a deferred consideration creditor relating to social gaming of $1.4 million.

Key events that impacted results for the fiscal period ended September 26, 2015

Related to our Virtual Sports business, we launched a new mobile RGS product, Virgo, and contracted with four tier one operators, three of which were operational prior to the end of the period. We achieved 15% growth year-over-year in recurring revenues in our virtual sports business (excluding licences), with increases in all sales territories, and eight new revenue generating contracts.

Key events that impacted results for the fiscal period ended September 27, 2014

In the virtual sports business, ten new customers went live in Italy, generating in excess of €1.0 billion annually in customer wagers across 7,000 venues. Our contract with our largest Virtual Sports customer, SNAI was extended for five years. In addition, we launched a second sports channel with William Hill and successfully extended our contract with Coral to include a second channel and expansion to Mobile.

In our Mobile business we signed three new major contracts with Betfred, Coral and William Hill. In addition, we successfully executed an omni-channel launch of two games across three channels with William Hill.

Key events that impacted results for the fiscal period ended September 28, 2013

In the virtual sports business, the Target continued growth into new territories and renewal of major contracts securing revenue share (3 -5 years), including Betfred in the UK.

142

Virtual Sports	For the period ended			Variance
	September 26,	September 27,	September 28,
	2015	2014	2013	2015 vs 2014		2014 vs 2013
	$ '000	$ '000	$ '000	$ '000%		$ '000%

Service Revenue	27,186	25,543	12,453	1,643	6%	13,090	105%

Cost of Service	(4,586)	(3,977)	(937)	(609)	15%	(3,040)	324%

Selling, general and administrative expenses	(6,691)	(4,620)	(4,363)	(2,071)	45%	(257)	6%

Depreciation and amortization	(3,952)	(2,844)	(2,969)	(1,108)	39%	125	(4)%

Net operating profit	$11,957	$14,102	$4,184	$(2,145)	(15)%	$9,918	237%

Key Performance Indicators

	For the period ended			Variance
	September 26,	September 27,	September 28,
				2015 vs 2014		2014 vs 2013
Virtuals	2015	2014	2013		%		%

Live Customers #	64	54	42	10	18.5%	12	28.6%
Total Revenue (£'000)	£17,532	£15,430	£7,943	£2,102	13.6%	£7,487	94.2%
Revenue Per Customer (£'000)	£274	£286	£189	£(12)	(4.1)%	£97	51.1%

Period ended September 26, 2015 compared to September 27, 2014

Revenue

The Virtual Sports segment grew revenues by $1.6 million from $25.5 million to $27.2 million despite negative currency translation of ($1.8 million). On a constant currency basis, the underlying growth during FY 2015 was $3.5 million. This was attributable to growth in the existing customer base and 10 new customer launches including key customers in Italy. Due to this growth in number of customers, the annual average revenue per customer fell slightly by 4%.

Segment Operating Profit

Virtual Sports operating profit decreased by $2.1 million from $14.1 million to $12.0 million due to an increase in SG&A and depreciation and amortization. SG&A expenses grew by $2.1 million which consisted of increased headcount across sales, product development and operations to support growth initiatives as well as additional expenses in relation to the launch of mobile RGS. Mobile RGS expenses included personnel, computer and hosting charges, and non-capitalized development costs. Depreciation and amortization expense increased $1.1 million as a result of amortization of software development from new game releases and mobile RGS development.

Period ended September 26, 2014 compared to September 28, 2013

Revenue

The Virtual Sports segment more than doubled its revenue from $12.5 million to $25.5 million mainly through the launch of Virtual Sports in Italy. This was a newly regulated market and went live in January 2014. The annual average revenue per customer grew by £0.1 million primarily through the launch of 8 new Italian concessions.

Segment Operating Profit

Virtual Sports operating profit increased by $10.0 million from $4.2 million to $14.1 million primarily from the revenue growth as described above. SG&A was relatively flat, increasing by $0.3 million of which $0.2 million was due to positive currency translation. This was offset by a decrease in depreciation and amortization expense of $0.1 million.

143

Non-GAAP Financial Metrics

The Target uses certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, to enable the company to analyze its performance and financial condition. The company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. We believe that these measures are commonly used in the industry to measure performance. The Company believes these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. You should read this discussion and analysis of the company’s financial condition and results of operations together with the consolidated financial statements of the Target and the related notes thereto also included within

EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense, and other supplemental adjustments. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. The Target believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the company’s financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss as it does not take into account certain requirements such as it excludes non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities. The Target’s use of Adjusted EBITDA may not be comparable to other companies within the industry. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating its business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax benefit (expense), are reviewed separately by management.

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Reconciliations from Net Loss per the Consolidated Statement of Operations and Comprehensive Loss to Adjusted EBITDA for both the 40 and 52 week periods are shown below.

	For the period ended
	September 26, 2015	September 27, 2014	September 28, 2013	July 2, 2016	July 4, 2015
	$ '000	$ '000	$ '000	$ '000	$ '000

Net loss	(59,847)	(67,811)	(62,592)	(42,863)	(45,968)

Loss on sale of Leisure Division	-	-	11,292	-	-
Loss attributable to discontinued operations of Leisure Division	-	-	2,572	-	-
Profit attributable to other discontinued analogue activities	(3,374)	(3,622)	(3,762)	(69)	(2,610)
Pension charge/(credit)	459	(172)	450	237	353
Recognition of asset related obligations	(88)	(70)	-	-	(65)

Items to be considered to be Exceptional in nature:
Costs of group restructure	3,363	-	-	131	2,383
Italian tax related costs	1,025	-	-	300	77
Pension items one off in nature	763	586	-	470	355
Costs relating to former operations	243	142	-	10	87
Refinancing costs	-	3,880	-	-	-
Investment impairment	-	-	564	-	-
Deferred consideration write back	-	-	-	(1,363)	-
PRS legal disute	-	-	-	364	-
Transaction fees	-	-	-	2,303	-

Depreciation and amortization	39,386	42,468	34,784	27,414	32,312
Net interest expense	57,608	55,361	45,751	44,939	44,451
Income tax	631	308	367	343	312
Adjusted EBITDA	40,169	31,070	29,426	32,216	31,688

Adjusted EBITDA £'000	25,904	18,769	18,769	22,100	20,431

As a result of nil margin hardware sales (which may also be loss making when considered in isolation) distorting revenue, and therefore growth, ‘Revenue excluding nil margin sales’ is considered internally. A reconciliation of this is shown below for the periods under review.

	For the period ended
	September 26,	September 27,	September 28,	July 2,	July 4
$'000	2015	2014	2013	2016	2015

Net revenues per Financial Statements	127,573	146,798	114,481	90,480	99,469
Less Nil Margin Sales	(2,224)	(17,610)	(1,112)	37	(1,884)
Less Analogue Revenues	(3,995)	(5,757)	(6,716)	(69)	(3,079)
Revenue Excl. Nil Margin and Analogue	121,354	123,431	106,654	90,448	94,505

Revenue Excl. Nil Margin and Analogue £'000	78,259	74,563	68,028	62,047	60,934

RECENTLY ISSUED ACCOUNTING GUIDANCE

For a description of recently issued accounting pronouncements, see Note 1 of the financial statements (Nature of Operations and Summary of Significant Accounting Policies).

145

LIQUIDITY AND CAPITAL RESOURCES

Cash Flow Summary - A Three Year Comparative

	For the period ended			Variance
(U.S. Dollars, '000)	September 26,	September 27,	September 28,
	2015	2014	2013	2015 to 2014	2014 to 2013
Net loss excluding loss on Leisure disposal	(59,847)	(67,811)	(51,300)	7,964	(16,511)
Non-cash interest expense	41,911	34,977	31,829	6,934	3,148
Other net cash provided by operating activities	43,187	54,086	14,572	(10,899)	39,514
Net cash provided by/(used in) operating activities	25,251	21,252	(4,899)	3,999	26,151

Net cash used in investing activites	(39,203)	(53,306)	(7,696)	14,103	(45,610)
Net cash provided by (used in) financing activities	(123)	34,253	(5,373)	(34,376)	39,626
Effect of exchange rates on cash	(1,117)	(147)	(1,070)	(970)	923
Net (decrease) increase in cash and cash equivalents	(15,192)	2,052	(19,038)	(17,244)	21,090

Period ended September 26, 2015 compared to September 27, 2014

Net cash from operating activities

Cash flow from operating activities increased by $4.0 million during the period. Net loss excluding the non-cash interest expense decreased $14.9 million, as detailed in Results of Operations for the same period. Other net cash provided by operating activities decreased $10.9 million, primarily driven by higher production activity levels and timing of sales invoices.

Net cash from investing activities

Net cash used in investing activities decreased by approximately $14.1 million during the period to $39.2 million. The decreased spending was primarily attributable to lower spend on property, plant and equipment purchases compared to the high balance the prior period (see below). The period ended September 26, 2015 included expansionary expenditure on machines for roll out into the Greece market and the purchase of Italian slant top machines in association with the acquisition of the remaining 50% of Merkur Inspired Ltd. This period also saw the final part of the UK SBG estate upgrade with new Eclipse machines. This was partially offset by cash acquired from the purchase of the former Italian joint venture, which gave a cash inflow of $1.0 million.

Net cash from financing activities

There was $0.1 million of cash used in the payment of finance leases in the period ended September 26, 2015. Cash flow from the proceeds of the issuance of long term debt contributed $34.3 million net of cash during the period ended September 27, 2014. Refer to Note 12 in the Financial Statements for further information.

Period ended September 27, 2014 compared to September 28, 2013

Net cash from operating activities

Cash flow from our operating activities increased by $26.2 million during the period. Net loss excluding the loss on the disposition of our Leisure division and the non-cash interest expense increased by $13.4 million. Changes in deferred revenues and customer prepayments (including a reduction of the Amusement Machine License Duty creditors of $15.8 million) resulted in a $24.4 million outflow.  These were offset by changes in accounts receivable of $15.6 million and accrued expense changes of $21.1 million, as well as changes in production activity levels leading to a $14.0 million inventory movement benefit, prepaid and accrued income taxes $6.7 million benefit and accounts payable $6.2 million benefit.

Net cash from investing activities

Net cash from investing activities decreased by $45.6 million during the period to an outflow of $53.3 million. The increased spending was mainly attributable to higher spend on upgrading the machine estates following the renewal of a number of long term contracts, including the Eclipse upgrade, as well as the prior period including $25.8 million in relation to the sale proceeds from the leisure disposal.

146

Net cash from financing activities

Cash flow from the proceeds of the issuance of long term debt contributed $34.3 million of cash during the period ended September 26, 2014, being $121.2 million from new long term debt, less $86.7 million in relation to the repayment of the previous debt. For the period ended September 28, 2013 a total of $5.4 million of long term debt was repaid.

Funding Needs and Sources

The company has historically relied on a combination of cash flows provided by operations and the incurrence of additional debt and/or the refinancing of existing debt to fund the company’s obligations. As of September 26, 2015, the company had liquidity of $4.0 million in cash and cash equivalents, compared to $19.3 million in the prior period. The company had a working capital deficit of $2.0 million as of September 26, 2015 as compared to a working capital surplus of $28.6 million as of September 27, 2014 and $23.4 million surplus as of September 28, 2013. The level of working capital surplus or deficit operated by the company varies with the level of machine production and capitalization. In periods where significant levels of machines are being manufactured, the levels of inventory and creditors are higher than average and there is a natural timing difference between converting the stock into sellable or capitalized plant and settling payment to the suppliers. This and movements in trading activity levels can result in significant working capital volatility. In periods of low activity the working capital elements return to a more normalized level. Working capital is reviewed and managed to an extent to ensure that the current liabilities are covered by the level of cash held and the expected level of short term receipts.

Long term and Other Debt

Debt consists of senior bank debt and loan notes payable to the owners of Ordinary A shares (referred to as Payment in Kind (“PIK”) Loan Notes).

During 2014, the company re-financed the existing senior bank facility of $86.7 million with a new senior bank facility of $121.2 million. During 2014, unamortized senior bank debt issuances fees of $2.0 million, were written off. The new senior bank facility has a cash interest rate on outstanding borrowings for this line of credit being the Bank of England’s bank’s base rate plus the base rate margin or LIBOR rate plus the bank’s LIBOR rate margin. The loan agreement includes a PIK interest rate on the outstanding borrowings that can be paid for or added to the outstanding debt. Capitalized debt issuance fees of $5.4 million were realized in 2014 with the issuance of new debt. Note, due to foreign currency translation, these figures are then revised at each Balance Sheet date.

The senior bank debt also included a revolving facility commitment for $28.5 million. The revolver facility has an interest rate on unutilized borrowings of 2%. The line of credit is scheduled to mature on September 30, 2017, although agreement has been reached to extend this by two years on successful acquisition. No revolver had been drawn on any of the period ends, but an amount of the facility had been utilized in each year for the Duty Deferment guarantee and the company credit card scheme. The amounts utilized at September 26, 2015, September 27, 2014 and September 28, 2013 amounted to $0.5 million, $0.7 million, and $1.6 million, respectively.

The company also has 13.5% PIK loan notes payable to a syndicate of investors where interest of 13.5% is added to the loan amount and has a maturity of July 6, 2018. The total PIK loan balance at September 26, 2015, September 27, 2014 and September 28, 2013 amounted to $307.4 million, $289.7 million, and $250.4 million, respectively.

Debt Covenants

The DMWSL 633 Ltd Group is subject to covenant testing at quarterly intervals. The covenant testing is set at the DMWSL 631 Ltd group level and comprises tests on Leverage (Net Debt/EBITDA), Interest Cover (EBITDA/Interest Costs) and Super Senior Leverage (Net Debt + Revolver/EBITDA). These are measured under UK GAAP.

147

All trading in the DMWSL 633 Group is included within the DMWSL 631 Ltd Group, the only difference between the two groups relating to a small level (approx. $0.3 million per annum) of overhead and director costs.

The financial results of the DMWSL 631 Ltd Group need to pass the covenant levels set at each quarter end to avoid being in a covenant breach. Besides the quarterly tests, there is also an annual requirement that no more than £3 million can be spent on non-machine additions excluding labor capitalization.

In the period ended September 26, 2014 the DMWSL 631 Ltd group refinanced its debt. As part of the refinancing, the covenant testing was reviewed and amended to the tests as defined above. Prior to the refinancing, the covenant testing was similar to current testing although with different ratios required for passes.

There have been no breaches of debt covenants in the periods ending September 26, 2015, September 27, 2014 and September 28, 2013.

Contractual obligations

As of September 26, 2015, the company's contractual obligations were as follows:

Contractual Obligations	Total	Less than 1 Year	1-3 years	3-5 years	More than 5 years
Operating Activities
Operating lease obligations	6,362	1,707	2,679	1,746	230
Interest on long-term debt	27,658	11,898	15,760	0	0

Financing activities
Senior bank debt – principal repayment	110,280	0	110,280	0	0
Senior bank debt – compounded PIK debt interest	17,091	0	17,091	0	0
Finance lease payments	321	132	184	5	0
Interest on non-utilisation fees	1,258	601	657	0	0
PIK loan notes - principal repayment	158,435	0	158,435	0	0
PIK loan notes – compound PIK interest	279,307	0	279,307	0	0

Off-Balance Sheet Arrangements

As of September 26, 2015, there were no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

148

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following persons are expected to serve as our executive officers and directors following the Business Combination. For biographical information concerning Mr. Alvarez, see “Information about Target — Executive and Director Compensation of Target.” For biographical information for Mr. Weil, see “Information About Hydra Industries — Management.”

Name	Age	Position
A. Lorne Weil	70	Executive Chairman
Luke L. Alvarez	48	Chief Executive Officer
David G. Wilson	59	Chief Operations Officer
Steven R. Rogers	41	Senior Vice President, Digital Games
Nicholas Hagen	44	Director
Ira H. Raphaelson	63	Director
Philip M. Russmeyer	38	Director
John M. Vandemore	42	Director
Roger D. Withers	74	Director

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent as long as we are not a controlled company. We anticipate that a majority of our board of directors will be independent as of the closing of the Business Combination. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We anticipate that our board of directors will determine that Messrs. are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

Committees of the Board of Directors

The standing committees of our board of directors currently consists of an Audit Committee and a Compensation Committee, and after the Business Combination will also consist of a Corporate Governance, Nominating and Compliance Committee. Each of the committees will report to the board of directors as they deem appropriate and as the board may request.

Audit Committee

For information regarding the duties and responsibilities of the Audit Committee, see “Information About Hydra Industries — Management — Audit Committee.”

Compensation Committee

For information regarding the duties and responsibilities of the Compensation Committee, see “Information About Hydra Industries — Management — Compensation Committee.”

Corporate Governance, Nominating and Compliance Committee

Our Corporate Governance, Nominating and Compliance Committee will be responsible for, among other matters: (1) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (2) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us and (5) overseeing the Company’s compliance with gaming law and regulations.

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Compensation Committee Interlocks and Insider Participation

During 2015, no officer or employee served as a member of the Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Code of Ethics

Director Compensation

Following the completion of the Business Combination, our compensation committee will make a recommendation to our board of directors regarding the annual compensation to be paid to the members of our board of directors. Directors’ fees after the Business Combination have yet to be determined, but are expected to consist of two components: a cash payment and the issuance of restricted stock units.

Employment Agreements

There are no employment agreements currently in effect between the Company and any executive officers of the Company, although such agreements may be entered into in the future.

Stockholders Agreement

The Stockholders Agreement which is expected to be executed and delivered by Hydra Industries, our Sponsors and the Selling Group at the closing of the Business Combination, as described in Schedule 4 to the Sale Agreement, provides, among other things, for the composition of the Company’s board of directors following the Business Combination and certain related matters, as described below.

Generally. Following consummation of the Business Combination, the board of directors shall initially be comprised of seven (7) directors designated as follows:

(i)         Three (3) directors designated by Vitruvian (on behalf of the Vitruvian Group) (the “Vitruvian Designees”); provided, that (A) the number of Vitruvian Designees to be designated by Vitruvian shall be reduced to two (2) directors at such time as the Vitruvian Group holds less than thirty percent (30%) but at least fifteen percent (15%) or more of all Shares, (B) the number of Vitruvian Designees to be designated by Vitruvian shall be reduced to one (1) director at such time as the Vitruvian Group holds less than fifteen percent (15%) but at least five percent (5%) or more of all Shares, and (C) Vitruvian shall have no right to designate any director at such time as the Vitruvian Group in the aggregate holds less than five percent (5%) of all Shares. At least two out of three Vitruvian Designees, or one out of two Vitruvian Designees, must satisfy the Independence Qualification; for the avoidance of doubt, if the Vitruvian Group is only entitled to one Vitruvian Designee, such Vitruvian Designee shall not be required to satisfy the Independence Qualification.

(ii)        One (1) director who shall be the then-current Chief Executive Officer of the Company (the “Chief Executive Officer Designee”) for so long as such person is the Chief Executive Officer of the Company.

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(iii)       One (1) director designated by the Hydra Sponsor (on behalf of the Hydra Sponsor Group) (the “Hydra Sponsor Designee”); provided, that the Hydra Sponsor shall have no right to designate any director at such time as the Hydra Sponsor Group in the aggregate holds less than five percent (5%) of all Shares.

(iv)       The remaining two (2) directors designated jointly by the Macquarie Sponsor and the Hydra Sponsor (the “MIHI/HS Designees”); provided, that MIHI and the Hydra Sponsor shall have no right to designate the MIHI/HS Designees at such time as MIHI and the Hydra Sponsor in the aggregate hold less than five percent (5%) of all Shares. MIHI/HS Designees must satisfy the Independence Qualification to the extent necessary to ensure that (provided that Vitruvian Designees satisfy the Independence Qualification to the extent required) a majority of all directors satisfy the Independence Qualification.

In the event of any increase in the size of the board of directors, vacancies so created shall be filled in proportion to the designation rights set forth above (with any number of directors ending in a fraction of one-half (1/2) or greater being rounded up to the next whole number of directors).

Initial Directors. The initial Vitruvian Designees shall be Nicholas Hagen, Philip Russmeyer and John Vandemore. The initial Chief Executive Officer Designee shall be Luke Alvarez. The initial Hydra Sponsor Designee shall be A. Lorne Weil. The initial MIHI/HS Designees shall be Ira Raphaelson and Roger Withers.

Requirements. The Company shall, at any annual or special meeting of stockholders of the Company at which directors are to be elected, subject to certain requirements, nominate the Stockholder Designees for election to the board of directors and use all commercially reasonable efforts to cause the Stockholder Designees to be elected as directors of the board of directors. Any Stockholder Designee shall be reasonably acceptable to the board of director’s Nominating and Corporate Governance Committee.

Removal; Vacancies. No director may be removed from the board of directors (for any reason) except at the written direction of the stockholder or stockholders entitled to designate such director, which stockholder will thereupon be entitled to designate an alternative director to fill the vacancy; provided, however, that at least 50% of the directors (excluding the director subject to potential removal) may (i) remove a director for cause (as defined) and (ii) remove the Chief Executive Officer Designee at any time when such Person is no longer serving as the Chief Executive Officer of the Company and elect the then-current Chief Executive Officer of the Company as the new Chief Executive Officer Designee. In the event of any vacancy on the board of directors, whether created by the removal, resignation, death, disability or retirement of a director or otherwise, the board of directors shall promptly elect to the board of directors a replacement director designated by the stockholder or stockholders entitled to designate such director, subject to the fulfillment of certain requirements. If the number of directors that a stockholder has the right to designate to the board of directors is decreased, then such stockholder shall designate one of more of such stockholder’s designees to resign, or be removed, from the board of directors.

Committee Membership. Subject to applicable law and the listing standards of the Nasdaq Capital Market (or other United States national securities exchange on which the Common Stock is listed, if any) and applicable law, the Company will offer the Stockholder Designees an opportunity to sit on each regular committee of the board of directors in relative proportion to the number of Stockholder Designees on the board of directors. If a Stockholder Designee fails to satisfy the applicable qualifications under law or stock exchange listing standard to sit on any committee of the board of directors, then the board of directors shall offer such Stockholder Designee the opportunity to attend (but not vote) at the meetings of such committee as an observer.

Observer Rights. MIHI, for so long as it holds at least five percent (5%) of all shares of common stock, shall be entitled to designate one (1) person (the “Observer”) to attend, as a non-voting observer, all meetings (including telephonic meetings) of the board of directors and any committees thereof.

Quorum. The presence of a majority of the directors (with at least one (1) director designated by Vitruvian and one (1) director designated jointly by MIHI and the Hydra Sponsor present, for so long as Vitruvian or MIHI and the Hydra Sponsor jointly (as the case may be) have the right to designate one (1) or more directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board of directors.

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Access Rights. For so long as the Vitruvian Group owns at least five percent (5%) of all Shares, the Company will permit Vitruvian to visit and inspect any of the properties of the Company and its subsidiaries, to examine all its books of account, records, reports and other papers, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them, all at such reasonable times and as often as may be reasonably requested, subject to reasonable confidentiality restrictions.

Transfer Restrictions. Each stockholder undertakes, to each other stockholder and to the Company, that for a period of one hundred and eighty (180) days after the Business Combination it shall not at any time transfer any or all of its shares to any Person, except to a Permitted Transferee of such stockholder.

Definitions. As used in the Stockholders Agreement, the following terms have the following meanings:

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person; provided, however, that with respect to Vitruvian, Affiliates shall not include any portfolio companies of Vitruvian or any of its affiliated funds.

“Control” means, with respect to a Person, the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, agreement, arrangement, commitment or otherwise (and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing).

“Hydra Sponsor Group” means, collectively, the Hydra Sponsor and any of its Affiliates.

“Independence Qualification” means an individual is “independent” as defined in the listing standards of the Nasdaq Capital Market (or other United States national securities exchange on which the Common Stock is listed, if any) and applicable law.

“MIHI” means, MIHI LLC.

“MIHI Group” means, collectively, MIHI and any of its Affiliates.

“Permitted Transferee” means, with respect to any Person that is not a natural person, (i) any Affiliate of such Person or funds (or similar vehicles) managed by such Person’s Affiliates, or existing or future co-investors in such funds (“Affiliated Entities”), or (ii) any managing director, principal, member, shareholder, limited or general partner or retired partner of such Person or its Affiliated Entities, the estates and immediate families of any such persons and of their spouses, and any trusts for the benefit of any of the foregoing persons, and with respect to any natural person, the estate and immediate family of such person and of such person’s spouse, and any trusts for the benefit of any of the foregoing persons.

“Person” means an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other entity.

“Shares” means shares of Common Stock, par value $0.0001 per share of the Company, and any reference to “all Shares” shall mean the aggregate number of Shares then issued and outstanding.

“Stockholder” means the Hydra Sponsor, MIHI and the parties listed as Vendors on the signature pages to the Stockholders Agreement.

“Stockholder Designees” means the Hydra Sponsor Designee, the MIHI/HS Designees and the Vitruvian Designees, and, with respect to any Stockholder, the particular Director or Directors designated by such Stockholder.

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“Transfer” means any direct or indirect sale, assignment, transfer, exchange, gift, pledge, grant of a security interest, conveyance or other disposition, whether voluntary, by operation of law or otherwise, including in connection with any bankruptcy, insolvency or similar proceeding, judicial order, legal process, execution or attachment or involuntary event, and “Transfer,” used as a verb, has a corresponding meaning.

“Vitruvian” means Landgame S.a.r.l.

“Vitruvian Group” means, collectively, Vitruvian and any of its Affiliates.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of the Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our proposed second amended and restated certificate of incorporation (the “proposed charter”) in its entirety for a complete description of the rights and preferences of the Company’s securities following the Business Combination. The proposed charter is described in “The Charter Proposals,” and the full text of the proposed charter is attached as Annex B to this proxy statement.

Authorized and Outstanding Stock

The proposed charter authorizes the issuance of 50,000,000 million shares, consisting of 49,000,000 million shares of common stock, $0.0001 par value per share, and 1,000,000 million shares of preferred stock, $0.0001 par value. The outstanding shares of our common stock are, and the shares of Hydra Industries common stock issuable to Target stockholders pursuant to the Business Combination will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 6,584,608 shares of Hydra Industries common stock outstanding, held of record by 11 holders of common stock, 0 holders of units and 3 holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

The proposed charter, which we will adopt if the Charter Proposals are approved, provides that the common stock will have identical rights, powers, preferences and privileges.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding- up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon completion of the Business Combination, subject to the limitations described herein.

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Common Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. Our initial stockholders, officers and directors have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the Business Combination.

We will consummate the Business Combination only if a majority of the stock voted at the special meeting, in person or by proxy, is voted in favor of the Business Combination Proposal and the other conditions under the Sale Agreement to the parties’ obligations to close, as described above under “The Business Combination Proposal — The Sale Agreement — Conditions to Closing of the Business Combination”, are satisfied or, where permitted, waived. However, the participation of our Sponsors, officers, directors, advisors or their affiliates could result in the approval of the Business Combination even if holders who currently own a majority of the outstanding public shares indicate their intention to vote against the Business Combination.

Our initial stockholders have agreed to vote any shares of Hydra Industries common stock owned by them in favor of the Business Combination. As of the date of filing this proxy statement, our initial stockholders do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination by December 29, 2016 (subject to the requirements of law), we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination within the prescribed time frame. However, if our Sponsors or any of our officers, directors or affiliates acquires public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

In the event of a liquidation, dissolution or winding up of the company after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights.

Founder Shares

The founder shares are identical to the shares of common stock included in the units that were sold in our IPO, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination by December 29, 2016 (subject to the requirements of law), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period. Our initial stockholders have agreed to vote their founder shares and any public shares purchased during, or after, our IPO in favor of the Business Combination.

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With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of our initial business combination or earlier if, (x) subsequent to our business combination, the last sale price of the common stock equals or exceeds $24.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The holders of founder shares have also agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

Registration Rights

Pursuant to the Sale Agreement, we will enter into a Registration Rights Agreement, at the closing of the Business Combination, obligating us to file one or more resale “shelf” registration statements under the Securities Act to register the Purchaser Shares (and other Registrable Securities, if any, as defined) to be issued to Target stockholders in the Business Combination. The shares purchased by our Macquarie Sponsor in the Macquarie Forward Purchase are also subject to similar registration rights. The Registration Rights Agreement will provide that at any time and from time to time on or after the consummation of the Business Combination, holders of at least a majority in interest of the then outstanding number of Purchaser Securities (and other Registrable Securities, if any) may make a written demand for registration under the Securities Act for all or part of the Registrable Securities, in which case the Company is to effect such registration as soon as practicable, but not more than 45 days after such demand (or 90 days in the event the SEC reviews and has written comments on the registration statement). The Company will not be obligated to effect more than three such registrations for each requesting holder. The Registration Rights Agreement will also provide for unlimited “piggyback” rights to register Registrable Securities under any registration statement otherwise filed by the Company (with certain limited exceptions), and for unlimited registration of Registrable Securities on Form S-3 or any similar “short-form” registration statement that may be available at the time. The expenses of the registration will be borne by the Company (although incremental selling expenses such underwriters’ commissions and discount and brokerage fees will be borne by the selling holders). The Registration Rights Agreement will contain certain customary provisions regarding such matters as the possible participation of other security holders, potential reduction of shares registered in an underwritten offering or in a piggyback registration, the Company’s right to temporarily defer registration under certain specified circumstances, the Company’s indemnification of selling holders of Registrable Securities against certain potential claims arising under the Registration Statement, and other matters. The shares purchased by our Macquarie Sponsor in the Macquarie Forward Purchase will be subject to substantially similar registration rights.

Warrants

Public Warrants

There are currently 8,000,000 public warrants of Hydra Industries outstanding, which were originally sold as part of units in Hydra Industries’ IPO. Each warrant entitles the registered holder to purchase one-half of one share of our common stock at a price of $5.75 per one-half of one share ($11.50 per whole share), subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. Warrants may be exercised only for a whole number of shares of our common stock. No fractional shares will be issued upon exercise of the warrants. The warrants become exercisable 30 days after the completion of our initial business combination and will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. Until such time as the shares issuable upon exercise of public warrants are registered under the Securities Act, we will be required, commencing on the 61st day following the closing of the Business Combination, to permit holders to exercise their warrants on a cashless basis under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units.

We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

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We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $24.00 redemption trigger price as well as the warrant exercise price of $5.75 per one-half of one share ($11.50 per whole share) after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the fair market value in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsors and their permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of common stock by the Company if the proposed initial business combination is presented to the stockholders of the Company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

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If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of common stock by the Company if a proposed initial business combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes value (as defined in the warrant agreement) of the warrant.

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The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants

Our Sponsors purchased 7,500,000 placement warrants, each exercisable for one-half of one share of our common stock at $5.75 per half share, for a purchase price of $3,750,000, or $0.50 per warrant in a private placement that occurred concurrently with the consummation of our IPO. The placement warrants are identical to the warrants sold in the IPO, except that, if held by our Sponsors or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption. The proceeds from the sale of the placement warrants are held in our trust account for the benefit of our public stockholders. If we do not complete one or more business combinations, the placement warrants will become worthless.

The placement warrants were sold in a private placement pursuant to Regulation D of the Securities Act and were exempt from the registration requirements under the federal securities laws. However, the holders of these placement warrants have agreed that they will not exercise them if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the public warrants is not available, unless, at that time, the public warrants are exercisable on a cashless basis.

The placement warrants will become worthless if we do not consummate our initial business combination. The personal and financial interests of holders of the placement warrants may influence their motivation in identifying and selecting a target business and completing our initial business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Rights

Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination, even if the holder of such right redeemed all shares of common stock held by it in connection with the initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial business combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

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If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such rights the number of full shares of common stock to which it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for shares of common stock should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the Delaware General Corporation Law (which provides that Delaware companies shall either (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive

Dividends

Hydra Industries has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, are we are maintaining Target’s indebtedness in connection with the Business Combination, our ability to declare dividends may be limited by restrictive covenants in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

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•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our common stock issued pursuant to a cashless exercise of a warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced on the date the warrant was originally issued.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 6,584,608 shares of common stock outstanding. Of these shares, the 4,584,608 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 2,000,000 founder shares owned by our Sponsors, officers, independent directors and advisor are restricted securities under Rule 144, since they were issued in private transactions not involving a public offering.

As of the date of this proxy statement, there are 15,500,000 warrants of Hydra Industries outstanding, consisting of 8,000,000 public warrants originally sold as part of units in Hydra Industries’ IPO and 7,500,000 placement warrants that were issued to our Sponsors in a private sale concurrently with the consummation of Hydra Industries’ IPO. Each warrant is exercisable for one-half of one share of our common stock, in accordance with the terms of the warrant agreement governing the warrants. 8,000,000 of these warrants are public warrants and are freely tradable. In addition, we will be obligated to file no later than 15 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 4,000,000 shares of our common stock that may be issued upon the exercise of the public warrants and use reasonable best efforts to cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

Registration Rights

The holders of the founder shares and placement warrants have registration rights to require a sale of any of our securities held by them pursuant to a registration rights agreement signed in connection with our IPO. These holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement.

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In addition, pursuant to the Sale Agreement, we will enter into a Registration Rights Agreement, at the closing of the Business Combination, obligating us to file one or more resale “shelf” registration statements under the Securities Act to register the Purchaser Shares (and other Registrable Securities, if any, as defined) to be issued to Target stockholders in the Business Combination. The shares purchased by our Macquarie Sponsor in the Macquarie Forward Purchase are also subject to similar registration rights. The Registration Rights Agreement will provide that at any time and from time to time on or after the consummation of the Business Combination, holders of at least a majority in interest of the then outstanding number of Purchaser Securities (and other Registrable Securities, if any) may make a written demand for registration under the Securities Act for all or part of the Registrable Securities, in which case the Company is to effect such registration as soon as practicable, but not more than 45 days after such demand (or 90 days in the event the SEC reviews and has written comments on the registration statement). The Company will not be obligated to effect more than three such registrations for each requesting holder. The Registration Rights Agreement will also provide for unlimited “piggyback” rights to register Registrable Securities under any registration statement otherwise filed by the Company (with certain limited exceptions), and for unlimited registration of Registrable Securities on Form S-3 or any similar “short-form” registration statement that may be available at the time. The expenses of the registration will be borne by the Company (although incremental selling expenses such underwriters’ commissions and discount and brokerage fees will be borne by the selling holders). The Registration Rights Agreement will contain certain customary provisions regarding such matters as the possible participation of other security holders, potential reduction of shares registered in an underwritten offering or in a piggyback registration, the Company’s right to temporarily defer registration under certain specified circumstances, the Company’s indemnification of selling holders of Registrable Securities against certain potential claims arising under the Registration Statement, and other matters.

Listing of Securities

We will apply to continue the listing of our common stock and warrants on NASDAQ under the new symbols ‘INSE and “INSEW” respectively, upon the closing of the Business Combination.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our common stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our common stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our current executive officers and directors;

•	each person who is expected to become a named executive officer or director of the Company post- Business Combination; and

•	all executive officers and directors of the Company as a group pre-Business Combination and as expected post-Business Combination.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the initial stockholders and/or their affiliates may enter into a written plan to purchase the Company’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. See “Risk Factors — Risks Related to Hydra Industries and the Business Combination — Our initial stockholders and/or their affiliates may enter into agreements concerning our securities prior to the special meeting, which may have the effect of increasing the likelihood of consummation of the Business Combination, decreasing the value of our common stock or reducing the public “float” of our common stock.” The ownership percentages listed below do not include any such shares that may be purchased after the record date.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our common stock pre-Business Combination is based on 6,584,608 shares of common stock issued and outstanding as of the record date. The post-Business Combination presentation of beneficial ownership in the table below is based on approximately 20,800,000 shares of common stock estimated to be outstanding if there are no redemptions and approximately 20,400,000 shares outstanding if there are maximum redemptions.

The expected beneficial ownership percentages do not take into account (i) the issuance of any shares under the proposed Incentive Plan or (ii) any of the 17,500,000 warrants to purchase up to a total of 8,750,000 shares of Hydra Industries common stock that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Hydra Industries’ existing stockholders in Hydra Industries will be different.

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Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Beneficial Ownership on Record Date		Beneficial Ownership Post Business Combination		Beneficial Ownership Post Business Combination
			Assuming No Redemptions		Assuming Maximum Redemptions(4)
Name of Beneficial Owners(1)	Number of Shares	Approximate Percentage of Outstanding Common Stock(2)	Number of Shares	Approximate Percentage of Outstanding Common Stock(3)	Number of Shares	Approximate Percentage of Outstanding Common Stock(3)
Hydra Industries Sponsor LLC(5)	1,186,308	18.0%	1,186,308	5.7%	1,186,308	5.8%
A. Lorne Weil(5)	1,186,308	18.0%	1,186,308	5.7%	1,186,308	5.8%
George Peng	8,899	*	8,899	*	8,899	*
Martin E. Schloss(6)	55,114	*	55,114	*	55,114	*
Jonathan S. Miller(7)	25,000	*	25,000	*	25,000	*
Kenneth Shea(7)	25,000	*	25,000	*	25,000	*
M. Brent Stevens(7)	25,000	*	25,000	*	25,000	*
Stephen J. Dannhauser(7)(8)	25,000	*	25,000	*	25,000	*
All directors and officers as a group (Pre-Business Combination) (7 persons)	1,350,321	20.5%	1,350,321	6.5%	1,350,321	6.6%

A. Lorne Weil(5)	1,186,308	18.0%	1,186,308	5.7%	1,186,308	5.8%
Luke Alvarez(9)	-	-	-	-	-	-
David G. Wilson	-	-	-	-	-	-
Steven R. Rogers	-	-	-	-	-	-
Roger Withers(9)	-	-	-	-	-	-
Ira Raphaelson(9)	-	-	-	-	-	-
Philip Russmeyer(9)(10)	-	-	-	-	-	-
Nicholas Hagen(9)	-	-	-	-	-	-
John Vandemore(9)	-	-	-	-	-	-
All directors and officers as a group (Post-Business Combination) (13 persons)	1,186,308	18.0%	1,186,308	5.7%	1,186,308	5.8%

MIHI LLC (Sponsor)(8)(11)	323,750	4.9%	3,023,750	14.5%	3,023,750	14.8%
Polar Asset Management Partners Inc.(12)(15)	1,298,300	19.7%	1,425,695	6.8%	782,276	3.8%
AQR Capital Management, LLC(13)(15)	539,900	8.2%	739,900	3.6%	472,333	2.3%
Weiss Asset Management LP(14)(15)	556,716	8.5%	556,716	2.7%	280,815	1.4%
Vitruvian Partners LLP and other Target equity and shareholder loan note holders(16)	-	-	10,743,922	51.6%	12,619,989	61.8%

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*	Less than 1 percent

1.	Unless otherwise noted, the business address of each of the persons and entities listed above is 250 West 57th Street, Suite 2223, New York, NY 10107.

2.	Excludes shares underlying our outstanding warrants and rights as of the record date as such securities are not exercisable or convertible within 60 days of this proxy statement. Also excludes the contingent forward purchase contract, as such shares are not outstanding and may not be voted or disposed of by MIHI LLC within 60 days of the date of this proxy statement.

3.	For beneficial ownership post business combination, includes shares underlying the rights and the contingent forward purchase contract as such shares become issuable upon closing of the business combination. Excludes shares underlying the warrants.

4.	Assumes redemptions of 2.3 million shares, or 49.6% of public shares outstanding, pro rata by all public holders.

5.	The shares held by our Hydra sponsor are beneficially owned by A. Lorne Weil, who has sole voting and dispositive power over the shares held by our Hydra sponsor. Mr. Weil, B. Luke Weil, a son of Mr. Weil, and trusts owned by Mr. Weil’s children, B. Luke Weil, Nicholas Weil, Francesca Weil, and Alexander Weil, own all of the membership interests in our Hydra sponsor. Other than Mr. Weil, none of the owners of our Hydra sponsor are on our management team.

6.	Represents shares of common stock held by MS Hercules LLC. Martin E. Schloss, the Executive Vice President, General Counsel and Secretary of Hydra Industries, is the sole member of MS Hercules LLC. Mr. Schloss has sole voting and dispositive control over such securities.

7.	Messrs. Dannhauser, Miller, Shea and Stevens, who currently serve on our board, have submitted prospective resignations from their positions as directors, effective immediately upon the closing of the business combination.

8.	Mr. Dannhauser, our Macquarie Sponsor’s director designee, disclaims beneficial ownership of shares held by MIHI LLC as he does not have control over voting or disposition of such shares. The business address of Mr. Dannhauser is 767 Fifth Avenue, New York, NY 10153.

9.	Messrs. Alvarez, Withers, Raphaelson, Russmeyer, Hagen and Vandemore are nominated to become directors immediately upon closing of the Business Combination.

10.	Mr. Russmeyer, a director designed by Vitruvian, is a partner of Vitruvian Partners LLP. Mr Russmeyer disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

11.	MIHI LLC is an affiliate of Macquarie Group and Macquarie Capital (USA) Inc. The business address of MIHI LLC is c/o Macquarie Capital (USA) Inc., 125 West 55th Street, L-22, New York, NY 10019-5396.

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12.	Based on a Schedule 13G/A filed with the SEC on February 10, 2016 on behalf of Polar Asset Management Partners Inc., a Canadian corporation (“Polar”) and Polar Multi Strategy Master Fund, a Cayman Islands fund (“PMSMF”), and on a Schedule 13F filed with the SEC for the 3rd quarter ended September 30th 2016. The additional shares included as owned by Polar post business combination represent rights the holder reported in the Schedule 13F filing. Polar serves as investment manager to PMSMF with respect to the shares held by this stockholder. The business address of this stockholder is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

13.	Based on a Schedule 13G/A filed with the SEC on June 6, 2016 on behalf of AQR Capital Management, LLC, a Delaware company (“AQR Capital”), and on a Schedule 13F filed with the SEC for the 3rd quarter ended September 30th 2016. AQR Capital serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company, which holds 6.07% of the shares held by AQR Capital Management, LLC. The additional shares included as owned by AQR Capital post business combination represent rights the holder reported in the Schedule 13F filing. AQR Capital is a wholly-owned subsidiary of AQR Management Holdings, LLC. The business address of AQR Capital is Two Greenwich Plaza, Greenwich, CT 06830.

14.	Based on a Schedule 13G filed with the SEC on May 2, 2016 on behalf of Weiss Asset Management LP (“Weiss”), BIP GP, WAM GP LLC (“WAM GP”) and Andrew M. Weiss. Shares reported for BIP GP include shares beneficially owned by a private investment partnership (the “Partnership”) of which BIP GP is the sole general partner. Weiss is the sole investment manager to the Partnership. WAM GP is the sole general partner of Weiss. Andrew Weiss is the managing member of WAM GP and BIP GP. Shares reported for WAM GP, Andrew Weiss and Weiss Asset Management include shares beneficially owned by the Partnership (and reported above for BIP GP). The business address of this stockholder is 222 Berkeley St., 16th Floor, Boston, Massachusetts 02116.

15.	Under the maximum redemptions scenario, shares are expected to be reduced on a pro rata basis with other redeeming shareholders.

16.	Upon closing of the business combination, Vitruvian Partners and the Target equity and shareholder loan note holders are expected to be issued 10,743,922 of our shares assuming no redemptions of shares by our public shareholders and 12,619,989 shares assuming maximum redemptions. The business address of Vitruvian Partners LLP is 105 Wigmore Street, London, W1U 1QY, ENGLAND.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Hydra Industries Related Person Transactions

In July 2014, we and each of our sponsors entered into a securities subscription agreement, pursuant to which our sponsors purchased an aggregate of 2,875,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share. In order that the shares held by our initial stockholders would represent 20% of the outstanding shares upon completion of our initial public offering, in October 2014, our sponsors and certain other stockholders returned to us, at no cost, an aggregate of 487,182 founder shares, which we cancelled. As a result of the underwriters’ election not to exercise their over-allotment option for our initial public offering, certain of our initial stockholders (other than our independent directors) forfeited an aggregate of 300,000 founder shares on December 8, 2014.

In July 2014, our sponsors transferred 429,000 founder shares to an affiliate of Mr. Lipkin, our former Executive Vice President, Chief Financial Officer and Chief Operating Officer, and 75,000 founder shares to an affiliate of Mr. Schloss, our Executive Vice President, General Counsel and Secretary, respectively (39,000 and 6,818 (giving effect to the cancellations discussed below) of which were subsequently forfeited, respectively). In order that the shares held by our initial stockholders would represent 20% of the outstanding shares upon completion of our initial public offering, in October 2014, Mr. Lipkin and Mr. Schloss returned to us, at no cost, 74,750 and 13,068 founder shares, respectively, which we cancelled. In addition, in October 2014, our Hydra sponsor transferred an aggregate of 22,000 founder shares to consultants of Hydra Management LLC (2,422 of which were subsequently forfeited), including 8,899 shares to George Peng, who was appointed as our Chief Financial Officer in August 2015. In addition, in October 2014 our Hydra sponsor transferred 25,000 founder shares to each of Messrs. Miller, Shea, and Stevens, our independent directors (for a total of 75,000 founder shares, none of which were subject to forfeiture), and our Macquarie Sponsor transferred 25,000 founder shares to Mr. Dannhauser, our Macquarie Sponsor’s director (none of which were subject to forfeiture).

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares, private placement shares or shares of our common stock underlying the rights included in the private placement units (except to our officers and directors and other persons or entities affiliated with our sponsors, each of whom will be subject to the same transfer restrictions) until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, in the event our Macquarie Sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie Sponsor, its affiliates, or an entity in which our Macquarie Sponsor or an affiliate has an equity interest, then our Macquarie Sponsor shall be permitted to sell its founder shares (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights and other such restrictions and rights of the founder shares), and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie Sponsor’s founder shares. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares, private placement shares and shares of our common stock underlying the rights included in the private placement units will be released from the lock-up.

Simultaneously with the consummation of our initial public offering on October 29, 2014, A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, our Macquarie Sponsor, and Mr. Schloss, pursuant to a written agreement, purchased an aggregate of 7,500,000 private placement warrants for a purchase price of $0.50 per warrant in a private placement for total proceeds of $3,750,000. Each private placement warrant entitles the holder to purchase one-half of one share of our common stock at $5.75 per share. Other than transfers to our executive officers or their affiliates, the private placement warrants (including the common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsors until 30 days after the completion of our initial business combination.

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On October 24, 2014, our Macquarie Sponsor entered into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 units (which includes 2,000,000 warrants and 2,000,000 rights) on substantially the same terms as the sale of units in our initial public offering and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to our initial public offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their shares and provides us with an increased minimum funding level for the initial business combination.

The contingent forward purchase contract is subject to the following closing conditions:

• the representations and warranties made by us in the contingent forward purchase contract shall be true and correct in all material respects;

• all covenants, agreements and conditions contained in the contingent forward purchase contract shall have been performed by us;

• we have obtained all blue sky law permits and qualifications required by any state for the offer and sale of the private placement securities; and

• our Macquarie Sponsor has provided its consent to the business combination, which it may withhold for any reason; provided, that if our Macquarie Sponsor does not consent because of regulatory reasons or because the business combination involves a competitor to our Macquarie Sponsor, its affiliates, or an entity in which our Macquarie Sponsor or an affiliate has an equity interest, then we may proceed with such business combination but our Macquarie Sponsor will not be obligated to settle the purchase of securities under the contingent forward purchase contract.

The holders of the founder shares, private placement shares, private placement units and private placement warrants will have registration rights to require us to register a sale of any of our securities held by them (including the shares of common stock underlying such securities) pursuant to a registration rights agreement signed on October 24, 2014. Each of our sponsors will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs in the case of the founder shares, and the private placement shares and the shares of our common stock underlying the rights included in the private placement units, upon (except to our officers and directors and other persons or entities affiliated with our sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and in the case of the private placement warrants and the respective common stock underlying such warrants, 30 days after the completion of our initial business combination. In the case of the private placement units and their constituent securities, we may file a registration statement immediately following the business combination. We will bear the costs and expenses of filing any such registration statements.

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We have also entered into an agreement with our sponsors pursuant to which we have agreed as follows:

• our sponsors will use best efforts so as not to permit us to enter into a contract involving amounts in excess of $25,000 (other than an underwriting agreement and our initial business combination) without the approval of one of our Hydra sponsor designees and our Macquarie Sponsor designee to our board of directors;

• our sponsors agreed to take any action necessary to ensure that, our board of directors will consist of five persons in total, two Hydra sponsor designees (one of whom is deemed by applicable rules and regulations to be an independent director), one Macquarie Sponsor designee and two persons mutually selected by our sponsors who are deemed by applicable rules and regulations to be independent directors; and

• we agree not to consummate our initial business combination without our Macquarie Sponsor’s consent; provided, however, that if we fail to consummate a business combination within the required time period, and our board of directors (other than our Macquarie Sponsor designee) unanimously votes in favor of a proposed business combination and our Macquarie Sponsor decides to withhold its vote on such business combination (for reasons other than regulatory reasons or because the business combination involves a competitor to our Macquarie Sponsor, its affiliates, or an entity in which our Macquarie Sponsor or an affiliate has an equity interest), our Macquarie Sponsor will be, subject to certain conditions, obligated to pay a $740,000 fee to our Hydra sponsor and the private placement warrants purchased by our Macquarie Sponsor, Mr. Weil and another member of our management will expire worthless. Notwithstanding the foregoing, in the event our Macquarie Sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie Sponsor, its affiliates, or an entity in which our Macquarie Sponsor or an affiliate has an equity interest, then our Macquarie Sponsor is not obligated to pay the $740,000 fee, we may proceed with such business combination, our Macquarie Sponsor shall be permitted to sell its private placement warrants and founder shares (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights and other such restrictions and rights of the transferred private placement warrants and founder shares), our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie Sponsor’s private placement warrants and founder shares, and the term of our Macquarie Sponsor’s designee on the board of directors shall automatically terminate and such board seat shall remain vacant until filled by a successor duly appointed by our Hydra sponsor.

We entered into a letter agreement with Macquarie Capital (USA) Inc., pursuant to which we have agreed that prior to the third anniversary of the date of the letter agreement, we will engage Macquarie Capital (USA) Inc., or an affiliate of Macquarie Capital (USA) Inc. designated by it, to act, on any and all transactions with a notional value greater than $30 million, as:

• a bookrunning managing underwriter, a bookrunning managing placement agent, or a bookrunning managing initial purchaser, as the case may be, in connection with any offering or placement of securities (including but not limited to, debt, equity, preferred and other hybrid equity securities or equity linked securities) by us or any of our subsidiaries, in each case with Macquarie Capital (USA) Inc. receiving total compensation in respect of any such transaction that is equal to or better than 40% of the total compensation received by all underwriters, placement agents, and initial purchasers, as the case may be, in connection with such transaction and not less than the compensation received by any individual underwriter, placement agent or initial purchaser, as the case may be; and

• a financial advisor in connection with any restructuring (through a recapitalization, extraordinary dividend, stock repurchase, spin-off, joint venture or otherwise) by us or any of our subsidiaries, acquisition or disposition of a business, asset or voting securities by us or debt or equity financing or any refinancing of any portion of any financing by us or any of our subsidiaries, in each case with Macquarie Capital (USA) Inc. receiving total compensation in respect of any such transaction that is equal to or greater than 40% of the total compensation received by all financial advisors in connection with such transaction (50% in the case of the initial business combination), and not less than the compensation received by any individual financial advisor.

Macquarie Capital (USA) Inc. may decline any such engagement in its sole and absolute discretion, in which event Macquarie Capital (USA) Inc. would not be entitled to any fees from such engagement. Any engagement pursuant to the letter agreement will be on Macquarie Capital (USA) Inc.’s customary terms (including, as applicable, representations, warranties, covenants, conditions, indemnities and fees based upon the prevailing market for similar services for global, full-service investment banks), and such terms, including the amount of proposed fees of Macquarie for such engagement (but not the obligation to retain Macquarie Capital (USA) Inc.), shall be subject to the review of our audit committee’s policies and procedures relating to transactions that may present conflicts of interest. Macquarie Capital (USA) Inc. will not be retained to render a fairness opinion on our initial business combination.

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On June 21, 2016, we entered into a specific engagement with Macquarie Capital (USA) with respect to the Business Combination, pursuant to which Macquarie Capital (USA) provides advisory services. Upon consummation of the Business Combination, Macquarie Capital (USA) will receive a fee in the amount of $3.15 million from the trust account for its services.

If any of our officers or directors (other than our independent directors) becomes aware of a business combination opportunity that falls within the line of business of any entity other than us to which he or she has then current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. Additionally, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to our Macquarie Sponsor’s board member.

On October 24, 2014, we entered into an Administrative Services Agreement with Lorne Weil, Inc., which agreement was assigned to Hydra Management LLC effective March 5, 2015, each an affiliate of our Hydra sponsor, pursuant to which we pay a total of $10,000 per month for office space, utilities and secretarial support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 24 months, affiliates of our Hydra sponsor will be paid a total of $240,000 ($10,000 per month) for office space, utilities and secretarial support and will be entitled to be reimbursed for any out-of-pocket expenses.

Our sponsors, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsors, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. In the event our business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On July 25, 2014, we entered into a promissory note with each of our sponsors, whereby our sponsors agreed to loan us up to an aggregate of $125,000 each (“Promissory Notes”) to be used in part for expenses incurred in connection with the Initial Public Offering. The Promissory Notes were non-interest bearing, unsecured and due at the earlier of March 31, 2015 or the closing of our initial public offering. The Promissory Notes were repaid upon the consummation of the initial public offering.

On March 16, 2016, we entered into convertible promissory notes with our Sponsors, whereby the Sponsors loaned us an aggregate of $500,000 (“Convertible Promissory Notes”) in order to finance transaction costs in connection with a business combination. The Convertible Promissory Notes are non-interest bearing, and due on the date on which we consummate a business combination. In the event that a business combination does not occur, the Sponsors would become general unsecured creditors of Hydra Industries. If we complete an initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Each of the Convertible Promissory Notes is convertible, in whole or in part, at the election of the Sponsor holding such note, upon the consummation of a business combination. Upon such election, the Convertible Promissory Notes will convert into warrants, at a price of $0.50 per warrant. These warrants will be identical to the Private Placement Warrants. As such, each warrant is exercisable for one-half of one share of our common stock at an exercise price of $5.75 per half share.

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On September 29, 2016, we entered into non-convertible promissory notes with the Sponsors, whereby the Sponsors loaned us an aggregate of $200,000 (the “Promissory Notes”) in order to finance transaction costs in connection with a business combination. The Promissory Notes are non-interest bearing, and payable as promptly as possible upon the consummation of a business combination, in accordance with the documents setting out the terms of our Initial Public Offering, but in no event later than thirty (30) days after the date of such consummation. As of September 30, 2016, $200,000 was outstanding under the Promissory Notes.

On November 1, 2016, we entered into non-convertible promissory notes with the Sponsors, whereby the Sponsors loaned the Company an aggregate of $229,230 (the “Contribution Promissory Notes”) in order to fund the amounts deposited into the Trust Account for the public shares that were not redeemed in connection with the extension amendment. The Contribution Promissory Notes are non-interest bearing, and payable as promptly as possible upon the consummation of a Business Combination by the Company, in accordance with the documents setting out the terms of its Initial Public Offering, but in no event later than thirty (30) days after the date of such consummation

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees, or a salary, from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Policies and Procedures for Related Person Transactions

Our audit committee must review and approve any related person transaction we propose to enter into. Our audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the audit committee’s attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

• whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

• whether there are business reasons for us to enter into the transaction;

• whether the transaction would impair the independence of an outside director; and

• whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the audit committee, participate in some or all of the Committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

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PRICE RANGE OF SECURITIES AND DIVIDENDS

Hydra Industries

Price Range of Hydra Industries Securities

Our units, common stock, rights and warrants are each quoted on NASDAQ under the symbols “HDRAU,” “HDRA,” “HDRAR” and “HDRAW,” respectively. Our units commenced public trading on October 24, 2014; our common stock, rights and warrants each commenced separate public trading on December 11, 2014.

The following table includes the high and low sales prices for our units, common stock, rights and warrants for the periods presented.

	Year ended December 31, 2015		Nine months ended September 30, 2016
	High	Low	High	Low
Units	$10.40	$9.80	$11.00	$10.00
Common Stock	$10.00	$9.48	$10.28	$9.70
Rights	$0.46	$0.22	$0.51	$0.20
Warrants	$0.36	$0.16	$0.45	$0.14

On July 13, 2016, the trading date before the public announcement of the Business Combination, the closing sales price of the Company’s units, common stock, rights and warrants were $10.19, $9.92, $0.21 and $0.15, respectively.

Dividend Policy of Hydra Industries

Hydra Industries has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, are we are maintaining Target’s indebtedness in connection with the Business Combination, our ability to declare dividends may be limited by restrictive covenants in connection therewith.

Target

Price Range of Target Securities

Historical market price information regarding Target is not provided because there is no public market for Target’s common stock.

As of the date of this proxy statement, the members of the Selling Group were the sole stockholders of Target Parent common stock.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of our independent registered public accounting firm, Marcum LLP, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

If the Business Combination is completed, Marcum LLP will audit the financial statements of the Company for the year ending December 31, 2016.

The financial statements of Hydra Industries Acquisition Corp. as of December 31, 2015 and 2014 and for the year ended December 31, 2015 and for the period from May 30, 2014 (inception) through December 31, 2014 appearing in this proxy statement have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

APPRAISAL RIGHTS

Our stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2015. Upon written or oral request, we will deliver a separate copy of this proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2015 to any stockholder at a shared address to which a single copy of this proxy statement as well as the accompanying Annual Report on Form 10-K for the year ended December 31, 2015 was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement as well as the accompanying Annual Report on Form 10-K for the year ended December 31,

2015 may likewise request that we deliver single copies of our proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2015 in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 250 W. 57th Street, New York, New York 10107.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If you intend to present a proposal at the 2017 annual meeting of stockholders, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Company. Our Secretary must receive this notice at the principal executive offices of the Company no earlier than, 2017 and no later than         , 2017; provided, however, that in the event that the 2017 annual meeting is called for a date that is not within 45 days before or after the anniversary of the special meeting, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the 2017 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2017 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2017 annual meeting is first made by the Company.

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If you intend to present a proposal at the 2017 annual meeting, or if you want to nominate one or more directors at the 2017 annual meeting, you must comply with the advance notice provisions of our bylaws. You may contact our Chairman and Chief Executive Officer at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

If you intend to have your proposal included in our proxy statement and proxy card for our 2017 annual meeting, the proposal must be received at our principal executive offices by         , 2017, but if the 2017 annual meeting is called for a date that is not within 30 days before or after the anniversary of the special meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for our 2017 annual meeting of stockholders. Stockholder proposals for the 2017 annual meeting must comply with the notice requirements described in this paragraph and the other requirements set forth in SEC Rule 14a-8 to be considered for inclusion in our proxy materials relating to our 2017 annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Hydra Industries’ SEC filings, including this proxy statement as well as the accompanying Annual Report on Form 10-K for the year ended December 31, 2015, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact us by telephone or in writing:

Martin E. Schloss, Executive Vice President,
General Counsel and Secretary
Hydra Industries Acquisition Corp.
250 West 57th Street, Suite 2223
New York, New York 10107

Email: marty@hydramgmt.com

Tel: (646) 565-3861

You may also obtain these documents by requesting them in writing or by telephone from Hydra Industries’ proxy solicitation agent at the following address and telephone number:

Morrow Sodali

470 West Avenue

Stamford, Connecticut 06902

Tel: (800) 662-5200

Banks and brokers can call collect: (203) 658-9400

Email: HDRA.info@morrowco.com

If you are a stockholder of Hydra Industries and would like to request documents, please do so by         , 2016, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement as well as the accompanying Annual Report on Form 10-K for the year ended December 31, 2015 relating to Hydra Industries has been supplied by Hydra Industries, and all such information relating to Target has been supplied by Target.

This document is a proxy statement of Hydra Industries for the special meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Target that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

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INDEX TO FINANCIAL STATEMENTS

HYDRA INDUSTRIES ACQUISITION CORP.

DMWSL 633 LIMITED

HYDRA INDUSTRIES ACQUISITION CORP.

Condensed Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$218,358	$256,239
Prepaid expenses	23,750	62,589
Total Current Assets	242,108	318,828

Cash and marketable securities held in Trust Account	80,017,988	80,009,479
Other assets	150	1,500
TOTAL ASSETS	$80,260,246	$80,329,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$3,777,991	$2,645,838
Convertible promissory notes - related parties	500,000	-
Promissory notes - related parties	200,000	-
Total Current Liabilities	4,477,991	2,645,838
Deferred underwriting fees	2,800,000	2,800,000
Total Liabilities	7,277,991	5,445,838

Commitments and Contingencies

Common stock subject to possible redemption, 6,796,697 and 6,987,568 shares at conversion value as of September 30, 2016 ad December 31, 2015, respectively	67,982,254	69,883,968

Stockholders' Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 29,000,000 shares authorized; 3,203,303 and 3,012,432 shares issued and outstanding (excluding 6,796,697 and 6,987,568 shares subject to possible redemption) as of September 30, 2016 and December 31, 2015, respectively	320	301
Additional paid-in capital	10,569,130	8,667,435
Accumulated deficit	(5,569,449)	(3,667,735)
Total Stockholders' Equity	5,000,001	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$80,260,246	$80,329,807

The accompanying notes are an integral part of the condensed financial statements.

F-1

HYDRA INDUSTRIES ACQUISITION CORP.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Operating costs	$522,752	$715,863	$2,014,721	$2,805,920
Loss from operations	(522,752)	(715,863)	(2,014,721)	(2,805,920)

Other income:
Unrealized gain (loss) on marketable securities held in Trust Account	(4,394)	(6,280)	6,473	(6,280)
Interest income	48,213	1,372	106,534	14,520
Net Loss	$(478,933)	$(720,771)	$(1,901,714)	$(2,797,680)

Weighted average shares outstanding, basic and diluted (1)	3,156,561	2,868,313	3,070,014	2,735,736

Basic and diluted net loss per common share	$(0.15)	$(0.25)	$(0.62)	$(1.02)

(1)	Excludes an aggregate of up to 6,796,697 and 7,060,059 shares subject to redemption at September 30, 2016 and 2015, respectively.

The accompanying notes are an integral part of the condensed financial statements.

F-2

HYDRA INDUSTRIES ACQUISITION CORP.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(1,901,714)	$(2,797,680)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized (gain) loss on marketable securities held in Trust Account	(6,473)	6,280
Interest earned on cash and marketable securities held in Trust Account	(106,534)	(14,520)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	38,839	69,491
Other assets	1,350	1,350
Accounts payable and accrued expenses	1,132,153	2,017,658
Net cash used in operating activities	(842,379)	(717,421)

Cash Flows from Investing Activities:
Interest income withdrawn from Trust Account	104,498	-
Net cash provided by investing activities	104,498	-

Cash Flows from Financing Activities:
Proceeds from convertible promissory notes - related parties	500,000	-
Proceeds from promissory notes - related parties	200,000	-
Repayment of advances from related party	-	(109)
Net cash provided by (used in) financing activities	700,000	(109)

Net Change in Cash and Cash Equivalents	(37,881)	(717,530)
Cash and Cash Equivalents - Beginning	256,239	1,123,278
Cash and Cash Equivalents - Ending	$218,358	$405,748

Supplement disclosure of cash flow information:
Cash paid during the period for:
Taxes	$13,481	$8,020

Non-cash investing and financing activities:
Payment of offering costs and operational costs pursuant to related party advances	$-	$44
Change in value of common stock subject to possible redemption	$1,901,714	$2,797,676

The accompanying notes are an integral part of the condensed financial statements.

F-3

HYDRA INDUSTRIES ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Hydra Industries Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on May 30, 2014. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business transaction, one or more operating businesses or assets (“Business Combination”).

At September 30, 2016, the Company had not yet commenced operations. All activity through September 30, 2016 related to the Company’s formation, its Initial Public Offering, which is described below, identifying a target company and engaging in due diligence for, and negotiating the terms of, a potential Business Combination.

The registration statement for the Company’s initial public offering (the “Initial Public Offering”) was declared effective on October 24, 2014. The Company consummated the Initial Public Offering of 8,000,000 units (“Units”) at $10.00 per unit on October 29, 2014, generating gross proceeds of $80,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement of 7,500,000 warrants (“Private Placement Warrants”) at a price of $0.50 per warrant to certain of the Company’s stockholders, generating gross proceeds of $3,750,000, which is described in Note 5.

Transaction costs amounted to $5,223,296, inclusive of $2,000,000 of underwriting fees, $2,800,000 of deferred underwriting fees (which are held in the Trust Account (defined below)) and $423,296 of Initial Public Offering costs. In addition, at October 29, 2014, cash of $1,326,704 was placed in an account outside of the Trust Account to fund operations. As of September 30, 2016, cash held outside of the Trust Account amounted to $218,358, which includes proceeds from promissory notes in the aggregate amount of $700,000 (see Note 6).

Following the closing of the Initial Public Offering on October 29, 2014, an amount of $80,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) and subsequently invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, and will remain invested in U.S. government securities until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

As more fully described in Note 10, on October 27, 2016, the Company’s stockholders approved an amendment (the “Charter Amendment”) to the Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate a Business Combination from October 29, 2016 to December 29, 2016. There were 3,415,392 shares of common stock redeemed in connection with the Charter Amendment for an aggregate value of $34,153,920. In addition, on November 1, 2016, the Sponsors (defined below), or their affiliates, deposited into the Trust Account an amount equal to $229,230, or $0.05 for each of the 4,584,608 public shares that were not redeemed in connection with the Charter Amendment. As a result of the contribution by the Sponsors (which is evidenced by a promissory note, see Note 10), and following the redemption of the common stock in connection with the Charter Amendment, the pro rata portion of the funds available in the Trust Account for shares not so redeemed increased from approximately $10.00 per share to approximately $10.05 per share.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s securities are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s Business Combination must be with a target business or businesses whose collective fair market value is equal to at least 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, may either (i) seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination or (ii) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote). Stockholder approval will be sought by the Company if required by law or applicable stock exchange rule or for business or other legal reasons. In the event of a proposed merger of the Company with a target company, stockholder approval is required by Delaware law. Further, under the NASDAQ listing rules, stockholder approval is required, if, for example, (a) the Company will issue common stock that will be equal to or in excess of 20% of the number of shares of its common stock outstanding, (b) any of the Company’s directors, officers or substantial stockholders (as defined by NASDAQ rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly, or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more, or (c) the issuance or potential issuance of common stock will result in a change of control of the Company. The Business Combination must be approved by the board of directors. In addition, the Company’s Business Combination must be approved by MIHI LLC (the “Macquarie sponsor”) as a condition to the Contingent Forward Purchase Contract (as described in Note 7). In the event that the Company seeks stockholder approval in connection with a Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding shares that are voted are voted in favor of the Business Combination. In connection with such vote, the Company will provide its stockholders with the opportunity to redeem their shares of the Company’s common stock upon the consummation of a Business Combination for a pro-rata portion of the amount then in the Trust Account (initially $10.00 per share (see Note 10), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to pay taxes). However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Hydra Industries Sponsor LLC (the “Hydra sponsor”) and the Macquarie sponsor (together with the Hydra sponsor, the “Sponsors”) and the other initial stockholders of the Company have agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote their founders shares (as defined in Note 6) and any public shares purchased, in favor of approving a Business Combination. Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to an aggregate of 25% or more of the shares sold in the Initial Public Offering.

F-4

HYDRA INDUSTRIES ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

If the Company is unable to complete a Business Combination within 24 months (subject to extension) from the closing of the Initial Public Offering (the “Combination Period”) (see Note 10), the Company will (i) cease all operations except for the purposes of winding up its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon (net of any taxes payable, and less up to $50,000 of interest to pay dissolution expenses), pro rata to the Company’s public stockholders by way of redemption of the Company’s public shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of the Company’s plan of dissolution and liquidation.

The initial stockholders have agreed to waive their redemption rights with respect to the founder shares (i) in connection with the consummation of a Business Combination, (ii) if the Company fails to consummate a Business Combination within the Combination Period, and (iii) upon the Company’s liquidation upon the expiration of the Combination Period. However, if the Company’s initial stockholders should acquire public shares in or after the Initial Public Offering, they will be entitled to redemption rights with respect to such public shares if the Company fails to consummate a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s public shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Initial Public Offering price per Unit in the Initial Public Offering ($10.00 per share). A. Lorne Weil, the Company’s Chairman and Chief Executive Officer and the managing member of the Hydra sponsor, has agreed that he will be liable to the Company, and the Macquarie sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per share or such lesser amount per share of Common Stock held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Company will seek to reduce the possibility that Mr. Weil will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors and the provider of the Company’s directors’ and officers’ liability insurance), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of September 30, 2016, the Company had $218,358 in its operating bank accounts, $80,017,988 in cash and securities held in the Trust Account to be used for a Business Combination or to repurchase or convert its common stock in connection therewith and a working capital deficit of $4,235,883. As of September 30, 2016, approximately $18,000 of the amount on deposit in the Trust Account represented interest income, which is available to be withdrawn to pay the Company’s tax obligations. Since inception, the Company has withdrawn approximately $104,000 in interest income from the Trust Account to pay its tax obligations.

F-5

HYDRA INDUSTRIES ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, structuring, negotiating and consummating the Business Combination and paying for public company expenses.

For the nine months ended September 30, 2016, the Company used cash of $842,379 in operating activities. As of September 30, 2016, the Company had current liabilities of $4,477,991, primarily representing amounts owed to lawyers, accountants and consultants who have advised the Company on matters related to potential Business Combinations. There can be no assurances that the Company will be able to make payment in full of the amounts due to said advisors. Funds in the Trust Account are not available for this purpose absent an initial Business Combination. If a Business Combination is not consummated, the Company would lack the resources to pay all of the liabilities that have been incurred by the Company to date or after and the Company may lack the resources needed to consummate another Business Combination. The Company entered into fee arrangements with certain service providers and advisors in connection with a potential Business Combination (“Terminated Business Combination”) pursuant to which certain fees were deferred and payable only if the Company consummated such Terminated Business Combination (see Note 7). Effective October 26, 2015, all efforts related to such Terminated Business Combination were terminated and, accordingly, all deferred contingent fees related to such Terminated Business Combination that had been previously incurred are no longer due or payable. There can be no assurances that the Company will complete a Business Combination. The Company has entered into fee arrangements with certain service providers and advisors pursuant to which certain fees incurred by the Company in connection with the Inspired Business Combination will be deferred and become payable only if the Company consummates the Inspired Business Combination. If the Inspired Business Combination does not occur, the Company will not be required to pay these contingent fees (see Note 7).

The Company may need to raise additional capital through loans or additional investments from its Sponsors, stockholders, officers, directors, or third parties. On March 16, 2016, the Sponsors loaned the Company $250,000 each and on September 29, 2016, the Sponsors loaned the Company an additional $100,000 each, for a total aggregate amount of $700,000, to fund its expenses prior to a Business Combination (see Note 6). In addition, the Company’s officers, directors and Sponsors may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

Other than as described above, none of the Sponsors, stockholders, officers or directors, or third parties, is under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC, which contains the audited financial statements and notes thereto, together with Management's Discussion and Analysis. The financial information as of December 31, 2015 is derived from the audited financial statements presented in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The interim results for the nine months ended September 30, 2016 are not necessarily indicative of the results to be expected for the year ending December 31, 2016 or for any future interim periods.

F-6

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2016 and December 31, 2015.

Cash and marketable securities held in Trust Account

The amounts held in the Trust Account represent substantially all of the proceeds of the Initial Public Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination. As of September 30, 2016, cash and marketable securities held in the Trust Account consisted of $80,017,988 in United States Treasury Bills with a maturity date of 180 days or less.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2016 and December 31, 2015, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Shares of common stock subject to possible redemption at September 30, 2016 and 2015 have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants to purchase 7,875,000 shares of common stock and rights that convert into 800,000 shares of common stock in the calculation of diluted loss per share, since the exercise of the warrants and the conversion of the rights into shares of common stock is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is subject to income tax examinations by various taxing authorities since its inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

F-7

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of September 30, 2016. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At September 30, 2016, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company adopted the methodologies prescribed by ASU 2014-15 as of January 1, 2016. The adoption of ASU 2014-15 did not have a material effect on its financial position or results of operations.

NOTE 4. INITIAL PUBLIC OFFERING

On October 29, 2014, the Company sold 8,000,000 Units at a purchase price of $10.00 per Unit in its Initial Public Offering. Each Unit consists of one share of the Company’s common stock, $0.0001 par value (“Common Stock”), one right (“Public Right”) and one redeemable common stock purchase warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of Common Stock upon the consummation of a Business Combination. The Company did not register the shares of Common Stock issuable upon exercise of the Public Warrants. However, the Company has agreed to use its best efforts to file within 15 business days of the closing of a Business Combination and have an effective registration statement within 60 business days of the closing of a Business Combination covering the shares of Common Stock issuable upon exercise of the Public Warrants, to maintain a current prospectus relating to those shares of Common Stock until the earlier of the date the Public Warrants expire or are redeemed and, the date on which all of the Public Warrants have been exercised and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. Each Public Warrant entitles the holder to purchase one-half share of Common Stock at an exercise price of $5.75 ($11.50 per whole share). The Public Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination, or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the consummation of a Business Combination or earlier upon redemption or liquidation. The Public Warrants will be redeemable by the Company at a price of $0.01 per warrant upon 30 days’ prior written notice after the Public Warrants become exercisable, only in the event that the last sale price of the Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given. The Company will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

F-8

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, Mr. Weil, the Macquarie sponsor and Martin E. Schloss, the Company’s Executive Vice President, General Counsel and Secretary, purchased an aggregate of 7,500,000 Private Placement Warrants at a price of $0.50 per warrant ($3,750,000 in the aggregate) in a private placement. Each Private Placement Warrant is exercisable to purchase one-half share of Common Stock at $5.75 per half share. The Private Placement Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the Private Placement Warrants. The purchase price of the Private Placement Warrants was added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used, in part, to fund the redemption of the Company’s public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the Private Placement Warrants.

The Sponsors have agreed that the Private Placement Warrants and the Common Stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days following consummation of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or such purchasers’ permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On July 11, 2014, the Company issued 2,875,000 shares of Common Stock to the Sponsors, of which an aggregate of 575,000 shares were returned to the Company and subsequently cancelled (the “founder shares”) on October 24, 2014, for an aggregate purchase price of $25,000. As a result of the underwriters’ determination not to exercise their over-allotment option, an additional 300,000 founder shares were forfeited. The founder shares are identical to the shares of Common Stock included in the Units sold in the Initial Public Offering, except that (1) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (2) the Company’s initial stockholders have agreed: (i) to waive their redemption rights with respect to their founder shares in connection with the consummation of a Business Combination and (ii) to waive their redemption rights with respect to their founder shares if the Company fails to complete a Business Combination within the Combination Period. However, the Company’s initial stockholders will be entitled to redemption rights with respect to any public shares they hold by way of public market purchase if the Company fails to consummate a Business Combination within such time period. If the Company submits a Business Combination to its public stockholders for a vote, the initial stockholders have agreed to vote their founder shares and any public shares purchased in favor of a Business Combination.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (1) one year after a Business Combination or (2) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after a Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock Up Period”). Notwithstanding the foregoing, if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the founder shares will be released from the lock-up.

Convertible Promissory Notes

On March 16, 2016, the Company entered into convertible promissory notes with the Sponsors, whereby the Sponsors loaned the Company an aggregate of $500,000 (the “Convertible Promissory Notes”) in order to finance transaction costs in connection with a Business Combination. The Convertible Promissory Notes are non-interest bearing, and due on the date on which the Company consummates a Business Combination. In the event that a Business Combination does not occur, the Sponsors would become general unsecured creditors of the Company. Each of the Convertible Promissory Notes is convertible, in whole or in part, at the election of the Sponsor holding such note, upon the consummation of a Business Combination. Upon such election, the Convertible Promissory Notes will convert into warrants, at a price of $0.50 per warrant. These warrants will be identical to the Private Placement Warrants. As such, each warrant is exercisable for one-half of one share of the Company’s common stock at an exercise price of $5.75 per half share.

F-9

The Convertible Promissory Notes were issued pursuant to the Expense Advancement Agreement, dated as of October 24, 2014, by and among the Company and the Sponsors, pursuant to which each Sponsor committed to fund up to $250,000 to the Company for the Company’s expenses relating to investigating and selecting a target business and other working capital requirements. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account may be used for such repayment.

As of September 30, 2016, $500,000 was outstanding under the Convertible Promissory Notes.

Promissory Notes - Non-Convertible

On September 29, 2016, the Company entered into non-convertible promissory notes with the Sponsors, whereby the Sponsors loaned the Company an aggregate of $200,000 (the “Promissory Notes”) in order to finance transaction costs in connection with a Business Combination. The Promissory Notes are non-interest bearing, and payable as promptly as possible upon the consummation of a Business Combination by the Company, in accordance with the documents setting out the terms of its Initial Public Offering, but in no event later than thirty (30) days after the date of such consummation. As of September 30, 2016, $200,000 was outstanding under the Promissory Notes.

NOTE 7. COMMITMENTS & CONTINGENCIES

Terminated Transaction Fee Arrangements

The Company entered into fee arrangements with certain service providers and advisors pursuant to which certain fees incurred by the Company in connection with a Terminated Business Combination would be deferred and become payable only if the Company consummated such Terminated Business Combination. If the Terminated Business Combination did not occur, the Company would not be required to pay these contingent fees. Effective October 26, 2015, all efforts related to such Terminated Business Combination were terminated and, accordingly, all contingent fees that had been previously incurred are no longer due or payable.

Potential Transaction Fee Arrangements

The Company has entered into fee arrangements with certain service providers and advisors pursuant to which certain fees incurred by the Company in connection with the Inspired Business Combination will be deferred and become payable only if the Company consummates the Inspired Business Combination. If the Inspired Business Combination does not occur, the Company will not be required to pay these contingent fees. As of September 30, 2016, the Company incurred approximately $1,300,000 of fees, of which approximately $650,000 is included in accounts payable and accrued expenses in the accompanying condensed balance sheet and $973,000 has not been accrued since it is contingent upon the closing of the Inspired Business Combination. A portion of the contingent fees that have not been accrued as of September 30, 2016, amounting to $323,000, are subject to an agreement between the Company and its advisor, pursuant to which the Company has agreed to pay 150% of fees incurred upon closing of the Inspired Business Combination. The Company anticipates incurring a significant amount of additional costs in connection with the Inspired Business Combination. There can be no assurances that the Company will complete this or any other Business Combination.

Administrative Services Agreement

The Company entered into an Administrative Services Agreement commencing on October 24, 2014 pursuant to which the Company pays an affiliate of the Hydra Sponsor a total of $10,000 per month for office space, utilities and secretarial support. Upon the completion of a Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company paid $30,000 in fees during the three months ended September 30, 2016 and 2015 and paid $90,000 in fees during the nine months ended September 30, 2016 and 2015.

Contingent Forward Purchase Contract

On October 24, 2014, the Macquarie sponsor entered into a contingent forward purchase contract with the Company (the “Contingent Forward Purchase Contract”) to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of the Business Combination, 2,000,000 Units on the same terms as the sale of the Units in the Initial Public Offering at $10.00 per Unit (which includes 2,000,000 rights which will be exchanged for 200,000 shares of Common Stock) (“Private Placement Units”), and 500,000 shares of the Company’s Common Stock on the same terms as the sale of the founder shares to the Sponsors prior to the Initial Public Offering (“Private Placement Shares”). The funds from the sale of the Private Placement Units and the Private Placement Shares will be used as part of the consideration to the sellers in the Business Combination; any excess funds from the Private Placement Units will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares.

F-10

As a closing condition to the Contingent Forward Purchase Contract, the Company has agreed not to consummate a Business Combination without the Macquarie sponsor’s consent; provided, however, that if the Company fails to consummate a Business Combination within the Combination Period, and the Company’s board of directors (other than the Macquarie sponsor designee) unanimously votes in favor of a proposed Business Combination and the Macquarie sponsor decides to withhold its vote on the Business Combination, the Macquarie sponsor will be, subject to customary conditions, obligated to pay a $740,000 fee to the Hydra sponsor. In such event, the Private Placement Warrants will expire worthless. Notwithstanding the foregoing, in the event the Macquarie sponsor withholds consent to consummate a Business Combination because of regulatory reasons or the Business Combination involves a competitor to the Macquarie sponsor, its affiliates, or an entity in which the Macquarie sponsor or an affiliate has an equity interest, then the Macquarie sponsor is not obligated to pay the $740,000 fee, the Company may proceed with such Business Combination, the Macquarie sponsor will be permitted to sell its Private Placement Warrants and founder shares (provided that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, registration rights, voting obligations and other such restrictions and rights of the transferred Private Placement Warrants and founder shares), the Hydra sponsor will use its best efforts to facilitate a sale of the Macquarie sponsor’s Private Placement Warrants and founder shares, and the term of the Macquarie sponsor’s nominee for the Board of Directors will automatically terminate and such board seat will remain vacant until filled by a successor duly appointed by the Hydra sponsor. The Macquarie Sponsor has approved the Inspired Business Combination, more fully discussed below.

Right of First Refusal

Pursuant to an agreement dated October 24, 2014, the Company has granted Macquarie Capital (USA) Inc. (“Macquarie Capital”), an affiliate of the Macquarie sponsor, a right of first refusal for a period of 36 months from the closing of the Initial Public Offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees the Company pays to Macquarie Capital will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions, and will be subject to the review of the Company’s Audit Committee pursuant to the Audit Committee’s policies and procedures relating to transactions that may present conflicts of interest.

Transaction Services Agreement

In connection with the Inspired Business Combination, pursuant to the right of first refusal agreement entered into on October 24, 2014 noted above, the Company entered into a transaction services agreement with Macquarie Capital dated June 21, 2016, pursuant to which Macquarie Capital will provide advisory services to the Company in connection with the Inspired Business Combination. The Company has agreed to pay Macquarie Capital a fee of $3,150,000, payable only upon the consummation of the Inspired Business Combination and a fee equal to 10% of fees, net of any expenses incurred by the Company in conjunction with the Inspired Business Combination, received by the Company or any of its affiliates in connection with the termination or abandonment of the Inspired Business Combination.

Registration Rights

Pursuant to a registration rights agreement entered into on October 24, 2014 with the Company’s initial stockholders and purchasers of the Private Placement Warrants and the Contingent Forward Purchase Contract, the Company is required to register certain securities for sale under the Securities Act. Each of the sponsors will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of up to 6.0%, of which two and one-half percent (2.5%), or $2,000,000, was paid in cash at the closing of the Initial Public Offering on October 29, 2014, and up to three and one-half percent (3.5%), or $2,800,000, has been deferred. The deferred fee will be payable in cash upon the closing of a Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Inspired Business Combination

On July 13, 2016, the Company entered into a definitive agreement to acquire London based Inspired Gaming Group and its affiliates (the “Inspired Group”) from funds managed by Vitruvian Partners LLP (a London headquartered private equity firm) and its co-investors.

The Share Sale Agreement, dated as of July 13, 2016, by and among the Company, the Vendors named on Schedule 1 thereto, DMWSL 633 Limited (“Target Parent”), DMWSL 632 Limited and Gaming Acquisitions Limited (the “Sale Agreement”), provides for the acquisition by the Company from the Vendors of all of the equity and shareholder loan notes of Target Parent and the Inspired Group (the “Inspired Business Combination”).

F-11

The Sale Agreement reflects a transaction value for the Inspired Business Combination of £200 million/$264 million, plus an earn-out of up to $25 million (up to 2.5 million of the Company’s shares), expected to represent approximately £96 million/$126 million of equity value after adjusting for the maintenance of debt and certain other liabilities (the foregoing conversions from GBP to USD are based on the current USD/GBP exchange rate of $1.32/£1.00 as of July 13, 2016. Although equivalent amounts are also expressed in both UK pounds and US dollars, the payments will be made in UK pounds in the amounts stated.). Exclusive of the potential earn-out, the consideration to be paid for the equity and shareholder loan notes of the Target Parent and the Inspired Group will be the aggregate of the Base Consideration (as defined below), less a fixed amount of Accruing Negative Consideration (£21,500 per day from but excluding July 2, 2016 through and including the closing of the Inspired Business Combination).

The “Base Consideration” to be paid for the equity and shareholder loan notes pursuant to the Sale Agreement will equal (i) £100,363,394/$132,479,680, plus (ii) any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeds £8,237,909/$10,874,040, minus (iii) certain expenses of the Vendors noticed by the Institutional Vendors’ Representative, not to exceed £3,000,000/$3,960,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements.

The Vendors will be paid the Base Consideration, adjusted for the Accruing Negative Consideration (the “Completion Payment”), partially in cash (the “Cash Consideration”), to the extent available after the payment of transaction expenses and working capital adjustments, if any, and partially in newly-issued shares of Company common stock (“Purchaser Shares”) at a value of $10.00 per share (the “Stock Consideration”), as follows:

a.	The Cash Consideration represents the cash the Company will have available at closing to pay the Completion Payment. The Cash Consideration will equal (i) the Company’s current cash in trust, the $20 million proceeds of a private placement to Macquarie Capital, and any other available funds, minus (ii) an agreed amount of Purchaser Costs (including expenses incurred in connection with the preparation of the proxy statement and meetings with the Company’s stockholders), minus (iii) an agreed amount of the Vendors’ transaction expenses, minus (iv) the amount of repayment required under certain of the Inspired Group’s financing arrangements, minus (v) £5 million for the purposes of retaining cash on the Company’s balance sheet.

b.	The Stock Consideration will equal the Completion Payment minus the Cash Consideration, divided by $10.00 per share.

The earn-out payment of up to $25,000,000 (the “Earn-out Consideration”) shall be paid to the Vendors exclusively in Purchaser Shares and will be determined based on Inspired’s performance in certain jurisdictions through September 30, 2018 pursuant to a formula set forth in Schedule 5 to the Sale Agreement.

The consummation of the Inspired Business Combination is conditioned upon the approval of the Company’s stockholders, certain regulatory approvals pertaining to the gaming industry and other customary closing conditions.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share in one or more series. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. At September 30, 2016, there were no shares of preferred stock issued or outstanding.

Common Stock - The Company is authorized to issue 29,000,000 shares of Common Stock with a par value of $0.0001 per share. Holders of the Company’s Common Stock are entitled to one vote for each common share. At September 30, 2016, there were 3,203,303 shares of Common Stock issued and outstanding (excluding 6,796,697 shares of Common Stock subject to possible redemption).

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

F-12

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2016 and December 31, 2015, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2016	December 31, 2015
Assets:
Cash and marketable securities held in Trust Account	1	$80,017,988	$80,009,479

NOTE 10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued for potential recognition or disclosure. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On October 27, 2016, the Company’s stockholders approved the Charter Amendment to extend the date by which the Company has to consummate a Business Combination from October 29, 2016 to December 29, 2016 in order to allow the Company more time to complete the Inspired Business Combination. There were 3,415,392 shares of common stock redeemed in connection with the Charter Amendment for an aggregate value of $34,153,920. In addition, on November 1, 2016, the Sponsors, or their affiliates, deposited into the Trust Account an amount equal to $229,230, or $0.05 for each of the 4,584,608 public shares of the Company that were not redeemed in connection with the Charter Amendment. As a result of the contribution by the Sponsors, and following the redemption of the common stock in connection with the Charter Amendment, the pro rata portion of the funds available in the Trust Account for shares not so redeemed increased from approximately $10.00 per share to approximately $10.05 per share.

On November 1, 2016, the Company entered into non-convertible promissory notes with the Sponsors, whereby the Sponsors loaned the Company an aggregate of $229,230 (the “Contribution Promissory Notes”) in order to fund the amounts deposited into the Trust Account for the public shares that were not redeemed in connection with the Charter Amendment. The Contribution Promissory Notes are non-interest bearing, and payable as promptly as possible upon the consummation of a Business Combination by the Company, in accordance with the documents setting out the terms of its Initial Public Offering, but in no event later than thirty (30) days after the date of such consummation.

As disclosed in the Company’s Preliminary Proxy Statement filed with the SEC on September 19, 2016, the Company intends to increase the number of shares authorized common stock from 29,000,000 to 49,000,000.

F-13

HYDRA INDUSTRIES ACQUISITION CORP.

Financial Statements

For the year ended December 31, 2015 (audited)

F-14

HYDRA INDUSTRIES ACQUISITION CORP.

F-15

Report of Independent Registered Public Accounting Firm

To the Audit Committee of the Board of Directors and Shareholders

of Hydra Industries Acquisition Corp.

We have audited the accompanying balance sheet of Hydra Industries Acquisition Corp. (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2015 and for the period from May 30, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hydra Industries Acquisition Corp. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended December 31, 2015 and for the period from May 30, 2014 (inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2015 may not be sufficient to complete its planned activities through October 29, 2016 which is the date the Company is required to liquidate in the event that it is unable to complete a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 15, 2016

F-16

HYDRA INDUSTRIES ACQUISITION CORP.

Balance Sheets

	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$256,239	$1,123,278
Prepaid expenses	62,589	164,151
Total Current Assets	318,828	1,287,429

Cash and securities held in Trust Account	80,009,479	80,005,240
Other assets	1,500	3,300
TOTAL ASSETS	$80,329,807	$81,295,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,645,838	$85,729
Advance from related party	-	65
Total Current Liabilities	2,645,838	85,794
Deferred underwriting fees	2,800,000	2,800,000
Total Liabilities	5,445,838	2,885,794

Commitments and Contingencies

Common stock subject to possible redemption, 6,987,568 and 7,341,017 shares at conversion value as of December 31, 2015 ad 2014, respectively	69,883,968	73,410,170

Stockholders' Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 29,000,000 shares authorized; 3,012,432 and 2,658,983 shares issued and outstanding (excluding 6,987,568 and 7,341,017 shares subject to possible redemption) as of December 31, 2015 and 2014, respectively	301	266
Additional paid-in capital	8,667,435	5,141,268
Accumulated deficit	(3,667,735)	(141,529)
Total Stockholders' Equity	5,000,001	5,000,005
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$80,329,807	$81,295,969

The accompanying notes are an integral part of the financial statements.

F-17

HYDRA INDUSTRIES ACQUISITION CORP.

Statements of Operations

	Year Ended December 31, 2015	For the Period from May 30, 2014 (inception) Through December 31, 2014
Operating costs	$3,530,445	$141,529
Loss from operations	(3,530,445)	(141,529)

Other income:
Unrealized loss on securities held in Trust Account	(10,281)	-
Interest income	14,520	-
Net Loss	$(3,526,206)	$(141,529)

Weighted average shares outstanding, basic and diluted	2,787,207	2,189,405
Basic and diluted net loss per common share	$(1.27)	$(0.06)

F-18

HYDRA INDUSTRIES ACQUISITION CORP.

Statement of Changes in Stockholders’ Equity

Year Ended December 31, 2015 and for the Period from May 30, 2014 (inception) through December 31, 2014

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – May 30, 2014 (Inception)	-	$-	$-	$-	$-
Issuance of common stock to Sponsors	2,875,000	288	24,712	-	25,000
Cancellation of 575,000 shares of common stock	(575,000)	(58)	58	-	-
Sale of 8,000,000 Units, net of underwriters discount and offering expenses	8,000,000	800	74,755,904	-	74,776,704
Sale of 7.500,000 Private Placement Warrants	-	-	3,750,000	-	3,750,000
Forfeiture of 300,000 shares of common stock due to underwriters not exercising their over-allotment option	(300,000)	(30)	30	-	-
Common stock subject to redemption	(7,341,017)	(734)	(73,409,436)	-	-
Net loss	-	-	-	(141,529)	(141,529)
Balance – December 31, 2014	2,658,983	266	5,141,268	(141,529)	5,000,005
Common stock subject to redemption	353,449	35	3,526,167	-	3,526,202
Net loss	-	-	-	(3,526,206)	(3,526,206)
Balance – December 31, 2015	3,012,432	$301	$8,667,435	$(3,667,735)	$5,000,001

The accompanying notes are an integral part of the financial statements.

F-19

HYDRA INDUSTRIES ACQUISITION CORP.

Statements of Cash Flows

	Year Ended December 31, 2015	For the Period From May 30, 2014 (inception) through the year ended December 31, 2014
Cash Flows from Operating Activities

Net loss	$(3,526,206)	$(141,529)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss on securities held in Trust Account	10,281
Interest earned on cash and securities held in Trust Account	(14,520)	(5,240)
Changes in operating assets and liabilities:
Prepaid expenses	101,562	(17,610)
Other assets	1,800	(149,841)
Accounts payable and accrued expenses	2,560,153	133,603
Net cash used in operating activities	(866,930)	(180,617)

Cash Flows from Investing Activities:
Investment of cash and securities held in trust	-	(80,000,000)
Net cash used in investing activities	-	(80,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsors	-	25,000
Proceeds from sale of Units, net of underwriting discounts paid	-	78,000,000
Proceeds from sale of Private Placement Warrants	-	3,750,000
Payment of offering costs	-	(423,296)
Proceeds from promissory notes – related parties	-	169,499
Repayment of promissory notes – related parties	-	(169,499)
Repayment of advances from related party	(109)	(47,809)
Net cash provided by financing activities	(109)	81,303,895

Net Change in Cash and Cash Equivalents	(867,039)	1,123,278
Cash and Cash Equivalents – Beginning	1,123,278	-
Cash and Cash Equivalents – Ending	$256,239	$1,123,278

Supplement disclosure of cash flow information:
Cash paid during the period for:
Taxes	$8,720	$-

Non-cash investing and financing activities:
Payment of offering costs and operational costs pursuant to related party advances	$44	$47,874
Deferred underwriting fees	$-	$2,800,000

The accompanying notes are an integral part of the financial statements.

F-20

HYDRA INDUSTRIES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Hydra Industries Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on May 30, 2014. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business transaction, one or more operating businesses or assets (“Business Combination”).

At December 31, 2015, the Company had not yet commenced operations. All activity through December 31, 2015 related to the Company’s formation, its Initial Public Offering, which is described below, identifying a target company and engaging in due diligence for a Business Combination.

The registration statement for the Company’s initial public offering (the “Initial Public Offering”) was declared effective on October 24, 2014. The Company consummated the Initial Public Offering of 8,000,000 units (“Units”) at $10.00 per unit on October 29, 2014, generating gross proceeds of $80,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement of 7,500,000 warrants (“Private Placement Warrants”) at a price of $0.50 per warrant to certain of the Company’s stockholders, generating gross proceeds of $3,750,000, which is described in Note 5.

Transaction costs amounted to $5,223,296, inclusive of $2,000,000 of underwriting fees, $2,800,000 of deferred underwriting fees (which are held in the Trust Account (defined below)) and $423,296 of Initial Public Offering costs. In addition, at October 29, 2014, cash of $1,326,704 was placed in an account outside of the Trust Account to fund operations. As of December 31, 2015, cash held outside of the Trust Account amounted to $256,239.

Following the closing of the Initial Public Offering on October 29, 2014, an amount of $80,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) and subsequently invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, and will remain invested in U.S. government securities until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s securities are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s Business Combination must be with a target business or businesses whose collective fair market value is equal to at least 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

F-21

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, may either (i) seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination or (ii) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote). Stockholder approval will be sought by the Company if required by law or applicable stock exchange rule or for business or other legal reasons. In the event of a proposed merger of the Company with a target company, stockholder approval is required by Delaware law. Further, under the NASDAQ listing rules, stockholder approval is required, if, for example, (a) the Company will issue common stock that will be equal to or in excess of 20% of the number of shares of its common stock outstanding, (b) any of the Company’s directors, officers or substantial stockholders (as defined by NASDAQ rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly, or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more, or (c) the issuance or potential issuance of common stock will result in a change of control of the Company. The Business Combination must be approved by the board of directors. In addition, the Company’s Business Combination must be approved by MIHI LLC (the “Macquarie Sponsor”) as a condition to the Contingent Forward Purchase Contract (as described in Note 7). In the event that the Company seeks stockholder approval in connection with a Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding shares that are voted are voted in favor of the Business Combination. In connection with such vote, the Company will provide its stockholders with the opportunity to redeem their shares of the Company’s common stock upon the consummation of a Business Combination for a pro-rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to pay taxes). However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Hydra Industries Sponsor LLC (the “Hydra sponsor”) and the Macquarie Sponsor (together with the Hydra sponsor, the “Sponsors”) and the other initial stockholders of the Company have agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote their founders shares (as defined in Note 6) and any public shares purchased, in favor of approving a Business Combination. Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to an aggregate of 25% or more of the shares sold in the Initial Public Offering.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purposes of winding up its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon (net of any taxes payable, and less up to $50,000 of interest to pay dissolution expenses), pro rata to the Company’s public stockholders by way of redemption of the Company’s public shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of the Company’s plan of dissolution and liquidation.

The initial stockholders have agreed to waive their redemption rights with respect to the founder shares (i) in connection with the consummation of a Business Combination, (ii) if the Company fails to consummate a Business Combination within the Combination Period, and (iii) upon the Company’s liquidation upon the expiration of the Combination Period. However, if the Company’s initial stockholders should acquire public shares in or after the Initial Public Offering, they will be entitled to redemption rights with respect to such public shares if the Company fails to consummate a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s public shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Initial Public Offering price per Unit in the Initial Public Offering ($10.00 per share). A. Lorne Weil, the Company’s Chairman and Chief Executive Officer and the managing member of the Hydra sponsor, has agreed that he will be liable to the Company, and the Macquarie Sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per share or such lesser amount per share of Common Stock held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Company will seek to reduce the possibility that Mr. Weil will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of December 31, 2015, the Company had $256,239 in its operating bank accounts, $80,009,479 in cash and securities held in the Trust Account to be used for a Business Combination or to repurchase or convert its common stock in connection therewith and a working capital deficit of $2,327,010. As of December 31, 2015, $14,520 of the amount on deposit in the Trust Account represented interest income, which is available to be withdrawn to pay the Company’s tax obligations. Since inception, the Company has not withdrawn any interest income from the Trust Account.

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Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, structuring, negotiating and consummating the Business Combination and paying for public company expenses.

For the year ended December 31, 2015, the Company used cash of $866,930 in operating activities. As of December 31, 2015, the Company had current liabilities of $2,645,838, primarily representing amounts owed to lawyers, accountants and consultants who have advised the Company on matters related to a potential Business Combination. There can be no assurances that the Company will be able to make payment in full of the amounts due to said advisors. Funds in the Trust Account are not available for this purpose absent an initial Business Combination. If a Business Combination is not consummated, the Company would lack the resources to pay all of the liabilities that have been incurred by the Company to date or after and the Company may lack the resources needed to consummate another Business Combination. The Company entered into fee arrangements with certain service providers and advisors in connection with a potential Business Combination pursuant to which certain fees were deferred and payable only if the Company consummated such potential Business Combination (see Note 8). Effective October 26, 2015, all efforts related to such potential Business Combination were terminated and, accordingly, all deferred contingent fees that had been previously incurred are no longer due or payable. There can be no assurances that the Company will complete a Business Combination.

The Company may need to raise additional capital through loans or additional investments from its Sponsors, stockholders, officers, directors, or third parties. The Company’s Sponsors have each committed $250,000, for an aggregate of $500,000, to be provided to the Company in the event that funds held outside of the Trust Account are insufficient to fund its expenses after the Initial Public Offering and prior to a Business Combination (see Note 8). In addition, the Company’s officers, directors and Sponsors may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

Other than as described above, none of the Sponsors, stockholders, officers or directors, or third parties, is under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules of the Securities and Exchange Commission (“SEC”).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2015.

Cash and securities held in Trust Account

At December 31, 2015, the assets held in the Trust Account were held in cash and U.S. Treasury Bills.

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Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2015 and December 31, 2014, common stock subject to possible redemption in the amount of $69,883,968 (or 6,987,568 shares) and $73,410,170 (or 7,341,017 shares), respectively, is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering costs

Offering costs consist principally of legal, accounting and underwriting costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $5,223,296 (including $4,800,000 in underwriters’ fees, of which $2,800,000 is deferred) were charged to stockholder’s equity upon completion of the Initial Public Offering.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Shares of common stock subject to possible redemption at December 31, 2015 and 2014 have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. At December 31, 2015 and 2014, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. The Company has not considered the effect of warrants to purchase shares of common stock and rights that convert into shares of common stock in the calculation of diluted loss per share, since the exercise of the warrants and the conversion of the rights into shares of common stock is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2015. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is subject to income tax examinations by various taxing authorities since its inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of December 31, 2015 and 2014. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

F-24

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2015, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company will adopt the methodologies prescribed by ASU 2014-15 by the date required, and does not anticipate that the adoption of ASU 2014-15 will have a material effect on its financial position or results of operations.

NOTE 4. INITIAL PUBLIC OFFERING

On October 29, 2014, the Company sold 8,000,000 Units at a purchase price of $10.00 per Unit in its Initial Public Offering. Each Unit consists of one share of the Company’s common stock, $0.0001 par value (“Common Stock”), one right (“Public Right”) and one redeemable common stock purchase warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of Common Stock upon the consummation of a Business Combination. The Company did not register the shares of Common Stock issuable upon exercise of the Public Warrants. However, the Company has agreed to use its best efforts to file within 15 business days of the closing of a Business Combination and have an effective registration statement within 60 business days of the closing of a Business Combination covering the shares of Common Stock issuable upon exercise of the Public Warrants, to maintain a current prospectus relating to those shares of Common Stock until the earlier of the date the Public Warrants expire or are redeemed and, the date on which all of the Public Warrants have been exercised and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. Each Public Warrant entitles the holder to purchase one-half share of Common Stock at an exercise price of $5.75 ($11.50 per whole share). The Public Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination, or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the consummation of a Business Combination or earlier upon redemption or liquidation. The Public Warrants will be redeemable by the Company at a price of $0.01 per warrant upon 30 days’ prior written notice after the Public Warrants become exercisable, only in the event that the last sale price of the Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given. The Company will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

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NOTE 5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, Mr. Weil, the Macquarie Sponsor and Martin E. Schloss, the Company’s Executive Vice President, General Counsel and Secretary, purchased an aggregate of 7,500,000 Private Placement Warrants at a price of $0.50 per warrant ($3,750,000 in the aggregate) in a private placement. Each Private Placement Warrant is exercisable to purchase one-half share of Common Stock at $5.75 per half share. The Private Placement Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the Private Placement Warrants. The purchase price of the Private Placement Warrants was added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used, in part, to fund the redemption of the Company’s public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the Private Placement Warrants.

The Sponsors have agreed that the Private Placement Warrants and the Common Stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days following consummation of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or such purchasers’ permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On July 11, 2014, the Company issued 2,875,000 shares of Common Stock to the Sponsors, of which an aggregate of 575,000 shares were returned to the Company and subsequently cancelled (the “founder shares”) on October 24, 2014, for an aggregate purchase price of $25,000 (see Note 8). As a result of the underwriters’ determination not to exercise their over-allotment option, an additional 300,000 founder shares were forfeited (see Note 8). The founder shares are identical to the shares of Common Stock included in the Units sold in the Initial Public Offering, except that (1) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (2) the Company’s initial stockholders have agreed: (i) to waive their redemption rights with respect to their founder shares in connection with the consummation of a Business Combination and (ii) to waive their redemption rights with respect to their founder shares if the Company fails to complete a Business Combination within the Combination Period. However, the Company’s initial stockholders will be entitled to redemption rights with respect to any public shares they hold by way of public market purchase if the Company fails to consummate a Business Combination within such time period. If the Company submits a Business Combination to its public stockholders for a vote, the initial stockholders have agreed to vote their founder shares and any public shares purchased in favor of a Business Combination.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (1) one year after a Business Combination or (2) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after a Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock Up Period”). Notwithstanding the foregoing, if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the founder shares will be released from the lock-up.

Related Party Advances

During the period from May 30, 2014 (inception) through October 29, 2014, Lorne Weil, Inc., a company owned by Mr. Weil and an affiliate of the Hydra sponsor, advanced an aggregate of $47,874 directly to the Company’s vendors for Initial Public Offering costs and other operational costs, of which the Company repaid $47,809 of such advances as of December 31, 2014. At December 31, 2015 and 2014, $0 and $65, respectively, were owed under the related party advances. The advances were non-interest bearing, unsecured and due on demand.

Promissory Notes

On July 25, 2014, the Company entered into a promissory note with each of the Sponsors, whereby the Sponsors agreed to loan the Company up to an aggregate of $125,000 each (“Promissory Notes”) to be used in part for expenses incurred in connection with the Initial Public Offering. The Promissory Notes were non-interest bearing, unsecured and due at the earlier of March 31, 2015 or the closing of the Initial Public Offering. An aggregate of $169,499 of Promissory Notes were repaid to the Sponsors upon the consummation of the Initial Public Offering on October 29, 2014. As of December 31, 2015 and 2014, no amounts were outstanding under the Promissory Notes.

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NOTE 7. COMMITMENTS& CONTINGENCIES

Potential Transaction Fee Arrangements

The Company entered into fee arrangements with certain service providers and advisors pursuant to which certain fees incurred by the Company in connection with a potential Business Combination would be deferred and become payable only if the Company consummated such potential Business Combination. If the potential Business Combination did not occur, the Company would not be required to pay these contingent fees. Effective October 26, 2015, all efforts related to such potential Business Combination were terminated and, accordingly, all contingent fees that had been previously incurred are no longer due or payable.

Administrative Services Agreement

The Company entered into an Administrative Services Agreement commencing on October 24, 2014 pursuant to which the Company pays an affiliate of the Hydra Sponsor a total of $10,000 per month for office space, utilities and secretarial support. Upon the completion of a Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company paid $120,000 and $22,258 in fees during the year ended December 31, 2015 and for the period from May 30, 2014 (inception) through December 31, 2014, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsors have each committed $250,000, for an aggregate of $500,000, in accordance with unsecured promissory notes the Company will issue to the Sponsors pursuant to an expense advance agreement between the Company and the Sponsors, to be provided to the Company in the event that funds held outside of the Trust Account are insufficient to fund its expenses after the Initial Public Offering and prior to a Business Combination (including investigating and selecting a target business and other working capital requirements) and the Sponsors may, but are not obligated to, loan the Company additional funds as may be required. If the Company consummates a Business Combination, the Company expects to repay such non-interest bearing loaned amounts. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,000,000 of all loans made to the Company are convertible at the option of the lender into warrants of the post Business Combination entity at a price of $0.50 per warrant. The warrants would be identical to the Private Placement Warrants.

Contingent Forward Purchase Contract

On October 24, 2014, the Macquarie Sponsor entered into a contingent forward purchase contract with the Company (the “Contingent Forward Purchase Contract”) to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of the Business Combination, 2,000,000 Units on the same terms as the sale of the Units in the Initial Public Offering at $10.00 per Unit (which includes 2,000,000 rights which will be exchanged for 200,000 shares of Common Stock) (“Private Placement Units”), and 500,000 shares of the Company’s Common Stock on the same terms as the sale of the founder shares to the Sponsors prior to the Initial Public Offering (“Private Placement Shares”). The funds from the sale of the Private Placement Units and the Private Placement Shares will be used as part of the consideration to the sellers in the Business Combination; any excess funds from the Private Placement Units will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares.

As a closing condition to the Contingent Forward Purchase Contract, the Company has agreed not to consummate a Business Combination without the Macquarie Sponsor’s consent; provided, however, that if the Company fails to consummate a Business Combination within the Combination Period, and the Company’s board of directors (other than the Macquarie Sponsor designee) unanimously votes in favor of a proposed Business Combination and the Macquarie Sponsor decides to withhold its vote on the Business Combination, the Macquarie Sponsor will be, subject to customary conditions, obligated to pay a $740,000 fee to the Hydra sponsor. In such event, the Private Placement Warrants purchased by the Macquarie Sponsor and the Hydra sponsor will expire worthless. Notwithstanding the foregoing, in the event the Macquarie Sponsor withholds consent to consummate a Business Combination because of regulatory reasons or the Business Combination involves a competitor to the Macquarie Sponsor, its affiliates, or an entity in which the Macquarie Sponsor or an affiliate has an equity interest, then the Macquarie Sponsor is not obligated to pay the $740,000 fee, the Company may proceed with such Business Combination, the Macquarie Sponsor will be permitted to sell its Private Placement Warrants and founder shares (provided that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, registration rights, voting obligations and other such restrictions and rights of the transferred Private Placement Warrants and founder shares), the Hydra sponsor will use its best efforts to facilitate a sale of the Macquarie Sponsor’s Private Placement Warrants and founder shares, and the term of the Macquarie Sponsor’s nominee for the Board of Directors will automatically terminate and such board seat will remain vacant until filled by a successor duly appointed by the Hydra sponsor.

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Right of First Refusal

Pursuant to an agreement dated October 24, 2014, the Company has granted Macquarie Capital (USA) Inc. (“Macquarie Capital”), an affiliate of the Macquarie Sponsor, a right of first refusal for a period of 36 months from the closing of the Initial Public Offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees the Company pays to Macquarie Capital will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions, and will be subject to the review of the Company’s Audit Committee pursuant to the Audit Committee’s policies and procedures relating to transactions that may present conflicts of interest.

Registration Rights

Pursuant to a registration rights agreement entered into on October 24, 2014 with the Company’s initial stockholders and purchasers of the Private Placement Warrants and the Contingent Forward Purchase Contract, the Company is required to register certain securities for sale under the Securities Act. Each of the sponsors will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of up to 6.0%, of which two and one-half percent (2.5%), or $2,000,000, was paid in cash at the closing of the Initial Public Offering on October 29, 2014, and up to three and one-half percent (3.5%), or $2,800,000, has been deferred. The deferred fee will be payable in cash upon the closing of a Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share in one or more series. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. At December 31, 2015, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 29,000,000 shares of Common Stock with a par value of $0.0001 per share. Holders of the Company’s Common Stock are entitled to one vote for each common share. At December 31, 2015, there were 3,012,432 shares of Common Stock issued and outstanding (excluding 6,987,568 shares of Common Stock subject to possible redemption).

NOTE 9. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31, 2015	December 31, 2014
Deferred tax asset
Net operating loss carryforward	$1,663,937	$64,448
Unrealized loss on securities	4,678	-—
Total deferred tax assets	1,668,615	64,448
Valuation allowance	(1,668,615)	(64,448)
Deferred tax asset, net of allowance	$—	$—

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The income tax provision (benefit) consists of the following:

	Year Ended December 31, 2015	For the Period from May 30, 2014 (inception) through December 31, 2014
Federal
Current	$—	$—
Deferred	(1,198,757)	(48,120)

State and Local
Current	—	—
Deferred	(405,460)	(16,328)
Change in valuation allowance	1,604,217	64,448
Income tax provision (benefit)	$—	$—

As of December 31, 2015, the Company had U.S. federal and state net operating loss carryovers (“NOLs”) of $3,657,005 available to offset future taxable income. These NOLs expire beginning in 2034. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2015, the change in the valuation allowance was $1,604,217.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	Year Ended December 31, 2015	For the Period from May 30, 2014 (inception) through December 31, 2014
Statutory federal income tax rate	(34.0)%	(34.0)%
State taxes, net of federal tax benefit	(11.5)%	(11.5)%
Change in valuation allowance	45.5%	45.5%
Income tax provision (benefit)	0.0%	0.0%

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

F-29

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2015 and 2014, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2015	December 31, 2014
Assets:
Cash and securities held in Trust Account	1	$80,009,479	$80,005,240

NOTE 11. SELECTED QUARTERLY INFORMATION (UNAUDITED)

The following table presents summarized unaudited quarterly financial data for each of the four quarters in the year ended December 31, 2015 and for the period from May 30, 2014 (inception) through December 31, 2014. The data has been derived from our unaudited financial statements that, in management's opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such information when read in conjunction with the Financial Statements and Notes thereto. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year ended December 31, 2015
Operating costs	$195,089	$1,894,968	$715,863	$724,525
Unrealized loss on securities	$-	$-	$(6,280)	$(4,001)
Interest income	$8,802	$4,346	$1,372	$-
Net loss	$(186,287)	$(1,890,622)	$(720,771)	$(728,526)
Basic and diluted loss per share	$(0.07)	$(0.71)	$(0.25)	$(0.25)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Period from May 30, 2014 (inception) through December 31, 2014
Operating expenses	$-	$403	$3,144	$137,982
Net loss	$-	$(403)	$(3,144)	$(137,982)
Basic and diluted loss per share	$-	$(0.00)	$(0.00)	$(0.06)

NOTE 12. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued for potential recognition or disclosure. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-30

DMWSL 633 LIMITED

Unaudited Condensed Consolidated Interim Financial Statements

July 2, 2016 and July 4, 2015

F-31

DMWSL 633 LIMITED

Index to Unaudited Condensed Consolidated Interim Financial Statements

July 2, 2016 and July 4, 2015

Page(s)

Unaudited Condensed Consolidated Interim Balance Sheets	F-33

Unaudited Condensed Consolidated Interim Statements of Operations and Comprehensive Loss	F-34-F-35

Unaudited Condensed Consolidated Interim Statements of Stockholders’ Deficit	F-36

Unaudited Condensed Consolidated Interim Statements of Cash Flows	F-37-F-38

Notes to the Unaudited Condensed Consolidated Interim Financial Statements	F-39-F-67

F-32

DMWSL 633 LIMITED

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

	July 2, 2016	September 26, 2015
	$ '000	$ '000
	(unaudited)
Assets
Current assets
Cash	642	4,060
Accounts receivable, net	18,744	25,740
Inventory	8,459	8,298
Prepaid expenses and other current assets	20,272	24,032
Total current assets	48,117	62,130

Property and equipment, net	54,019	75,786
Software development costs, net	33,509	30,463
Other acquired intangible assets subject to amortization, net	13,254	18,119
Goodwill	46,646	53,442
Total assets	195,545	239,940

Liabilities and stockholders' deficit
Current liabilities
Accounts payable	10,538	21,931
Accrued expenses	12,730	21,468
Corporate tax and other current taxes payable	3,670	6,353
Deferred revenue, current	8,615	10,424
Other current liabilities	3,480	3,831
Current portion of long-term debt	12,614	-
Current portion of capital leases and hire purchase contract	119	131
Total current liabilities	51,766	64,138

Long-term debt, excluding current portion	400,672	422,195
Capital leases and hire purchase contract, excluding current portion	65	190
Accounts payable, net of current portion	3,795	4,892
Deferred revenue, net of current portion	16,232	19,173
Other long-term liabilities	8,227	6,192
Total liabilities	480,757	516,780
Commitments and contingencies

Stockholders' deficit
Common stock	165	165
Additional paid in capital	450	450
Accumulated other comprehensive income (loss)	26,950	(7,541)
Accumulated deficit	(312,777)	(269,914)
Total stockholders' deficit	(285,212)	(276,840)
Total liabilities and stockholders' deficit	195,545	239,940

The accompanying notes are an integral part of these interim, condensed consolidated financial statements.

F-33

DMWSL 633 LIMITED

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	July 2, 2016	July 4, 2015
	$ '000	$ '000

Revenue:
Service	87,651	89,408
Hardware	2,829	10,061
Total revenue	90,480	99,469
Cost of sales, excluding depreciation and amortization:
Cost of service	(12,805)	(12,197)
Cost of hardware	(1,195)	(6,703)

Selling, general and administrative expenses	(46,647)	(49,462)
Depreciation and amortization	(27,414)	(32,312)
Net operating income/(loss)	2,419	(1,205)
Other income (expense)
Interest income	284	535
Interest expense	(45,031)	(44,528)
Other finance income (costs)	(192)	(118)
Income (loss) from equity method investee	-	(340)
Total other income (expense), net	(44,939)	(44,451)
Net loss before income taxes	(42,520)	(45,656)
Income tax expense	(343)	(312)

Net loss	(42,863)	(45,968)

Other comprehensive income:
Foreign currency translation gain	39,770	6,632
Actuarial losses on pension plan	(5,279)	(3,079)
Other comprehensive income	34,491	3,553

Comprehensive loss	(8,372)	(42,415)

The accompanying notes are an integral part of these interim, condensed consolidated financial statements.

F-34

DMWSL 633 LIMITED

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (continued)

	July 2, 2016	July 4, 2015
	$	$

Basic and diluted loss per share and weighted average common shares outstanding

Class A Voting Shares:
Basic and diluted loss per share	(4.50)	(4.60)

Basic and diluted weighted average common shares outstanding	8,750,000	8,750,000

Class B Voting Shares:
Basic and diluted loss per share	(4.50)	(4.60)

Basic and diluted weighted average common shares outstanding	547,180	1,250,000

Class B1 Voting Shares:
Basic and diluted loss per share	(4.50)	-

Basic and diluted weighted average common shares outstanding	224,222	-

Class B2 Non-voting Shares:
Basic and diluted loss per share	-	-

Basic and diluted weighted average common shares outstanding	11,150	11,150

Class B3 Voting Shares:
Basic and diluted loss per share	-	-

Basic and diluted weighted average common shares outstanding	154,500	154,500

The accompanying notes are an integral part of these interim, condensed consolidated financial statements.

F-35

DMWSL 633 LIMITED

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common stock	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total stockholders' deficit

	$ '000	$ '000	$ '000	$ '000	$ '000

Beginning balance as of September 26, 2015	165	450	(7,541)	(269,914)	(276,840)
Translation adjustments	-	-	39,770	-	39,770
Actuarial losses on pension plan	-	-	(5,279)	-	(5,279)
Net loss	-	-	-	(42,863)	(42,863)
Ending Balance as of July 2, 2016	165	450	26,950	(312,777)	(285,212)

The accompanying notes are an integral part of these interim, condensed consolidated financial statements.

F-36

DMWSL 633 LIMITED

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

	July 2, 2016	July 4, 2015
	$ '000	$ '000
Cash flows from operating activities
Net loss	(42,863)	(45,968)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,414	32,312
Non-cash interest expense relating to PIK loan notes	31,457	30,003
Deferred income tax expense	(1,291)	(1,995)
Bad debt expense	(538)	247
Inventory reserve	227	(101)
Changes in assets and liabilities:
Accounts receivable	4,922	2,582
Inventory	(1,539)	729
Prepaid expenses and other assets	828	(7,803)
Income taxes payable	(747)	(2,287)
Accounts payable	(2,403)	(5,279)
Other current liabilities	(284)	313
Deferred revenues and customer prepayment	(933)	(3,963)
Accrued expenses	(2,550)	9,475
Other long-term liabilities	(2,932)	2,930
Net cash provided by operating activities	8,768	11,195
Cash flows from investing activities
Purchases of property and equipment	(10,319)	(20,915)
Purchases of capital software	(16,156)	(12,692)
Disposals of property and equipment	777	361
Investment in joint venture	-	972
Net cash used in investing activities	(25,698)	(32,274)
Cash flows from financing activities
Proceeds from issuance of long-term debt	13,848	4,713
Repayments of long term debt	(105)	(101)
Net cash provided by financing activities	13,743	4,612

Effect of exchange rate changes on cash and cash equivalents	(231)	(934)
Net decrease in cash and cash equivalents	(3,418)	(17,401)
Cash and cash equivalents, beginning of period	4,060	19,252
Cash and cash equivalents, end of period	642	1,851

F-37

DMWSL 633 LIMITED

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	July 2, 2016	July 4, 2015
	$ '000	$ '000
Supplemental cash flow disclosures
Cash paid during the period for interest	12,151	12,045
Cash paid during the period for income taxes	79	112
Non cash
Purchases of property and equipment financed through accounts payable	-	6,796

The accompanying notes are an integral part of these interim, condensed consolidated financial statements.

F-38

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies

Nature of Operations

DMWSL 633 Limited (the "Company", the “Group”, "we", "our", and "us") is a global gaming technology company, supplying Virtual Sports, Mobile and Server Based Gaming (“SBG”) systems to regulated lottery, betting and gaming operators worldwide. Our strategic focus is the development and sale of SBG software systems and SBG digital terminals.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements and footnotes have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding unaudited interim financial information. All monetary values set forth in these consolidated financial statements are in US Dollars ("USD" or "$") unless otherwise stated herein.  In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s condensed consolidated balance sheets, statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the interim periods presented. Operating results for the interim periods presented are not necessarily indicative of the results of operations to be expected for the full year due to seasonal and other factors. Certain information and footnote disclosures normally included in the consolidated financial statements in accordance with US GAAP have been omitted in accordance with the rules and regulations of the SEC. Accordingly, these unaudited interim condensed consolidated financial statements and footnotes should be read in conjunction with the audited consolidated financial statements and accompanying notes thereto for the period ended September 26, 2015 included in this Preliminary Proxy Statement on Schedule 14A.

Going Concern

The Company has a working capital deficiency of $(3,649) as of July 2, 2016.  As indicated in the accompanying consolidated financial statements, the Company’s senior bank debt principal and revolving credit facility and any unpaid interest will mature on September 30, 2017.  The Company has entered into a contingent extension agreement with the lender to extend the maturity of the senior bank debt principal and revolving credit facility until September 30, 2019, which will take effect upon completion of the proposed transaction (Note 22).  In the event of non-completion the Company would seek to negotiate a similar extension of terms with the lender for the bank debt principal and revolving credit facility.  There can be no assurances that the Company will be able to extend the terms or refinance the debt and the Company cannot provide any assurance that other new financings will be available on commercially acceptable terms, if at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. The two class method is used in the calculation of basic and diluted EPS. Under the two class method, earnings per common share are allocated to the common shareholders based on the criteria in Note 14.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates these estimates, including those related to the revenue recognition for contracts involving software and non-software elements, allowance for doubtful accounts, inventory reserves, goodwill and intangible assets, useful lives of long-lived assets, stock-based compensation, valuation allowances on deferred taxes, commitments and contingencies and litigation, among others. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. We regularly evaluate these significant factors and make adjustments when facts and circumstances dictate. Actual results may differ from these estimates.

F-39

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies (continued)

Revenue Recognition

We derive revenue principally from the sale and rental of our Server Based Gaming (“SBG”) terminals and related services, including content provision and servicing, to regulated retail betting outlets, casinos and other gaming operators, and licensing of our Virtual Sports gaming software and related services to regulated virtual sports retail, mobile and online operators. We evaluate the recognition of revenue based on the criteria set forth in ASC 605, Revenue Recognition ("ASC 605") and ASC 985-605, Software-Revenue Recognition. Revenue is recognized when all of the following criteria are met:

1.	Persuasive evidence of an arrangement exists
2.	The price to the customer is fixed or determinable
3.	Delivery has occurred, title has been transferred, and any acceptance terms have been fulfilled; and
4.	Collectability is probable

For our multiple-deliverable arrangements which include hardware containing software that functions together with the hardware to deliver its essential functionality and undelivered non-software services, deliverables are separated into more than one unit of accounting when: (i) the delivered element(s) have value to the customer on a stand-alone basis and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the Company. When the final undelivered element(s) are non-software services and non-hardware, those deliverables are recognized on a ratable basis over the remaining term of the arrangement.

We determine the relative selling price for deliverables in the scope of ASC 605 based on the following selling price hierarchy:

4.	Vendor specific objective evidence ("VSOE"), (i.e., the price we charge when the product or service is sold separately) if available,

5.	Third-party evidence (“TPE”) of fair value (i.e., the price charged by others for similar products and services) if VSOE is not available,

6.	or our best estimate of selling price (“BESP”) if neither VSOE nor TPE is available.

Our multiple-deliverable arrangements may also contain one or more software deliverables in the scope of ASC 985-605. The revenue for these multiple-deliverable arrangements is allocated to the software deliverables and the non-software deliverables based on the relative selling prices of all of the deliverables in the arrangement using the fair value hierarchy outlined above. In circumstances where the Company cannot determine VSOE or TPE of the selling price for any of the deliverables in the arrangement, BESP is used for the purpose of allocating the arrangement consideration between software and non-software deliverable.

Revenue is allocated to the software deliverables based on the relative fair value of each element, and fair value is determined using VSOE. Where VSOE does not exist for the undelivered software element, revenue is deferred until either the undelivered element is delivered or VSOE is established, whichever occurs first. When the final undelivered software element is services, the related revenue is recognized on a ratable basis over the remaining service period. When VSOE of a delivered element has not been established, but VSOE exists for the undelivered elements, the Company uses the residual method to recognize revenue when the fair value of all undelivered elements is determinable. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement consideration is allocated to the delivered elements and is recognized as revenue.

In addition to the general policies discussed above, the following are the specific revenue recognition policies for our revenue streams.

F-40

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Server Based Gaming

Revenue from SBG terminals, access to our content and SBG platform, including electronic table gaming products is recognized in accordance with the criteria set forth in ASC 605 and is usually based upon a contracted percentage of the operator’s net winnings from the terminals’ daily use. Where this is not the case, revenue is based upon a fixed daily or weekly rental fee. We recognize revenue from these arrangements on a daily basis over the term of the arrangement, or when not specified over the expected customer relationship period. Performance obligations under these arrangements may include the delivery and installation of our SBG terminals for use over a term, as well as service obligations related to hardware repairs and server based content and maintenance.

We sometimes bill for SBG arrangements up front in order to help fund our working capital and development requirements, or at the request of a customer. Upfront fees on SBG arrangements are deferred and recognized on a straight-line basis over the term of the arrangement, or when not specified over the expected customer relationship period. Hardware sales take the form of a transfer of ownership of our developed gaming terminals, and are recognized upon delivery as they have value to our customers on a stand-alone basis.

Virtual Sports

Revenue from licensing of our gaming software is recognized in accordance with the criteria set forth in ASC 985-605. Virtual sports retail revenue, which includes the provision of virtual sports content and services to retail betting outlets, and virtual sports online and mobile revenue, which includes the provision of virtual sports content and services to mobile and online operators, is based upon a contracted percentage of the operator’s net winnings or a fixed rental fee. We recognize revenue for these fees on a daily or weekly basis over the term of the arrangement, these arrangements typically include a perpetual license billed up front, granted to the customer for access to our gaming platform and content. As we do not have VSOE for the undelivered elements in virtual sports arrangements, revenue from the licensing of perpetual licenses is recognized on a straight-line basis over the term of the arrangement, or when not specified, over the expected customer relationship period.

Revenue from the development of bespoke games licensed on a perpetual basis to mobile and online operators is recognized on delivery and acceptance by the customer. We have no ongoing service obligations subsequent to customer acceptance of our bespoke games.

Customer Concentration

Revenues from one customer represent approximately 29.96%, and 29.09% of our total revenues in the periods ended July 2, 2016 and July 4, 2015 respectively. Revenues from a second customer represent approximately 11.37%, and 10.20% of our total revenues in the periods ended July 2, 2016 and July 4, 2015 respectively. There were no revenues greater than 10% derived from any other customer in any of the periods presented in these financial statements. We have no purchases from vendors greater than 10% of total purchases.

Deferred Revenue and Deferred Cost of Sales, excluding depreciation and amortization

Deferred revenue arises from the timing differences between invoicing on shipment or installation of gaming terminals and systems products and the satisfaction of all revenue recognition criteria consistent with our revenue recognition policy, as well as prepayment of contracts which are recognized ratably over a service period, such as maintenance or licensing fees. Deferred cost of sales, excluding depreciation and amortization consists of the direct costs associated with the manufacture of gaming equipment and systems products for which revenue has been deferred. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue in current liabilities. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, less current portion.

F-41

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies (continued)

Software Development Costs

We classify software development costs as either internal use software or external use software. We account for costs incurred to develop internal use software in accordance with ASC 350-40, Internal Use Software. Consequently, any costs incurred during preliminary project stages are expensed; direct costs incurred during the application development stages are capitalized; and costs incurred during the post-implementation/operation stages are expensed. Once the software is placed in operation, we amortize the capitalized internal use software cost over its estimated economic useful life, which range from two to five years.

We purchase, license and incur costs to develop external use software to be used in the products we sell or provide to customers. Such costs are capitalized under ASC 985-20, Costs of Software to Be Sold Leased or Marketed. Costs incurred in creating software are expensed when incurred as Selling, General and Administrative Expenses until technological feasibility has been established, after which costs are capitalized up to the date the software is available for general release to customers. We capitalize the payments made for software that we purchase or license for use in our products that has previously met the technological feasibility criteria prior to our purchase or license. Annual amortization of capitalized external use software development costs is recorded over the estimated economic life, which range from two to five years.

Research and development costs are expensed as incurred. Research and development related primarily to software product development costs is expensed until technological feasibility has been established. Research and development costs amounting to $2,540,000 and $2,896,000 were expensed during the periods to July 2, 2016, and July 4, 2015, respectively. Employee related costs associated with related product development are included in Selling, General and Administrative Expenses in the Consolidated Statements of Operations and Comprehensive Loss.

Cash and Cash Equivalents

Cash and cash equivalents include cash and short-term highly liquid investments with remaining maturities of three months or less when purchased. Cash and cash equivalents are stated at cost which approximates fair value. We deposit cash and cash equivalents with financial institutions that management believes are of high credit quality.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease our allowance for doubtful accounts in the future. We determine the allowance based on historical experience, current market trends, and our customers' financial condition. We continually review our allowance for doubtful accounts. Past due balances and other higher risk amounts are reviewed individually for collectability. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.

Under certain of our contracts, the timing of our invoices does not coincide with revenue recognized under the contract. We have unbilled accounts receivable which represent revenue recorded in excess of amounts invoiced under the contract and generally become billable at contractually specified dates. These amounts consist primarily of labor hours and materials provided under the terms of executed contracts but not yet billed. We had $10,798,000 and $12,634,000 of unbilled accounts receivable as of July 2, 2016, and September 26, 2015, respectively.

Our standard credit terms are net 30 to 60 days. From time to time, we allow for certain digital customers to pay on an enhanced revenue share basis for the software license whereby the customer pays an incremental revenue share percentage over a specific period of time. We consider these types of arrangements to be extended payment terms as the full consideration for the arrangement may not be received until several years after the date of the sale depending on the net winnings from the game or application. We evaluate the payment terms of the arrangement at the outset in order to determine if collectability is reasonably assured and defer revenue on enhanced revenue shares in cases where this is not met. For additional information on notes receivables, see Note 3 (Accounts Receivable, Notes Receivable, Allowance for Doubtful Accounts and Bad Debt).

F-42

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies (continued)

Inventories

Inventories consist primarily of component parts and related parts used in gaming terminals. Inventories are stated at the lower of cost or net realizable value, using the weighted average cost method. We determine the lower of cost or market value of our inventory based on estimates of potentially excess and obsolete inventories after considering historical and forecasted demand and average selling prices. Cost includes all direct costs and an appropriate proportion of fixed and variable overheads.

We have established a reserve for excess and obsolete inventory. Demand for gaming terminals and parts inventory is also subject to technological obsolescence.

Equity Method Investments

Investee companies that are not consolidated, but over which we exercise significant influence, are accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to an investee depends on an evaluation of several factors including, representation on the investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, an investee company’s accounts are not reflected within our Consolidated Balance Sheets and Statements of Operations and Comprehensive Loss; however, our share of the earnings or losses of the investee company is reflected in other income (loss) in the Consolidated Statements of Operations and Comprehensive Loss.

On December 23, 2014, the Group purchased the remaining 50% shares in Merkur Inspired Limited, see note 17 for further information.

When our carrying value in an equity method investee company is reduced to zero, no further losses are recorded in our consolidated financial statements unless we have guaranteed obligations of the investee company or we have committed additional funding. In this instance, when the investee company subsequently reports income, we will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Property and Equipment

Property and equipment are recorded at cost, and when placed into service, depreciated to their residual values using the straight-line method over the estimated useful lives of the related assets as follows:

Short-term leasehold property	life of the lease
Server based gaming terminals	4 – 6 years
Motor Vehicles	3 – 5 years
Plant and machinery and fixtures and fittings	4 – 8 years
Computer equipment	3 – 5 years

Our policy is to periodically review the estimated useful lives of our fixed assets. We also assess the recoverability of long-lived assets (or asset groups) whenever events or changes in circumstances indicate that the carrying amount of such an asset (or asset groups) may not be recoverable.

F-43

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

Repairs and maintenance costs are expensed as incurred. Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation are written off and any resulting gain or loss is credited or charged to income.

Goodwill and Other Acquired Intangible Assets

Our primary acquired intangible assets relate to goodwill, trademarks and customer relationships. Goodwill represents the excess purchase price over the fair value of the identifiable net assets acquired in a business combination. Trademarks and customer relationships were originally recorded at their fair values in connection with business combinations.

Goodwill and other intangible assets with indefinite useful lives are not amortized, but instead are tested for impairment at least annually. Intangible assets with finite lives are amortized on a straight line basis over three to ten years to their estimated residual values, and reviewed for impairment. Factors considered when assigning useful lives include legal, regulatory and contractual provisions, product obsolescence, demand, competition and other economic factors.

Impairment of Goodwill and Long Lived Assets

We test for goodwill impairment at least annually on the last day of our fiscal period and whenever other facts and circumstances indicate that the carrying value may not be recoverable. For goodwill impairment evaluations, we first make a qualitative assessment to determine if goodwill is likely to be impaired. If it is more-likely-than-not that a reporting unit's fair value is less than its carrying value, we then compare the fair value of the reporting unit to its respective carrying amount. Goodwill is carried, and therefore tested, at the reporting unit level. We have two segments, Server Based Gaming, Virtual Sports and Leisure, as detailed in note 3. If the fair value of the reporting unit is less than its carrying amount, the amount of the impairment loss, if any, will be measured by comparing the implied fair value of goodwill to its carrying amount and would be charged to operations as an impairment loss. For additional information, see Note 6 (Intangibles, net and goodwill).

We assess the recoverability of long-lived assets and intangible assets with finite useful lives whenever events arise or circumstances change that indicate the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets (or asset groups) to be held and used is measured by a comparison of the carrying amount of the asset (or asset group) to the expected net future undiscounted cash flows to be generated by that asset (or asset group) or, for identifiable intangibles with finite useful lives, by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through expected net future undiscounted cash flows. The amount of impairment of other long-lived assets and intangible assets with finite lives is measured by the amount by which the carrying amount of the asset exceeds the fair market value of the asset.

Derivative Financial Instruments

From time to time we enter into foreign currency forward contracts to mitigate the risk associated with cash payments required to be made in non-functional currencies or to mitigate the risk associated with cash to be received in non-functional currencies from our equity method investees. We record the derivative financial instruments on the balance sheets at their respective fair market values. Changes in fair value in the associated derivative are recorded in the consolidated statements of operations and comprehensive loss. See Note 13 (Fair Value Measurements) for additional information.

F-44

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies (continued)

Shipping and Handling Costs

Shipping and handling costs for products sales and hardware related to subscription services are included in cost of sales, excluding depreciation and amortization for all periods presented.

Income Taxes

Income taxes are accounted for under the asset and liability method. Our provision for income taxes is primarily based on current period income (loss), changes in deferred tax assets and liabilities and changes in estimates with regard to uncertain tax positions. We estimate current tax expense and assess temporary differences resulting from differing treatments of items for tax and accounting purposes using enacted tax rates in effect for each taxing jurisdiction in which we operate for the period in which those temporary differences are expected to be recovered or settled. These differences result in deferred tax assets and liabilities. Our total deferred tax assets are principally comprised of depreciation and net operating loss carry forwards.

Significant management judgment is required to assess the likelihood that deferred tax assets will be recovered from future taxable income. In assessing the realizability of these deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Management makes this assessment on a jurisdiction by jurisdiction basis considering the historical trend of taxable losses, projected future taxable income and the reversal of deferred tax liabilities. As of July 2, 2016 and September 26, 2015, we had a valuation allowance of $33,267,000 and $43,475,000 respectively, against net deferred tax assets due to uncertainty of realization of these deferred tax assets.

We evaluate income tax uncertainties, assess the probability of the ultimate settlement with the applicable taxing authority and records an amount based on that assessment. Interest and penalties, if any, associated with uncertain tax positions are included in income tax expense.

Foreign Currency Translation

For most of our operations GBP is our functional currency. We also have significant operations where the local currency is the functional currency, including our operations in Europe and South America. Assets and liabilities of foreign operations are translated at period-end rates of exchange and results of operations are translated at the average rates of exchange for the period. Gains or losses resulting from translating the foreign currency financial statements are accumulated as a separate component of accumulated other comprehensive loss in stockholders' deficit. Gains or losses resulting from foreign currency transactions are included in other (expense), net in the consolidated statements of operations and comprehensive loss.

Leases

We lease our office facilities under operating leases. We account for certain operating leases that contain rent escalation provisions, rent abatements and /or lease incentives by recognizing rent expense on a straight-line basis over the lease term. The difference between the rent paid and the straight-line rent is recorded as a deferred liability.

Assets acquired under capital leases are amortized over a lease term which coincides with the estimated useful life of the leased assets. For the purpose of recognizing the above mentioned lease incentives on a straight-line basis over the term of the lease, we use the date of initial possession to begin amortization. Lease renewal periods are considered in the determination of the lease term.

Comprehensive Loss

We include and separately classify in comprehensive loss unrealized gains and losses from our foreign currency translation adjustments, gains or losses associated with pension or other post-retirement benefits, prior service costs or credits associated with pension or other post-retirement benefits and transition assets or obligations associated with pension or other post- retirement benefits. See Note 18 (Accumulated Other Comprehensive (Loss) Income).

F-45

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies (continued)

Business Combinations

We apply the provisions of ASC 805, Business Combinations ("ASC 805"), in the accounting for acquisitions, which requires us to recognize separately from goodwill the fair value of assets acquired and liabilities assumed on the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. Significant estimates and assumptions are required to value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable. These estimates are inherently uncertain and subject to refinement and typically include the calculation of an appropriate discount rate and projection of the cash flows associated with each acquired asset. As a result, during the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations and comprehensive loss.

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” which introduces a new revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after January 1, 2018, with early adoption permitted. The new accounting standard is expected to have an impact on our consolidated financial statements. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In June 2014, the FASB issued ASU 2014-12, Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period ("ASU 2014-12"), requiring a performance target which affects vesting and could be achieved after the requisite service period be treated as a performance condition in accordance with ASC 718, Compensation - Stock Compensation. ASU 2014-12 was effective prospectively for annual periods beginning after December 15, 2015 with early adoption permitted. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

On April 7, 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. For public business entities, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. The Company has adopted this guidance and has presented debt issuance costs net against the associated debt liabilities in the consolidated balance sheets presented.

In April 2015, the FASB issued ASU 2015-05, Intangibles–Goodwill and Other–Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement ("ASU 2015-05"), which provides guidance to customers about how to account for cloud computing arrangements when such arrangements include software licenses. ASU 2015-11 is effective for reporting periods beginning after December 15, 2015, with early adoption permitted. The standard may be applied retrospectively or prospectively. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

F-46

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards (continued)

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330) - Simplifying the Measurement of Inventory ("ASU 2015-11"), which will require us to measure inventory at the lower of cost or net realizable value, rather than the lower of cost or market. ASU 2015-11 is effective prospectively for reporting periods beginning after December 15, 2016. As this is the first time we have prepared consolidated financial statements under US GAAP, we have early adopted the guidance from the inception of the Company.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. The guidance eliminates the current requirement for organizations to present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. As this is the first time we have prepared consolidated financial statements under US GAAP, the Company has early adopted the guidance from the inception of the Company.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by reporting lease assets and lease liabilities, both finance (capital) and operating leases, on the balance sheet and disclosing key information about leasing arrangements. For public companies, the updated guidance is effective for the financial statements issued for fiscal years beginning after December 15, 2018 (including interim periods within those fiscal years). Early adoption is permitted. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In March 2016, the FASB issued Accounting Standards Update (ASU) 201609, Compensation – Stock Compensation (Topic 718), to simplify several aspects of the accounting for share-based payment award transactions including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. We are currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting.

The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, US GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In April 2016, the FASB issued Accounting Standards Update ASU No. 2016-10 Revenue from Contracts with Customers (Topic 606), “Identifying Performance Obligations and Licensing” (“ASU 2016-10”). ASU 2016-10 clarifies the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. ASU 2016-10 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2017, with early application permitted. The Company is currently evaluating the impact the adoption of this new standard will have on its consolidated financial statements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-04, Compensation—Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets (“ASU 2015-04”). ASU 2015-04 provides an entity with a fiscal year-end that does not coincide with a month-end a practical expedient that allows the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. If an entity has a significant event in an interim period that requires the remeasurement of defined benefit plan assets and obligations such as a partial settlement, ASU 2015-04 also provides a practical expedient that permits the entity to remeasure defined benefit plan assets and obligations using the month-end that is closest to the date of the significant event and adjust for any effects of the significant event not captured in the month-end measurement. If an entity applies the practical expedient and a contribution is made between the month-end date used for measurement and the entity’s fiscal year-end, the entity should disclose the amount of the contribution to allow reconciliation of the fair value of plan assets in the fair value hierarchy to the ending balance of the fair value of plan assets. ASU 2015-04 is effective for annual periods beginning after December 15, 2015 with early adoption permitted. This standard will not have a material impact on the Company’s consolidated results of operations or financial position.

F-47

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

2.	Segmental Reporting

Operating segments are identified as components of an enterprise for which separate and discrete financial information is available and is used by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief decision-maker is the Chief Executive Officer.

The Company’s chief decision-makers review financial information presented on a consolidated basis, accompanied by disaggregated information about revenue and operating profit by operating unit. This information is used for purposes of allocating resources and evaluating financial performance.

The Company operates its business along two operating segments, which are segregated based on the basis of revenue stream: Service Based Gaming and Virtual Sports. The Company believes this method of segment reporting reflects both the way its business segments are managed and the way the performance of each segment is evaluated.

The accounting policies of the segments are the same as those described in the “Summary of Significant Accounting Policies.”

The following tables present revenue, cost of sales, excluding depreciation and amortization, selling, general and administrative expenses, depreciation and amortization, operating profit/(loss), total assets and total capital expenditures for the periods ended July 2, 2016, and July 4, 2015, respectively, by business segment. Certain unallocated corporate function costs have not been allocated to the Company’s reportable operating segments because these costs are not allocable and to do so would not be practical. Corporate function costs consist primarily of selling, general and administrative expenses, depreciation and amortization, capital expenditures, cash, prepaid expenses and property and equipment and software development costs relating to corporate/shared functions.

F-48

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

2.	Segmental Reporting (continued)

Segmental Information

Period ended July 2, 2016

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
	$ '000	$ '000	$ '000	$ '000
Revenue:
Service	61,440	26,211	-	87,651
Hardware	2,829	-	-	2,829
Total revenue	64,269	26,211	-	90,480
Cost of sales, excluding depreciation and amortization:
Cost of service	(9,330)	(3,475)	-	(12,805)
Cost of hardware	(1,195)	-	-	(1,195)
Selling, general and administrative expenses	(15,478)	(4,830)	(26,339)	(46,647)
Depreciation and amortization	(19,668)	(6,339)	(1,407)	(27,414)
Segment operating income (loss) from continuing operations	18,598	11,567	(27,746)	2,419

Net operating profit				2,419

Total assets at July 2, 2016	109,762	78,705	7,078	195,545

Total goodwill at July 2, 2016	-	46,646	-	46,646

Total capital expenditures for the period ended July 2, 2016	8,963	4,885	3,047	16,895

F-49

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

2.	Segmental Reporting (continued)

Period ended July 4, 2015

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
	$ '000	$ '000	$ '000	$ '000
Revenue:
Service	68,740	20,668	-	89,408
Hardware	10,061	-	-	10,061
Total revenue	78,801	20,668	-	99,469
Cost of sales, excluding depreciation and amortization:
Cost of service	(9,161)	(3,036)	-	(12,197)
Cost of hardware	(6,703)	-	-	(6,703)
Selling, general and administrative expenses	(16,211)	(4,807)	(28,444)	(49,462)
Depreciation and amortization	(27,964)	(2,833)	(1,515)	(32,312)
Segment operating income (loss) from continuing operations	18,762	9,992	(29,959)	(1,205)

Net operating loss				(1,205)

Total assets at September 26, 2015	135,841	94,017	10,082	239,940

Total goodwill at September 26, 2015	-	53,442	-	53,442
Total capital expenditures for the period ended July 4, 2015	43,721	2,129	1,479	47,329

Geographic Information

Geographic information for revenue is set forth below:

	July 2, 2016	July 4, 2015
	$ '000	$ '000
Total revenue
UK	66,423	74,027
Italy	15,619	16,478
Rest of world	8,438	8,964
Total	90,480	99,469

F-50

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

2.	Segmental Reporting (continued)

Geographic information of our non-current assets excluding goodwill is set forth below:

	July 2, 2016	September 26, 2015
	$ '000	$ '000
Total non-current assets excluding goodwill
UK	72,560	90,661
Italy	10,858	15,915

Rest of world	17,364	17,792
Total	100,782	124,368

Software development costs are included as attributable to the market in which they are utilized.

3.	Accounts Receivable

Accounts receivable consist of the following:

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Trade receivables	18,900	26,541
Other receivables	191	157
Allowance for doubtful accounts	(347)	(958)
Total accounts receivable, net	18,744	25,740

Changes in the allowance for doubtful accounts are as follows:

$ '000

Beginning balance at September 27, 2015	(958)
Charge-offs	538
Recoveries	-
Provisions	-
Foreign currency translation adjustments	73
Ending balance at July 2, 2016	(347)

F-51

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

4.	Inventory

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Component parts	6,869	6,584
Finished goods	1,590	1,714
Total inventories	8,459	8,298

Component parts include parts for gaming terminals. Our finished goods inventory primarily consists of gaming terminals for ready for sale.

5.	Property and Equipment

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Short-term leasehold property	367	618
Video lottery terminals	109,077	123,694
Computer equipment	8,007	8,302
Plant & machinery	969	1,866
	118,420	134,480
Less: accumulated depreciation	(64,401)	(58,694)
	54,019	75,786

Depreciation expense for the periods ended July 2, 2016, and July 4, 2015 was $17,470,000 and $22,786,000 respectively. Cost of equipment associated with specific contracts and internal use software projects are recorded as assets in the course of construction (a subsection of video lottery terminals) and not depreciated until placed in service. When the equipment is placed into service, the related costs are transferred from assets in the course of construction to video lottery terminals, and we commence depreciation. Depreciation expense is separately included within depreciation and amortization expense on the Consolidated Statements of Operations and Comprehensive Loss.

F-52

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

6.	Intangible Assets, net and goodwill

The following tables present certain information regarding our intangible assets as of July 2, 2016 and September 26, 2015. Amortizable intangible assets are being amortized on a straight-line basis over their estimated useful lives of ten years with no estimated residual values, which materially approximates the expected pattern of use.

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Trademarks	17,954	20,570
Customer relationships	15,344	17,579
	33,298	38,149
Less: accumulated amortization	(20,044)	(20,030)
	13,254	18,119

The aggregate intangible asset amortization expense for the periods ended July 2, 2016, and July 4, 2015 was $2,812,000, and $2,992,000, respectively.

Goodwill

The table below reconciles the change in the carrying amount of goodwill, for the period from September 26, 2015 to July 2, 2016.

$ '000

Beginning balance at September 26, 2015	53,442
Additions	-
Impairment	-
Foreign currency translation adjustments	(6,796)
Ending balance at July 2, 2016	46,646

F-53

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

7.	Software Development Costs, net

Software development costs, net consisted of the following:

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Software development costs	62,661	56,847
Less: accumulated amortization	(29,152)	(26,384)
	33,509	30,463

In the periods July 2, 2016 and July 4, 2015, we capitalized $16,157,000 and $12,855,000, respectively, of software development costs. Net amounts above in the table include $2.2 million and $1.4 million of internal use software at July 2, 2016 and September 26, 2015, respectively.

The total amount of software costs amortized was $5,963,000 and $5,549,000 for the periods ended July 2, 2016, and July 4, 2015, respectively. The total amount of software written down to net realizable value was $1,169,000 and $67,000 for the periods ended July 2, 2016, and July 4, 2015, respectively. The weighted average amortization period was 3.2 years and 3.4 years for the periods ended July 2, 2016, and July 4, 2015, respectively. The estimated software amortization expense for the period July 3, 2016 to September 24, 2016 and the subsequent four fiscal periods is $1.5 million, $11.5 million, $8.5 million, $7.2 million and $4.8 million per annum, respectively.

8.	Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the following:

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Prepaid expenses	9,474	11,398
Unbilled accounts receivable	10,798	12,634
Total prepaid expenses and other assets	20,272	24,032

F-54

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

9.	Accrued Expenses

Accrued expenses consist of the following:

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Interest payable - cash	181	2,945
Interest payable – payment in kind	465	377
Asset retirement obligations	-	616
Direct costs of sales	7,694	11,579
Accrued corporate cost expenses	1,681	1,434
Other creditors	2,709	4,517
Total accrued expenses	12,730	21,468

10.	Other Liabilities

Other liabilities consist of the following:

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Customer prepayments & deposits	3,480	3,831
Total other liabilities, current	3,480	3,831
Foreign exchange contract liabilities	21	321
Provisions for other liabilities & charges	941	994
Pension liability	7,265	4,877
Total other liabilities, long-term	8,227	6,192
	11,707	10,023

Foreign exchange contract liabilities related to foreign currency forward agreements where the net balance was in a credit position. Refer to Note 13 for additional information.

F-55

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

11.	Operating Leases

At July 2, 2016, we were obligated under operating leases covering office and warehouse space and transportation equipment expiring at various dates. Future minimum lease payments required under our operating leases at July 2, 2016 were approximately as follows:

$ '000

2016	1,187
2017	1,146
2018	1,012
2019	684
2020	186
Thereafter	85
Total	4,300

Rent expense under all operating leases was $1,572,000 and $1,047,000 for the periods ended July 2, 2016, and July 4, 2015, respectively.

Some of our operating leases contain provisions for future rent increases, rent-free periods or periods in which rent payments are reduced. The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent obligation, which is included in accrued liabilities and other long-term liabilities in the accompanying Consolidated Balance Sheets.

12.	Long Term and Other Debt

Outstanding Debt and Capital Leases

The following reflects outstanding debt as of the dates indicated below:

	Principal	Unamortized deferred financing charge	Book value, July 2, 2016
		$ '000	$ '000

Senior bank debt	118,744	(1,525)	117,219
PIK loan notes	296,066	-	296,066
Capital leases and hire purchase contract	185	-	185
Total long-term debt outstanding	414,995	(1,525)	413,470
Less: current portion of long-term debt	(12,733)	-	(12,733)
Long-term debt, excluding current portion	402,262	(1,525)	400,737

F-56

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

12.	Long Term and Other Debt (continued)

The Company is in compliance with all relevant covenants and the long term debt portion is correctly classified as such in line with the underlying agreements.

	Principal	Unamortized deferred financing charge	Book value, September 26, 2015
		$ '000	$ '000

Senior bank debt	117,573	(2,822)	114,751
PIK loan notes	307,444	-	307,444
Capital leases and hire purchase contract	321	-	321
Total long-term debt outstanding	425,338	(2,822)	422,516
Less: current portion of long-term debt	(131)	-	(131)
Long-term debt, excluding current portion	425,207	(2,822)	422,385

Debt consists of senior bank debt and loan notes payable to the owners of Ordinary A shares (referred to as Payment in Kind (“PIK”) Loan Notes). Security over the debt consists of a fixed and floating charge over all assets of the Company and certain of its subsidiaries.

During 2014, the Company re-financed its existing senior bank facility of $86.7 million with a new senior bank facility of $121.2 million. During 2014, unamortized senior bank debt issuances fees of $2.0 million, were written off to interest expense. The new senior bank facility has a cash interest rate on outstanding borrowings for this line of credit being the Bank of England’s bank’s base rate plus the base rate margin or LIBOR rate plus the bank’s LIBOR rate margin. The loan agreement includes a PIK interest rate on the outstanding borrowings that can be paid for or added to the outstanding debt. Capitalized debt issuance fees of $5.4 million were realized in 2014 with the issuance of new debt. Note, due to foreign currency translation, these figures are then revised at each Balance Sheet date. The new senior bank debt is scheduled to mature on September 30, 2017.

The senior bank debt also included a revolving facility commitment for $28.5 million. The revolver facility has an interest rate on utilized amounts of 5% plus LIBOR and on unutilized borrowings of 2%. The line of credit is scheduled to mature on September 30, 2017, although agreement has been reached to extend this by two years on successful acquisition as discussed in Note 1 under the caption Going Concern. On July 2, 2016 a revolver totaling $12.6 million had been drawn (As of September 26, 2015, there were no amounts outstanding on the revolver facility). In addition, $0.4 million of the facility had been utilized for the Duty Deferment guarantee and the company credit card scheme at both July 2, 2016 and September 26, 2015. The line of credit is scheduled to mature on September 30, 2017.

The Company also has PIK loan notes payable to a syndicate of investors including parent entities to the Group. PIK loan notes have a final repayment date of July 6, 2018 and receive interest at a rate of 13.5%.  This interest is accrued and compounded annually onto the loan notes on September 30 each year.  Loan notes may be transferred between parties but cannot be converted into other options or redeemed before the final repayment date.  At the repayment date, all PIK loan note liabilities are settled by sterling cheque payment. PIK loan notes are repayable in full upon either a sale or a listing of the Group. PIK loan notes are held in proportion to the holders of Ordinary A shares. PIK loan balance to parent company at July 2, 2016 and September 26, 2015 amounted to $251.8 million and $261.5 million respectively.

F-57

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

12.	Long Term and Other Debt (continued)

Long term debt matures as follows:

Fiscal period	Senior bank debt	PIK loan notes	Capital leases and hire purchase contract	Total
	$ '000	$ '000	$ '000	$ '000

July 3, 2016 to September 24, 2016	-	-	-	-
2017	106,130	-	21	106,151
2018	-	296,066	35	296,101
2019	-	-	5	5
2020	-	-	5	5
2021	-	-	-	-
Total	106,130	296,066	66	402,262

13.	Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset and liability in an orderly transaction between market participants at the measurement date. We estimate the fair value of its assets and liabilities utilizing an established three-level hierarchy. The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.

Level 3: Unobservable inputs that are supported by little or no market activity that are significant to the fair value of the asset or liability. Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that are unable to be corroborated with observable market data.

F-58

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

13.	Fair Value Measurements (continued)

The fair value of our financial assets and liabilities is determined by reference to market data and other valuation techniques as appropriate. We believe the fair value of our financial instruments, which are principally cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities, approximates their recorded values.

For each period, derivative financial instrument assets and liabilities measured at fair value on a recurring basis are included in the financial statements as per the table below. All amounts are categorized as Level 2

	July 2, 2016	September 26, 2015
	$ '000	$ '000
Consolidated Balance Sheets

Other long-term liabilities	16	99

Foreign currency forward contracts

Throughout the period we enter into contracts to buy and sell foreign currency. These contracts are recorded on the balance sheets at each period end at fair value. These contracts are typically short term in nature with maturities of six months to a year. We entered into forward contracts to sell Euros and to purchase USD and the change in fair value of the derivative is recorded within interest income or expense in the Consolidated Statements of Operations and Comprehensive Loss. For the periods ended July 2, 2016 and July 4, 2015, we realized interest income of $284,000 and interest expense of $313,000 respectively from changes in the fair value of the derivative instrument.

14.	Stockholder's Deficit

Common stock

Common stock consists of six classes of common shares. There are no shares reserved for future issuance. Common stock balances of shares authorized, issued and outstanding as of July 2, 2016 were as follows:

	Shares	Common Stock
	each	$ '000

Class A Voting Shares, par value of £0.01	8,750,000	132
Class B Non-voting Shares, par value of £0.01	264,639	4
Class B1 Non-voting Shares, par value of £0.001	314,361	-
Class B2 Non-voting Shares, par value of £0.75	11,150	13
Class B3 Voting Shares, par value of £0.01	154,500	2
Deferred Non-voting Shares, par value of £0.01	985,361	14

	10,480,011	165

F-59

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

14.	Stockholder's Deficit (continued)

Common stock balances of shares authorized, issued and outstanding as of September 26, 2015 were as follows:

	Shares	Common Stock
	each	$ '000

Class A Voting Shares, par value of £0.01	8,750,000	132
Class B Non-voting Shares, par value of £0.01	1,250,000	18
Class B2 Non-voting Shares, par value of £0.75	11,150	13
Class B3 Voting Shares, par value of £0.01	154,500	2

	10,165,650	165

Class A Voting Shares

The holders of Class A common stock are entitled to receive dividends, when and as declared by the Board of Directors, and to vote on all matters entitled to be voted on by the stockholders of the Company.

Class B Non-voting Shares

The holders of Class B shares have dividend rights identical to those of the Class A holders, and also have the same rights on a winding up as the Class A shareholders. The Class B holders receive dividends pro-rata with Class A holders in relation to the paid up amount on each share. The Class B shares have no rights to vote.

Class B1 Non-voting Shares

The holders of Class B1 common stock have the same rights on a winding up as the Class B shareholders. The holders of Class B1 shares also have the same rights to receive dividends as Class B shareholders. The Class B1 shares have no right to vote.

Class B2 Non-voting Shares

The Class B2 shares are entitled to dividends of 0.1% of the dividend payable on any A share subject to an annual cap of 10% of the paid up amount on each such share. Upon winding up, the Class B2 shares will only participate up to the paid up amount plus a 10% per annum return of such paid up amount and less any amounts already paid as dividends on the Class B2 shares. The Class B2 shares have no right to vote.

Class B3 Voting Shares

The Class B3 shares are entitled to dividends of 0.1% of the dividend payable on any A share subject to an annual cap of 10% of the paid up amount on each such share. Upon winding up, the Class B3 shares will only participate up to the paid up amount plus a 10% per annum return of such paid up amount and less any amounts already paid as dividends on the Class B3 shares. B3 shares carry 10 votes each on a poll and on a show of hands they carry one vote.

Deferred Non-voting Shares

The holders of deferred shares shall only be entitled to the repayment of the amounts paid up on their shares (including premium) after repayment of the capital of the ordinary shares plus the payment of £5 million on each of the ordinary shares on a winding up. Deferred shares carry no right to income.

F-60

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

14.	Stockholder's Deficit (continued)

Additional paid in capital

Additional paid in capital represents the excess of amounts paid for common shares over their stated par value. There have been no changes in additional paid in capital during the periods ended July 2, 2016 and September 26, 2015.

15.	Incentive Stock Plan

In December 2015, a restructuring of the management shareholding structure was undertaken. This resulted in management being issued new shares in the Company and certain growth shares in Inspired Gaming Group Limited. The reorganization consisted of the steps set out below.

Company

985,361 B Non-voting Shares, B2 Non-voting Shares, and B3 Voting Shares in the Company held by various members of management were gifted back to the Company and re-designated as deferred shares. The fair value of each class of shares of the gift was not material.

The Company created a new class of B1 Non-voting shares with broadly the same income and capital rights as the A Voting Shares (but which additionally have the benefit of a ratchet dependent on the returns to the investors) and issued 314,361 B1 Non-voting Shares to members of management. In addition options for 393,222 B1 Non-voting Shares were granted to members of management. These options are only exercisable conditional on any exit of the shareholders from the Company and lapse if they are not exercised by the completion of any such exit. Both B1 Non-voting Shares and the options for the B1 Non-voting Shares vested upon grant to management, and the fair value and resulting share based payment expense were not material.

Inspired Gaming Group Limited

Two new classes of shares were created in Inspired Gaming Group Limited, a subsidiary of the Company, comprising B ordinary shares and C ordinary shares with par values of £0.00001 each. These shares have voting rights and identical economic rights to each other, except B ordinary shares also gave each holder the right to put all of the B ordinary shares onto Gaming Acquisitions Limited, another subsidiary of the Company, for an assumed price of £2,250. The put options were required to be exercised by the relevant holder within 60 days of the issue of B ordinary shares and all expired unexercised. The fair value of the put options were not material at the date of the grant of the B ordinary shares to management.

The B ordinary shares were issued to the relevant management shareholders under the employee shareholder scheme provisions such that each relevant manager gave up certain employment rights and did not pay any consideration for the issue of these shares. There were 2,800,000 B ordinary shares issued and 500 of C ordinary shares issued to members of management. All shares vested upon grant.

The C ordinary shares have a right to any dividends or distributions declared in respect of the C ordinary shares at the discretion of the directors. Their economic entitlement on an exit is calculated by a formula referenced to the returns on the PIK loan notes in Note 12 once a specified exit hurdle amount has been exceeded. Once this hurdle is exceeded the C ordinary shares have a minimum value of £0.40 per C ordinary share which can increase as the returns on the PIK loan notes increase to a maximum amount (assuming for this purpose a transaction date of 12 March 2016) of approximately £0.75 per C ordinary share.

A similar valuation mechanism applies for the C ordinary shares if an exit happens at certain other subsidiaries of DMWSL 633 Limited.

The fair value and resulting share based payment expense of the B and C ordinary shares were not material upon issuance to management.

F-61

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

16.	Pension Plan

We operate a combined scheme which comprises of a defined benefit section and a defined contribution section. The defined benefit section has been closed to future accruals for services rendered to the Company for the entire financial statement periods presented in these consolidated financial statements. Retirement benefits are generally based on a portion of an employee's pensionable earnings during years prior to 2010. Our policy is to make contributions according to schedules agreed with the trustee every 3 years after completion of the triennial valuation undertaken by the scheme’s actuaries. We estimate that $3.5 million will be contributed to the pension plan in the period ending September 24, 2016. The latest actuarial valuation of the scheme as at March 31, 2015 revealed a funding shortfall and a recovery plan consisting of additional contributions payable to the scheme has been put into place.

The plan investment policy is to maximize long-term financial return commensurate with security and minimizing risk. This is achieved by holding a portfolio of marketable investments that avoids over-concentration of investment and spreads assets both over industries and geographies. In setting investment strategy, the trustees considered the lowest risk strategy that they could adopt in relation to the plan's liabilities and designed an asset allocation to achieve a higher return while maintaining a cautious approach to meeting the plan's liabilities. The trustees undertook a review of investment strategy and took advice from their investment advisors. They considered a full range of asset classes, the risks and rewards of a range of alternative asset allocation strategies, the suitability of each asset class and the need for appropriate diversification. The current strategy is to hold approximately 30% in a global return fund, approximately 25% in U.K. equities, approximately 20% in real estate, approximately 16% in non-U.K. equities and approximately 9% in corporate bonds.

Our pension benefit costs are calculated using various actuarial assumptions and methodologies. These assumptions include discount rates, inflation, expected returns on plan assets, mortality rates and other factors. The assumptions utilized in recording the obligations under our plans represent our best estimates, and we believe that they are reasonable, based on information as to historical experience and performance as well as other factors that might cause future expectations to differ from past trends. Differences in actual experience or changes in assumptions may affect our pension obligations and future expense. The primary factors contributing to actuarial gains and losses each year are (1) changes in the discount rate used to value pension benefit obligations as of the measurement date and (2) differences between the expected and the actual return on plan assets.

Our valuation methodologies used for pension assets measured at fair value are as follows. There have been no changes in the methodologies used at September 26, 2015.

The diversified fund is valued at fair value by using the net asset value (“NAV”) of shares held by the plan at the year end. The NAV of the diversified fund is not publicly quoted. The majority of the underlying securities have observable Level 1 or 2 pricing inputs, including quoted prices for similar assets in active or non-active markets. ASC 820, Fair Value Measurements and Disclosures, allows NAV per share to serve as a practical expedient to estimate the fair value of the diversified fund. ASC 820 also states that where NAV is allowed to be used as an estimate of fair value, if the reporting entity has the ability to redeem its investment at NAV as of the measurement date, that investment shall be categorized as a Level II fair value measurement. If the investment cannot be redeemed at the measurement date, but may be redeemable in the future, but at an uncertain date, the investment shall be categorized as a Level 3 fair value measurement.

As of July 2, 2016 and September 26, 2015, the diversified fund was redeemable at NAV as of the measurement dates and, therefore, classified as Level 2.

With respect to the buy-in contract, it was agreed during the year ended September 27, 2014, that 281 pensioners of the plan would be insured by means of a pensioner buy-in. The liabilities and assets in respect of insured pensioners are assumed to match for the purposes of ASC 715, Pensions - Retirement Benefits, disclosures (i.e. the full benefits have been insured). The approach adopted has therefore been to include within the total value of assets, an amount equal to the calculated total liability value of the insured pensioners on the actuarial assumptions adopted for ASC 715 purposes. The buy-in contract is, therefore, classified as Level 3

Full disclosure of our Defined Benefit scheme is contained within our full consolidated financial statements. The total amount of employers contributions paid in the period to July 2, 2016 amounted to $2.7 million. We expect to pay $0.8 million during the remaining part of the fiscal period.

F-62

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

17.	Acquisitions

On December 23, 2014, the Group purchased the remaining 50% shares in Merkur Inspired Limited for a total consideration of £1. As part of the transaction, the selling party agreed to waive payables amounting to $2,430,589. The purchase has been accounted for under the acquisition method, On January 2, 2015, Merkur Inspired Limited changed its name to Inspired Gaming (Italy) Limited.

Assets and liabilities acquired in the acquisition were as follows:

Fair value
$ '000
Assets and liabilities acquired
Property and equipment	39
Inventory	2
Accounts receivable	615
Prepaid expenses and other current assets	(258)
Cash and cash equivalents	506
Accounts payable	(712)
Accrued expenses	(954)
Corporate tax and other current taxes payable	(53)
Other current liabilities	(228)
Net assets acquired	(1,043)

Goodwill	1,043
Total	-

The goodwill arising upon acquisition is not deductible for tax purposes.

18.	Accumulated Other Comprehensive (Loss) Income

The accumulated balances for each classification of comprehensive (loss) income are presented below:

	Foreign Currency Translation Adjustments	Unrecognized pension benefit costs, net of taxes	Accumulated Other Comprehensive (Loss) Income
	$ '000	$ '000	$ '000

Balance at September 27, 2014	2,456	16,194	18,650
Change during the period	(6,721)	3,079	(3,553)
Balance at July 4, 2015	(4,265)	19,273	15,008

Balance at September 26, 2015	(12,603)	20,144	7,541
Change during the period	(39,770)	5,279	(34,491)
Balance at July 2, 2016	(52,373)	25,423	(26,950)

F-63

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

19	Income Taxes

The following is income (loss) before income taxes:

	July 2, 2016	July 4, 2015
	$ '000	$ '000
UK	(41,990)	(43,677)
Mainland Europe	(54)	(934)
South America	(476)	(1,045)
Total loss before income taxes	(42,520)	(45,656)

The income tax expense consisted of the following for the periods ended July 2, 2016 and July 4, 2015:

	July 2, 2016	July 4, 2015
	$ '000	$ '000
Income tax expense (benefit):
Current
UK	-	-
Mainland Europe	304	270
South America	39	42
Total current taxes	343	312

F-64

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

19	Income Taxes (continued)

The net deferred tax assets and liabilities arising from temporary differences at July 2, 2016 and September 26, 2015 are as follows:

	July 2, 2016	September 26, 2015
	$ '000	$ '000

Depreciation	22,262	30,103
Other temporary differences	404	503
Net operating losses	13,012	16,493
Total deferred tax assets	35,678	47,099
Valuation allowance balance	(33,267)	(43,475)
Net deferred tax assets	2,411	3,624
Deferred tax liabilities
Intangible assets	(2,411)	(3,624)
Net deferred tax liabilities	-	-

The valuation allowance on deferred tax assets has been determined by considering all available evidence, both positive and negative, in order to ascertain whether it is more likely than not that carried forward deferred tax assets will be realised. Inspired Gaming (UK) Limited has a total potential deferred tax asset carried forward of $25,633,000 at July 2, 2016 (forming the majority of the total potential Group deferred tax asset carried forward of $35,678,000). In addition, Gaming Acquisition Limited (a Group subsidiary) has a deferred tax asset of $5,178,000 which relates to non-trade losses carried forward. Information provided by management indicates that current level of profitability across the Group will not be sufficient to utilize these losses in the current period (as has been done in previous periods). Losses can be carried forward indefinitely.

On consideration of the cumulative net losses in Inspired Gaming (UK) Limited and Gaming Acquisitions Limited (a Group subsidiary) over the three periods ending July 2, 2016, the Group has recorded a full valuation allowance of $33,267,000.

As of July 2, 2016, there are no liabilities relating to tax penalties and interest and the periods ending 27 September 2014 and 26 September 2015 remain open to examination by taxing authorities.

The Group is not subject to taxation in the US. However, foreign tax is applicable in foreign jurisdictions (primarily in Europe), where the total of non-UK taxes payable for the period ended July 2, 2016 is $343,000 and for the period ended July 4, 2015 is $312,000. All deferred tax items are attributable to UK operations.

A provision of $46,000 has been included within current taxes as at July 2, 2016 and September 26, 2015 respectively to reflect an uncertain tax position relating to interest deductions. There are no similar tax provisions included as at September 27, 2014 or September 28, 2013.

Reductions in the UK corporation tax rate from 20% to 19% (effective April 1, 2017), and to 18% (effective April 1, 2020) were substantively enacted on October 26, 2015. This will reduce the Group’s future tax charge accordingly.

The Group has not recognized deferred tax liabilities in respect of unremitted earnings that are considered indefinitely reinvested in foreign subsidiaries.

F-65

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

20.	Related Parties

We entered into several transactions with companies under common control. We entered into several agreements with various service companies in which certain of our current Board members have direct or indirect ownership interests, and, in some cases, are also directors of these companies.

		July 2, 2016	July 4, 2015
		$ '000	$ '000

Transactions

Openbet Retail Limited	Total revenue	-	1,689
Loxley Strategic Consulting Limited	Selling, general and administrative expenses	(224)	-

		July 2, 2016	September 26, 2015
		$ '000	$ '000
Balances
Openbet Retail Limited	Accounts receivable	-	189

Transactions and balances with Openbet Retail Limited are disclosed for the period when the company was under common control.

21.	Litigation, Claims and Assessments

A claim from the Performing Rights Society is ongoing and relates to the alleged infringement of copyrighted material of the Performing Rights Society's members in certain games on Fixed Odds Betting Terminals in UK Licensed Betting Offices. The Company and the other defendants (who have formed a litigation club) filed a defense to the claim raised by the Performing Rights Society on December 22, 2015. The parties have mutually agreed to begin a process of mediation in September 2016. The Company has made a provision in the period ending July 2, 2016 of $0.4 million, which management believes to be adequate to cover the total net exposure to the Company, including professional fees.

22.	Subsequent Events

The Company evaluates subsequent events occurring between the most recent balance sheet date and the date that the financial statements are available to be issued in order to determine whether the subsequent events are to be recorded and/or disclosed in the Company’s financial statements and footnotes. We have evaluated subsequent events through the date these financial statements were issued.

On July 14, 2016 it was announced that Hydra Industries Acquisition Corp. (“Hydra”), a special purpose acquisition company listed on the NASDAQ stock exchange, had entered into a definitive agreement to acquire DMWSL 633 Limited and associated subsidiaries. The proposed transaction has been unanimously approved by the Boards of Directors of both Hydra and Inspired, and is expected to close in December 2016, subject to approval by Hydra's shareholders, required regulatory approvals and other customary closing conditions. Immediately after the closing, Hydra intends to change its name to Inspired Entertainment, Inc.

F-66

DMWSL 633 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended July 2, 2016, and July 4, 2015

22.	Subsequent Events (continued)

On completion of the transaction, the Company will receive a cash injection of approximately $6.6million in addition to funds to settle transaction costs for the combined Group of approximately $20.4million, $5.4million of management bonuses, the settlement of $11.4million of PIK interest on senior debt and the settlement of $2.8million of cash accrued interest.   The management bonuses, settlement of PIK interest and certain other transaction costs are contingent on the completion of the transaction.

The merger will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America.

There were no other subsequent events or transactions that required recognition or disclosure in the consolidated financial statements.

F-67

DMWSL 633 LIMITED

Consolidated Financial Statements

September 26, 2015, September 27, 2014 and September 28, 2013

F-68

DMWSL 633 LIMITED

Index

September 26, 2015, September 27, 2014, and September 28, 2013

F-69

Report of Independent Registered Public Accounting Firm

To the Board of Directors

of DMWSL 633 Limited

We have audited the accompanying consolidated balance sheets of DMWSL 633 Limited and its Subsidiaries (the “Company”) as of September 26, 2015, September 27, 2014 and September 28, 2013, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DMWSL 633 Limited and its Subsidiaries, as of September 26, 2015, September 27, 2014 and September 28, 2013, and the consolidated results of their operations and their cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1, the Company’s senior bank debt principal and revolving credit facility and any unpaid interest will mature on September 30, 2017.  The Company has entered into a contingent extension agreement with the lender to extend the maturity of the senior bank debt principal and revolving credit facility until September 30, 2019, which will take effect upon completion of the proposed transaction (Note 22).  In the event the Company cannot complete the proposed transaction the Company would seek to extend the terms of the senior bank debt principal and revolving credit facility.   These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum llp

Melville, NY

October 31, 2016

F-70

DMWSL 633 LIMITED

CONSOLIDATED BALANCE SHEETS

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000 (As restated)	$ '000 (As restated)	$ '000 (As restated)
Assets
Current assets
Cash	4,060	19,252	17,200
Accounts receivable, net	25,740	32,861	39,592
Inventory	8,298	6,868	14,849
Prepaid expenses and other current assets	24,032	17,327	15,878
Total current assets	62,130	76,308	87,519

Property and equipment, net	75,786	73,006	73,725
Software development costs, net	30,463	21,771	20,473
Other acquired intangible assets subject to amortization, net	18,119	23,493	27,244
Goodwill	53,442	57,240	56,544
Total assets	239,940	251,818	265,505

Liabilities and stockholders' deficit
Current liabilities
Accounts payable	21,931	9,526	23,063
Accrued expenses	21,468	12,541	10,099
Corporate tax and other current taxes payable	6,353	7,491	6,980
Deferred revenue, current	10,424	12,180	16,414
Other current liabilities	3,831	5,862	7,419
Current portion of capital lease obligations	131	127	188
Total current liabilities	64,138	47,727	64,163

Long-term debt, net of current portion	422,195	405,538	329,414
Capital lease obligations, net of current portion	190	315	437
Accounts payable, net of current portion	4,892	-
Deferred revenue, net of current portion	19,173	20,044	20,229
Other long-term liabilities	6,192	6,296	1,765
Total liabilities	516,780	479,920	416,008

Commitments and contingencies

Stockholders' deficit
Common stock	165	165	165
Additional paid in capital	450	450	450
Accumulated other comprehensive loss	(7,541)	(18,650)	(8,862)
Accumulated deficit	(269,914)	(210,067)	(142,256)
Total stockholders' deficit	(276,840)	(228,102)	(150,503)
Total liabilities and stockholders' deficit	239,940	251,818	265,505

The accompanying notes are an integral part of these consolidated financial statements.

F-71

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the period ended
	September 26,	September 27,	September 28,
	2015	2014	2013
	$ '000 (As restated)	$ '000 (As restated)	$ '000 (As restated)

Revenue:
Service	115,325	120,868	104,159
Hardware	12,248	25,930	10,322
Total revenue	127,573	146,798	114,481
Cost of sales, excluding depreciation and amortization:
Cost of service	(16,481)	(16,642)	(15,669)
Cost of hardware	(7,746)	(33,496)	(6,281)
Selling, general and administrative expenses	(65,229)	(66,940)	(59,303)
Depreciation and amortization	(39,386)	(42,468)	(34,784)
Net operating loss	(1,269)	(12,748)	(1,556)
Other income (expense)
Interest income	646	474	21
Interest expense	(58,100)	(56,106)	(45,785)
Other finance income (costs)	(153)	271	13
Income (loss) from equity method investee	(340)	606	(1,054)
Total other expense, net	(57,947)	(54,755)	(46,805)
Net loss from continuing operations before income taxes	(59,216)	(67,503)	(48,361)
Income tax expense	(631)	(308)	(367)
Net loss from continuing operations	(59,847)	(67,811)	(48,728)

Discontinued operations
Loss from discontinued operations	-	-	(2,572)
Loss on sale of assets	-	-	(11,292)
Net loss from discontinued operations	-	-	(13,864)

Net loss	(59,847)	(67,811)	(62,592)

Other comprehensive income (loss):
Foreign currency translation gain/(loss)	15,059	(1,049)	(1,458)
Actuarial losses on pension plan	(3,950)	(8,739)	(2,637)
Other comprehensive loss	11,109	(9,788)	(4,095)

Comprehensive loss	(48,738)	(77,599)	(66,687)

The accompanying notes are an integral part of these consolidated financial statements.

F-72

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (continued)

	For the period ended
	September 26,	September 27,	September 28,
	2015	2014	2013
	$	$	$
Basic and diluted loss per share and weighted average common shares outstanding

Class A Voting Shares:
Basic and diluted loss per share:
Continuing operations	(5.98)	(6.78)	(4.87)
Discontinued operations, net	-	-	(1.39)
Net loss	(5.98)	(6.78)	(5.31)

Basic and diluted weighted average common shares outstanding	8,750,000	8,750,000	8,750,000

Class B Non-voting Shares:
Basic and diluted loss per share:
Continuing operations	(5.98)	(6.78)	(4.87)
Discontinued operations, net	-	-	(1.39)
Net loss	(5.98)	(6.78)	(5.31)

Basic and diluted weighted average common shares outstanding	1,250,000	1,250,000	1,250,000

Class B2 Non-voting Shares:
Basic and diluted loss per share:
Continuing operations	(0.01)	(0.01)	-
Discontinued operations, net	-	-	-
Net loss	(0.01)	(0.01)	-

Basic and diluted weighted average common shares outstanding	11,150	11,150	11,150

Class B3 Voting Shares:
Basic and diluted loss per share:
Continuing operations	(0.01)	(0.01)	-
Discontinued operations, net	-	-	-
Net loss	(0.01)	(0.01)	-

Basic and diluted weighted average common shares outstanding	154,500	154,500	154,500

The accompanying notes are an integral part of these consolidated financial statements.

F-73

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common stock	Additional paid in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders' deficit
	$ '000	$ '000	$ '000	$ '000	$ '000

Beginning balance as of September 29, 2012 (As restated)	165	450	(4,767)	(79,664)	(83,816)
Foreign currency translation adjustments	-	-	(1,458)	-	(1,458)
Actuarial losses on pension plan	-	-	(2,637)	-	(2,637)
Net loss	-	-	-	(62,592)	(62,592)
Ending Balance as of September 28, 2013 (As restated)	165	450	(8,862)	(142,256)	(150,503)
Foreign currency translation adjustments	-	-	(1,049)	-	(1,049)
Actuarial losses on pension plan	-	-	(8,739)	-	(8,739)
Net loss	-	-	-	(67,811)	(67,811)
Ending Balance as of September 27, 2014 (As restated)	165	450	(18,650)	(210,067)	(228,102)
Foreign currency translation adjustments	-	-	15,059	-	15,059
Actuarial losses on pension plan	-	-	(3,950)	-	(3,950)
Net loss	-	-	-	(59,847)	(59,847)
Ending Balance as of September 26, 2015 (As restated)	165	450	(7,541)	(269,914)	(276,840)

The accompanying notes are an integral part of these consolidated financial statements.

F-74

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the period ended
	September 26,	September 27,	September 28,
	2015	2014	2013
	$ '000 (As restated)	$ '000 (As restated)	$ '000 (As restated)
Cash flows from operating activities
Net loss	(59,847)	(67,811)	(62,592)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Loss on disposal of Leisure Division	-	-	11,292
Depreciation and amortization	39,386	42,468	37,983
Non-cash interest expense relating to PIK loan notes	41,911	34,977	31,829
Deferred income tax expense	(101)	(172)	(2,849)
Bad debt expense	174	240	(199)
Inventory reserve	(104)	(137)	234
Changes in assets and liabilities:
Accounts receivable	1,452	6,981	(12,873)
Inventory	(1,834)	8,430	(5,943)
Prepaid expenses and other assets	(7,540)	(1,116)	887
Income taxes payable	(1,566)	592	(6,077)
Accounts payable	(3,066)	1,294	(4,914)
Other current liabilities	487	(364)	213
Deferred revenues and customer prepayment	112	(6,021)	23,133
Accrued expenses	14,757	5,853	(15,242)
Other long-term liabilities	1,030	(3,962)	219
Net cash provided by/(used in) operating activities	25,251	21,252	(4,899)
Cash flows from investing activities
Purchases of property and equipment	(22,410)	(44,923)	(26,050)
Purchases of capital software	(18,092)	(11,939)	(9,517)
Disposals of property and equipment	327	3,556	2,124
Proceeds received upon disposition of Leisure Division, net of cash transferred with disposition and disposal costs	-	-	25,829
Cash from joint venture	972	-	(82)
Net cash used in investing activities	(39,203)	(53,306)	(7,696)
Cash flows from financing activities
Proceeds from issuance of long-term debt	-	121,177	-
Repayments of long-term debt	(123)	(86,924)	(5,373)
Net cash (used in)/provided by financing activities	(123)	34,253	(5,373)

Effect of exchange rate changes on cash and cash equivalents	(1,117)	(147)	(1,070)
Net (decrease) increase in cash and cash equivalents	(15,192)	2,052	(19,038)
Cash and cash equivalents, beginning of period	19,252	17,200	36,238
Cash and cash equivalents, end of period	4,060	19,252	17,200

F-75

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	For the period ended
	September 26,	September 27,	September 28,
	2015	2014	2013
	(As restated)	(As restated)	(As restated)
	$ '000	$ '000	$ '000
Supplemental cash flow disclosures
Cash paid during the period for interest	11,515	11,500	11,334
Cash paid during the period for income taxes	135	222	376
Non cash
Purchases of property and equipment financed through accounts payable	6,361	-	-

The accompanying notes are an integral part of these consolidated financial statements.

1.	Nature of Operations, Going Concern and Summary of Significant Accounting Policies

Nature of Operations

DMWSL 633 Limited (the "Company", the “Group”, "we", "our", and "us") is a global gaming technology company, supplying Virtual Sports, Mobile and Server Based Gaming (“SBG”) systems to regulated lottery, betting and gaming operators worldwide. Our strategic focus is the development and sale of SBG software systems and SBG digital terminals.

Basis of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with Accounting Principles generally accepted in the United States ("US GAAP"). All monetary values set forth in these consolidated financial statements are in US Dollars ("USD" or "$") unless otherwise stated herein. The accompanying consolidated financial statements include the results of the Company and its wholly owned subsidiaries, as well as those subsidiaries in which we have a controlling financial interest. Investments in other entities in which we do not have a controlling financial interest but exert significant influence are accounted for in our consolidated financial statements using the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

The financial statement periods presented represent a 52 week period, which approximates a calendar year end period. The balance sheet date of each fiscal period represents the Saturday closest to the 30th of September. Each 52 week fiscal period presented within these consolidated financial statements and footnotes are herein referred to as a "period".

On February 8, 2013 we completed the sale of our former leisure division as discussed in Note 2 (Discontinued Operations). The results of the discontinued leisure division for the period ended September 28, 2013 are presented herein in accordance with ASC 205-20 Presentation of Financial Statements – Discontinued Operations. There were no results of operations for the leisure division for the periods ended September 26, 2015 and September 27, 2014.

Amendment of Financial Statements

In connection with the inclusion of these financial statements in the Preliminary Proxy Statement on Schedule 14A to be filed by Hydra Industries Acquisition Corp with the Securities Exchange Commission, the following amendments to disclosures in the consolidated financial statements have been made for the purposes of complying with the disclosure requirements of Regulation S-X: i) On the Consolidated Statement of Operations and Comprehensive Loss we have now presented earnings per share; ii) We have provided details of segmental information in Note 3.

F-76

Amendment of Financial Statements (continued)

Restatement

This note to the consolidated financial statements discloses the nature of the restatements and adjustments and shows the impact of the restatements on revenues, expenses, income, assets, liabilities, equity, and cash flows from operating activities, investing activities, and financing activities, and the cumulative effects of these adjustments on the consolidated statement of operations, balance sheet, and cash flows for 2015, 2014 and 2013.

Description of Restatement Matters and Restatement Adjustment

In auditing the Company’s financials for the fiscal years ended September 26, 2015, September 27, 2014 and September 28, 2013, the Company identified errors in the classification of customer prepayments, classification of accounts payable between current and long term. Additionally, as noted above the Company has provided segment disclosures which required the Company to allocate goodwill and intangibles to each segment and was required to test for impairment in each operating segment. The Company prepared the impairment tests for each segment and noted an impairment in the Server Based Gaming segment. This impairment was recorded as an impairment loss in the year ended September 29, 2012. Additionally, the Company allocated goodwill and intangibles to the Leisure segment which was disposed of on February 8, 2013 and recorded as part of the loss on sale of assets. A description of the restatement adjustments is provided below:

The following tables present the effects of such revisions on the Company’s previously reported financial statements as of and for the periods ended September 26, 2015, September 27, 2014 and September 28, 2013:

Amendment of Financial Statements Accumulated Deficit as of the Period Ended September 29, 2012:

As noted above the Company has provided segment disclosures which required the Company to allocate goodwill and intangibles to each segment and was required to test for impairment in each operating segment. The Company prepared the impairment tests for each segment and noted an impairment in the Server Based Gaming segment. This impairment was recorded as an impairment loss in the year ended September 29, 2012.

Consolidated Statements of Stockholders’ Deficit:

	As reported	As amended
Accumulated deficit	(46,826)	(79,664)
Total stockholders’ deficit	(50,978)	(83,816)

Amendment of Financial Statements for the Period Ended September 28, 2013:

As noted above the Company has provided segment disclosures which required the Company to allocate goodwill and intangibles to each segment and was required to test for impairment in each operating segment. The Company prepared the impairment tests for each segment and noted an impairment in the Server Based Gaming segment. This impairment resulted in a decrease in goodwill. Additionally, the Company allocated goodwill and intangibles to the Leisure segment which was disposed of on February 8, 2013 and recorded as part of the loss on sale of assets. The disposal of intangibles reduced ongoing amortization expense. The Company reclassified customer prepayments from accounts receivable, net to other current liabilities. The adjustments below did not have an effect on the statements of cash flows.

Consolidated Balance Sheets

	As reported	As amended
Goodwill	104,905	56,544
Other acquired intangible assets subject to amortization, net	32,090	27,244
Accounts receivable, net	40,833	39,592
Other current liabilities	(8,660)	(7,419)
Accumulated other comprehensive loss	(9,432)	(8,862)
Accumulated deficit	(88,479)	(142,256)

F-77

Amendment of Financial Statements (continued)

Consolidated Statements of Operations and Comprehensive Loss

	As reported	As amended

Depreciation and amortization	35,483	34,784
Net operating loss	2,255	1,556
Loss on discontinued operations	2,307	2,572
(Profit) loss on sale of assets	(10,081)	11,292
Net loss	41,653	62,592
Foreign currency translation (gain) loss	2,028	1,458

Amendment of Financial Statements for the Period Ended September 27, 2014:

As noted above the Company previously adjusted goodwill and intangibles due to the allocation of goodwill and intangibles to segments and to the loss on the disposal of the Leisure segment. These entries resulted in an adjustment to goodwill, intangibles and amortization expense. The Company reclassified customer prepayments from accounts receivable, net to other current liabilities. The adjustments below did not have an effect on the statements of cash flows.

Consolidated Balance Sheets

	As reported	As amended
Goodwill	106,196	57,240
Other acquired intangible assets subject to amortization, net	27,672	23,493
Accounts receivable, net	39,957	32,861
Other current liabilities	(12,958)	(5,862)
Accumulated other comprehensive loss	(18,554)	(18,650)
Accumulated deficit	(157,029)	(210,067)

Consolidated Statements of Operations and Comprehensive Loss

	As reported	As amended

Depreciation and amortization	43,207	42,468
Net operating loss	13,487	12,748
Net loss	68,550	67,811
Foreign currency translation (gain) loss	383	1,049

F-78

Amendment of Financial Statements (continued)

Amendment of Financial Statements for the Period Ended September 26, 2015:

As noted above the Company previously adjusted goodwill and intangibles due to the allocation of goodwill and intangibles to segments and to the loss on the disposal of the Leisure segment. These entries resulted in an adjustment to goodwill, intangibles and amortization expense. The Company reclassified customer prepayments from accounts receivable, net to other current liabilities. Additionally, the Company reclassified accounts payable from current to long term due to the terms of the payable. The adjustments below did not have an effect on the statements of cash flows.

Consolidated Balance Sheets

	As reported	As amended
Goodwill	99,150	53,442
Other acquired intangible assets subject to amortization, net	21,343	18,119
Accounts receivable, net	42,828	25,740
Prepaid expenses and other current assets	11,398	24,032
Accounts payable - current	(26,823)	(21,931)
Other current liabilities	(6,611)	(3,831)
Accounts payable, net of current portion	-	(4,892)
Deferred revenue, net of current portion	(20,847)	(19,173)
Accumulated other comprehensive loss	(10,957)	(7,541)
Accumulated deficit	(217,567)	(269,914)

Consolidated Statements of Operations and Comprehensive Loss

	As reported	As amended
Depreciation and amortization	40,077	39,386
Net operating loss	1,960	1,269
Net loss	60,538	59,847
Foreign currency translation (gain) loss	(11,547)	(15,059)

Going Concern

The Company has a working capital deficiency of $(2,008) as of September 26, 2015.  As indicated in the accompanying consolidated financial statements, the Company’s senior bank debt principal and revolving credit facility and any unpaid interest will mature on September 30, 2017.  The Company has entered into a contingent extension agreement with the lender to extend the maturity of the senior bank debt principal and revolving credit facility until September 30, 2019, which will take effect upon completion of the proposed transaction (Note 22).  In the event of non-completion the Company would seek to negotiate a similar extension of terms with the lender for the bank debt principal and revolving credit facility.  There can be no assurances that the Company will be able to extend the terms or refinance the debt and the Company cannot provide any assurance that other new financings will be available on commercially acceptable terms, if at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

F-79

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. The two class method is used in the calculation of basic and diluted EPS. Under the two class method, earnings per common share are allocated to the common shareholders based on the criteria in Note 15.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates these estimates, including those related to the revenue recognition for contracts involving software and non-software elements, allowance for doubtful accounts, inventory reserve for net realizable value, goodwill and intangible assets, useful lives of long-lived assets, stock-based compensation, valuation allowances on deferred taxes, commitments and contingencies and litigation, among others. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. We regularly evaluate these significant factors and make adjustments when facts and circumstances dictate. Actual results may differ from these estimates.

Revenue Recognition

We derive revenue principally from the sale and rental of our Server Based Gaming (“SBG”) terminals and related services, including content provision and servicing, to regulated retail betting outlets, casinos and other gaming operators, and licensing of our Virtual Sports gaming software and related services to regulated virtual sports retail, mobile and online operators. We evaluate the recognition of revenue based on the criteria set forth in ASC 605, Revenue Recognition ("ASC 605") and ASC 985-605, Software-Revenue Recognition. Revenue is recognized when all of the following criteria are met:

1.	Persuasive evidence of an arrangement exists
2.	The price to the customer is fixed or determinable
3.	Delivery has occurred, title has been transferred, and any acceptance terms have been fulfilled; and
4.	Collectability is probable

For our multiple-deliverable arrangements which include hardware containing software that functions together with the hardware to deliver its essential functionality and undelivered non-software services, deliverables are separated into more than one unit of accounting when: (i) the delivered element(s) have value to the customer on a stand-alone basis and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the Company. When the final undelivered element(s) are non-software services and non-hardware, those deliverables are recognized on a ratable basis over the remaining term of the arrangement.

We determine the relative selling price for deliverables in the scope of ASC 605 based on the following selling price hierarchy:

1.	Vendor specific objective evidence ("VSOE"), (i.e., the price we charge when the product or service is sold separately) if available,
2.	Third-party evidence (“TPE”) of fair value (i.e., the price charged by others for similar products and services) if VSOE is not available,
3.	or our best estimate of selling price (“BESP”) if neither VSOE nor TPE is available.

Our multiple-deliverable arrangements may also contain one or more software deliverables in the scope of ASC 985-605. The revenue for these multiple-deliverable arrangements is allocated to the software deliverables and the non-software deliverables based on the relative selling prices of all of the deliverables in the arrangement using the fair value hierarchy outlined above. In circumstances where the Company cannot determine VSOE or TPE of the selling price for any of the deliverables in the arrangement, BESP is used for the purpose of allocating the arrangement consideration between software and non-software deliverable.

F-80

Revenue Recognition (continued)

Revenue is allocated to the software deliverables based on the relative fair value of each element, and fair value is determined using VSOE. Where VSOE does not exist for the undelivered software element, revenue is deferred until either the undelivered element is delivered or VSOE is established, whichever occurs first. When the final undelivered software element is services, the related revenue is recognized on a ratable basis over the remaining service period. When VSOE of a delivered element has not been established, but VSOE exists for the undelivered elements, the Company uses the residual method to recognize revenue when the fair value of all undelivered elements is determinable. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement consideration is allocated to the delivered elements and is recognized as revenue.

In addition to the general policies, the following are the specific revenue recognition policies for our revenue streams.

Server Based Gaming

Revenue from SBG terminals, access to our content and SBG platform, including electronic table gaming products is recognized in accordance with the criteria set forth in ASC 605 and is usually based upon a contracted percentage of the operator’s net winnings from the terminals’ daily use. Where this is not the case, revenue is based upon a fixed daily or weekly rental fee. We recognize revenue from these arrangements on a daily basis over the term of the arrangement, or when not specified over the expected customer relationship period. Performance obligations under these arrangements may include the delivery and installation of our SBG terminals for use over a term, as well as service obligations related to hardware repairs and server based content and maintenance.

We sometimes bill for SBG arrangements up front in order to help fund our working capital and development requirements, or at the request of a customer. Upfront fees on SBG arrangements are deferred and recognized on a straight-line basis over the term of the arrangement or when not specified over the expected customer relationship period. Hardware sales take the form of a transfer of ownership of our developed gaming terminals, and are recognized upon delivery as they have value to our customers on a stand-alone basis.

Virtual Sports

Revenue from licensing of our gaming software is recognized in accordance with the criteria set forth in ASC 985-605. Virtual sports retail revenue, which includes the provision of virtual sports content and services to retail betting outlets, and virtual sports online and mobile revenue, which includes the provision of virtual sports content and services to mobile and online operators, is based upon a contracted percentage of the operator’s net winnings or a fixed rental fee. We recognize revenue for these fees on a daily or weekly basis over the term of the arrangement, these arrangements typically include a perpetual license billed up front, granted to the customer for access to our gaming platform and content. As we do not have VSOE for the undelivered elements in virtual sports arrangements, revenue from the licensing of perpetual licenses is recognized on a straight-line basis over the term of the arrangement, or when not specified, over the expected customer relationship period.

Revenue from the development of bespoke games licensed on a perpetual basis to mobile and online operators is recognized on delivery and acceptance by the customer. We have no ongoing service obligations subsequent to customer acceptance of our bespoke games.

Customer Concentration

Revenues from one customer represent approximately 28.15%, 30.97%, and 34.31% of our total revenues in the periods ended September 26, 2015, September 27, 2014 and September 28, 2013, respectively. Revenues from a second customer represent approximately 10.11%, 21.60%, and 10.97% of our total revenues in the periods ended September 26, 2015, September 27, 2014 and September 28, 2013, respectively. There were no revenues greater than 10% derived from any other customer in any of the periods presented in these financial statements. We have no purchases from vendors greater than 10% of total purchases.

F-81

Deferred Revenue and Deferred Cost of Sales, excluding depreciation and amortization

Deferred revenue arises from the timing differences between the shipment or installation of gaming terminals and systems products and the satisfaction of all revenue recognition criteria consistent with our revenue recognition policy, as well as prepayment of contracts which are recognized ratably over a service period, such as maintenance or licensing fees. Deferred cost of sales, excluding depreciation and amortization consists of the direct costs associated with the manufacture of gaming equipment and systems products for which revenue has been deferred.. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue in current liabilities. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, less current portion.

Software Development Costs

We classify software development costs as either internal use software or external use software. We account for costs incurred to develop internal use software in accordance with ASC 350-40, Internal Use Software. Consequently, any costs incurred during preliminary project stages are expensed; direct costs incurred during the application development stages are capitalized; and costs incurred during the post-implementation/operation stages are expensed. Once the software is placed in operation, we amortize the capitalized internal use software cost over its estimated economic useful life, which range from two to five years.

We purchase, license and incur costs to develop external use software to be used in the products we sell or provide to customers. Such costs are capitalized under ASC 985-20, Costs of Software to Be Sold Leased or Marketed. Costs incurred in creating software are expensed when incurred as Selling, General and Administrative Expenses until technological feasibility has been established, after which costs are capitalized up to the date the software is available for general release to customers. We capitalize the payments made for software that we purchase or license for use in our products that has previously met the technological feasibility criteria prior to our purchase or license. Annual amortization of capitalized external use software development costs is recorded over the estimated economic life, which is two to five years.

Research and development costs are expensed as incurred. Research and development related primarily to software product development costs is expensed until technological feasibility has been established. Research and development costs amounting to $3,849,000, $2,797,000 and $1,203,000 were expensed during the periods to September 26, 2015, September 27, 2014 and September 28, 2013, respectively. Employee related costs associated with related product development are included in Selling, General and Administrative Expenses in the Consolidated Statements of Operations and Comprehensive Loss.

Cash and Cash Equivalents

Cash and cash equivalents include cash and short-term highly liquid investments with remaining maturities of three months or less when purchased. Cash and cash equivalents are stated at cost which approximates fair value. We deposit cash and cash equivalents with financial institutions that management believes are of high credit quality.

F-82

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease our allowance for doubtful accounts in the future. We determine the allowance based on historical experience, current market trends, and our customers' financial condition. We continually review our allowance for doubtful accounts. Past due balances and other higher risk amounts are reviewed individually for collectability. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.

Under certain contracts, the timing of our invoices does not coincide with revenue recognized under the contract. We have unbilled accounts receivable which represent revenue recorded in excess of amounts invoiced under the contract and generally become billable at contractually specified dates. These amounts consist primarily of revenue from our share of net winnings earned on a daily basis where the billing period does not fall on the last day of the period. We had $6,523,000, $7,499,000 and $12,634,000, of unbilled accounts receivable as of September 28, 2013, September 27, 2014, and September 26, 2015, respectively.

Our standard credit terms are net 30 to 60 days. From time to time, we allow for certain digital customers to pay on an enhanced revenue share basis for the software license whereby the customer pays an incremental revenue share percentage over a specific period of time. We consider these types of arrangements to be extended payment terms as the full consideration for the arrangement may not be received until several years after the date of the sale depending on the net winnings from the game or application. We evaluate the payment terms of the arrangement at the outset in order to determine if collectability is reasonably assured and defer revenue on enhanced revenue shares in cases where this is not met. For additional information on notes receivables, see Note 4 (Accounts Receivable, Notes Receivable, Allowance for Doubtful Accounts and Bad Debt).

Inventories

Inventories consist primarily of component parts and related parts used in gaming terminals. Inventories are stated at the lower of cost or net realizable value, using the weighted average cost method. We determine the lower of cost or market value of our inventory based on estimates of potentially excess and obsolete inventories after considering historical and forecasted demand and average selling prices. Cost includes all direct costs and an appropriate proportion of fixed and variable overheads.

We have established a reserve for excess and obsolete inventory. Demand for gaming terminals and parts inventory is also subject to technological obsolescence.

Equity Method Investments

Investee companies that are not consolidated, but over which we exercise significant influence, are accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to an investee depends on an evaluation of several factors including, representation on the investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, an investee company’s accounts are not reflected within our Consolidated Balance Sheets and Statements of Operations and Comprehensive Loss; however, our share of the earnings or losses of the investee company is reflected in other income (loss) in the Consolidated Statements of Operations and Comprehensive Loss. Our carrying value in an equity method investee company is reflected in Other Current Liabilities (Note 11) in our Consolidated Balance Sheets.

When our carrying value in an equity method investee company is reduced to zero, no further losses are recorded in our consolidated financial statements unless we have guaranteed obligations of the investee company or we have committed additional funding. In this instance, when the investee company subsequently reports income, we will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Property and Equipment

Property and equipment are recorded at cost, and when placed into service, depreciated to their residual values using the straight-line method over the estimated useful lives of the related assets as follows:

Short-term leasehold property	life of the lease
Server based gaming terminals	4 – 6 years
Motor Vehicles	3 – 5 years
Plant and machinery and fixtures and fittings	4 – 8 years
Computer equipment	3 – 5 years

Our policy is to periodically review the estimated useful lives of our fixed assets. We also assess the recoverability of long-lived assets (or asset groups) whenever events or changes in circumstances indicate that the carrying amount of such an asset (or asset groups) may not be recoverable.

Repairs and maintenance costs are expensed as incurred. Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation are written off and any resulting gain or loss is credited or charged to income.

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Goodwill and Other Acquired Intangible Assets

Our primary acquired intangible assets relate to goodwill, trademarks and customer relationships. Goodwill represents the excess purchase price over the fair value of the identifiable net assets acquired in a business combination. Trademarks and customer relationships were originally recorded at their fair values in connection with business combinations.

Goodwill and other intangible assets with indefinite useful lives are not amortized, but instead are tested for impairment at least annually. Intangible assets with finite lives are amortized on a straight line basis over three to ten years to their estimated residual values, and reviewed for impairment. Factors considered when assigning useful lives include legal, regulatory and contractual provisions, product obsolescence, demand, competition and other economic factors.

Impairment of Goodwill and Long Lives Assets

We test for goodwill impairment at least annually on the last day of our fiscal period as of September 26, 2015, September 27, 2014, and September 28, 2013 and whenever other facts and circumstances indicate that the carrying value may not be recoverable. For goodwill impairment evaluations, we first make a qualitative assessment to determine if goodwill is likely to be impaired. If it is more-likely-than-not that a reporting unit's fair value is less than its carrying value, we then compare the fair value of the reporting unit to its respective carrying amount. Goodwill is carried, and therefore tested, at the reporting unit level. We have three segments, Server Based Gaming, Virtual Sports and Leisure, as detailed in note 3. The Leisure segment was disposed of on February 8, 2013 and is reflected as Discontinued Operations in the accompanying financial statements (see Note 2). If the fair value of the reporting unit is less than its carrying amount, the amount of the impairment loss, if any, will be measured by comparing the implied fair value of goodwill to its carrying amount and would be charged to operations as an impairment loss. For additional information, see Note 7 (Intangibles, net and goodwill).

We assess the recoverability of long-lived assets and intangible assets with finite useful lives whenever events arise or circumstances change that indicate the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets (or asset groups) to be held and used is measured by a comparison of the carrying amount of the asset (or asset group) to the expected net future undiscounted cash flows to be generated by that asset (or asset group) or, for identifiable intangibles with finite useful lives, by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through expected net future undiscounted cash flows. The amount of impairment of other long-lived assets and intangible assets with finite lives is measured by the amount by which the carrying amount of the asset exceeds the fair market value of the asset.

Derivative Financial Instruments

From time to time we enter into foreign currency forward contracts to mitigate the risk associated with cash payments required to be made in non-functional currencies or to mitigate the risk associated with cash to be received in non-functional currencies. We record the derivative financial instruments on the balance sheets at their respective fair market values. We do not apply hedge accounting and make related effectiveness assessments. As a result, changes in fair value in the associated derivative are recorded in the consolidated statements of operations and comprehensive loss. See Note 14 (Fair Value Measurements) for additional information.

Shipping and Handling Costs

Shipping and handling costs for products sales and hardware related to subscription services are included in cost of sales, excluding depreciation and amortization for all periods presented.

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Income Taxes

Income taxes are accounted for under the asset and liability method. Our provision for income taxes is primarily based on current period income (loss), changes in deferred tax assets and liabilities and changes in estimates with regard to uncertain tax positions. We estimate current tax expense and assess temporary differences resulting from differing treatments of items for tax and accounting purposes using enacted tax rates in effect for each taxing jurisdiction in which we operate for the period in which those temporary differences are expected to be recovered or settled. These differences result in deferred tax assets and liabilities. Our total deferred tax assets are principally comprised of depreciation and net operating loss carry forwards.

Significant management judgment is required to assess the likelihood that deferred tax assets will be recovered from future taxable income. In assessing the realizability of these deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Management makes this assessment on a jurisdiction by jurisdiction basis considering the historical trend of taxable losses, projected future taxable income and the reversal of deferred tax liabilities. As of September 26, 2015, September 27, 2014, and September 28, 2013, we had a valuation allowance of $43,475,000, $42,031,000 and $37,679,000 respectively, against net deferred tax assets due to uncertainty of realization of these deferred tax assets.

We evaluate income tax uncertainties, assess the probability of the ultimate settlement with the applicable taxing authority and records an amount based on that assessment. Interest and penalties, if any, associated with uncertain tax positions are included in income tax expense.

Foreign Currency Translation

For most of our operations GBP is our functional currency. We also have significant operations where the local currency is the functional currency, including our operations in mainland Europe and South America. Assets and liabilities of foreign operations are translated at period-end rates of exchange and results of operations are translated at the average rates of exchange for the period. Gains or losses resulting from translating the foreign currency financial statements are accumulated as a separate component of accumulated other comprehensive loss in stockholders' deficit. Gains or losses resulting from foreign currency transactions are included in other (expense), net in the consolidated statements of operations and comprehensive loss.

Leases

We lease our office facilities under operating leases. We account for certain operating leases that contain rent escalation provisions, rent abatements and /or lease incentives by recognizing rent expense on a straight-line basis over the lease term. The difference between the rent paid and the straight-line rent is recorded as a deferred liability.

Assets acquired under capital leases are amortized over a lease term which coincides with the estimated useful life of the leased assets. For the purpose of recognizing the above mentioned lease incentives on a straight-line basis over the term of the lease, we use the date of initial possession to begin amortization. Lease renewal periods are considered in the determination of the lease term.

Comprehensive Loss

We include and separately classify in comprehensive loss unrealized gains and losses from our foreign currency translation adjustments, gains or losses associated with pension or other post-retirement benefits, prior service costs or credits associated with pension or other post-retirement benefits and transition assets or obligations associated with pension or other post- retirement benefits. See Note 19 (Accumulated Other Comprehensive (Loss) Income).

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09 Revenue from Contracts with Customers which introduces a new revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after January 1, 2018, with early adoption permitted. The new accounting standard is expected to have an impact on our consolidated financial statements. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

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Recently Issued Accounting Standards (continued)

In June 2014, the FASB issued ASU 2014-12, Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period ("ASU 2014-12"), requiring a performance target which affects vesting and could be achieved after the requisite service period be treated as a performance condition in accordance with ASC 718, Compensation - Stock Compensation. ASU 2014-12 was effective prospectively for annual periods beginning after December 15, 2015 with early adoption permitted. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

On April 7, 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. For public business entities, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. The Company has adopted this guidance and has presented debt issuance costs net against the associated debt liabilities in the consolidated balance sheets presented.

In April 2015, the FASB issued ASU 2015-05, Intangibles–Goodwill and Other–Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement ("ASU 2015-05"), which provides guidance to customers about how to account for cloud computing arrangements when such arrangements include software licenses. ASU 2015-11 is effective for reporting periods beginning after December 15, 2015, with early adoption permitted. The standard may be applied retrospectively or prospectively. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330) - Simplifying the Measurement of Inventory ("ASU 2015-11"), which will require us to measure inventory at the lower of cost or net realizable value, rather than the lower of cost or market. ASU 2015-11 is effective prospectively for reporting periods beginning after December 15, 2016. As this is the first time we have prepared consolidated financial statements under US GAAP, we have early adopted the guidance from the inception of the Company.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. The guidance eliminates the current requirement for organizations to present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. As this is the first time we have prepared consolidated financial statements under US GAAP, we have early adopted the guidance from the inception of the Company.

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Recently Issued Accounting Standards (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by reporting lease assets and lease liabilities, both finance (capital) and operating leases, on the balance sheet and disclosing key information about leasing arrangements. For public companies, the updated guidance is effective for the financial statements issued for fiscal years beginning after December 15, 2018 (including interim periods within those fiscal years). Early adoption is permitted. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In March 2016, the FASB issued Accounting Standards Update (ASU) 2016-09, Compensation – Stock Compensation (Topic 718), to simplify several aspects of the accounting for share-based payment award transactions including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, US GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In April 2016, the FASB issued Accounting Standards Update ASU No. 2016-10 Revenue from Contracts with Customers (Topic 606), “Identifying Performance Obligations and Licensing” (“ASU 2016-10”). ASU 2016-10 clarifies the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. ASU 2016-10 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2017, with early application permitted. The Company is currently evaluating the impact the adoption of this new standard will have on its consolidated financial statements.

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Recently Issued Accounting Standards (continued)

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-04, Compensation—Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets (“ASU 2015-04”). ASU 2015-04 provides an entity with a fiscal year-end that does not coincide with a month-end a practical expedient that allows the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. If an entity has a significant event in an interim period that requires the remeasurement of defined benefit plan assets and obligations such as a partial settlement, ASU 2015-04 also provides a practical expedient that permits the entity to remeasure defined benefit plan assets and obligations using the month-end that is closest to the date of the significant event and adjust for any effects of the significant event not captured in the month-end measurement. If an entity applies the practical expedient and a contribution is made between the month-end date used for measurement and the entity’s fiscal year-end, the entity should disclose the amount of the contribution to allow reconciliation of the fair value of plan assets in the fair value hierarchy to the ending balance of the fair value of plan assets. ASU 2015-04 is effective for annual periods beginning after December 15, 2015 with early adoption permitted. This standard will not have a material impact on the Company’s consolidated results of operations or financial position.

2.	Discontinued Operations

On February 8, 2013 we completed the sale of the trade and assets of our leisure division to Playnation Limited for cash proceeds of $30.8 million resulting in a loss of approximately $11.3 million, which is reflected as a loss on discontinued operations in our Consolidated Statements of Operations and Comprehensive Loss for the period ended September 28, 2013. The Company had no continuing involvement after the sale of our leisure business.

Expenses included as discontinued include only those directly attributable to the specific operations. No apportionment of shared costs has been made.

The revenue and expenses of the discontinued operations were as follows:

September 28, 2013
$ '000

Total revenue	10,074
Cost of sales, excluding depreciation and amortization	(3,378)

Selling, general and administrative	(6,069)
Depreciation and amortization	(3,199)
Loss from discontinued operations	(2,572)

For the 2014 and 2015 financial periods, there were no revenues or expenses classified as discontinued operations.

Goodwill allocated to this segment amounting to $16,015,000 was written off as part of the disposal.

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3.	Segmental Reporting

Operating segments are identified as components of an enterprise for which separate and discrete financial information is available and is used by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief decision-maker is the Chief Executive Officer.

The Company’s chief decision-maker reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenue and operating profit by operating unit. This information is used for purposes of allocating resources and evaluating financial performance.

The Company operates its business along three operating segments, which are segregated based on the basis of revenue stream: Service Based Gaming, Virtual Sports and Leisure. The Leisure segment was disposed of on February 8, 2013 and is reflected as Discontinued Operations in the accompanying financial statements (see Note 2) The Company believes this method of segment reporting reflects both the way its business segments are managed and the way the performance of each segment is evaluated.

The accounting policies of the segments are the same as those described in the “Summary of Significant Accounting Policies.”

The following tables present revenue, cost of sales, excluding depreciation and amortization, selling, general and administrative expenses, depreciation and amortization, operating profit/(loss) from continuing operations, total assets and total capital expenditures for the periods ended September 26, 2015, September 27, 2014, and September 28, 2013, respectively, by business segment. Certain unallocated corporate function costs have not been allocated to the Company’s reportable operating segments because these costs are not allocable and to do so would not be practical. Corporate function costs consist primarily of selling, general and administrative expenses, depreciation and amortization, capital expenditures, cash, prepaid expenses and property and equipment and software development costs relating to corporate/shared functions.

Segmental Information

Period ended September 26, 2015

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
	$ '000	$ '000	$ '000	$ '000

Revenue:
Service	88,139	27,186	-	115,325
Hardware	12,248	-	-	12,248
Total revenue	100,387	27,186	-	127,573
Cost of sales, excluding depreciation and amortization:
Cost of service	(11,895)	(4,586)	-	(16,481)
Cost of hardware	(7,746)	-	-	(7,746)
Selling, general and administrative expenses	(22,017)	(6,691)	(36,521)	(65,229)
Depreciation and amortization	(33,415)	(3,952)	(2,019)	(39,386)
Segment operating income (loss) from continuing operations	25,314	11,957	(38,540)	(1,269)

Net operating loss				(1,269)

Total assets at September 26, 2015	135,841	94,017	10,082	239,940

Total goodwill at September 26, 2015	-	53,442	-	53.442

Total capital expenditures for the period ended September 26, 2015	44,731	5,923	1,751	52,405

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3.	Segmental Reporting (continued)

Period ended September 27, 2014

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
	$ '000	$ '000	$ '000	$ '000

Revenue:
Service	95,325	25,543	-	120,868
Hardware	25,930	-	-	25,930
Total revenue	121,255	25,543	-	146,798
Cost of sales, excluding depreciation and amortization:
Cost of service	(12,665)	(3,977)	-	(16,642)
Cost of hardware	(33,496)	-	-	(33,496)
Selling, general and administrative expenses	(24,001)	(4,620)	(38,319)	(66,940)
Depreciation and amortization	(34,584)	(2,844)	(5,040)	(42,468)
Segment operating income (loss) from continuing operations	16,509	14,102	(43,359)	(12,748)

Net operating loss				(12,748)

Total assets at September 27, 2014	132,365	92,012	27,441	251,818

Total goodwill at September 27, 2014	-	57,240	-	57,240

Total capital expenditures for the period ended September 27, 2014	36,883	1,839	3,960	42,682

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3.	Segmental Reporting (continued)

Period ended September 28, 2013

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
	$ '000	$ '000	$ '000	$ '000

Revenue:
Service	91,706	12,453	-	104,159
Hardware	10,322	-	-	10,322
Total revenue	102,028	12,453	-	114,481
Cost of sales, excluding depreciation and amortization:
Cost of service	(14,732)	(937)	-	(15,669)
Cost of hardware	(6,281)	-	-	(6,281)
Selling, general and administrative expenses	(22,158)	(4,363)	(32,782)	(59,303)
Depreciation and amortization	(29,944)	(2,969)	(1,871)	(34,784)
Segment operating income (loss) from continuing operations	28,913	4,184	(34,653)	(1,556)

Net operating loss				(1,556)

Total assets at September 28, 2013	147,551	94,357	23,597	265,505
Total goodwill at September 28, 2013	-	56,544	-	56,544
Total capital expenditures for the period ended September 28, 2013	26,792	922	1,558	29,272

Geographic Information

Geographic information for revenue is set forth below:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000
Total revenue
UK	95,760	118,757	92,227
Italy	20,674	20,270	15,675
Rest of world	11,139	7,771	6,579
Total	127,573	146,798	114,481

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3.	Segmental Reporting (continued)

Geographic information of our non-current assets excluding goodwill is set forth below:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000
Total non-current assets excluding goodwill
UK	90,661	93,820	87,206
Italy	15,915	16,144	23,996

Rest of world	17,792	8,306	10,240
Total	124,368	118,270	121,442

Software development costs are included as attributable to the market in which they are utilized.

4.	Accounts Receivable

Accounts receivable consist of the following:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Trade receivables	26,541	33,109	39,864
Other receivables	157	596	328
Allowance for doubtful accounts	(958)	(844)	(600)
Total accounts receivable, net	25,740	32,861	39,592

Changes in the allowance for doubtful accounts are as follows:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Beginning balance	(844)	(600)	(799)
Recognition of bad debt expense	(590)	(1,188)	(214)
Recoveries	47	547	136
Write offs	373	404	277
Foreign currency translation adjustments	56	(7)	-
Ending balance	(958)	(844)	(600)

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5.	Inventory

Inventory consists of the following:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Component parts	6,584	6,264	14,143
Finished goods	1,714	604	706
Total inventories	8,298	6,868	14,849

Component parts include parts for gaming terminals, net of allowance for excess and obsolete parts. Our finished goods inventory primarily consists of gaming terminals which are ready for sale.

6.	Property and Equipment

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Short-term leasehold property	618	661	653
Video lottery terminals	123,694	121,616	99,314
Computer equipment	8,302	8,964	30,580
Motor vehicles	-	14	15
Plant and machinery	1,866	2,384	2,274
	134,480	133,639	132,836
Less: accumulated depreciation	(58,694)	(60,633)	(59,111)
	75,786	73,006	73,725

Depreciation expense for the periods ended September 26, 2015, September 27, 2014 and September 28, 2013 was $27.3 million, $30.3 million and $25.0 million, respectively. Cost of equipment associated with specific contracts and internal use software projects are recorded as assets in the course of construction (a subsection of video lottery terminals) and not depreciated until placed in service. When the equipment is placed into service, the related costs are transferred from assets in the course of construction to video lottery terminals, and we commence depreciation. Depreciation expense is separately included within depreciation and amortization expense on the Consolidated Statements of Operations and Comprehensive Loss.

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7.	Intangible Assets and Goodwill

The following tables present certain information regarding our intangible assets. Amortizable intangible assets are being amortized on a straight-line basis over their estimated useful lives of ten years with no estimated residual values, which materially approximates the expected pattern of use.

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000
Intangibles

Trademarks	20,570	22,032	21,764
Customer relationships	17,579	18,829	19,000
	38,149	40,861	40,764
Less: accumulated amortization	(20,030)	(17,368)	(13,520)
	18,119	23,493	27,244

The aggregate intangible asset amortization expense for the periods ended September 26, 2015, September 27, 2014 and September 28, 2013 was $3,889,000, $4,152,000 and $3,932,000 respectively. The estimated intangible asset amortization expense for the period ending September 24, 2016 and each of the subsequent four periods is $4,493,000 per annum.

Goodwill

The table below reconciles the change in the carrying amount of goodwill, for the period from September 29, 2012 to September 26, 2015.

$ '000
Beginning balance at September 29, 2012	73,091
Disposals	(16,015)
Foreign currency translation adjustments	(532)
Ending balance at September 28, 2013	56,544
Foreign currency translation adjustments	696
Ending balance at September 27, 2014	57,240
Additions	1,043
Impairment	(1,043)
Foreign currency translation adjustments	(3,798)
Ending balance at September 26, 2015	53,442

Disposals of goodwill in the period to September 28, 2013, arise on the disposal of discontinued operations (see note 2).

Additions to goodwill in the period to September 26, 2015, arises on the purchase of Inspired Gaming (Italy) Limited. This goodwill is impaired in the same period due to uncertainty of future cashflows of the purchased company (see note 18).

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8.	Software Development Costs, net

Software development costs, net consisted of the following:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Software development costs	56,847	42,402	34,303
Less: accumulated amortization	(26,384)	(20,631)	(13,830)
	30,463	21,771	20,473

In the periods ended September 26, 2015, September 27, 2014 and September 28, 2013, we capitalized $17.8 million, $11.6 million and $9.8 million, respectively, of software development costs. Amounts above in the table include $1.4 million, $1.0 million and $0.6 million of internal use software at September 26, 2015, September 27, 2014 and September 28, 2013, respectively.

The total amount of software costs amortized was $7.2 million, $6.9 million and $5.7 million for the periods ended September 26, 2015, September 27, 2014 and September 28, 2013, respectively. The total amount of software costs written down to net realizable value was $0.1 million, $1.1 million and $0.6 million for the periods ended September 26, 2015, September 27, 2014 and September 28, 2013, respectively. The weighted average amortization period was 3.4 years, 3.4 years and 3.5 years for the periods ended September 26, 2015, September 27, 2014 and September 28, 2013 respectively. The estimated software amortization expense for the period ending September 24, 2016 and the subsequent four periods is $8.6 million, $8.7 million, $5.4 million, $4.0 million and $1.5 million per annum, respectively.

9.	Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the following:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Prepaid expenses	11,398	9,100	8,801
Unbilled accounts receivable	12,634	7,499	6,523
Joint venture loan	-	560	554
Foreign exchange contract assets	-	168	-
Total prepaid expenses and other assets	24,032	17,327	15,878

The Joint Venture loan is a receivable that was provided to Merkur Inspired Limited. In December 2014, the Company purchased the remaining 50% of shares in the joint venture and the outstanding balance became an intercompany receivable which is eliminated on consolidation.

Foreign exchange contracts relate to foreign currency forward agreements where the net balance at period end was in a debit position. Refer to Note 14 for additional information.

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10.	Accrued Expenses

Accrued expenses consist of the following:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Interest payable - cash	2,945	3,027	1,822
Interest payable – payment in kind	377	401	538
Asset retirement obligations	616	169	66
Accrued corporate cost expenses	1,434	2,021	1,764
Direct costs of sales	11,579	5,692	3,219
Other creditors	4,517	1,231	2,690
	21,468	12,541	10,099

11.	Other Liabilities

Other liabilities consist of the following:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Customer prepayments & deposits	3,831	3,464	4,461
Share of net liabilities in joint venture	-	2,398	2,958
Total other liabilities, current	3,831	5,862	7,419
Foreign exchange contract liabilities	321	-	189
Provisions for other liabilities & charges	994	1,441	1,576
Pension liability	4,877	4,855	-
Total other liabilities, long-term	6,192	6,296	1,765
	10,023	12,158	9,184

Foreign exchange contract liabilities related to foreign currency forward agreements where the net balance at period end was in a credit position. Refer to Note 14 for additional information.

The Company had a 50% share of the equity of Merkur Inspired Limited. At September 27, 2014 and September 28, 2013, Merkur Inspired Limited was in a net liabilities position. The joint venture arrangement required us to guarantee the obligations of this company and therefore we recorded our share of the losses and liabilities. In December 2014, the Company purchased the remaining 50% of shares in the joint venture, see note 18 for further information. Goodwill arising is disclosed in note 18. In the period to September 26, 2015 this generated additional revenue for the Group of $1.7 million, with extra selling and general administrative expenses costs of $1.7 million for the 9 months. This acquisition gave us the ability to take control of the existing customer contracts, control all future customer negotiations and implement cost reductions.

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12.	Operating Leases

At September 26, 2015, we were obligated under operating leases covering office and warehouse space and transportation equipment expiring at various dates. Future minimum lease payments required under our operating leases at September 26, 2015 were approximately as follows:

$ '000

2016	1,707
2017	1,353
2018	1,326
2019	1,088
2020	658
Thereafter	230
Total	6,362

Rent expense under all operating leases was $1.4 million, $1.3 million and $1.4 million for the periods ended September 26, 2015, September 27, 2014 and September 28, 2013, respectively.

Some of our operating leases contain provisions for future rent increases, rent-free periods or periods in which rent payments are reduced. The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent obligation, which is included in accrued expenses and other long-term liabilities in the Consolidated Balance Sheets.

13.	Long Term and Other Debt

Outstanding Debt and Capital Leases

The following reflects outstanding debt as of the dates indicated below:

	Principal	Unamortized deferred financing charge	Book value, September 26, 2015
		$ '000	$ '000

Senior bank debt	117,573	(2,822)	114,751
PIK loan notes	307,444	-	307,444
Capital leases and hire purchase contract	321	-	321
Total long-term debt outstanding	425,338	(2,822)	422,516
Less: current portion of long-term debt	(131)	-	(131)
Long-term debt, excluding current portion	425,207	(2,822)	422,385

The Company is in compliance with all relevant covenants and the long term debt portion is correctly classified as such in line with the underlying agreements.

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13.	Long Term and Other Debt (continued)

	Principal	Unamortized deferred financing charge	Book value, September 27, 2014
		$ '000	$ '000

Senior bank debt	120,417	(4,518)	115,899
PIK loan notes	290,773	(1,134)	289,639
Capital leases and hire purchase contract	442	-	442
Total long-term debt outstanding	411,632	(5,652)	405,980
Less: current portion of long-term debt	(127)	-	(127)
Long-term debt, excluding current portion	411,505	(5,652)	405,853

	Principal	Unamortized deferred financing charge	Book value, September 28, 2013
		$ '000	$ '000

Senior bank debt	81,766	(2,768)	78,998
PIK loan notes	252,656	(2,240)	250,416
Capital Leases and hire purchase contract	625	-	625
Total long-term debt outstanding	335,047	(5,008)	330,039
Less: current portion of long-term debt	(188)	-	(188)
Long-term debt, excluding current portion	334,859	(5,008)	329,851

Debt consists of senior bank debt and loan notes payable to the owners of Ordinary A shares (referred to as Payment in Kind (“PIK”) Loan Notes). Security over the debt consists of a fixed and floating charge over all assets of the Company and certain of its subsidiaries.

During 2014, the Company re-financed its existing senior bank facility of $86.7 million with a new senior bank facility of $121.2 million. During 2014, unamortized senior bank debt issuances fees of $2.0 million, were written off to interest expense. The new senior bank facility has a cash interest rate on outstanding borrowings for this line of credit being the Bank of England’s bank’s base rate plus the base rate margin or LIBOR rate plus the bank’s LIBOR rate margin. The loan agreement includes a PIK interest rate on the outstanding borrowings that can be paid for or added to the outstanding debt. Capitalized debt issuance fees of $5.4 million were realized in 2014 with the issuance of new debt. Note, due to foreign currency translation, these figures are then revised at each Balance Sheet date. The new senior bank debt is scheduled to mature on September 30, 2017.

The senior bank debt also included a revolving facility commitment for $28.5 million. The revolver facility has an interest rate on utilized amounts of 5% plus LIBOR and on unutilized borrowings of 2%. The line of credit is scheduled to mature on September 30, 2017, although agreement has been reached to extend this by two years on successful acquisition as discussed in Note 1 under the caption Going Concern. No revolver had been drawn on any of the period ends, but an amount of the facility had been utilized in each year for the Duty Deferment guarantee and the company credit card scheme. The amounts utilized at September 26, 2015, September 27, 2014 and September 28, 2013 amounted to $0.5million, $0.7 million, and $1.6 million, respectively.

F-98

13.	Long Term and Other Debt (continued)

The Company also has 13.5% PIK loan notes payable to a syndicate of investors including parent entities to the Group. PIK loan notes have a final repayment date of July 6, 2018 and receive interest at a rate of 13.5%.  This interest is accrued and compounded annually onto the loan notes on September 30 each year.  Loan notes may be transferred between parties but cannot be converted into other options or redeemed before the final repayment date.  At the repayment date, all PIK loan note liabilities are settled by GBP cheque payment. PIK loan notes are repayable in full upon either a sale or a listing of the Group. PIK loan notes are held in proportion to the holders of Ordinary A shares. PIK loan balance to parent company at September 26, 2015, September 27, 2014 and September 28, 2013 amounted to $261.5 million, $246.9 million, and $214.9 million, respectively.

Long term debt at September 26, 2015 matures as follows:

Fiscal period	Senior bank debt	PIK loan notes	Capital leases and hire purchase contract	Total
	$ '000	$ '000	$ '000	$ '000

2016	-	-	-	-
2017	117,573	-	140	117,713
2018	-	307,444	40	307,484
2019	-	-	5	5
2020	-	-	5	5
Total	117,573	307,444	190	425,207

14.	Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset and liability in an orderly transaction between market participants at the measurement date. We estimate the fair value of its assets and liabilities utilizing an established three-level hierarchy. The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.
Level 3:	Unobservable inputs that are supported by little or no market activity that are significant to the fair value of the asset or liability. Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that are unable to be corroborated with observable market data.

The fair value of our financial assets and liabilities is determined by reference to market data and other valuation techniques as appropriate. We believe the fair value of our financial instruments, which are principally cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities, approximates their recorded values.

For each period, derivative financial instrument assets and liabilities measured at fair value on a recurring basis are included in the financial statements as per the table below. All amounts are categorized as Level 2.

F-99

14.	Fair Value Measurements (continued)

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000
Consolidated Balance Sheets

Prepaid expenses and other current assets	-	168	-
Other long-term liabilities	(321)	-	(189)

Foreign currency forward contracts

Throughout the period we enter into contracts to buy and sell foreign currency. These contracts are recorded on the balance sheets at each period end at fair value. These contracts are typically short term in nature with maturities of six months to a year. We entered into forward contracts to sell Euros and to purchase USD and the change in fair value of the derivative is recorded within interest income or expense in the Consolidated Statements of Operations and Comprehensive Loss. For the period ended September 26, 2015, September 27, 2014 and September 28, 2013, we realized interest income or expense of $(488,000), $364,000, and $(212,000) respectively from changes in the fair value of the derivative instrument.

15.	Stockholder's Deficit

Common stock

Common stock consists of four classes of common shares. There are no shares reserved for future issuance. Common stock balances of shares authorized, issued and outstanding as of September 26, 2015, September 27, 2014 and September 28, 2013 were as follows:

	Shares	Common Stock
	each	$ '000

Class A Voting Shares, par value of £0.01	8,750,000	132
Class B Non-voting Shares, par value of £0.01	1,250,000	18
Class B2 Non-voting Shares, par value of £0.75	11,150	13
Class B3 Voting Shares, par value of £0.01	154,500	2

	10,165,650	165

Class A Voting Shares

The holders of Class A shares are entitled to receive dividends, when and as declared by the Board of Directors, and to vote on all matters entitled to be voted on by the stockholders of the Company.

Class B Non-voting Shares

The holders of Class B shares have dividend rights identical to those of the Class A holders, and also have the same rights on a winding up as the Class A shareholders. The Class B holders receive dividends pro-rata with Class A holders in relation to the paid up amount on each share. The Class B shares have no rights to vote.

F-100

15.	Stockholder's Deficit (continued)

Class B2 Non-voting Shares

The Class B2 shares are entitled to dividends of 0.1% of the dividend payable on any A share subject to an annual cap of 10% of the paid up amount on each such share. Upon winding up, the Class B2 shares will only participate up to the paid up amount plus a 10% per annum return of such paid up amount and less any amounts already paid as dividends on the Class B2 shares. The Class B2 shares have no right to vote.

Class B3 Voting Shares

The Class B3 shares are entitled to dividends of 0.1% of the dividend payable on any A share subject to an annual cap of 10% of the paid up amount on each such share. Upon winding up, the Class B3 shares will only participate up to the paid up amount plus a 10% per annum return of such paid up amount and less any amounts already paid as dividends on the Class B3 shares. B3 shares carry 10 votes each on a poll and on a show of hands they carry one vote.

Additional paid in capital

Additional paid in capital represents the excess of amounts paid for common shares over their stated par value. There have been no changes in additional paid in capital during the periods ended September 26, 2015, September 27, 2014 and September 28, 2013.

16.	Incentive Stock Plan

Prior to September 29, 2012 we granted performance-conditioned Class B shares with a grant date fair value of nil and a three-year vesting schedule to certain members of our management. The shares have an exit date enterprise value target. The shares vest over three years from the date of acquisition by the majority shareholders of the Company, Vitruvian Partners Ltd. All shares were fully vested at the opening balance sheet date, September 29, 2012. If the enterprise value is not met on winding up or exit by Vitruvian Partners Ltd, the shares will be worthless. Since an exit on winding up is generally not probable until it occurs, no compensation cost has been recognized in the financial statements. The fair value of the shares is nil as of September 26, 2015, September 27, 2014, and September 28, 2013, respectively.

17.	Pension Plan

We operate a combined scheme which comprises of a defined benefit section and a defined contribution section.

The defined contribution scheme assets are held separately from those of the Group in an independently administered fund. The pension cost charge represents contributions payable by the Group and amounted to $1,549,000, $1,685,000 and $1,154,000 for the periods ending September 26, 2015, September 27, 2014, and September 28, 2013, respectively. Contributions totaling $240,000, $259,000 and $200,000 were payable to the fund as at September 26, 2015, September 27 2014, and September 28 2013, respectively.

The defined benefit section has been closed to future accruals for services rendered to the Company for the entire financial statement periods presented in these consolidated financial statements. Retirement benefits are generally based on a portion of an employee's pensionable earnings during years prior to 2010. Our policy is to make contributions according to schedules agreed with the trustee every 3 years after completion of the triennial valuation undertaken by the scheme’s actuaries. We estimate that $4.1 million will be contributed to the pension plan in the period ending September 24, 2016. The latest actuarial valuation of the scheme as at March 31, 2015 revealed a funding shortfall and a recovery plan consisting of additional contributions payable to the scheme has been put into place.

F-101

17.	Pension Plan (continued)

The trustee has made an allowance for the pension scheme liability profile when deciding the investment strategy of the pension scheme. Since the pension scheme is closed to new entrants and ceased future accrual with effect from March 31, 2010 it has continued to mature gradually. Therefore, the trustee reviews the investment strategy regularly to check whether any changes are needed. When considering the investment strategy, the trustee has taken into account the effect of any possible increases in the deficit reduction contributions on the financial position of the Company, and the extent to which the Company will be able to bear these changes.

The plan investment policy is to maximize long-term financial return commensurate with security and minimizing risk. This is achieved by holding a portfolio of marketable investments that avoids over-concentration of investment and spreads assets both over industries and geographies. In setting investment strategy, the trustees considered the lowest risk strategy that they could adopt in relation to the plan's liabilities and designed an asset allocation to achieve a higher return while maintaining a cautious approach to meeting the plan's liabilities. The trustees undertook a review of investment strategy and took advice from their investment advisors. They considered a full range of asset classes, the risks and rewards of a range of alternative asset allocation strategies, the suitability of each asset class and the need for appropriate diversification. The current strategy is to hold approximately 30% in a global return fund, approximately 25% in U.K. equities, approximately 20% in real estate, approximately 16% in non-U.K. equities and approximately 9% in corporate bonds.

Our pension benefit costs are calculated using various actuarial assumptions and methodologies. These assumptions include discount rates, inflation, expected returns on plan assets, mortality rates and other factors. The assumptions utilized in recording the obligations under our plans represent our best estimates, and we believe that they are reasonable, based on information as to historical experience and performance as well as other factors that might cause future expectations to differ from past trends. Differences in actual experience or changes in assumptions may affect our pension obligations and future expense. The primary factors contributing to actuarial gains and losses each year are (1) changes in the discount rate used to value pension benefit obligations as of the measurement date and (2) differences between the expected and the actual return on plan assets.

Our valuation methodologies used for pension assets measured at fair value are as follows. There have been no changes in the methodologies used at September 26, 2015, September 27, 2014 and September 28, 2013.

The diversified fund is valued at fair value by using the net asset value (“NAV”) of shares held by the plan at the year end. The NAV of the diversified fund is not publicly quoted. The majority of the underlying securities have observable Level 1 or 2 pricing inputs, including quoted prices for similar assets in active or non-active markets. ASC 820, Fair Value Measurements and Disclosures, allows NAV per share to serve as a practical expedient to estimate the fair value of the diversified fund. ASC 820 also states that where NAV is allowed to be used as an estimate of fair value, if the reporting entity has the ability to redeem its investment at NAV as of the measurement date, that investment shall be categorized as a Level II fair value measurement. If the investment cannot be redeemed at the measurement date, but may be redeemable in the future, but at an uncertain date, the investment shall be categorized as a Level 3 fair value measurement.

As of September 26, 2015 and September 27, 2014, the diversified fund was redeemable at NAV as of the measurement dates and, therefore, classified as Level 2.

With respect to the buy-in contract, it was agreed during the year ended September 27, 2014, that 281 pensioners of the plan would be insured by means of a pensioner buy-in. The liabilities and assets in respect of insured pensioners are assumed to match for the purposes of ASC 715, Pensions - Retirement Benefits, disclosures (i.e. the full benefits have been insured). The approach adopted has therefore been to include within the total value of assets, an amount equal to the calculated total liability value of the insured pensioners on the actuarial assumptions adopted for ASC 715 purposes. The buy-in contract is, therefore, classified as Level 3

F-102

17.	Pension Plan (continued)

The following table sets forth the combined funded status of the pension plans and their reconciliation to the related amounts recognized in our consolidated financial statements at our September 26, 2015, September 27, 2014, and September 28, 2013 measurement dates:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000
Change in benefit obligation:
Benefit obligation at beginning of period	100,315	101,701	83,196
Interest cost	3,879	4,666	3,816
Actuarial (gain) loss	3,585	(4,192)	17,924
Benefits paid	(2,641)	(3,112)	(2,432)
Foreign currency translation adjustments	(6,656)	1,252	(803)
Benefit obligation at end of period	98,482	100,315	101,701
Change in plan assets:
Fair value of plan assets at beginning of period	95,460	101,869	90,937
Actual gain/(loss) on plan assets	3,245	(7,859)	10,294
Employer contributions	3,876	3,309	3,948
Benefits paid	(2,641)	(3,112)	(2,432)
Foreign currency translation adjustments	(6,335)	1,253	(878)
Fair value of assets at end of period	93,605	95,460	101,869
Amount recognized in the consolidated balance sheets:
Funded status (current)	-	-	168
Unfunded status (non-current)	(4,877)	(4,855)	-
Unrecognized surplus	-	-	(168)
Net amount recognized	(4,877)	(4,855)	-

The following table presents the components of our net periodic pension benefit cost:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000
Components of net periodic pension benefit cost:
Interest cost	3,879	4,666	3,816
Expected return on plan assets	(3,728)	(4,933)	(3,829)
Net periodic cost	151	(267)	(13)

The accumulated benefit obligation for all defined benefit pension plans was $98.5 million, $100.3 million and $101.7 million as of September 26, 2015, September 27, 2014, and September 28, 2013, respectively. The underfunded status of our defined benefit pension plans recorded as a liability in our Consolidated Balance Sheets as of September 26, 2015 and September 27, 2014, was $4.9 million and $4.9 million, respectively. As of September 28, 2013 the plan was not underfunded.

F-103

17.	Pension Plan (continued)

The fair value of the plan assets at September 26, 2015 by asset category is presented below:

	Level 1	Level 2	Level 3	Total
	$ '000	$ '000	$ '000	$ '000

Diversified fund	-	51,273	-	51,273
Buy-in contract	-	-	41,570	41,570
Cash	762	-	-	762
Total	762	51,273	41,570	93,605

The change in fair value of the pension assets during 2015 valued using significant unobservable inputs (Level 3) is presented below:

$ '000

Beginning balance at September 27, 2014	43,594
Purchases	-
Unrealized loss on asset still held at September 26, 2015	(2,024)
Ending balance at September 26, 2015	41,570

The fair value of the plan assets at September 27, 2014 by asset category is presented below:

	Level 1	Level 2	Level 3	Total
	$ '000	$ '000	$ '000	$ '000

Diversified fund	-	50,919	-	50,919
Buy-in contract	-	-	43,594	43,594
Cash	947	-	-	947
Total	947	50,919	43,594	95,460

The change in fair value of the pension assets during 2014 valued using significant unobservable inputs (Level 3) is presented below:

$ '000

Beginning balance at September 28, 2013	9,120
Purchases	43,594
Sales	(10,066)
Unrealized gain on asset still held at September 27, 2014	946
Ending balance at September 27, 2014	43,594

F-104

17.	Pension Plan (continued)

The fair value of the plan assets at September 28, 2013 by asset category is presented below:

	Level 1	Level 2	Level 3	Total
	$ '000	$ '000	$ '000	$ '000

Equity	49,964	-	-	49,964
Property funds	-	-	9,120	9,120
UK Government Bonds	-	41,766	-	41,766
Cash	1,019	-	-	1,019
Total	50,983	41,766	9,120	101,869

The table below presents the weighted-average actuarial assumptions used to determine the benefit obligation and net periodic benefit cost for the Plan.

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Discount rate	4.10%	4.20%	4.60%
Expected return on assets	3.95%	4.15%	4.80%
RPI inflation	3.30%	3.20%	3.50%
CPI inflation	2.30%	2.20%	2.70%
Pension increases – pre-2006 service	3.20%	3.10%	3.40%
Pension increases – post-2006 service	2.20%	2.20%	2.30%

The following benefit payments are expected to be paid:

$ '000
2016	2,700
2017	2,790
2018	2,881
2019	2,977
2020	3,074
Thereafter (5 years from September 2020)	16,965

F-105

18.	Acquisitions

On December 23, 2014, the Group purchased the remaining 50% shares in Merkur Inspired Limited for a total consideration of £1. As part of the transaction, the selling party agreed to waive payables amounting to $2,430,589. The purchase has been accounted for under the acquisition method, On January 2, 2015, Merkur Inspired Limited changed its name to Inspired Gaming (Italy) Limited.

Assets and liabilities acquired in the acquisition were as follows:

Fair value
$ '000
Assets and liabilities acquired
Property and equipment	39
Inventory	2
Accounts receivable, prepaid expenses and other current assets	357
Cash and cash equivalents	506
Accounts payable	(712)
Accrued expenses	(954)
Corporate tax and other current taxes payable	(53)
Other current liabilities	(228)
Total identifiable net assets assumed	(1,043)

Goodwill	1,043
Total	-

The goodwill arising upon acquisition is not deductible for tax purposes.

F-106

19.	Accumulated Other Comprehensive (Loss) Income

The accumulated balances for each classification of comprehensive (loss) income are presented below:

	Foreign Currency Translation Adjustments	Unrecognized pension benefit costs	Accumulated Other Comprehensive (Loss) Income
	$ '000	$ '000	$ '000

Balance at September 29, 2012	(51)	4,818	4,767
Change during the period	1,458	2,637	4,095
Balance at September 28, 2013	1,407	7,455	8,862
Change during the period	1,049	8,739	9,788
Balance at September 27, 2014	2,456	16,194	18,650
Change during the period	(15,059)	3,950	(11,109)
Balance at September 26, 2015	(12,603)	20,144	7,541

20.	Income Taxes

The following is income (loss) before income taxes:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000
UK	(56,895)	(68,358)	(61,840)
Mainland Europe	(1,610)	1,371	179
South America	(711)	(516)	(564)
Total loss before income taxes	(59,216)	(67,503)	(62,225)

The income tax expense consisted of the following for the periods ended September 26, 2015, September 27, 2014, and September 28, 2013:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000
Income tax expense (benefit):
Current
UK	163	86	-
Mainland Europe	395	222	367
South America	73	-	-
Total current taxes	631	308	367

The net deferred tax assets and liabilities arising from temporary differences at September 26, 2015, September 27, 2014, and September 28, 2013 are as follows:

	September 26, 2015	September 27, 2014	September 28, 2013
	$ '000	$ '000	$ '000

Depreciation	30,103	37,818	34,962
Net operating losses	16,493	8,382	5,021
Other temporary differences	503	529	3,145
Total deferred tax assets	47,099	46,729	43,128
Valuation allowance balance	(43,475)	(42,031)	(37,679)
Net deferred tax assets	3,624	4,698	5,449
Deferred tax liabilities
Intangible assets	(3,624)	(4,698)	(5,449)
Net deferred tax liabilities	-	-	-

F-107

20.	Income Taxes (continued)

The differences between the UK statutory tax rate and our effective rate for the periods ended September 26, 2015, September 27, 2014, and September 28, 2013 are reflected in the following table:

	September 26, 2015	September 27, 2014	September 28, 2013

UK statutory income tax	20.5%	22.0%	23.5%
Tax effect of permanent differences	-2.2%	-4.5%	-9.9%
Income not taxable	-	-	6.3%
ATCA interest disallowed	-14.7%	-11.1%	-15.9%
Movement in provisions	0.1%	-	-
Effect of foreign taxes	-0.9%	-0.4%	-
Tax losses utilized	-	1.4%	-
Valuation allowance	-3.8%	-7.9%	-4.8%
Effective income tax rate	-1.0%	-0.5%	-0.8%

The valuation allowance on deferred tax assets has been determined by considering all available evidence, both positive and negative, in order to ascertain whether it is more likely than not that carried forward deferred tax assets will be realized. Inspired Gaming (UK) Limited has a total potential deferred tax asset carried forward of $37,393,000 at September 26, 2015 (forming the majority of the total potential Group deferred tax asset carried forward of $47,099,000). In addition, Gaming Acquisition Limited (a Group subsidiary) has a deferred tax asset of $6,589,000 which relates to non-trade losses carried forward. Information provided by management indicates that current level of profitability across the Group will not be sufficient to utilize these losses in the current period (as has been done in previous periods). Losses can be carried forward indefinitely.

On consideration of the cumulative net losses in Inspired Gaming UK Limited and Gaming Acquisitions Limited over the three periods ending September 26, 2015, the Group has recorded a full valuation allowance of $43,475,000.

As of September 26, 2015 there are no liabilities relating to tax penalties and interest and the periods ending September 27, 2014 and September 26, 2015 remain open to examination by taxing authorities.

The Group is not subject to taxation in the US. However, foreign tax is applicable in foreign jurisdictions (primarily in Europe), where the total of non-UK taxes payable for the period ended September 26, 2015 is $467,000. All deferred tax items are attributable to UK operations.

A provision of $46,000 has been included within current taxes as at September 26, 2015 to reflect an uncertain tax position relating to interest deductions. There are no similar tax provisions included as at September 27, 2014 or September 28, 2013.

Reductions in the UK corporation tax rate from 20% to 19% (effective April 1, 2017), and to 18% (effective April 1, 2020) were substantively enacted on October 26, 2015. This will reduce the Group’s future tax charge accordingly.

The Group has not recognized deferred tax liabilities in respect of unremitted earnings that are considered indefinitely reinvested in foreign subsidiaries.

F-108

21.	Related Parties

We entered into several agreements with various service companies in which certain of our current Board members have direct or indirect ownership interests, and, in some cases, are also directors of these companies.

		September 26, 2015	September 27, 2014	September 28, 2013
		$ '000	$ '000	$ '000

Transactions

Openbet Retail Limited	Total revenue	2,436	2,685	2,631
Loxley Strategic Consulting Limited	Selling, general and administrative expenses	(223)	-	-
Balances
Openbet Retail Limited	Accounts receivable	189	459	209
Openbet Limited	Accounts receivable	17	49	60

22.	Subsequent Events

The Company evaluates subsequent events occurring between the most recent balance sheet date and the date that the financial statements are available to be issued in order to determine whether the subsequent events are to be recorded and/or disclosed in the Company’s financial statements and footnotes. We have evaluated subsequent events through the date these financial statements were issued.

In December 2015, a restructuring of the management shareholding structure was undertaken. This resulted in management being issued new shares in the Company and certain growth shares in Inspired Gaming Group Limited. The reorganization consisted of the steps set out below.

Company

985,361 B Non-voting Shares, B2 Non-voting Shares, and B3 Voting Shares in the Company held by various members of management were gifted back to the Company and re-designated as deferred shares. The fair value of each class of shares of the gift was not material.

The Company created a new class of B1 Non-voting shares with broadly the same income and capital rights as the A Voting Shares (but which additionally have the benefit of a ratchet dependent on the returns to the investors) and issued 314,361 B1 Non-voting Shares to members of management. In addition options for 393,222 B1 Non-voting Shares were granted to members of management. These options are only exercisable conditional on any exit of the shareholders from the Company and lapse if they are not exercised by the completion of any such exit. Both B1 Non-voting Shares and the options for the B1 Non-voting Shares vested upon grant to management, and the fair value and resulting share based payment expense were not material.

F-109

22.	Subsequent Events (continued)

Inspired Gaming Group Limited

Two new classes of shares were created in Inspired Gaming Group Limited, a subsidiary of the Company, comprising B ordinary shares and C ordinary shares with par values of £0.00001 each. These shares have voting rights and identical economic rights to each other, except B ordinary shares also gave each holder the right to put all of the B ordinary shares onto Gaming Acquisitions Limited, another subsidiary of the Company, for a price of £2,250. The put options were required to be exercised by the relevant holder within 60 days of the issue of B ordinary shares and all expired unexercised. The fair value of the put options were not material at the date of the grant of the B ordinary shares to management.

The B ordinary shares were issued to the relevant management shareholders under the employee shareholder scheme provisions such that each relevant manager gave up certain employment rights and did not pay any consideration for the issue of these shares. There were 2,800,000 B ordinary shares issued and 500 of C ordinary shares issued to members of management. All shares vested upon grant.

The C ordinary shares have a right to any dividends or distributions declared in respect of the C ordinary shares at the discretion of the directors. Their economic entitlement on an exit is calculated by a formula referenced to the returns on the PIK loan notes in Note 12 once a specified exit hurdle amount has been exceeded. Once this hurdle is exceeded the C ordinary shares have a minimum value of £0.40 per C ordinary share which can increase as the returns on the PIK loan notes increase to a maximum amount (assuming for this purpose a transaction date of 12 March 2016) of approximately £0.75 per C ordinary share.

A similar valuation mechanism applies for the C ordinary shares if an exit happens at certain other subsidiaries of DMWSL 633 Limited.

The fair value and resulting share based payment expense of the B and C ordinary shares were not material upon issuance to management.

A claim from the Performing Rights Society is ongoing and relates to the alleged infringement of copyrighted material of the Performing Rights Society's members in certain games on Fixed Odds Betting Terminals in UK Licensed Betting Offices. The Company and the other defendants (who have formed a litigation club) filed a defense to the claim raised by the Performing Rights Society on December 22, 2015. The parties have mutually agreed to begin a process of mediation in September 2016. The Company has made a provision in the subsequent period ending April, 9 2016, of $0.4 million, which management believes to be adequate to cover the total net exposure to the Company, including professional fees.

On July 14, 2016 it was announced that Hydra Industries Acquisition Corp. (“Hydra”), a special purpose acquisition company listed on the NASDAQ stock exchange, had entered into a definitive agreement to acquire DMWSL 633 Limited and associated subsidiaries. The proposed transaction has been unanimously approved by the Boards of Directors of both Hydra and Inspired, and is expected to close in October 2016, subject to approval by Hydra's shareholders, required regulatory approvals and other customary closing conditions. Immediately after the closing, Hydra intends to change its name to Inspired Entertainment, Inc.

On completion of the transaction, the Company will receive a cash injection of approximately $6.6 million in addition to funds to settle transaction costs for the combined Group of approximately $20.4 million, $5.4 million of management bonuses, the settlement of $11.4 million of PIK interest on senior debt and the settlement of $2.8 million of cash accrued interest.   The management bonuses, settlement of PIK interest and certain other transaction costs are contingent on the completion of the transaction

The merger will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America.

There were no other subsequent events or transactions that required recognition or disclosure in the consolidated financial statements.

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Annexes to Proxy Statement

Annex A

EXECUTION VERSION

DATED 13 July 2016

SHARE SALE AGREEMENT

made among

THOSE PERSONS IDENTIFIED IN SCHEDULE 1

as Vendors

and

HYDRA INDUSTRIES ACQUISITION CORP.

as Purchaser

relating to the sale and purchase of
shares in DMWSL 633 Limited

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THIS AGREEMENT is made on the 13th day of July 2016

AMONG:

(1)	THE SEVERAL PERSONS IDENTIFIED IN SCHEDULE 1 (the "Vendors");

(2)	Hydra Industries Acquisition Corp., a company incorporated in the State of Delaware, USA, having its executive offices at 250 West 57th Street, New York NY 10107 (the "Purchaser");

(3)	DMWSL 633 Limited, a company incorporated in England and Wales with registered number 07176544 and having its registered office at 3 The Maltings, Wetmore Road, Burton-on-Trent, Staffordshire DE14 1SE (the "Company");

(4)	DMWSL 632 Limited, a company incorporated in England and Wales with registered number 07176582 and having its registered office at 3 The Maltings, Wetmore Road, Burton-on-Trent, Staffordshire DE14 1SE ("DMWSL 632"); and

(5)	Gaming Acquisitions Limited, a company incorporated in England and Wales with registered number 07120910 and having its registered office at 3 The Maltings, Wetmore Road, Burton-on-Trent, Staffordshire DE14 1SE (the "Management Incentive Parent").

BACKGROUND

(A)	The Vendors are the legal and beneficial owners of (or are otherwise entitled to transfer the legal and beneficial ownership of) (i) that number of Sale Shares as are set out directly opposite their respective names in column (3) of the tables in Schedule 1, and (ii) that number of Shareholder Loan Notes as are set out directly opposite their respective names in column (4) of the tables in Schedule 1.

(B)	Each of the Vendors has agreed to sell the Sale Shares and the Shareholder Loan Notes held by it, and the Purchaser has agreed to purchase such Sale Shares and Shareholder Loan Notes, in each case on the terms and subject to the conditions set out in this Agreement.

(C)	The sale of the Sale Shares on the terms and subject to the conditions set out in this Agreement is intended to comprise a "Relevant Sale" for the purposes of the Articles. Therefore, upon this Agreement becoming unconditional, the Purchaser is entitled to require the Company as agent for the Purchaser to serve notices on the Minority Shareholders requiring them to sell the Minority Shares to the Purchaser upon the terms set out in the Articles.

(D)	Prior to Completion pursuant to the terms of this Agreement the Shareholder Loan Notes are to be restructured, with the new loan notes issued as part of this restructuring containing a drag right. As above, upon this Agreement becoming unconditional, the Purchaser will therefore be entitled to require the Company as agent for the Purchaser to serve notices on the Minority Shareholders requiring them to sell their Shareholder Loan Notes to the Purchaser upon the terms set out in the relevant instrument.

(E)	The sale of the Sale Shares on the terms and subject to the conditions set out in this Agreement is also intended to comprise a Parent Exit Event for the purposes of the articles of association of Inspired Gaming Group Limited. Following signing, the Management Incentive Parent will serve a Call Exercise Notice on the Growth Shareholders requiring them to sell the shares they hold in Inspired Gaming Group Limited.

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(F)	Hydra Industries Sponsor LLC and MIHI LLC (together, the "Sponsors") have delivered to the Company a side letter to the Voting and Support Agreement (the "Sponsor Voting Agreement"), dated as of the date hereof, pursuant to which, among other things, the Persons indicated in that document have agreed to vote their Purchaser Stock in favour of certain matters (including the Transaction (as defined below) and certain other proposals of the Purchaser set forth in its Proxy Statement), all on the terms and subject to the conditions set forth therein).

IT IS AGREED as follows.

1.	Definitions and Interpretation/Basis of Obligations

1.1.	In this Agreement and the Schedules unless the context shall otherwise require, words and expressions shall be interpreted in accordance with and have the meaning ascribed to them in Schedule 8.

1.2.	For the avoidance of doubt the obligations of each of the Vendors under this Agreement are entered into on a several basis and so no claim may be made against any Vendor in respect of a breach of this Agreement by any other Vendor.

2.	Sale and Purchase of Sale Shares

2.1.	Each of the Vendors agrees to sell those Sale Shares as are set out directly opposite their name in column (3) of the table in Part A of Schedule 1 or column (3) of the table in Part B of Schedule 1, and to sell the Exchange Shares held by them as at Completion, on the terms and subject to the Conditions Precedent set out in this Agreement. The Purchaser agrees to buy the Sale Shares on those terms and subject to the Conditions Precedent.

2.2.	The Sale Shares are sold free from Encumbrances and purchased together with all rights attached to them (including the right to receive any dividends) at Completion or accruing after Completion.

2.3.	Each of the Vendors waives any restrictions on transfer (including pre-emption rights) enforceable by it in relation to the transfer of the Sale Shares under this Agreement and consents to such transfer for all relevant purposes, including for the purposes of the Articles.

3.	Sale and Purchase of Minority Shares and Minority Shareholder Loan Notes

3.1.	Each of the Vendors hereby acknowledges and agrees that the sale of the Sale Shares pursuant to this Agreement is intended to constitute a "Relevant Sale" for the purposes of Article 43.1 (Institutional Drag Along) of the Articles (the "Drag Provision"). Each of the Loan Noteholders further acknowledges and agrees that the sale of the Shareholder Loan Notes is also be intended to constitute a "Relevant Sale" for the purposes of the Drag Right to be contained in the 633 Loan Note Instrument.

3.2.	Each of the Vendors, for so long as they hold shares in the Company, hereby undertakes to the Purchaser to exercise their rights as a shareholder in the Company (including by voting in favour of any required shareholder resolutions) as reasonably required by the Purchaser in order to facilitate the operation of the Drag Provision.

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3.3.	Each of the 633 Loan Note Vendors hereby undertakes to the Purchaser that they will exercise their rights as a holder of 633 Loan Notes (including by voting in favour of any loan note holder resolutions) as reasonably required by the Purchaser in order to facilitate the operation of the drag provision to be contained in the 633 Loan Note Instrument (the "633 Drag Provision") created as part of the Pre-Completion Restructuring.

3.4.	The Company hereby undertakes to the Purchaser that it will, promptly upon receipt of a written notice from the Purchaser to the Company (on or no later than 2 Business Days after the date on which it is notified that the Conditions Precedent are satisfied), serve notices on the Minority Shareholders as required under the Drag Provision and the 633 Drag Provision with the expectation that completion of the procedure under the Drag Provision and the 633 Drag Provision shall occur not later than 10 Business Days after Completion.

4.	Pre-Completion Restructuring and Sale and Purchase of Shareholder Loan Notes

4.1.	Following receipt of the CP Satisfaction Notice, each of the Vendors who are also holders of Shareholder Loan Notes, the Company and DMWSL 632 shall comply with the provisions of Schedule 7 (to the extent applicable to them) in accordance with the timescales set out therein, to restructure the Shareholder Loan Notes prior to Completion.

4.2.	Each of the 633 Loan Note Vendors agrees to sell such number of Shareholder Loan Notes as are held by them following the Pre-Completion Restructuring on the terms set out in this Agreement. The Purchaser agrees to buy the Shareholder Loan Notes on those terms and subject to the Conditions Precedent.

4.3.	The Shareholder Loan Notes are sold free from Encumbrances and purchased together with all rights attached to them (including the right to receive any interest) at Completion or accruing after Completion.

4.4.	Each of the Vendors waives any restrictions on transfer (including pre-emption rights) enforceable by it in relation to the restructuring or transfer of the Shareholder Loan Notes under this Agreement and consents to such restructuring and transfer for all relevant purposes.

4.5.	The Vendors, in their capacity as holders of Shareholder Loan Notes, agree that the Company shall not repay the outstanding amounts of principal (or interest accrued thereon) on any Shareholder Loan Notes as a result of Completion. This Agreement is intended to be an agreement by the Majority Noteholders for the purposes of Clause 5.2 of the Shareholder Loan Note Instrument (and any equivalent provision in the 633 Loan Note Instrument).

5.	Transfer of Growth Shares

5.1.	The Management Incentive Parent hereby acknowledges that the sale of the Sale Shares pursuant to this Agreement is intended to constitute a Parent Exit Event for the purposes of paragraph 8 of the schedule of the Articles of Association of Inspired Gaming Group Limited (the "Opco Articles").

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5.2.	The Management Incentive Parent hereby undertakes to the Purchaser that promptly following the signing of this Agreement and prior to Completion, it shall serve on the Growth Shareholders a notice specifying that it intends to issue a Call Exercise Notice on the Growth Shareholders requiring them to transfer their Growth Shares to it on Completion, such transfer being conditional only upon the Completion of this Agreement. The Management Incentive Parent further undertakes that at least two Business Days prior to Completion of this Agreement it will serve such a Call Exercise Notice on the Growth Shareholders to acquire the Growth Shares on Completion.

5.3.	The Management Incentive Parent, for so long as it holds shares in Inspired Gaming Group Limited, hereby undertakes to the Purchaser to exercise its rights as a shareholder in Inspired Gaming Group Limited (including by voting in favour of any required shareholder resolutions) as reasonably required by the Purchaser in order to facilitate the transfer of the Growth Shares, subject to the terms of this Agreement.

6.	Conditions Precedent/Termination Rights

Conditions Precedent

6.1.	The obligation of the parties to proceed to Completion is conditional upon:

(a)	the Purchaser Stockholder Approval having been duly obtained and the Charter Amendment having been duly approved and adopted by the stockholders of the Purchaser by the requisite vote under the laws of the State of Delaware and the Purchaser's certificate of incorporation;

(b)	receipt of written confirmation from the Gambling Commission that all Operating Licences held by Inspired Gaming (UK) Limited shall continue to have effect following Completion of the transaction envisaged by this Agreement without the imposition of any new and unduly onerous conditions, remedies or requirements which are not accepted by the Purchaser, having regard to the requirements of Clause 6.2 (the "Gambling Commission Condition");

(c)	the licensing authority of Gibraltar (the "Gibraltar Licensing Authority") having given their written approval to Completion of the proposed transaction under paragraph 4 of Schedule 1 of the Gambling Act 2005 (the "Gibraltar Gambling Act") without the imposition of any new and unduly onerous conditions, remedies or requirements which are not accepted by the Purchaser, having regard to the requirements of Clause 6.2 (the "Gibraltar Condition");

(d)	receipt of written confirmation from the Alderney Gambling Control Commission ("AGCC") confirming that the Core Services Provider Associate Certificate (as defined in the Alderney & Gambling Regulations 2009) held by Inspired Gaming (UK) Limited shall continue to have effect following Completion without the imposition of any new and unduly onerous conditions, remedies or requirements which are not accepted by the Purchaser, having regard to the requirements of Clause 6.2 (the "AGCC Condition");

(e)	DMWSL 631 Limited delivering a certificate (signed by an authorised signatory) confirming that no Event of Default (as defined in the Group's Existing Financing Arrangements) has occurred under the terms of the Group's Existing Financing Arrangements;

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(f)	the Consideration Shares shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance;

(g)	the Offer shall have been completed in accordance with the Proxy Statement/Information Statement; and

(h)	Purchaser shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing of the Offer.

6.2.	The Purchaser shall accept all conditions, undertakings, remedies or assurances required or imposed in relation to the Gambling Commission Condition, the Gibraltar Condition and/or the AGCC Condition, provided always that the Purchaser shall be entitled to refuse to accept any new or unduly onerous condition, undertaking, remedy or assurance required or imposed in relation to the Gambling Condition Approval, the Gibraltar Condition and/or the AGCC Condition that would materially reduce the value of the Business taken as a whole and/or those separate parts of the Business which are known as "VLT and ETG" or "Digital", in each case, such separate part taken as a whole.

6.3.	The obligation of the Institutional Vendors to proceed to Completion is conditional upon

(a)	the designees selected by the Institutional Vendors' Representative (provided that such designees have been duly designated at least 10 Business Days prior to the Completion Date) shall have been approved and duly elected or appointed to the board of directors of Purchaser, effective as of the Completion, and Purchaser shall have offered each of such designees the same opportunity as the existing directors of the Purchaser to enter into an agreement for indemnification (in addition to the indemnification provided for in Purchaser's organizational documents), substantially in the agreed form ;

(b)	the Purchaser having available upon Completion cash in an aggregate amount sufficient to pay all liabilities and obligations of (i) the Purchaser due and required to be paid at Completion or by reason of Completion; and (ii) the Group which are due and required to be paid at Completion or by reason of Completion, in each case as identified in writing by the Institutional Vendors' Representative and the Purchaser prior to the date hereof or as otherwise agreed in writing between the Institutional Vendors' Representative and the Purchaser not less than 2 Business Days prior to the Completion Date and provided further that this condition shall not be satisfied if there is a reasonable requirement for any Vendor to provide funds for such purposes (the "Roll-over Condition");

(c)	the Purchaser having drawn down the sum of US$20,004,347.83 under the Purchaser's Macquarie Agreement; and

(d)	the Purchaser having confirmed in writing that there is no deduction required by law to be made from any of the sums payable (including in relation to the issuance of the Consideration Shares) to the Vendors under this Agreement,

(Clauses 6.1 and 6.3 collectively, the "Conditions Precedent").

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Responsibility for Satisfaction – Purchaser's Obligations

6.4.	The Purchaser hereby undertakes at its own expense to use all reasonable endeavours (and the Vendors acknowledge that these are limited unless it receives the cooperation of the Company in accordance with Clause 6.5) to ensure the satisfaction of the Conditions Precedent as soon as practicable and in any event prior to the Long Stop Date. In particular (but without limitation) the Purchaser hereby undertakes to prepare (and with the co-operation of the Company) submit fully any and all necessary filings or clearance requests as soon as reasonably possible following the date of this Agreement (and in any event within 25 Business Days), to subsequently comply with and satisfy all further requests for filings, submissions or information from the Gambling Authorities and to give (or procure the giving) by any or all members of the Purchaser's Group and any entity that the Purchaser or such member of the Purchaser's Group has the ability to control or materially influence the policies of, all reasonable undertakings, behavioural remedies or assurances required or requested by the Gambling Authorities in order to obtain the clearances referred to in Clause 6.1 (but subject always to the proviso in Clause 6.2), including, without limitation:

(a)	in the preparation of a submission to the Gambling Commission of an application under Sections 102(2)(b) and 103(3) of the Gambling Act 2005 detailing the proposed transaction and the resulting changes of corporate control (within the meaning of those sections) as soon as reasonably practicable after the date of this Agreement (such application to be prepared by the Purchaser but submitted by the Company pursuant to the provisions of Clause 6.9);

(b)	in the preparation of a submission to the AGCC seeking confirmation that the Core Services Provider Associate Certificate (as defined in the Alderney & Gambling Regulations 2009) held by Inspired Gaming (UK) Limited shall continue to have effect following Completion as soon as reasonably practicable after the date of this Agreement (such application to be prepared by the Purchaser but submitted by the Company pursuant to the provisions of Clause 6.9);

(c)	to cooperate and comply with any reasonable request of the Company, and provide the Company with any information or documentation reasonably required, in relation to (i) the Company submitting a proposal to the Gibraltar Licensing Authority under paragraph 4(1) of Schedule 1 of the Gibraltar Gambling Act notifying the Gibraltar Licensing Authority of the proposed transaction and the resulting Material Change, and (ii) any further or subsequent representations the Company believes are necessary to make to the Gibraltar Licensing Authority in connection with the proposal; and

(d)	at its own expense to deliver to the Gibraltar Licensing Authority, to the extent required by the Gibraltar Licensing Authority, a duly completed application for the grant of a licence in such form and manner, and containing such information and documents, as may be prescribed by the Gibraltar Licensing Authority in accordance with paragraph 1 of Schedule 1 of the Gibraltar Gambling Act, including (without limitation) procuring that any or all members of the Purchaser's Group and its and their directors, officers, and employees, and where possible any other individuals reasonably required by the Gibraltar Licensing Authority, deliver any information, undertakings or documentation required in connection therewith.

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6.5.	Subject always to Clause 6.9 below, the Purchaser undertakes to keep the Vendors' Representatives reasonably and promptly informed as to the progress towards satisfaction of the Conditions Precedent and undertakes to:

(a)	as soon as reasonably practicable, notify the Vendors' Representatives and provide to them (or their nominated advisers) copies (or in the case of non-written communications, reasonable details) of any communications from the Gambling Authorities or any other person in relation to the subject matter of the Conditions Precedent which are of significance to the Conditions Precedent; and

(b)	provide the Company and the Vendors' Representatives (or their nominated advisers) with draft copies of all submissions and material communications to the Gambling Authorities, in relation to the subject matter of the Conditions Precedent with sufficient time so as to allow the Company and their representatives a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent (and also to take into account all reasonable comments of the Company in the preparation of such drafts prior to their submission) and as soon as reasonably possible (and in any event within two Business Days of being submitted or sent) to provide the Company and the Vendors' Representatives (or their nominated advisers) with copies of all such submissions and material communications in the form submitted or sent; provided that if any information to be provided includes the Purchaser's commercially sensitive information or any individual's personal data, then the Purchaser need only provide copies which have had such commercially sensitive information and/or personal data redacted.

6.6.	Subject only to the obtaining of the Purchaser Stockholder Approval, the Purchaser warrants to the Vendors that there exists no reason in relation to the Purchaser's Group (including any entity that has the ability to control or materially influence the policies of the Purchaser or the Purchaser's Group and any entity that a member of the Purchaser's Group has the ability to control or materially influence the policies of) and/or any of its or their officers or managers or, to the best of its knowledge, otherwise which would prevent the Purchaser from satisfying the Conditions Precedent before the Long Stop Date.

6.7.	The Purchaser shall bear all filing, licence and registration fees incurred in relation to any filing required to be made in any jurisdiction in connection with the acquisition of the Sale Shares, the Shareholder Loan Notes, and the Minority Shares by the Purchaser, and the Growth Shares by the Management Incentive Parent.

Responsibility for Satisfaction – Joint Obligations

6.8.	Each of the Purchaser and Landgame S.à.r.l. severally undertake that between the date of this Agreement and the Completion Date they will not (and they will procure that (i) any entity that has the ability to control or materially influence the policies of any member of their group will not, and (ii) no member of their group, or any entity that a member of their group has the ability to control or materially influence the policies of will not) do or instruct any act the effect of which is reasonably likely to prejudice the satisfaction of the Conditions Precedent in good time or at all (and without limitation shall not acquire or agree to acquire any business or assets which are competitive with the business of the Group).

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6.9.	The Company and each of the Vendors undertakes to cooperate fully and in good faith with the Purchaser in respect of any information, assistance or otherwise which is within the control of the Company and or the relevant Vendor and which is reasonably required by a Regulatory Authority in order to allow the Purchaser in order to satisfy the Conditions Precedent.

6.10.	The Company and the Purchaser shall, where permitted by the Gambling Authorities, use reasonable efforts to ensure that both the Purchaser and the Company be allowed to attend all meetings with the Gambling Authorities and, where appropriate, to make oral submissions at such meetings. Further, the Company and the Purchaser shall, where permitted by the Gambling Authorities, and where requested by the Institutional Vendors' Representative, allow a person nominated by the Vendors to attend all meetings with the Gambling Authorities and, where appropriate, to make oral submissions at such meetings.

Responsibility for Satisfaction – Company's Obligations

6.11.	The Company shall ensure that each Group Company:

(a)	provides, as soon as is reasonably practicable, on written request, such information about the operations of the Group and submits all documents and other information as is available to them and is reasonably required to enable the Purchaser to fulfil the Conditions Precedent;

(b)	provides such assistance as the Purchaser may reasonably require in order to fulfil the Conditions Precedent; and

(c)	signs and makes all submissions to the Gambling Authorities which are reasonably required by the Purchaser to satisfy the Conditions Precedent, provided that the Purchaser has first provided a draft of these submissions to the Company and the Company has approved them, such approval not to be unreasonably withheld or delayed.

6.12.	Without prejudice to the foregoing and except as otherwise regulated by Clause 6.5 above, the Vendors and the Purchaser shall notify each other of all requests and enquiries from any government, governmental, supranational or trade agency, court or regulatory body relevant to the transaction evidenced by this Agreement and those requests and enquiries shall be dealt with by the Vendors and the Purchaser in consultation with each other and the Vendors and the Purchaser shall co-operate with and provide all necessary information available to them and assistance reasonably required by such government, agency, court or body upon being requested to do so by the other.

Notices of Satisfaction

6.13.	The Purchaser shall give notice to the Vendors' Representatives of the satisfaction of the Conditions Precedent promptly and in any event within one Business Day of becoming aware of the same (the "CP Satisfaction Notice"). Each of the Purchaser and the Vendors shall promptly notify the other of (and furnish to it any information it may reasonably request with respect to) any event or condition or the existence to the Purchaser's or the Vendors' awareness, as applicable, of any fact that would be likely to cause the Conditions Precedent not to be fulfilled.

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6.14.	The Purchaser acknowledges that the applications to the Gambling Authorities do not reflect the statutory approval regimes of the Gambling Authorities (in particular because they are to be made in anticipation of Completion) and that the Gambling Authorities may not be able to issue a statement in the form envisaged by Clause 6.1 or provide any formal confirmation. The Purchaser hereby accepts and acknowledges that in such case a substantially equivalent statement or other written acknowledgement to the effect that the relevant Gambling Authority will not object to the transaction contemplated by this Agreement or consents to it subject to the transaction taking place as described in the submission shall be sufficient to satisfy the relevant Condition Precedent in the absence of a form of statement as provided for in Clause 6.1.

Long Stop Date

6.15.	If the Conditions Precedent are not satisfied or waived on or before the Long Stop Date, either the Purchaser or the Vendors (acting through the Vendors' Representatives) may by notice in writing to the other terminate this Agreement in which case this Agreement shall lapse and no party shall have any claim against any other party under or in relation to it, save that such termination will be without prejudice to (a) any right which the Vendors may have to take action against the Purchaser, or that the Purchaser may have to take action against the Vendors, for a breach of the terms of this Clause 6, (b) any provision of this Agreement which is specifically stated to survive termination; and (c) Clause 25 of this Agreement.

7.	Consideration

7.1.	The consideration for the sale and purchase of the Sale Shares and the Shareholder Loan Notes shall be the aggregate of:

(a)	the Base Consideration; LESS

(b)	the Accruing Negative Consideration; and PLUS

(c)	the Earn-Out Consideration,

(the "Purchase Price").

7.2.	The aggregate of the Base Consideration and the Accruing Negative Consideration (the "Completion Payment") shall be satisfied by (i) the Cash Element and (ii) the Stock Element, in each case as calculated in accordance with Schedule 6.

7.3.	The Earn-Out Consideration will be determined and will be satisfied in favour of the holders of the Shareholder Loan Notes pro rata to their holdings of the Shareholder Loan Notes in accordance with Schedule 5.

7.4.	The Purchase Price shall be attributed as follows:

(a)	£1 for the Sale Shares; and

(b)	the remainder for the Shareholder Loan Notes (the "Loan Note Payment").

7.5.	For the avoidance of doubt, the Earn-Out Consideration shall be applied in its entirety to the satisfaction of the Loan Note Payment.

7.6.	The parties agree, to the extent reasonably possible, to treat the Loan Note Payment as being paid firstly in respect of the principal amounts owing under the Shareholder Loan Notes and any balance shall be treated as being in relation to the remaining accrued interest. For these purposes, the parties shall treat any Shareholder Loan Notes that have been issued and received as payment in kind notes for accrued interest as if they were accrued interest and not principal.

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Transaction Calculation and Allocation

7.7.	Not later than one Business Day before Completion the Company shall provide to the Institutional Vendors' Representative and the Purchaser details of the outstanding amount of PIK interest and cash interest accrued under the Groups' Existing Financing Arrangements in each case as at the expected Completion Date. Following receipt of this information the Institutional Vendors' Representative and the Purchaser shall agree (each acting reasonably and in good faith) the final calculation of the Base Consideration, the Accruing Negative Consideration, the Completion Payment and the Cash Element.

7.8.	Not later than two Business Days before Completion, the Vendors' Representatives shall provide to the Purchaser a transaction allocation setting out the allocation of the Purchase Price and the Loan Note Payment as between the Vendors and as between the different classes of Sale Shares and Shareholder Loan Notes (but always in accordance with the terms of Clause 7.4) (the "Transaction Allocation"). The parties agree to adopt this allocation for all purposes under this Agreement.

7.9.	The Purchaser shall discharge its obligation to pay the consideration by paying or satisfying the Completion Payment in accordance with the provisions of paragraph 4.1 of Schedule 4.

Payments

7.10.	All cash payments under this Clause 7 shall (unless the parties agree otherwise or the recipient notifies with at least five Business Days' prior notice a suitable alternative bank account) be paid by electronic transfer of cleared funds for same day value to the Vendors' Solicitors' Bank Account (which shall constitute a full discharge of the Purchaser's liability to make such a payment and the Purchaser shall not be further concerned with or responsible for the application of such monies).

8.	Pre-Completion Matters

Pre-Completion Undertakings

8.1.	Subject to Clause 8.2 and unless otherwise approved in writing by the Purchaser (such approval not to be withheld or delayed unreasonably):

(a)	the Management Vendors each undertake to exercise all of their rights and powers as shareholders, directors and/or employees of the Group (subject to any fiduciary duty to which they are subject) so as to ensure that between the date of this Agreement and the Completion Date:

(i)	the business of the Group (taken as a whole) shall be conducted in the ordinary course; and

(ii)	each Group Company shall comply with Part B of Schedule 3;

(b)	the Institutional Vendors each undertake to exercise all of their rights and powers as shareholders in the Company and to instruct any directors appointed to the board of a Group Company by any of them, not to approve or vote in favour of any action that would mean that:

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(i)	the business of the Group (taken as a whole) is not conducted in the ordinary course; and

(ii)	any Group Company fails to comply with Part B of Schedule 3;

(c)	the Company undertakes that between the date of this Agreement and the Completion Date it shall procure that:

(i)	the business of the Group (taken as a whole) shall be conducted in the ordinary course; and

(ii)	it and each Group Company shall comply with Parts A and B of Schedule 3.

8.2.	Clauses 8.1(a), 8.1(b), 8.1(c) and Schedule 3 shall not operate so as to restrict or prevent or require:

(a)	any matter undertaken in good faith in an emergency or disaster situation with the intention of minimising any adverse effect thereof where it is not reasonably possible to first obtain the Purchaser's prior consent provided that the Purchaser will be notified and their consent sought for any further steps as soon as reasonably practicable thereafter;

(b)	the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into by any member of the Group prior to the date of this Agreement which has been made available to the Purchaser in the Data Room;

(c)	any increase in normal payments made to employees of any member of the Group where such increase is (i) required by law or (ii) contractually required or (iii) made in accordance with the normal practice of the relevant employer(s) so long as it does not exceed an aggregate annual cost of £500,000 provided that where an amount falls under both this clause and paragraphs 15 and 16 of Schedule 3, the amount shall count towards both of the relevant baskets and shall reduce the remaining permitted amount available in both clauses;

(d)	any matter the undertaking of which is specifically contemplated in this Agreement or any other Transaction Document or which is in the agreed form including the termination of the Existing Investment Agreement;

(e)	the completion or performance of any obligations undertaken in relation to the Pre-Completion Restructuring (including the incurrence of non-material costs and expenses in relation to documenting the Pre-Completion Restructuring but no other expenditure);

(f)	the incurrence and/or payment of any fee in relation to the transaction envisaged by this Agreement or any of the Transaction Documents, provided that the Purchaser has given its prior written consent (including by e-mail); or

(g)	any matter undertaken at the written request of the Purchaser (although neither the Vendors nor any member of the Group shall be obliged to comply with any such request) except to the extent that they are otherwise required to pursuant to this Agreement.

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8.3.	Any material breach of the undertakings given by the Company in Part A of Schedule 3 to this Agreement shall not give rise to any right of damages other than in instances where the outcome resulting from the breach is directly within the control of the Vendors or the Company.

8.4.	Unless otherwise approved in writing by the Institutional Vendors' Representative (such approval not to be unreasonably withheld or delayed), the Purchaser shall not take any of the following actions:

(a)	make any amendment or modification to any of its organizational documents or take any action in violation or contravention thereof, applicable law or any applicable rules and regulations of the SEC and NASDAQ;

(b)	issue, sell or deliver any of its equity securities or issue or sell any securities convertible into or exercisable or exchangeable for, or options with respect to, or warrants to purchase or rights to subscribe for, any of its equity securities;

(c)	make any redemption or purchase of its equity interests, except pursuant to the Offer;

(d)	effect any recapitalization, reclassification, equity split or similar change in its capitalization;

(e)	make any amendment or modification to the Investment Management Trust Agreement, dated as of 29 October 2014 (the "Trust Agreement"), by and between Purchaser and Continental Stock Transfer & Trust Company;

(f)	make or allow to be made any reduction in the Purchaser Trust Amount, other than as expressly permitted by Purchaser’s organisational documents;

(g)	subject to the Communications Plan, contact (or permit any of its employees, agents, representatives or Affiliates to contact) any customer, supplier, distributor, joint-venture partner, lessor or other material business relation of any Group Company regarding any Group Company, its businesses or the Transaction;

(h)	amend, waive or terminate, in whole or in part, the Sponsor Voting Agreement;

(i)	establish any subsidiary or acquire any interest in any asset or enter into any binding agreement, tender or offer for another business combination; or

(j)	enter into any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Standstill

8.5.	Neither Landgame S.à.r.l nor any investment fund advised or managed by Vitruvian Partners LLP (but specifically excluding any investors in those funds and any investee entities of those funds) shall, directly or indirectly engage in any transactions involving the securities of the Purchaser prior to the time of the making of a public announcement of the transactions contemplated by this Agreement.

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Proxy Statement/Information Statement

8.6.	As soon as is reasonably practicable after receipt by the Purchaser from the Company and the Vendors of all financial and other information relating to the Company and the Vendors as the Purchaser may reasonably require for its preparation, the Purchaser shall prepare in accordance with Clause 8.7 and file with the SEC under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and with all other applicable regulatory bodies, materials in the form of a proxy statement/information statement to be used for the purpose of soliciting proxies from holders of Purchaser Stock for the matters to be acted upon at the Special Meeting (as defined below) (the "Proxy Statement/Information Statement") and offering such holders (other than the Sponsors) the opportunity to redeem up to 100% of their shares of Purchaser Stock (the "Offer"). The Proxy Statement/Information Statement shall include proxy materials for the purpose of soliciting proxies from holders of Purchaser Stock to vote, at a meeting of holders of Purchaser Stock to be called and held for such purpose (the "Special Meeting"), in favour of (a) the adoption of this agreement and the approval of the Transaction ("Purchaser Stockholder Approval"), (b) amending and restating the Purchaser's certificate of incorporation, effective upon Completion, to be substantially in the agreed form, providing for, among other things, (i) the change of the name of the Purchaser to "Inspired Entertainment Inc."; (ii) the existence of the Purchaser to be perpetual; and (iii) the removal of Article IX and Section 5.2(b) (the "Charter Amendment"); (c) the election of the members of the board of directors of Purchaser (including the designees of the Vendors); and (d) an adjournment proposal, if necessary, to adjourn the Special Meeting if, based on the tabulated vote count, the Purchaser is not authorised to proceed with the Transaction. The Purchaser shall provide the Company with copies of any written comments, and shall inform them of any material oral comments, that Purchaser or any of its Representatives receive from the SEC or its staff with respect to the Proxy Statement/Information Statement promptly after the receipt of such comments and shall give the Company a reasonable opportunity to review and comment on any proposed written or material oral responses to such comments. The Purchaser shall use commercially reasonable endeavours to "clear" comments from the SEC and its staff with respect to the Proxy Statement/Information Statement and to, to the extent reasonably possible, permit the Company to participate with Purchaser or its Representatives in any material discussions or meetings with the SEC and its staff regarding the Proxy Statement/Information Statement.

Proxy Statement/Information Statement – Obligations of the Purchaser

8.7.	The Purchaser shall be responsible for drafting, filing and making any subsequent amendments to the Proxy Statement/Information Statement.

8.8.	The Purchaser shall cause the Proxy Statement/Information Statement to comply in all material respects with the applicable requirements of the Federal Securities Laws (as defined below). If at any time prior to Completion, any material information relating to the Purchaser, the Group Companies or any of their respective subsidiaries, affiliates, officers or directors, should be discovered by the Purchaser, that should be set forth in an amendment or supplement to the Proxy Statement/Information Statement (or any of the documents included or referred to therein, together with any supplements, amendments and/or exhibits thereto), so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, an appropriate amendment or supplement describing such information shall be promptly filed by the Purchaser with the SEC and, to the extent required by law, disseminated to the stockholders of the Purchaser.

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8.9.	As soon as reasonably practicable following approval by the SEC, and in any event within 3 Business Days, the Purchaser shall distribute the Proxy Statement/Information Statement to the holders of Purchaser Stock and, pursuant thereto, shall call the Special Meeting in accordance with the General Corporation Law of the State of Delaware (the "DGCL") for a date no later than thirty (30) days following the approval of the Proxy Statement/Information Statement by the SEC and, subject to the other provisions of this Agreement, solicit proxies from the holders of Purchaser Stock to vote in favour of the adoption of this Agreement and the approval of the Transaction and the other matters presented to the stockholders of the Purchaser for approval or adoption at the Special Meeting.

8.10.	The Purchaser, acting through its board of directors, shall include in the Proxy Statement/Information Statement the recommendation of its board of directors that the holders of Purchaser Stock vote in favour of the adoption of this Agreement and the approval of the Transaction, and shall otherwise use all reasonable endeavours to obtain the Purchaser Stockholder Approval.

8.11.	The Purchaser shall cause the Proxy Statement/Information Statement, as so amended or supplemented (as applicable), to be filed with the SEC and to be disseminated to its stockholders, in each case, as and to the extent required by applicable Federal Securities Laws.

Proxy Statement/Information Statement – Obligations of the Company

8.12.	The Company shall promptly provide to the Purchaser such information concerning the Company, the Group Companies and their respective officers and directors as is either required by the United States federal securities laws and the rules and regulations of the SEC promulgated thereunder (the "Federal Securities Laws") or otherwise reasonably requested by the Purchaser for inclusion in the Proxy Statement/Information Statement. The Company shall, and shall cause each of the Group Companies to, make their respective directors, officers and employees, upon reasonable advance notice, reasonably available to Purchaser and its Representatives in connection with the drafting by the Purchaser of the public filings with respect to the Transaction (including the Proxy Statement/Information Statement) and to enable the Purchaser to respond in a timely manner to comments from the SEC or its staff.

8.13.	If at any time prior to Completion, any material information relating to the Company, the Group Companies or any of their respective subsidiaries, affiliates, officers or directors, should be discovered by the Company, that should be set forth in an amendment or supplement to the Proxy Statement/Information Statement (or any of the documents included or referred to therein, together with any supplements, amendments and/or exhibits thereto), so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall notify the Purchaser as soon as reasonably practicable upon discovering such and an appropriate amendment or supplement describing such information shall be promptly filed by the Purchaser with the SEC and, to the extent required by law, disseminated to the stockholders of the Purchaser.

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8.14.	The Company shall cause the senior management of its Group to participate in meetings, management presentations, roadshows and other activities as is reasonably required and related to the seeking and obtaining of the Purchaser Stockholder Approval and the approval of the Proxy Statement/Information Statement by the SEC.

Proxy Statement/Information Statement – Obligations of the Vendors

8.15.	The Institutional Vendors' Representative shall promptly provide to the Purchaser such information concerning the Vendors as is reasonably available to it and is either required by the applicable requirements of the Federal Securities Laws or otherwise reasonably requested by the Purchaser for inclusion in the Proxy Statement/Information Statement. The Vendors shall use reasonable endeavours to cause the Company to, and shall cause each of the Group Companies to, make their respective directors, officers and employees, upon reasonable advance notice, reasonably available to Purchaser and its Representatives in connection with the drafting by the Purchaser of the public filings with respect to the Transaction (including the Proxy Statement/Information Statement) to enable the Purchaser to respond in a timely manner to comments from the SEC or its staff.

Stockholder Vote - Recommendation of the Board of the Purchaser

8.16.	The board of directors of Purchaser shall recommend that the Purchaser's stockholders vote in favour of this Agreement and consummating the Transaction, and the Purchaser shall include such recommendation in the Proxy Statement/Information Statement. Prior to the termination of this Agreement, neither the board of directors of the Purchaser nor any committee or agent or representative thereof shall (i) withdraw (or modify in any manner adverse to the Company or the Vendors), or propose to withdraw (or modify in any manner adverse to the Company or the Vendors), the Purchaser's Board's recommendation in favour of this Agreement and the Transaction, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Purchaser Acquisition Transaction (as defined below), (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Purchaser to execute or enter into, any agreement related to a Purchaser Acquisition Transaction, (iv) enter into any agreement, letter of intent, or agreement in principle requiring the Purchaser to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (v) fail to recommend against any Purchaser Acquisition Transaction, (vi) fail to re-affirm the aforementioned Purchaser's board's recommendation at the written request of the Vendors within five (5) Business Days or (vii) resolve or agree to do any of the foregoing.

Listing

8.17.	From the date of this Agreement through to Completion, the Purchaser shall use all reasonable endeavours to remain listed as a public company on, and for shares of Purchaser Stock to be tradable over, the NASDAQ Capital Market. The Purchaser shall use all reasonable endeavours to obtain the listing of the Consideration Shares for trading on the NASDAQ Capital Market prior to Completion.

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Exclusive Dealing

8.18.	During the period from the date hereof through to Completion or the earlier termination of this Agreement, the Purchaser will not, directly or indirectly, initiate, solicit or engage in discussions or negotiations with, or knowingly provide any information to, any person (other than the Company and the Company's Representatives) concerning any alternative business combination transaction involving Purchaser, including any purchase or sale of equity or assets of the Purchaser or any other Person or a merger, combination or recapitalisation of the Purchaser or any subsidiary thereof (each such transaction, a "Purchaser Acquisition Transaction"); provided that this Clause 8.18 will not apply to Purchaser in connection with communications to its stockholders related to the transactions contemplated by this Agreement. The Purchaser will, and will cause its subsidiaries and Representatives to, cease and cause to be terminated any existing discussions, communications or negotiations with any Person (other than the Company and the Company’s Representatives) conducted heretofore with respect to any Purchaser Acquisition Transaction.

Sponsor Voting Agreement

8.19.	The Purchaser hereby acknowledges and agrees that the Vendors have the right to cause the Purchaser to enforce the Purchaser's rights and perform Purchaser's obligations under the Sponsor Voting Agreement, and Purchaser further acknowledges that money damages would not be an adequate remedy at law if any Stockholder (as defined therein) fails to timely perform in any material respect any of such Stockholder's obligations under the Sponsor Voting Agreement and accordingly, upon the written request of the Institutional Vendors' Representative, the Purchaser shall, in addition to any other remedy at law or in equity, seek an injunction or similar equitable relief restraining such Stockholder from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under the Sponsor Voting Agreement, without the posting of any bond, in accordance with the terms and conditions of the Sponsor Voting Agreement in any court of having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of the Sponsor Voting Agreement, the Purchaser shall not raise the defence that there is an adequate remedy at law.

Access Pending Completion

8.20.	In order to facilitate an orderly transition of ownership, pending Completion the Vendors shall instruct the Group to allow the Purchaser and its representatives reasonable access during normal working hours to the premises, senior management, and books and records of the Group (and the Purchaser hereby agrees to be bound by and treat such information and access as being Confidential Information in terms of the Confidentiality Agreement as if it were a party thereto) and provided that the relevant Group Company may refuse such access if it would be contrary to any applicable laws or regulations or legal privilege or would cause undue disruption to the relevant business or its management.

8.21.	In order to facilitate the refinancing and/or extension of the Group's Existing Financing Arrangements pending completion the Vendors shall instruct the Group to provide reasonable assistance to the Purchaser in relation to such refinancing and/or extension so long as in doing so (a) no liability or obligation shall be placed on a Group Company, (b) the Vendor and each Group Company shall not have an obligation to accept, pay or incur any liability (contingent or otherwise) in complying with this Clause 8.21, in each case other than as set out in the A&R Agreement.

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8.22.	In connection with the Proxy Statement/Information Statement, the Vendors shall and shall use reasonable endeavours to ensure the Company shall furnish to Purchaser in writing the information relating to it which is strictly required by the applicable United States Federal Securities Laws and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement/Information Statement, including, without limitation, all required audited and unaudited consolidated financial statements of the Company and any Group Company.

8.23.	The Vendors will, as soon as reasonably practicable upon becoming aware, notify the Purchaser of any incorrect information provided by it or them for use in the Proxy Statement/Information Statement, if and to the extent that it shall have become false or misleading in any material respect prior to the Special Meeting.

8.24.	The Company will, as soon as reasonably practicable upon becoming aware, notify the Purchaser of any incorrect information provided by it or them for use in the Proxy Statement/Information Statement, if and to the extent that it shall have become false or misleading in any material respect prior to the Special Meeting.

9.	Completion

9.1.	The sale and purchase of the Sale Shares and the Shareholder Loan Notes shall be completed at the offices of the Vendors' Solicitors on the Completion Date (or at such other place or time as may be agreed in writing between the Purchaser and the Vendors' Representatives), when the parties shall each comply with their respective obligations set out in Schedule 4.

9.2.	None of the Vendors nor the Purchaser shall be obliged to complete the sale or purchase of any of the Sale Shares or the Shareholder Loan Notes unless all of the Sale Shares and Shareholder Loan Notes held by the Vendors (as such exist following the Pre-Completion Restructuring) are sold and purchased simultaneously.

9.3.	The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares or the Shareholder Loan Notes where:

(a)	a breach of the Warranties given by the Vendors in Clause 12 of this Agreement as at the date of this Agreement has occurred;

(b)	a breach of the Warranties given by the Vendors in Clause 12 of this Agreement immediately prior to Completion has occurred; or

(c)	a breach of the warranties given by certain managers under the Warranty Deed (as such warranties are qualified by any disclosures provided pursuant to Clause 8 of the Warranty Deed) has occurred where such breach (or such breaches in the aggregate) would constitute a Material Adverse Effect.

9.4.	Subject to the provisions of Clauses 9.5 to 9.9, the Purchaser shall not be obliged to complete the purchase of any of the Sale Shares or the Shareholder Loan Notes where a Material Adverse Effect has occurred between the date of this Agreement and Completion.

9.5.	If the Purchaser becomes aware of a fact, event or circumstances which it believes entitles it to terminate this Agreement in accordance with Clauses 9.3 or 9.4 (including following any notification made under Clause 9.6) it shall as soon as reasonably possible (and in any event within one Business Day) give written notice of this to the Institutional Vendors' Representative (the "Possible Termination Event Notice").

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9.6.	If any of the Management Vendors or the Company become aware of a fact, event or circumstance which relates to the Group and which it believes would entitle the Purchaser to terminate in accordance with Clauses 9.3 or 9.4 , such person shall as soon as reasonably possible (and in any event within one Business Day) give written notice of this to each of the Purchaser and the Institutional Vendors' Representative.

9.7.	If the Purchaser serves a Possible Termination Event Notice in accordance with Clause 9.5, the Purchaser and the Institutional Vendors' Representative shall meet as soon as reasonably possible (and in any event within two Business Days) to discuss and negotiate in good faith as to whether the fact, event or circumstance(s) notified by the Purchaser in fact entitles the Purchaser to terminate this Agreement .

9.8.	If following that meeting the Purchaser, acting reasonably and in good faith, still considers that the relevant fact, event or circumstances entitles the Purchaser to terminate this Agreement then it shall be entitled to serve a notice of termination on the Institutional Vendors' Representative following which this Agreement shall be terminated and the Purchaser shall not be obliged to proceed to Completion.

9.9.	If the Purchaser serves a Possible Termination Event Notice and the process of discussion and negotiation set out in Clause 9.7 above has not been resolved on or before the date falling five (5) Business Days before the date on which Completion would otherwise be due to occur under this Agreement, then the date on which Completion shall occur shall be the date falling five (5) Business Days after the date when the process referred to in Clauses 9.7 and 9.8 has been completed.

10.	Leakage

10.1.	Each Vendor severally and for its or his own account only undertakes to the Purchaser that, from the Locked Box Date up to and including the date of Completion, no Leakage has occurred or will occur and which any such Vendor or its Connected Persons has received or benefitted from. The Purchaser's only remedy in respect of any breach or alleged breach of this undertaking is as set out in Clause 10.3.

10.2.	If the Purchaser considers that any Leakage has occurred in breach of the undertaking in Clause 10.1, it may at any time and from time to time, prior to the date 12 months from the Completion Date, give notice of that fact to the relevant Vendor(s) setting out in reasonable detail the nature, timing and amount of such Leakage.

10.3.	If, in relation to any Vendor or its Connected Persons, any Leakage as it set out in Clause 10.1 has occurred, the relevant Vendor(s) severally will pay to the Purchaser the amount of any such Leakage to the extent received or benefited from by each such Vendor or any of their Connected Persons.

10.4.	If any Vendor(s) are required to make a payment in relation to Leakage in accordance with Clause 10.3 then they shall also pay an additional amount equal to the amount of Tax (if any) incurred by the Group to the extent directly attributable to such of the relevant Leakage received or benefitted from by such Vendor or its Connected Persons.

10.5.	For the purposes of this Clause 10, where a Vendor has received or benefited from any Leakage the amount payable by such Vendor shall be the amount that they can be shown to have individually received or benefited from such Leakage or, in circumstances where all (or any smaller group) of the Vendors or their respective Connected Persons have benefited from but not actually received any such Leakage, each individual Vendor's portion of the Leakage shall be calculated as the proportion of such Leakage that its holding of Shareholder Loan Notes bears to the total number of Shareholder Loan Notes (or in the case of a smaller group of Vendors, to the total number of Shareholder Loan Notes held by such group of Vendors).

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11.	Trust Fund Matters

11.1.	Notwithstanding anything else in this agreement, the Company and the Vendors acknowledge that each has read the sections captioned "The Offering – Proceeds to be held in trust account" (page 17) and "Release of funds in trust account on closing of our initial business combination" (pages 24-25)of the Purchaser's final prospectus dated October 24, 2014 (the "Prospectus") and understands that the Purchaser has established a trust account administered by Continental Stock Transfer & Trust Company (the "Trust Fund") for the benefit of the Purchaser's public stockholders and that the Purchaser may disburse monies from the Trust Fund only (a) to the Purchaser's public stockholders in the event they elect to convert their Purchaser Stock into cash in accordance with the Purchaser's certificate of incorporation and/or the liquidation of the Purchaser, (b) to the Purchaser after, or concurrently with, the consummation of a business combination, and (c) to the Purchaser in limited amounts for its working capital requirements and tax obligations.

11.2.	The Company and the Vendors further acknowledge that, if the transactions contemplated by this Agreement, or, upon termination of this agreement, another business combination, are not consummated by the date required by the Purchaser's certificate of incorporation, the Purchaser will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company, for itself and its subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and Affiliates, and each Vendor, for itself, hereby waive all rights, title, interest or claim of any kind against the Purchaser to collect from the Trust Fund any monies that may be owed to them by the Purchaser for any reason whatsoever, including but not limited to a breach of this Agreement by the Purchaser or any negotiations, agreements or understandings with the Purchaser (whether in the past, present or future), and will not, seek recourse against the Trust Fund at any time for any reason whatsoever. This Clause 11.2 shall not limit or prohibit (i) the Company's or any Vendor's right to pursue a claim against the Purchaser for legal relief against monies or other assets held outside the Trust Fund or (ii) any claims that the Company or the Vendors may have in the future against Purchaser's assets or funds that are not held in the Trust Fund (including any funds that have been released from the Trust Fund to the Purchaser and any assets that have been purchased or acquired with any such funds). This Clause 11.2 shall not limit the Company's or any Vendor's right to seek specific performance against Purchaser pursuant to Clause 16.4, including the right to seek specific performance against Purchaser to require Purchaser to take such actions contemplated by this Agreement subject to the satisfaction of Purchaser's conditions precedent to the Completion, and to comply with the terms of the Trust Agreement, including distribution of funds from the Trust Fund upon the Completion in accordance with the terms of this Agreement. This Clause 11.2 will survive the termination of this Agreement for any reason.

11.3.	The Purchaser shall cause the Trust Fund to be disbursed to the Purchaser and as otherwise contemplated by this Agreement immediately upon Completion. All liabilities and obligations of the Purchaser due and owing or incurred at or prior to Completion shall be paid as and when due, including all amounts payable (i) to stockholders of the Purchaser who elect to have their shares converted to cash in accordance with the provisions of the Purchaser's certificate of incorporation, (ii) all amounts payable in connection with any of the arrangements or transactions involving the repurchase or redemption of Purchaser Stock for the purpose of enhancing the likelihood of and securing approval of the transactions contemplated by this Agreement by the holders of Purchaser Stock, (iii) for income tax or other tax obligations of the Purchaser prior to Completion, (iv) as repayment of loans and reimbursement of expenses to directors, officers and founding stockholders of the Purchaser, and (v) to third parties (e.g. professionals, printers, etc.) who have rendered services to the Purchaser in connection with its operations and efforts to effect a business combination, including the transaction contemplated by this Agreement.

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12.	Warranties

Vendors' Warranties

12.1.	Each of the Vendors warrants to the Purchaser that as at the date of this Agreement and in the case of the Management Vendors only, also as at the Completion Date:

(a)	it is the sole legal and beneficial owner (or is otherwise entitled to transfer the legal and beneficial ownership of) and is entitled to sell and transfer the full legal and beneficial ownership of those Sale Shares set out directly opposite its name in column (3) of the table in Part A of Schedule 1 or column (3) of the table in Part B of Schedule 1 to the Purchaser free from Encumbrances and otherwise on the terms set out in this Agreement; and

(b)	it is the sole legal and beneficial owner (or is otherwise entitled to transfer the legal and beneficial ownership of) and is entitled to sell and transfer the full legal and beneficial ownership of those Shareholder Loan Notes set out directly opposite its name in column (4) of the table in Part A of Schedule 1 or column (4) of the table in Part B of Schedule 1 to the Purchaser free from Encumbrances and otherwise on the terms set out in this Agreement.

12.2.	Each of the Institutional Vendors warrants to the Purchaser that as at the Completion Date:

(a)	it is the sole legal and beneficial owner (or is otherwise entitled to transfer the legal and beneficial ownership of) and is entitled to sell and transfer the full legal and beneficial ownership of those (i) Sale Shares set out directly opposite its name in column (3) of the table in Part A of Schedule 1 or column (3) of the table in Part B of Schedule 1, and (ii) Exchange Shares as notified to the Purchaser pursuant to the terms of Schedule 7, to the Purchaser free from Encumbrances and otherwise on the terms set out in this Agreement; and

(b)	it is the sole legal and beneficial owner (or is otherwise entitled to transfer the legal and beneficial ownership of) and is entitled to sell and transfer the full legal and beneficial ownership of those 633 Loan Notes as set out in the notice provided to the Purchaser in accordance with Schedule 7 of this Agreement, to the Purchaser free from Encumbrances and otherwise on the terms set out in this Agreement.

12.3.	Each of the Vendors further warrants to the Purchaser that as at the date of this Agreement;

(a)	it has the requisite power and authority to enter into and perform this Agreement;

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(b)	this Agreement and each of the documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement will constitute binding obligations on it in accordance with their respective terms;

(c)	to the extent it is a body corporate, it is not insolvent or unable to pay its debts as they fall due within the meaning of any relevant insolvency legislation and it has not stopped paying its debts as they fall due;

(d)	to the extent that he or she is an individual, he is not bankrupt and no order or petition has been presented for his bankruptcy and no trustee in bankruptcy has been appointed in respect of him or his assets and he has not received any notification from any third party that it intends to initiate such a presentation or appointment; and

(e)	entry into and, subject to the satisfaction of the Conditions Precedent, compliance with the terms of this Agreement and each of the documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement do not constitute a default or a breach under any provision of any law, order, judgment, decree, regulation, or agreement by which the relevant Vendors(s) are bound that could be reasonably be expected to prevent the relevant Vendor(s) from proceeding to Completion.

12.4.	For the avoidance of doubt, the warranties in Clauses 12.1, 12.2 and 12.3 are given by each Vendor severally and only in relation to its/his (as the case may be) own authority, power, title and capacity. The maximum aggregate liability of each Vendor under or in respect of any and all breaches by it/him of the warranties in Clauses 12.1, 12.2 and 12.3 and/or any other claim under or in relation to this Agreement and the transaction evidenced by it shall not exceed the amount of the Purchase Price actually received by it/him.

Purchaser's Warranties

12.5.	The Purchaser warrants to each Vendor that as at the date of this Agreement:

(a)	subject only to obtaining the Purchaser Stockholder Approval, it has the requisite power and authority to enter into and to perform this Agreement;

(b)	this Agreement and each of the documents which are to be entered into by the Purchaser pursuant to or otherwise in connection with this Agreement will constitute binding obligations of the Purchaser in accordance with their respective terms;

(c)	subject only to the release of funds from the Purchaser's Trust Fund, it is not insolvent or unable to pay its debts as they fall due within the meaning of any relevant insolvency legislation and it has not stopped paying its debts as they fall due; and

(d)	entry into and, subject to the satisfaction of the Conditions Precedent, compliance with the terms of this Agreement and each of the agreements which are to be entered into by it do not constitute a default or a breach under any provision of any law, order, judgment, decree, regulation or agreement by which the Purchaser is bound that could be reasonably be expected to prevent the Purchaser from proceeding to Completion.

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12.6.	The Purchaser further warrants to each Vendor that, as at the date of this Agreement and as at the Completion Date;

(a)	subject only to each of the Purchaser Stockholder Approval being obtained and the Roll-over Condition being satisfied, the Purchaser has financial resources required, including committed, unconditional funds pursuant to the Purchaser's Macquarie Agreement, in an aggregate amount sufficient to pay all liabilities and obligations of (i) the Purchaser due and required to be paid at Completion or by reason of Completion; and (ii) the Group which are due and payable at Completion or by reason at Completion, as identified in writing by the Institutional Vendors' Representative and the Purchaser prior to the date hereof or as otherwise agreed in writing between the Institutional Vendors' Representative and the Purchaser not less than 2 Business Days prior to the Completion Date (including without limitation amounts required by the Company in relation to payments to the Participating Executives of their Entitlements under the Management Bonus Scheme on the Completion Date as so identified), and so far as the Purchaser is aware it will be able to (i) satisfy all conditions of drawdown to such committed facilities at or prior to Completion, and (ii) satisfy the obligations of the Group described above (acknowledging that in no event shall any Vendor be required to provide funds for that purpose);

(b)	other than as specifically disclosed to (and accepted in writing by) the Vendors (it being acknowledged that in respect of the management incentive package to be provided generally to management, only summary details of such package need be disclosed), or as may otherwise be specifically contemplated or provided for in any of the Transaction Documents, there are no contracts, agreements, arrangements or other understandings, (whether reduced to writing or not) between the Purchaser or any of its Connected Persons and any of the employees of the Group (or any of their Connected Persons):

(a)	involving any payment of money or other benefits or the giving of any indemnity or other assurances, in connection with the transactions contemplated by this Agreement;

(b)	otherwise concerning the transactions contemplated by this Agreement; or

(c)	which is conditional upon the transactions contemplated by this Agreement;

(c)	no default or draw stop event under the Purchaser's Macquarie Agreement has occurred and there is no condition precedent not able to be satisfied nor is the Purchaser aware of any event or circumstance which could reasonably be expected to constitute such a default or draw stop event or result in any condition precedent not being satisfied which would enable the funder to refuse to provide funds under the Purchaser's Macquarie Agreement on the Completion Date;

(d)	the Purchaser is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company;

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(e)	the Purchaser has timely filed all forms, reports and documents required to be filed by it with the SEC since October 14, 2014, together with any amendments, restatements or supplements thereto. The Purchaser has provided to the Company, in the form filed with the SEC, except to the extent available in full without redaction on the SEC’s EDGAR website, (i) its Annual Reports on Form 10-K for the periods ended December 31, 2014, and December 31, 2015 (ii) its Quarterly Reports on Form 10-Q for the periods ended September 30, 2014, March 31, 2015, June 30, 2015, September 30, 2015 and March 31, 2016, and (iii) the Prospectus, all registration statements and other forms, reports and documents (other than Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q not referred to in clauses (i) and (ii) above) filed by the Purchaser with the SEC since October 14, 2014 (the forms, reports and other documents referred to in clauses (i) through (iii) above (including those available on the SEC’s EDGAR website) being, collectively, the "Purchaser SEC Reports"). The Purchaser SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Reports did not at the time they were filed with the SEC (except to the extent that information contained in any Purchaser SEC Report has been superseded by a later timely filed Purchaser SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(f)	each of the financial statements (including, in each case, any notes thereto) contained in the Purchaser SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Purchaser as at the respective dates thereof and for the respective periods indicated therein;

(g)	except as and to the extent set forth on the balance sheet of the Purchaser at March 31, 2016 (the "Purchaser Balance Sheet"), the Purchaser has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities and obligations incurred since the date of the Purchaser Balance Sheet in the ordinary course of business which are not, individually or in the aggregate, material to the Purchaser; (ii) liabilities and obligations incurred in connection with the transactions contemplated by this Agreement; and (iii) liabilities and obligations which are not, individually or in the aggregate, material to the Purchaser;

(h)	the Purchaser has heretofore furnished to the Company complete and correct copies of all amendments and modifications that have not been filed by the Purchaser with the SEC to all material agreements, documents and other instruments that previously had been filed by the Purchaser with the SEC and are currently in effect;

(i)	all comment letters received by the Purchaser from the SEC or the staff thereof since its inception and all responses to such comment letters filed by or on behalf of the Purchaser are publicly available on the SEC's EDGAR website;

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(j)	to the Purchaser's Knowledge, since October 14, 2014, each director and executive officer of the Purchaser has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder;

(k)	since October 14, 2014, the Purchaser has timely filed and made available to the Company all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Purchaser SEC Report (the "Purchaser Certifications"). Each of the Purchaser Certifications is true and correct. The Purchaser maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the Purchaser is made known on a timely basis to the individuals responsible for the preparation of the Purchaser's SEC filings and other public disclosure documents. As used in this Clause 12.5(k) the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC;

(l)	the Purchaser maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP. The Purchaser has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorisations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(m)	all non-audit services were approved by the audit committee of the Board of Directors and committees of the Purchaser. The Purchaser has no off-balance sheet arrangements;

(n)	neither the Purchaser nor, to the Knowledge of Purchaser, any manager, director, officer, employee, auditor, accountant or representative of the Purchaser has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Purchaser or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Purchaser has engaged in questionable accounting or auditing practices. No attorney representing the Purchaser, whether or not employed by the Purchaser, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Purchaser or any of its officers, directors, employees or agents to the Board of Directors of the Purchaser (or any committee thereof) or to any director or officer of the Purchaser. Since the Purchaser's inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Board of Directors of the Purchaser or any committee thereof;

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(o)	none of the information supplied or to be supplied by the Purchaser or any of its Affiliates expressly for inclusion in the Purchaser SEC Reports, mailings to the Purchaser's stockholders with respect to the Offer and/or the Transaction, any supplements thereto and/or in any other document filed with any Governmental Entity in connection herewith (including the Proxy Statement/Information Statement), will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Purchaser or that is included in the applicable filings). No representation or warranty is made by the Purchaser with respect to statements made or incorporated by reference therein based on information supplied or to be supplied by, the Company, the Vendors or any of their respective affiliates;

(p)	as of 30 June 2016, the Trust Fund has a rounded-off balance of US$80,031,318.87 (the "Purchaser Trust Amount"), such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Reports to be inaccurate in any material respect and/or that would entitle any person (other than the underwriters of the Purchaser's initial public offering for deferred underwriting commissions as described in the Purchaser SEC Reports and stockholders of the Purchaser holding shares of Purchaser Stock sold in the Purchaser's initial public offering who shall have elected to redeem their shares of Purchaser Stock pursuant to the Purchaser's certificate of incorporation, as amended) to any portion of the proceeds in the Trust Fund. Prior to the Completion, none of the funds held in the Purchaser's Trust may be released except (a) to pay income and franchise taxes or for working capital purposes from any interest income earned in the Trust Fund and (b) to redeem shares of Purchaser Stock in accordance with the provisions of the Purchaser's certificate of incorporation, as amended, as described in the Purchaser SEC Reports; and

(q)	Purchaser Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NASDAQ Capital Market as of the date hereof. There is no proceeding pending or, to the Knowledge of the Purchaser, threatened in writing against the Purchaser by the SEC with respect to any intention by the SEC to deregister the Purchaser Stock. There is no proceeding pending or, to the Knowledge of the Purchaser, threatened in writing against the Purchaser by NASDAQ with respect to any intention by NASDAQ to prohibit or terminate the listing of Purchaser Stock on the NASDAQ Capital Market. The Purchaser has not taken any action that is designed to terminate the registration of Purchaser Stock under the Exchange Act.

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13.	Undertakings

Purchaser's Undertakings

13.1.	The Purchaser undertakes to the Company and each Vendor:

(a)	that it will take all steps necessary to preserve and enforce its rights and remedies (or the rights and remedies of any other member of the Purchaser's Group) in relation to the Trust Fund in order to make payment on the Completion Date of each of the amounts payable by it to the Vendors pursuant to Clause 7 and Schedule 4;

(b)	to satisfy or procure the satisfaction of all documentary conditions required to be satisfied under the Purchaser's Macquarie Agreement; and

(c)	promptly to notify the Vendors' Representatives upon becoming aware of the occurrence of any default or draw stop event under the Purchaser's Macquarie Agreement or of any event which prevents any of the conditions precedent under the Purchaser's Macquarie Agreement being satisfied of which it becomes aware between the date of this Agreement and Completion which may prevent it from complying with its obligations to make payment at Completion under Clause 7 and Schedule 4 , setting out the details of such default or event and any action taken or proposed to be taken to remedy it and the Purchaser undertakes to use all reasonable endeavours to remedy any such default or event prior to Completion.

Purchaser's and Company's Undertakings

13.2.	The Company and the Purchaser shall each use all reasonable endeavours to ensure that the conditions precedent to the Effective Date occurring (as defined in the A&R Agreement) are satisfied on or prior to Completion of this Agreement.

14.	Announcements/Confidentiality

14.1.	No public announcements or press or media releases regarding the existence or contents of this Agreement (other than may be required by law, or by the rules or regulations of, or any undertakings given to, any recognised investment exchange (as such term is defined in the Financial Services and Markets Act 2000)) shall be made by any of the parties unless and until the form and content of such announcement or release (including any mention of the Purchase Price or the Loan Note Payment) have been submitted to and agreed by the Vendors' Representatives and the Purchaser (which consent shall not be unreasonably withheld or delayed). The parties agree that it shall be reasonable to withhold consent to any announcement or release which contains any details of the Purchase Price or the Loan Note Payment.

14.2.	Where any announcement or disclosure is made in reliance on the exception in Clause 14.1 the party making the announcement or disclosure shall, where possible, consult with the other party as to the form, content and timing of the announcement or disclosure.

14.3.	Subject to Clause 14.4, the Purchaser shall (and shall procure that each member of the Purchaser's Group shall) and each Vendor shall treat as strictly confidential and not use or disclose any information which relates to:

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(a)	the provisions of this Agreement, including the amount, allocation or calculation of the Purchase Price and the Loan Note Payment (or any other agreement to be delivered at Completion);

(b)	the negotiations relating to this Agreement (and such other agreements); or

(c)	any other party to this Agreement and the business carried on by each of them.

14.4.	The provisions of Clause 14.3 shall not prohibit disclosure or use if and to the extent:

(a)	the disclosure contains no information or commentary other than in respect of details contained in an announcement agreed under Clause 14.1;

(b)	it is required by law or regulation or for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement;

(c)	it is required by the applicable rules of any stock exchange on which the securities of the parties to this Agreement (or one of their Associated Companies) are listed or quoted (or on which it is proposed that such securities be listed or quoted during the process of applying to become so listed or quoted) or any other competent regulatory authority;

(d)	it becomes publicly available (other than as a result of disclosure by the relevant party to this Agreement or the Confidentiality Agreement, or any other person, in breach of such agreements);

(e)	that the other parties have given prior written approval to the disclosure; or

(f)	the information is subsequently obtained free of any restrictions on use or obligations of confidentiality from a third party which is itself free of any restrictions on use or obligations of confidentiality with respect to that information, provided that except where prohibited by any applicable law or regulation prior to disclosure of any information pursuant to Clause 14.4(a) or 14.4.(b), the party concerned shall, where possible, promptly notify the other party of such requirement with a view to providing the other party with the opportunity to contest such disclosure or otherwise to agree the timing of, conditions to and content of such disclosure.

14.5.	Regardless of any information that becomes publicly available or is obtained in accordance with Clause 13 above, neither the Vendors nor the Purchaser shall (and the Purchaser shall procure that each member of the Purchaser's Group shall not) discuss the amount, allocation or calculation of the Purchase Price with any party without the prior written approval of the Vendors' Representatives.

14.6.	Notwithstanding any other provisions of this Clause 14, following the initial announcement by the Purchaser of the execution of this Agreement (which shall take place no more than 4 Business Days after the date of this Agreement) an Institutional Vendor shall be permitted to disclose on a confidential basis to any investor or prospective investor in funds managed by it or one of its affiliated entities such details regarding the existence and contents of this Agreement as are required under the fund documentation relating to any such fund.

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14.7.	Notwithstanding any other provisions of this Clause 14, the Management Vendors shall be permitted to disclose on a confidential basis to their professional advisers and any taxation authority such details regarding the existence and content of this Agreement as are reasonably necessary from time to time.

15.	Termination of Existing Investment Agreement

15.1.	Each Vendor and the Company hereby acknowledges that the Existing Investment Agreement will be terminated in accordance with its terms upon Completion. Subject to and conditional upon Completion occurring each Vendor confirms that it shall have no claims, demands, damages or costs of whatsoever nature against any Group Company or any other Vendor pursuant to the Existing Investment Agreement and to the extent that any such claim exists, each Vendor waives such claim.

16.	Remedies and Waivers

16.1.	No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided under this Agreement or any other documents referred to in it shall:

(a)	impair such right, power or remedy; or

(b)	operate as a waiver thereof.

16.2.	The single or partial exercise of any right, power or remedy provided under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

16.3.	No party shall be entitled to terminate or rescind this Agreement (whether as a result of a repudiatory breach or otherwise) other than pursuant to the right of termination contained in Clause 6.15. The Purchaser acknowledges that its only remedy in respect of the transaction evidenced by this Agreement shall be a claim in contract under the terms of the Transaction Documents (including, for the avoidance of doubt, any claim for specific performance as contemplated by Clause 16.4) and not any other claim (including any claim in equity or tort or under the Misrepresentation Act 1967 or otherwise).

16.4.	Each of the parties acknowledges and agrees that any party to this Agreement shall be entitled to seek the remedy of specific performance if any other party fails to comply with is respective obligations under this Agreement. This is without prejudice to any other remedies that the parties or any of them may seek in respect of any breach of this Agreement.

17.	Assignment

17.1.	Subject to Clauses 17.2 and 17.3, the rights of the Purchaser under this Agreement shall not be assignable without the prior written consent of the Vendors' Representatives. The rights of the Vendors under this Agreement shall not be assignable without the prior written consent of the Purchaser.

17.2.	Subject to Clause 17.3, the Purchaser may assign its rights under this Agreement (by way of security only) to its principal provider of bank finance in relation to the transaction evidenced by this Agreement but so that, notwithstanding any such assignment in security, the Vendors may unless they receive written notice of enforcement of the relevant security interest, deal with the Purchaser in connection with all matters arising under this Agreement.

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17.3.	In the case of any assignment of rights under this Clause 17, in each such case:

(a)	the assignor shall remain liable for its obligations under this Agreement;

(b)	the assignee's rights under this Agreement following such assignment shall be no greater than the assignor's rights would have been had any such assignment not occurred; and

(c)	the liability of the parties under this Agreement shall be no greater than such liabilities would have been had any such assignment not occurred.

18.	Vendors' Representatives

18.1.	Each of the Institutional Vendors hereby irrevocably appoints the Institutional Vendors' Representative as their sole representative to act on their behalf for all purposes under this Agreement including for the purposes of:

(a)	delivering instructions to the Purchaser in connection with the payment of any Purchase Price payable and the corresponding issue of Consideration Shares to the relevant Institutional Vendor hereunder;

(b)	agreeing with the Purchaser the allocation of the Purchase Price as between the Cash Element and Consideration Shares in accordance with Schedule 6;

(c)	accepting notices on behalf of the Institutional Vendors in accordance with Clause 26;

(d)	taking any and all actions that may be necessary or desirable, as determined by the Institutional Vendors' Representative in its sole discretion, in connection with the payment of the costs and expenses incurred with respect to the transactions contemplated by this Agreement; and

(e)	granting any consent or approval on behalf of the Vendors or any of them under this Agreement including any variation or waiver which is not material in the context of this Agreement,

together 18.1(a)to 18.1(e) above being the "Authorisations".

18.2.	Each of the Management Vendors hereby irrevocably appoints the Management Vendors' Representative as their sole representative to act on their behalf for all purposes under the Agreement including for the purposes of the Authorisations described in Clause 18.1 but with changes made so that any references to each "Institutional Vendor" are references to each "Management Vendor" and references to the "Institutional Vendors' Representative" are references to the "Management Vendors' Representative".

18.3.	Each of the Institutional Vendors hereby irrevocably (by way of security for the performance of their obligations under this Agreement) appoints the Institutional Vendors' Representative as its attorney with full authority on its behalf and in the Institutional Vendor's name or otherwise to do all acts and to execute and deliver such documents or deeds as are required by law or as may, in the reasonable opinion of the Institutional Vendors' Representative, be required to give effect to the matters described in Clause 18.1. Each Institutional Vendor hereby indemnifies the Institutional Vendors' Representative against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of, or in connection with, anything lawfully done by virtue of the power of attorney conferred by this Clause 18.3.

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18.4.	Each Management Vendor hereby irrevocably (by way of security for the performance of their obligations under this Agreement) appoints the Management Vendors' Representative as their attorney with full authority on their behalf and in the Management Vendor's name or otherwise to do all acts and to execute and deliver such documents or deeds as are required by law or as may, in the reasonable opinion of the Management Vendors' Representative, be required to give effect to the matters described in Clause 18.2. Each Management Vendor hereby indemnifies the Management Vendors' Representative against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of, or in connection with, anything lawfully done by virtue of the power of attorney conferred by this Clause 18.4.

18.5.	Subject to Clause 18.6, the Purchaser and each Vendor acknowledges that in exercising the powers and authorities conferred by this Clause 18 upon the relevant Vendors' Representative, the relevant Vendors' Representative shall not, save for as expressly provided herein, be acting, or be construed as acting, as the agent or trustee on behalf of the Vendor who appointed him, and each Vendor and the Purchaser agrees that the relevant Vendors' Representative shall have no liability whatsoever to the Purchaser or the Vendor who appointed him in relation to the exercise of those powers and authorities, save to the Vendor who has appointed him in the case of fraud or bad faith.

18.6.	Notwithstanding Clause 18.5, the Purchaser shall be entitled to rely on the exercise of the powers and authorities conferred on the relevant Vendors' Representative as if the relevant Vendor is exercising such powers and authorities.

18.7.	The provisions of this Clause 18 are intended to be for the express benefit of, and will be enforceable by, each Vendors' Representative as a third party beneficiary in accordance with Clause 23.

19.	Further Assurance

19.1.	For a period of nine months following Completion, each of the parties shall from time to time, on being reasonably required to do so by another party now or at any time in the future, do or procure that there is done (at the expense of the party making the request) all such acts and/or execute or procure the execution of all such documents as may reasonably be within its power as necessary for giving full effect to this Agreement.

19.2.	The Purchaser and the Vendors each acknowledge that the Vendors and/or the Purchaser may need access from time to time after Completion to certain accounting, Tax, insurance and other records and information (including any CRC Information) held by the members of the Group or each Vendor's Group (as applicable) to the extent such records and information pertain to events occurring prior to Completion for the purpose of:

(a)	filing its tax returns or dealing with the relevant Tax Authority in respect of such returns; or

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(b)	complying with applicable laws or regulations (including the CRC Order); or

(c)	preparing consolidated financial information in respect of the Group as required for SEC purposes for fiscal years 2013, 2014, 2015 and 2016 (or any subsequent periods),

and, accordingly, the Purchaser and the Vendors each agree that it shall, to the extent reasonably practicable, upon being given reasonable notice by the Vendors or the Purchaser (as applicable) and subject to the Vendors or the Purchaser (as applicable) giving such undertaking as to confidentiality as the Purchaser or the Vendors (as applicable) shall reasonably require (provided that such undertaking will not restrict the provision of information as may be necessary to HMRC, any other Tax Authority, any securities exchange or otherwise as required by applicable law), and shall cause the Group or each Vendor's Group (as applicable) to properly retain and maintain such records (including CRC Information) until the earlier of the date that is three years after Completion or such time as the Vendors or the Purchaser (as applicable) agree in writing that such retention and maintenance is no longer necessary.

20.	Entire Agreement

20.1.	This Agreement, the Warranty Deed and the other documents to be delivered at Completion in accordance with Schedule 4 (the "Transaction Documents") contain the entire agreement between the parties with respect to the transactions contemplated in this Agreement and shall (save where there has been a fraudulent misrepresentation) supersede all prior proposals, representations, agreements and negotiations relating thereto, whether written, oral or implied, between the parties or any of them or their respective advisers or any of them.

20.2.	The Purchaser acknowledges that, as between it and the Vendors, their Connected Persons and their respective advisers, it has not entered into this Agreement in reliance on any warranties, representations, undertakings or covenants not expressly set out in the Transaction Documents, and that no Vendor, their Connected Persons and their respective advisers shall have any liability to it in such respect. In addition, the Purchaser undertakes that no claim under any warranty, undertaking or covenant not expressly set out in the Transaction Documents will be pursued against any Vendor, their Connected Persons and their respective advisers by it and that it will procure that no such claim be made by any member of the Purchaser's Group.

20.3.	The Purchaser further acknowledges that no Connected Person of any Vendor or any of their respective advisers is authorised to make or give any warranty, representation, statement, undertaking or covenant of any nature on behalf of any Vendor in respect of the transaction contemplated by this Agreement and that no Vendor, no Connected Person of a Vendor, nor any of their respective advisers shall have any liability to it in such respect (whether for vicarious acts or otherwise).

21.	Counterparts

21.1.	This Agreement may be executed in the form of one or more counterparts in like form each of which shall be deemed to be an original when taken together and shall constitute one and the same document.

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22.	Invalidity

22.1.	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

23.	Rights of Third Parties

23.1.	Subject to Clause 23.2, no person who is not a party to this Agreement shall have any right to enforce any term of it.

23.2.	Notwithstanding Clause 23.1:

(a)	each Vendor's Representative may enforce the terms of Clause 18 as though they were a party hereto; and

(b)	each relevant Connected Person and the relevant advisers as described in Clause 20.2 and Clause 20.3 may enforce the terms of Clause 20.2 and Clause 20.3 as though they were a party hereto.

23.3.	The parties to this Agreement may amend the terms of this Agreement without the consent of any other party.

24.	Variation

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties to it (or, in the case of a waiver, by the party granting such waiver).

25.	Consequences of Termination

25.1.	On termination or expiry of this Agreement, the following Clauses shall continue in full force and effect: Clause 14 (Announcements/Confidentiality), Clause 17 (Assignment) and Clause 20 (Entire Agreement).

25.2.	Notwithstanding anything to the contrary in Clause 6.15, termination or expiry of this Agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination or expiry.

26.	Notices

26.1.	Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and in English.

26.2.	All notices, requests, demands or other communications to or upon the respective parties may be given by personal delivery or by being sent by first class recorded mail if posted to an address in the same country as the country of posting or by air mail if posted to an address in a country different to the country of posting:

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(a)	in the case of the Purchaser to its executive offices from time to time or such other address as it may notify for the purposes of this Clause;

(b)	in the case of each Vendor, to their address specified in Schedule 1 or such other address as they may notify for the purposes of this Clause; and

(c)	in the case of either of the Vendor's Representatives, to its address specified in the definition in Schedule 5 of "Institutional Vendors' Representative" or "Management Vendors' Representative" (as applicable) or such other address as it may notify for the purposes of this Clause.

26.3.	Any such notice, request, demand or communication shall:

(a)	if delivered personally, be deemed to have been received at the time of such delivery or if delivery is not on a Business Day on the Business Day following such delivery;

(b)	if given by first class recorded mail posted in the same country as the country of address, be deemed to have been received on the second Business Day occurring after the date of posting; and

(c)	if given by air mail posted from a country different to the country of address, be deemed to have been received on the fifth Business Day after posting.

26.4.	All such notices, requests, demands, or communications to the Vendors shall be clearly marked on the exterior and on the first page "For the urgent attention of DMWSL 633 Limited" and shall be copied to the Vendors' Solicitors (facsimile number +44 20 7628 0027) clearly marked on the exterior and on the first page "Urgent: Ref: V027/050/ADN".

26.5.	All notices or communications to the Purchaser shall be clearly marked on the exterior and on the first page "for the urgent attention of Marty Schloss" and shall be copied to the Purchaser's Solicitors (facsimile number +44 20 3761 1899, email andrew.rimmington@mishcon.com; and facsimile number 001-212-715-8000, email psmith@kramerlevin.com) clearly marked on the exterior and on the first page "Urgent: Ref: Project Ciao - Indiana".

26.6.	For the avoidance of doubt, notices, requests, demands or other communications may be given by other means (including by e-mail) but such other means will not benefit from the presumption of delivery set out in Clause 26.2.

27.	General

Costs And Expenses

27.1.	Save as otherwise expressly provided to the contrary in any of the Transaction Documents, the parties shall each pay their own costs in connection with the preparation and negotiation of the acquisition evidenced by this Agreement and in preparing and negotiating this Agreement and any other documents referred to in this Agreement or prepared in connection with the underlying transaction. The Purchaser shall be responsible for any stamp duties or other transaction duties, payable in connection with this Agreement.

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Exclusion of Limitations on Fraud

27.2.	Nothing in this Agreement shall operate to limit the liability of a party (or the remedies available to the other party(ies)) in respect of a fraudulent act or representation by it.

Interest

27.3.	Where in terms of or pursuant to this Agreement payment is expressed to fall to be paid on a particular day or date or would have been paid on a particular date but for the parties not having agreed the amount of the payment or not having received the determination of a court or arbitrator interest shall be paid at the rate of four per cent. per annum over the base rate of Lloyds Bank (the "Interest Rate") by the party due to make the payment of principal from the date upon which payment would have been made had the payment been agreed until the date actually paid. Such interest shall accrue both before and after judgment.

Currency

27.4.	Any amount to be converted from one currency into a second currency for the purposes of the following provisions of this Agreement shall be converted into an equivalent amount at the Conversion Rate prevailing at the Relevant Conversion Date. The "Relevant Conversion Date" for the purposes of:

(a)	the determination of the Earn-out EBITDA and the consequent number of Earn-Out Shares to be issued, shall be determined as set out in Schedule 5; and

(b)	the determination of the number of Consideration Shares to be issued, shall be calculated by reference to the average of the Conversion Rates for the 15 Business Days prior to the Completion Date.

28.	Governing Law, Jurisdiction and Service of Process

28.1.	This Agreement and any non-contractual obligations arising out of it shall be governed by English law and the parties agree that all disputes arising under or in connection with it, and any and all disputes arising from or in connection with its negotiation, its validity or invalidity or its enforceability or unenforceability, or otherwise howsoever (including any non-contractual disputes), shall be governed by and determined exclusively in accordance with English law. The parties further agree that the courts of England are to have exclusive jurisdiction over all such disputes.

28.2.	The Purchaser hereby irrevocably appoints Andrew Rimmington/Stuart McMaster Mishcon de Reya LLP of Africa House, 70 Kingsway, London WC2B 6AHas its agent for the service of process in England.

28.3.	Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by the parties as a deed the day and year first above written.

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Schedule 1 – The Vendors

Part A – The Institutional Vendors

(1) Vendor	(2) Address	(3) No. of Shares	(4) No. of Loan Notes
Landgame S.à.r.l.	1, rue Hildegard von Bingen, L-1282 Luxembourg	7,441,370 A Ordinary	8,858,068,467
Ares Capital Europe Limited	First Floor, Pellipar House, 9 Cloak Lane, London EC4R 2RU	418,780 A Ordinary	498,507,924
Trident Private Equity Fund III L.P.	Ground Floor, Ryder Court, 14 Ryder Street, London SW1Y 6QB	653,294 A Ordinary	777,668,823
Harwood Capital Nominees Limited (Account A)	6 Stratton Street, Mayfair, London W1J 8LD	121,756 A Ordinary	144,935,535
Harwood Capital Nominees Limited (Account B)	6 Stratton Street, Mayfair, London W1J 8LD	1,885 A Ordinary	2,243,275
Harwood Capital Nominees Limited (Account SC)	6 Stratton Street, Mayfair, London W1J 8LD	50,253 A Ordinary	59,820,679
Harwood Capital Nominees Limited (Account NS)	6 Stratton Street, Mayfair, London W1J 8LD	12,563 A Ordinary	14,955,170
Harwood Capital Nominees Limited (Account C)	6 Stratton Street, Mayfair, London W1J 8LD	36,668 A Ordinary	43,649,155
Harwood Capital Nominees Limited (Account D)	6 Stratton Street, Mayfair, London W1J 8LD	377 A Ordinary	448,655
Harwood Capital Nominees Limited (Account E)	6 Stratton Street, Mayfair, London W1J 8LD	1,884 A Ordinary	2,243,275
Harwood Capital Nominees Limited (Account H)	6 Stratton Street, Mayfair, London W1J 8LD	754 A Ordinary	897,310
	TOTAL	8,739,584 A Ordinary	10,403,438,268

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Part B – The Management Vendors

(1) Vendor	(2) Address	(3) No. of Shares	(4) No. of Loan Notes
David Wilson	Basement, 43 Palace Gardens Terrace, London W8 45B	113,473 B1 Ordinary 6,010 B2 Ordinary 51,500 B3 Ordinary	-
Jim O'Halleran	Churchill Cottage, Bishopton Hill Farm, Stratford-Upon-Avon, Warwickshire CV37 0RG	103,203 B Ordinary 4,900 B2 Ordinary 51,500 B3 Ordinary	-
Lee Gregory	8 Crofters View, Little Wenlock, Shropshire TF6 5AL	52,797 B1 Ordinary	-
Steven Rogers	16 Fern Valley Chase, Todmorden, West Yorkshire OL14 7HB	52,797 B1 Ordinary	-
Steven Holmes	19 St Peters Street, Stamford PE9 2PQ	42,497 B1 Ordinary	-
Alistair Hopkins	Berthen Gron, Ffordd Marchlyn, Deniolen, Caernarfon, Gwynedd LL55 3LU	52,797 B1 Ordinary	-
Ziria Enterprises Ltd (held for on behalf of Harmen Brenninkmeijer)	Kyprianou & Agiou Andreou Street 2, G. Pavlides Court, 5th Floor, 3036 Limassol, Cyprus	52,797 B Ordinary	-
Tariq Tufail	33 Ffordd Gewnlian, Llanfairpwllgwyngyll, Anglesey LL61 5QD	5,555 B Ordinary	-
Carlton Terry	15 Redruth Drive, Baswich, Stafford, Staffordshire ST17 OFJ	5,555 B Ordinary	-
Steve Collett	7 Field Lane, Burton on Trent DE13 ONH	5,555 B Ordinary	-
Lucy Buckley	83 Lauderdale Tower, Barbican, London EC2Y 8BY	3,333 B Ordinary	-
Andrew Barber	18 Grange Farm Close, Sutton in Ashfield, Nottinghamshire NG17 INJ	6,666 B Ordinary	-
Alex Macgregor-Devlin	1 Grosvenor Crescent, Burbage, Leicestershire LE10 2BQ	3,333 B Ordinary	-
Steven Davies	Hollinwood, Trawscoed Road, Llysfaen, Colwyn Bay LL29 8LJ	4,444 B Ordinary	-
Richard White	17 Egerton Road, Whitefield, Manchester Lancashire M45 7FU	4,444 B Ordinary	-
Matt Ingram	10 Broadfern Road, Knowle, West Midlands B93 9DD	69,754 B Ordinary	-
	TOTAL	264,639 B Ordinary / 314,361 B1 Ordinary / 10,910 B2 Ordinary / 103,000 B3 Ordinary	-

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Part C – The Minority Shareholders

(1) Vendor	(2) Address	(3) No. of Shares	(4) No. of Loan Notes
Barclayshare Nominees Limited	1 Churchill Place, London E14 5HP	591 A Ordinary	703,515
Tom Callanan	Prague, Castleknock Road Dublin 15	36 A Ordinary	42,853
JM Finn (Own name) Nominees Limited	4 Coleman Street, London EC2R 5TA	6,331 A Ordinary	7,536,304
Michael John Kelly	22 Haywards Croft, Greenleys, Milton Keynes, Bucks MK12 6AH	2 A Ordinary	2,380
Mary McCarthy	32 Merlyn Road, Ballsbridge, Dublin 4, Irish Republic	8 A Ordinary	9,523
Morstan Nominees Limited	25 Cabot Square, Canary Wharf, London E14 4QA	31 A Ordinary	36,901
Pershing Nominees Limited	Capstan House, One Clove Crescent, East India Dock, London E14 2BH	301 A Ordinary	358,304
TD Waterhouse Nominees (Europe) Limited	Exchange Court, Duncombe Street, Leeds LS1 4AX	149 A Ordinary	177,366
John Stergides	Co National Bank of Greece, 75 King William Street, 5th Floor, London EC4N 7BC	1,675 A Ordinary	1,993,888
Bank of New York Nominees Limited	One Piccadilly Gardens, Manchester M1 1RN	1,292 A Ordinary	1,537,972
	TOTAL	10,416 A Ordinary	12,388,006

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Schedule 2 - The Company

(For Information Only)

Name of Company:	DMWSL 633 Limited

Place and Date of Incorporation:	England and Wales, incorporated on 3 March 2010

Registered Number:	07176544

Registered Office:	3 The Maltings, Wetmore Road, Burton-on-Trent, Staffordshire DE14 1SE

Directors:	Luke Alvarez Jeremy Brade James O'Halleran Vitruvian Directors I Limited Vitruvian Directors II Limited David Wilson

Secretary:	Steven Holmes

Issued Share Capital:	8,750,000 A Ordinary Shares 264,639 B Ordinary Shares 314,361 B1 Ordinary Shares 11,150 B2 Ordinary Shares 154,500 B3 Ordinary Shares 985,361 Deferred Shares

Accounting Ref. Date:	30 September

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Schedule 3 – Pre-Completion Undertakings

Part A – Positive Undertakings

Pursuant to Clause 8.1(c), each Group Company shall (subject always to compliance by each Group Company of the Negative Covenants in Part B below):

1.	continue its business in the ordinary and usual course of its trading;

2.	use all commercially reasonable efforts to comply with all applicable laws and agreements to which it is a party;

3.	use all commercially reasonable efforts to properly maintain its statutory registers and books;

4.	use all commercially reasonably efforts to maintain its existing Permits in accordance with their terms, renew such Permits in accordance with their terms and to prevent the Permits becoming void or voidable;

5.	not incur costs and professional fees in relation to the transactions contemplated by this Agreement except to the extent such costs or fees are specifically approved pursuant to (a) Clause 8.2(f) of this Agreement, (b) included in the Waterfall, (c) which fall under paragraph (ix) of the definition of Permitted Leakage, or (d) comprise ancillary travel and subsistence or administrative expenses;

6.	except to the extent such actions are otherwise restricted by Part B of this Schedule, use all commercially reasonable endeavours to comply with the Business Plan; and

7.	use all commercially reasonable efforts to settle any debts occurring in the normal course of trading in accordance with the ordinary course of its trading.

Pursuant to Clause 8.1, the Company shall:

8.	supply the Purchaser with monthly management accounts (prepared on a consistent basis with the Management Accounts for the twelve month period to the date of this Agreement) as soon as reasonably practicable following the time such accounts are available to the board of the Company;

9.	make available Luke Alvarez, Steven Holmes and Charles Woods (as requested) for a monthly conference call or meeting to discuss all material developments affecting the Group during the preceding month; and

10.	allow the Purchaser that access to the Group as is described in Clause 8.20.

Part B Negative Undertakings

Pursuant to Clause 8.1, the matters which the Group shall not do (or enter into any agreement or arrangement, or make any commitment, to do) are as follows:

Constitution and Shareholders

1.	Amend the memorandum or articles of association (or equivalent constitutional documents) of any Group Company.

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2.	Other than as expressly provided for in this Agreement, create, allot, issue, redeem, reduce, consolidate, reorganise, repurchase or repay any share or loan capital or create any right to call for the allotment, issue or transfer of any share, or loan capital or other securities, except the accrual of interest on any loan notes issued by any Group Company.

3.	Other than is expressly provided for pursuant to Schedule 7, recommend, declare, make or pay any dividend or distribution (whether in cash or in kind).

4.	Take any action with a view to commencing winding up, administration or receivership proceedings (or any analogous proceedings in any jurisdiction) against any subsidiary.

Financial Matters and Lending

5.	Change any accounting reference date of any member of the Group or materially alter the principles, practices, policies or methodologies used in the preparation of its audited accounts except as required by an amendment to the applicable accounting standard from time to time.

6.	Appoint auditors to any member of the Group or remove auditors from any member of the Group.

7.	Create any Encumbrance relating to any of its assets except liens arising by operation of law in the ordinary course of business (other than as required pursuant to the Group's Existing Financing Arrangements or the A&R Agreement).

8.	Incur any third party borrowings in the nature of indebtedness except:

(a)	in the ordinary course of trading (such ordinary course borrowings not to exceed £250,000 or its equivalent in another currency in the aggregate); or

(b)	any borrowing that relates to a drawdown under the Group's Existing Financing Arrangements so long as the aggregate amount drawn under the Revolving Facility (as defined in the Group's Existing Financing Arrangements) does not exceed £9,500,000.

9.	Other than as required pursuant to the Group's Existing Financing Arrangements, give any guarantee or indemnity or security in respect of the obligations of any person firm or company, not being a member of the Group, (other than normal trade credit on commercially reasonable terms in the ordinary course of the Group's business).

10.	Other than pursuant to or in connection with the A&R Agreement, agree any variation to the Group's Existing Financing Arrangements or redeem any Encumbrance over an asset except in the ordinary course of trading where there is a disposal of any Machine by the Group which is permitted under the Group's Existing Financing Arrangements which allows for the release of any Encumbrance to which such Machines are subject (subject always to the Group complying in full with the terms of the Group's Existing Financing Arrangements in relation to any proceeds of any sale of Machines).

Arrangements with Shareholders and Employees

11.	Enter into any agreement or transaction with or for the benefit of any Institutional Vendor or its Connected Persons which does not constitute Permitted Leakage.

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12.	In each case excluding (i) any replacement of existing employees, (ii) the appointment of the new managing director for Europe and the Middle East and (iii) the appointment of the new managing director for the UK, employ any new employee with an annual salary in excess of £85,000 per annum, or employ such number of new employees for whom the aggregate annual salary bill exceeds £1,500,000 per annum.

13.	Dismiss any employee of the Group with an annual salary of £85,000 or more unless summarily dismissed (for the purposes of this Schedule such person being a "Senior Employee").

14.	Amend any existing pension scheme or adopt any new pension scheme.

15.	Except in relation to any non-discretionary bonus or non-discretionary element of any bonus provided for in the relevant individual's service contract or the terms of the senior employee bonus scheme in effect prior to the Locked Box Date, in each case as contained within the Data Room, grant any Senior Employee a bonus or make any increase in their salaries except in the ordinary course of trading not exceeding an annual aggregate cost to the Group of £100,000.

16.	Make any material changes (other than those required by applicable law) to the terms and conditions of employment (including the provision of any contractual or non-contractual benefits) of directors, officers or employees (including granting any new options or other entitlements under existing schemes or benefits) in each case having an annual aggregate cost to the Group of over £250,000.

17.	Fail to maintain the insurance cover currently held over the Group as at the date hereof (to the extent such cover is reasonably available in the insurance market and continues to be reasonably affordable for the Group) or deliberately do any thing or take any step which would make any such policies void or voidable.

Acquisition and Disposal of Shares and Assets

18.	Dispose of any share in the capital of any of its subsidiaries or alter, increase or reduce the authorised or issued share capital of any of its subsidiaries.

19.	Sell or otherwise dispose of the undertaking of the Company or any of its subsidiaries or any substantial part thereof.

20.	Otherwise than in the ordinary course of trading, sell any fixed asset of any member of the Group for a consideration of or having a book value or market value of more than £100,000 whether by a single transaction or a series of transactions.

21.	Acquire any fixed asset or incur any capital expenditure (i) more than £250,000 in excess of the amounts for the relevant periods in the Business Plan or (ii) otherwise than in the ordinary course for a consideration of or having a book value or market value of more than £100,000 (whether by a single transaction or a series of transactions).

22.	Excluding the entry into of (i) a new lease for the existing property of the Group in Bangor, and (ii) a new leases for additional floors 3 and 4 in the existing property of the Group in Manchester purchase or acquire, or sell or dispose of, or terminate or surrender (or accept the termination or surrender of) or modify, any heritable or freehold or leasehold property or any interest therein.

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23.	Enter into any material contract or material arrangement which is likely to involve expenditure in excess of £250,000 per annum.

24.	Give notice to terminate or agree to amend in a material way any contract with an annual revenue for or cost to the Group of £250,000.

25.	Enter into any contract with an expected annual revenue for the Group in excess of £2,000,000.

26.	Acquire any business or undertaking or any interest in another corporate entity with a cost to the Group of £100,000 or more.

Company Administration

27.	Change the nature of the business or activities as undertaken by the Group in the 12 months prior to the date of this Agreement.

28.	With the exception of the dispute currently outstanding between the Group and the Performance Rights Society (including any claims that may become joined to this dispute), instigate, compromise, release, discharge, compound or settle any litigation or arbitration where the value of the claim exceeds or is reasonably likely to exceed £100,000 (exclusive of costs) or where the costs of conducting such action are reasonably likely to exceed £100,000 other than to recover trade debt in the ordinary course of business.

Taxation

29.	Other than in (a) the ordinary course of trading, (b) in relation to any ongoing dispute the details of which have been made available in the Data Room, or (c) where the amount concerned is under £100,000: (i) settle or compromise any proceeding, dispute or litigation with respect to any liability to Tax, (ii) consent to any extension or waiver of the limitation period applicable to any determination, notice or assessment issued by any Tax Authority, (iii) make any change to Tax or accounting policies, methods or practices, (iv) permit a balancing event to occur for capital allowance purposes, (v) change any Tax accounting period, (vi) surrender any right to claim any refund of Taxes, (vii) change residence for Tax purposes, (viii) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or advance pricing agreement relating to any Tax, or (ix) fail on a timely basis to pay and discharge Taxes due and payable by it to a Tax Authority prior to Completion, in each case provided that such change is not effected to comply with law, regulation, guidance from a Tax Authority or a change in generally accepting accounting practice or principles.

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Schedule 4 - Completion Obligations

At Completion, the following shall occur.  All of the steps described below are intended to take effect simultaneously and conditional on performance by each other party of their obligations set out in this Schedule 4.  If and to the extent any party has executed a document or transferred funds or issued shares or otherwise performed an obligation set out in this Schedule 4 before the other parties have performed their obligations, (i) such document shall be held as undelivered and to the order of the executing party, (ii) such funds shall be held to the order of the paying party, (iii) such shares shall be held to the order of the issuing company and (iv) such other performance shall to the extent legally possible be treated as in abeyance pending compliance with the remaining obligations in this Schedule 4.

1.	At Completion each Vendor shall deliver as applicable (or procure that there shall be delivered) to the Purchaser or the Purchaser's Solicitors:

1.1.	a duly executed stock transfer form in favour of the Purchaser for such number of Sale Shares as are set out opposite that Vendor's name in column (3) of the tables in Schedule 1;

1.2.	certificates in respect of such Sale Shares (or lost share certificate indemnities in a form acceptable to the Purchaser acting reasonably);

1.3.	a duly executed loan note transfer instrument in favour of the Purchaser for its holding of Shareholder Loan Notes (as it is following the Pre-Completion Restructuring);

1.4.	a duly executed power of attorney valid for a period of 30 days from the Completion Date authorising the Purchaser to exercise the rights attached to such number of Sale Shares as are set out opposite that Vendor's name in column (3) of the tables in Schedule 1 pending transfers in favour of the Purchaser being registered;

1.5.	in respect of each Vendor that is a body corporate, a copy of the minutes (or the relevant extract thereof) of a duly held meeting of the Board of Directors of the Vendor (or a duly constituted committee thereof) authorising the execution by the Vendor of the relevant documents; and

1.6.	in respect of each Vendor who does not personally sign the documents referred to in this Schedule, as evidence of the authority of each person executing such documents on such Vendor's behalf a certified copy of the powers of attorney conferring such authority.

2.	At Completion Landgame S.à.r.l. shall:

2.1.	deliver duly signed resignation letters from Vitruvian Directors I Limited and Vitruvian Directors II Limited resigning from their posts as directors of the Company; and

2.2.	procure that Vitruvian Directors I Limited and Vitruvian Directors II Limited shall grant their written consent to the sale and purchase of the Sale Shares, to the Pre-Completion Restructuring, and to the transfer of the Shareholder Loan Notes pursuant to this Agreement.

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3.	At Completion, the Minority Investor Shareholders shall deliver a duly signed resignation letter from Jeremy Brade resigning from his post as a director of the Company.

4.	At Completion the Purchaser shall:

4.1.	make a payment by electronic transfer of cleared funds for same day value on the Completion Date to the Vendors' Solicitors' Client Account for an amount equal to the Cash Element of the Purchase Price (and the Purchaser shall not be concerned as to the application of the moneys so paid);

4.2.	issue the Vendors the Consideration Shares in respect of the Stock Element of the Purchase Price;

4.3.	provide such documentation as may be reasonably requested by the Institutional Vendors in respect of anti-money laundering checks;

4.4.	make a payment for and on behalf of the Management Incentive Parent by electronic transfer of cleared funds for same day value on the Completion Date to the Vendors' Solicitors' Client Account for an amount equal to the Parent Put/Call Consideration;

4.5.	procure that the Company shall, in accordance with its obligations under the Management Bonus Scheme, make a payment not exceeding £4,155,000 in the aggregate (including employer national insurance contributions) through the payroll system of the Group on the Completion Date to the Participating Executives for amounts equal to their Entitlements; and

4.6.	deliver to the Vendors' Representatives or the Vendor's Solicitors:

4.6.1.	a duly signed copy of the Warranty Deed;

4.6.2.	a copy of resolutions of the shareholders of the Buyer adopted at the Special Meeting certified by the Corporate Secretary of the Buyer which includes the details of the percentage of participation by the Purchaser's stockholders in the current transaction; and

4.6.3.	as evidence of the authority of each person executing this Agreement or a document referred to in this Schedule 4 on the Purchaser's behalf:

(a)	a copy of the minutes (or the relevant extract thereof) of a duly held meeting of the Board of Directors of the Purchaser (or a duly constituted committee thereof) authorising the transaction and the execution by the Purchaser of the relevant documents; and

(b)	a certified copy of the powers of attorney conferring the authority; or

(c)	such other evidence as may be acceptable to the Vendors' Representative acting reasonably.

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5.	At Completion, the Purchaser and the Vendors shall together:

5.1.	cause the directors of the Company to hold a meeting of the board of the Company at which the directors shall pass resolutions approving:

(a)	the transfers of the Sale Shares pursuant to this Agreement and approving such transfers for registration (subject only to the transfers being duly stamped);

(b)	the transfer of the Shareholder Loan Notes and approving such transfer for registration and issue of new loan note certificates (subject only to the presentation of the duly executed loan note transfer instrument);

(c)	the resignation of each of Vitruvian Directors I Limited, Vitruvian Directors II Limited and Jeremy Brade as directors of the Company;.

5.2.	deliver:

(a)	a duly signed copy of the Stockholders' Agreement;

(b)	a duly signed copy of the Registration Rights Agreement.

6.	Simultaneously with:

(a)	delivery of all documents and items required to be delivered at Completion (or waiver of the delivery thereof by the person entitled to receive the relevant document or item); and

(b)	receipt of the electronic funds transfers referred to in paragraphs 4.1 above,

the documents and items delivered in accordance with this Schedule 4 shall cease to be held to the order of the person delivering the same and Completion shall be deemed to have taken place.

Completion Obligations of the Management Vendors

7.	At completion, the Management Vendors shall procure delivery to the Purchaser of:

7.1.	a duly signed copy of the Completion Disclosure Letter (if any);

7.2.	a duly signed copy of the Stockholders' Agreement; and

7.3.	a duly signed copy of the Registration Rights Agreement.

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Schedule 5 – Earn-Out Consideration

Part A – Calculation

1.	If, for the 12 month period ending September 30, 2018 (the "Earn-out Period"), Purchaser’s Group EBITDA in respect of all operations (whether in place at the date of this agreement or not) undertaken in relation to China, Colombia, Greece, Norway, Spain and Ukraine (collectively, the "Earn-out Jurisdictions" and the EBITDA in respect thereof, "Earn-out EBITDA") is equal to or greater than £15,000,000, the Purchaser shall issue to the Vendors, pro rata in accordance with their holding of Shareholder Loan Notes as of immediately prior to the Effective Time, an aggregate of 2,500,000 shares of Purchaser Stock, which shall constitute Consideration Shares subject to the Registration Rights Agreement. If, for the Earn-out Period, Earn-out EBITDA is less than £15,000,000 but more than £0 ("Non-Whole EBITDA"), the Purchaser shall issue to the Vendors, pro rata in accordance with their holding of Shareholder Loan Notes as of immediately prior to the Effective Time, an aggregate number of shares of Purchaser Stock equal to the product of (x) 2,500,000 and (y) a fraction, the numerator of which is Non-Whole EBITDA and the denominator of which is £15,000,000, i.e.:

The shares of Purchaser Stock issuable to the Vendors pursuant to this paragraph 1 are referred to as the "Earn-out Shares".

2.	Notwithstanding paragraph 1 above, if the capital expenditures of the Purchaser and its Subsidiaries in the Earn-out Jurisdictions exceed £14,300,000 in the 24 month period to September 30, 2018 (the "Capex Excess"), the aggregate number of Earn-out Shares issuable to the Vendors shall be reduced by that number of shares of Purchaser Stock having a Market Value equal to such excess. Notwithstanding this the Institutional Vendors' Representative may by written notice require the Purchaser to exclude the Capex Excess from the calculation of the number of Earn-out Shares in which case there shall be no reduction in the number of the Earn-Out Shares due to the Capex Excess.

3.	The calculation of Earn-out EBITDA shall be determined by reference to the management accounts of the Purchaser's Group (after making any accounting adjustments necessary to bring these management accounts in line with the accounting policies set out in the Accounts and also with US GAAP at such time) and shall thereafter be calculated using the pro forma format and specific accounting policies set out in Parts B and C of this Schedule 5.

4.	It is the intention of the parties that the number of Earn-out Shares shall have been calculated within 15 Business Days after the completion of the Group's audited financial statements for the fiscal year ended September 30 2018

5.	The Earn-out Shares, if any, shall be issued to the relevant Vendors no later than thirty (30) days after the EBITDA Calculation becomes conclusive and binding. If the Earn-out Shares have not been issued/determined to be zero by such date, the Purchaser shall pay interest at the Interest Rate on the monetary equivalent of any un-issued Earn-out Shares.

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6.	The Purchaser acknowledges that the purpose of this Schedule is to ensure that the Vendors are able to participate in the future value arising out of the Earn-Out Jurisdictions. Accordingly the Purchaser undertakes to act in good faith in relation to its operation of the Purchaser's Group business in the Earn-Out Jurisdictions so as to develop the potential of these businesses provided however that this shall not require the Purchaser to act in a way that is contrary to its overall commercial interests (but excluding any interest it may have in reducing the number of Earn-Out Shares to be issued).

7.	The Purchaser further agrees and undertakes that:

7.1.	in the period from the Completion Date to the end of the Earn-out Period that they will not participate in a transaction or series of transactions or any agreement, arrangement or understanding which is/are designed or intended to avoid (or that has the reasonably anticipated effect of avoiding) the application of this Schedule 5 (or reducing the amounts that would otherwise be payable pursuant to its application) and which in substance is a transaction, agreement, arrangement or understanding which, notwithstanding such steps, should and give the Vendors the opportunity to participate in value as aforesaid;

7.2.	to continue to operate the business of the Group in a manner consistent with the operation of the Group in the 12 month period immediately prior to the Completion Date and generally in accordance with the business plan of the Group as to planned growth in the Earn-out Jurisdictions provided that the Purchaser shall not be required to operate the business in a manner which is contrary to its overall commercial interests; and

7.3.	it will not and it will procure that the Group does not sell, dispose of or wind-down any of the Group's operations in any of the Earn-out Jurisdictions except to the extent, if any, required by any applicable laws or regulations.

8.	If at any point prior to the issuance of the Earn-out Shares, there is:

8.1.	a subdivision or consolidation or reclassification of Purchaser Stock;

8.2.	a reduction of capital (of whatever nature, but excluding a cancellation of capital that is lost or not represented by available assets), or any other reduction in the number of Purchaser Stock in issue from time to time;

8.3.	an issue of Purchaser Stock by way of dividend or distribution;

8.4.	an issue of Purchaser Stock by way of capitalisation of profits or reserves (including share premium account and any capital redemption reserve);

8.5.	a consolidation, amalgamation or merger of the Purchaser with or into another entity (other than a consolidation, amalgamation or merger following which the Purchaser is the surviving entity and which does not result in any reclassification of, or change in, the Purchaser Stock); or

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8.6.	an issue of Purchaser Stock at a discount of more than 20% to the mid-market value of the Purchaser's Stock based on a weighted average for the 15 day period prior to the date of such issue, or earlier commitment to issue, provided always that this paragraph 8.6 shall not apply in relation to any issue of Purchaser Stock in connection with any management equity plan or other incentive plan implemented from time to time for the benefit of employees or consultants of the Purchaser's Group, in an aggregate amount not to exceed 12% of the shares of Purchaser Stock as is in existence as at the Completion Date (after giving effect to the issuance of shares under any such plan) and diluted by the Stock Element (but specifically not diluted by reference to the Earn-out Shares or the warrants currently existing in relation to the Purchaser), then the Purchaser shall adjust the Earn-out Shares conditional on any such event occurring, but with effect from the date of the relevant event or, if earlier, the record date for the event (an "Adjustment") so that, after such Adjustment:

(a)	other than in the case of paragraph 8.6, the total number of Earn-out Shares carry as nearly as possible (and in any event not less than) the same proportion of the voting rights attached to the entire issued share capital of the Purchaser and the same entitlement to participate in the profits and assets of the Purchaser (including on liquidation) as if there had been no such event giving rise to the Adjustment; or

(b)	in the case of paragraph 8.6, the total number of Earn-out Shares carry as nearly as possible (and in any event not less than) the same proportion of the voting rights attached to the entire issued share capital of the Purchaser and the same entitlement to participate in the profits and assets of the Purchaser (including on liquidation) as if the event under paragraph 8.6 giving rise to the Adjustment resulted in a lesser number of shares of Purchaser Stock being issued, such lesser number being calculated by dividing the same aggregate consideration as was payable for such shares actually issued by a price per share equal to 80% of such mid-market value of the Purchaser's Stock.

8.7.	The Purchaser shall give the Institutional Vendors' Representative written notice of any event described in paragraphs 8.1 to 8.6, together with details of the relevant Adjustment, at the time of, or as soon as reasonably possible after the earlier of the (i) occurrence of such event or (ii) the relevant board or general meeting of stockholders which has resolved to implement the event giving rise to the Adjustment.

8.8.	If the Institutional Vendors' Representative notifies the Purchaser in writing within 20 Business Days of receipt of a notice given under paragraph 8.7 that it disagrees with any Adjustment (an "Adjustment Objection Notice"), the provisions of Part D of Schedule 5 shall apply.

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Part B – Accounting Balances, Policies and Procedures for the Earn-Out Consideration

1.	The Earn-Out Consideration as it relates to the Earn-out EBITDA shall be determined in accordance with the following hierarchy:

(a)	firstly, on the basis set out in paragraph 3 of Part A of this Schedule 5;

(b)	secondly, the specific instructions as set out in paragraphs 2 to 7 of this Part B of Schedule 5;

(c)	thirdly, those accounting principles, treatments, policies, practices and procedures (including in relation to the exercise of accounting discretion and judgement) applied in the preparation of the Accounts (but as adjusted to comply with US GAAP); and

(d)	fourthly, except as specifically contemplated by this Schedule 5, be prepared in accordance with Generally Accepted Accounting Standards, Principles and Policies in the United States of America (as such exist at Completion) ("US GAAP").

2.	The EBITDA Calculation, shall be calculated and prepared by applying the revenue recognition policies of the Group on a basis consistent with that applied in the preparation of the Management Accounts (as adjusted for US GAAP) (provided however that all revenue generated by reference to each of the Earn-Out Jurisdictions shall be included in the calculation of the Earn-Out Revenue whether or not the revenue recognition policies of the Group would have allocated such revenue to a different jurisdiction).

3.	Any currency conversions required in the calculation of the Earn-Out EBITDA shall be made in accordance with the average between the relevant currency and £ sterling for the relevant period(s) in all cases in accordance with the requirements of US GAAP.

4.	The Earn-out Consideration shall:

4.1.	take no account of information which becomes available, or events which occur, after the date on which the Purchaser delivers the draft EBITDA Calculation to the Vendors; and

4.2.	be expressed in pounds sterling.

5.	To the extent that the relevant management accounts (as used pursuant to paragraph 3 of Part A of this Schedule 5) do not allocate overhead costs, a separate calculation will be made of costs directly attributable to the Earn-out Jurisdictions with the balance of un-attributable costs in each case being allocated on the basis set out in this Part B of Schedule 5.

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6.	Pro forma EBITDA Calculation

Pro forma		FY15 (millions)	FY18 (millions)
Earn-Out Jurisdictions
	Revenue	1.2	[●]
	COS	(0.2)	[●]
	Gross Margin	1.0	[●]
	Field Operations	-	[●]
	Market & Product Costs	(2.0)	[●]
	Contribution	(1.0)	[●]

	Corporate Costs	(0.1)	[●]
	Earn-out EBITDA *	(1.2)	[●]

	Machine Capex	(3.0)	[●]
	Development Capex	(1.9)	[●]
	Maximum Capex	-	£(14.3)
	Capex Excess	(6.1)	[●]

* Subject to adjustment for a Capex Excess as required under paragraph 2 of Part A of Schedule 5.

7.	A description of the line items that are to be included in the calculation of Earn-out EDITDA is set out below and a further description of the items to be included in each of these line items is included at paragraph 7 below.

"Revenue" shall be calculated on the same basis of the Management Accounts of the Group for the 12 month period to the Locked Box Date (as adjusted for US GAAP) and shall specifically include all elements of revenue earned by the Group from external sources by reference to the Earn-Out Jurisdictions (whether or not the accounting policies of the Group would otherwise have allocated that revenue to a jurisdiction other than the Earn-out Jurisdictions).

"Cost of Sales" means any expenditure of the Group directly attributable to the fulfilment of contractual obligations of its customers in each case relating to the generation of revenue in the Earn-Out Jurisdictions.

"Gross Margin" means the aggregate of all revenues generated in the Earn-out Jurisdictions less Cost of Sales in the Earn-out Jurisdictions.

"Field Operations" shall be calculated on the basis of the expenditure of the Group in servicing the VLTs located in the Earn-Out Jurisdictions.

"Market and Product Costs" means that expenditure incurred by the Group which are directly attributable to the provision of support linked to local markets, products and non-capitalised development costs relating to the Group's goods and/or services in each Earn-out Jurisdiction (but excluding the expenditure in respect of any Field Operations).

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"Corporate Costs" shall be the total corporate overheads of the Group which are not otherwise able to be directly attributed to any specific business(es) of the Group and shall be allocated to the Earn-Out Jurisdictions pro rata to the aggregate amount of gross margin earned in the Earn-Out Jurisdictions as compared to the total amount of Group Gross Margin.

"Machine Capex" shall comprise the expenditure incurred by the Group in providing Machines to its customers to the extent directly attributable to the Earn-Out Jurisdictions.

"Development Capex" shall comprise the cost of labour incurred by the Group in the development of games and products of the Group to the extent directly attributable to the Earn-Out Jurisdictions and appropriate to be capitalised under US GAAP.

"Group Gross Margin" means the revenue of the Group less the Cost of Sales of the Group.

"Market Value" means US$10.

8.	A further description of the items noted in paragraph 6 above are as follows:

Revenue
Recurring Revenue shares
Upfront platform and licence sales
Hardware Sales
Marketing Contributions
SLA's

Cost of Sales
Consumables
Repairable Parts
Third party VLT servicing costs
Labour cost to diagnose and repair VLT's, VLT parts including pc's, screens etc
Minor refurb costs for VLT's prior to deployment
Game Content Royalties to 3rd parties
Certification costs of 3rd party games
Royalties, rebates to 3rd parties
Hardware Cost of Sales
Software Costs incurred matching any revenue recognised that is not an Intangible asset
Sales Commissions
Connectivity costs

Field Operations
Field Service Engineers employment costs
Managers of the above
Regionals Managers and Operation Management
3rd Party Field Service costs
Logistics cost of moving parts between repair centre, venues and Engineers

Market and Product Costs
Sales, Business Development, Customer Account Management and in Country Market Teams
Global Operator Support Services

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VLT Operations
Hardware Design and Manufacture
Project Management Office (PMO)
Net Overheads (non capitalised element) :
- Product Strategy & Customer Experience (PSCE)
- Product Development
- Game Development
- Innovation
- Insight
- Technical Support Services

Corporate Overheads
Finance
Board
HR
Legal
Facilities
Enterprise IT
Business Services
Marketing

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Part C – Process for Preparation of Earn-out Statement

1.	The Purchaser shall prepare (or procure that the Group prepares) drafts of its calculation of the Earn-out EBITDA (the "EBITDA Calculation") in the format set out in paragraph 5 of Part B of Schedule 5, on the basis of the accounting balances, policies and procedures set out in this Schedule 5.

2.	Following the preparation of such draft EBITDA Calculation, the Company shall arrange for the EBITDA Calculation to be reviewed and verified (and to the extent appropriate, amended) by an independent firm of reputable and internationally recognised charted accountants (the "Reviewing Accountants") appointed on the basis set out below. The Company shall supply the Reviewing Accountants with copies of its relevant supporting calculations and working papers at the same time. The Institutional Vendors' Representative shall be entitled to waive the obligation to have the EBITDA Calculation reviewed and verified by notice in writing to the Purchaser.

3.	The identity of the Reviewing Accountants shall be agreed upon by Institutional Vendors' Representative and the Purchaser or, failing such agreement within five Business Days following the first discussion on such matter, to be selected, on the application of either the Institutional Vendors' Representative or the Purchaser, by the President for the time being of the Institute of Chartered Accountants in England and Wales or his duly appointed deputy. The Reviewing Accountants shall be engaged by the Company on the terms set out in this Schedule 5 and otherwise on such terms as shall be agreed between the Company, the Institutional Vendors' Representative, the Purchaser and the Reviewing Accountants. The parties agree and acknowledge that the scope of review of the Reviewing Accountants shall be such that the cost of engaging the Reviewing Accountants to undertake such review and verification shall not exceed UK £50,000.

4.	The Reviewing Accountants shall review and verify the draft EBITDA Calculation for the purposes of confirming whether it has been prepared on the basis as set out in this Schedule 5 and whether it shows a true, fair and reasonable view of the EBITDA Calculation and, if not, it shall determine (and make) those alterations it considers should be made to the EBITDA Calculation to ensure that it complies with the requirements of this Schedule 5 and shows a true, fair and reasonable view of the EBITDA Calculation. The draft EBITDA Calculation, after the making of any such alterations, shall then comprise the EBITDA Statement for all purposes of this Agreement.

5.	The Reviewing Accountants shall act as an expert (and not as an arbitrator) in making their determination and their determination of any matter falling within their jurisdiction shall be final and binding on the Vendors and the Purchaser (in the absence of manifest error). Where any relevant part of the Reviewing Accountants determination is void because of manifest error the matter shall be resubmitted to the Reviewing Accountants by the Company for correction as soon as is reasonably practicable.

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Part D – Process and Dispute Resolution

1.	The following process shall occur in relation to any Adjustment Objection Notice:

1.1.	the Institutional Vendors' Representative shall set out in the Adjustment Objection Notice their reasons in reasonable detail for such non-acceptance (being the items which they dispute and the basis upon which they dispute such items) and specify the adjustments which, in their opinion, should be made to the Adjustment in order to comply with the requirements of this agreement; and

1.2.	the parties shall use all reasonable endeavours to:

(a)	discuss the objections of the Vendors; and

(b)	try to reach agreement upon the adjustments (if any) required to be made to the Adjustment,

in each case, within 20 Business Days of the Adjustment Objection Notice (or such other time as the Institutional Vendors' Representative and the Purchaser may agree in writing).

2.	If the Institutional Vendors' Representative is satisfied with the Adjustment (either as originally submitted or after the adjustments agreed between the Purchaser and the Institutional Vendors' Representative) or if the Institutional Vendors' Representative fails to serve an Adjustment Objection Notice within the 20 Business Day period referred to in paragraph 8.8 of Part A of Schedule 5 above then the Adjustment (incorporating any agreed adjustments) shall constitute the Adjustment for the purposes of this Agreement and shall be final and binding on each of the Vendors and the Purchaser.

3.	If the Institutional Vendors' Representative and the Purchaser do not reach agreement within the 20 Business Day period referred to in paragraph 1.2 (or such other time as the Institutional Vendors' Representative and Purchaser may agree in writing) then the matters in dispute and in respect of which reasonable details have been provided by the Vendors to the Purchaser in an Adjustment Objection Notice (and only those) shall be referred, on the application of either the Vendors or the Purchaser, for determination by an independent firm of internationally recognised chartered accountants to be agreed upon by the Institutional Vendors' Representative and the Purchaser or, failing such agreement within five Business Days following the end of the 20 Business Day period referred to in paragraph 1.2, to be selected, on the application of either the Institutional Vendors' Representative or the Purchaser, by the President for the time being of the Institute of Chartered Accountants in England and Wales or his duly appointed deputy (the "firm"). The firm shall be engaged by the Vendors and the Purchaser on the terms set out in this Schedule 5 and otherwise on such terms as shall be agreed between the Vendors, the Purchaser and the firm. The firm shall determine its own procedure, subject to the following provisions that shall apply to the firm's determination:

3.1.	the Purchaser and/or the Purchaser's accountants and the Vendors and/or the Vendors' accountants shall each promptly (and in any event within such time as reasonably enables the firm to make its decision in accordance with the timing set out in paragraph 6.3) prepare and deliver to the firm a written statement on the matters in dispute (together with the relevant supporting documents) and deliver a copy of such written statement and supporting documents to the Purchaser or the Institutional Vendors' Representative (as the case may be);

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3.2.	following delivery of their respective submissions, the Purchaser and the Vendors shall have the opportunity to comment only once (provided that nothing in this sub-paragraph shall prevent the Purchaser or the Vendors responding to any requests from the firm under paragraph 8 below) on the other party's submissions by written comment delivered to the firm not later than 20 Business Days after the written statement was first submitted to the firm and copied to the other party pursuant to paragraph 6.1;

3.3.	the firm shall be requested to give its decision within 20 Business Days of the expiry of the 20 Business Day period referred to in paragraph 6.2 (or such later date as the Purchaser and the Institutional Vendors' Representative agree in writing) of the confirmation and acknowledgment by the firm of its appointment hereunder;

3.4.	apart from procedural matters, the firm shall determine only:

(a)	whether any of the arguments for an adjustment to the draft Adjustment put forward in the written statements under paragraph 6.1 is correct in whole or part; and

(b)	if so, what alterations should be made to the draft Adjustment in order to correct the relevant inaccuracy in it;

3.5.	in giving such determination which shall be in writing and made available for collection by the Vendors and the Purchaser at the offices of the firm, the firm shall state what adjustments (if any) are necessary to the draft Adjustment solely in respect of the matters in dispute in order to comply with the requirements of this agreement and to determine finally the Adjustment and shall give its reasons for each relevant determination (unless otherwise agreed by the Institutional Vendors' Representative and the Purchaser);

3.6.	the firm shall act as an expert (and not as an arbitrator) in making any such determination and their determination of any matter falling within their jurisdiction shall be final and binding on the Vendors and the Purchaser (in the absence of manifest error). Where the relevant part of the firm's determination is void the matter shall be resubmitted to the firm by either party for correction as soon as is reasonably practicable);

3.7.	the firm shall not be entitled to determine the scope of its own jurisdiction; and

3.8.	each of the Vendors and the Purchaser shall bear the costs and expenses of all counsel and other advisers, witnesses and employees retained by them and the costs and expenses of the firm shall be borne between the Vendors and the Purchaser in such proportions as the firm shall in its discretion determine or, in the absence of any such determination, equally between the Vendors on the one part and the Purchaser on the other.

3.9.	When the Vendors and the Purchaser reach (or pursuant to paragraph 6 are deemed to reach) agreement on the Adjustment or when the Adjustment is finally determined at any stage in accordance with the procedures set out in this Part D, the Adjustment as so agreed or determined shall be the Adjustment for the purposes of this agreement and shall be final and binding on the Purchaser and the Vendors.

4.	The Purchaser and the Vendors shall, and shall procure that its accountants and other advisers shall, and shall instruct the firm to, keep all information and documents provided to them pursuant to this Part D confidential and shall not use them for any purpose, except for disclosure or use in connection with the Adjustment, the proceedings of the firm or any other matter arising out of this agreement or in defending any claim or argument or alleged claim or argument relating to this agreement or its subject matter.

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Schedule 6 – Purchase Price Allocation

Following the Purchaser Stockholder Approval the Purchaser shall calculate the balance of funds which are to be released from the Trust Fund together with the funds available to be drawn down under the Purchaser's Macquarie Agreement as well as the balance of funds standing to it credit in any bank accounts (together the "Available Funds").

The Purchaser shall then determine the amount of the Cash Element in the following way:

1.	it shall take the amount of the Available Funds;

2.	it shall deduct the amount of the "Purchaser Costs" as set out in the Waterfall in the agreed form (or if an adjustment to the Base Consideration has been made pursuant to sub-paragraph (ii) of the definition of Base Consideration then the amount in the Waterfall increased by the amount of such adjustment);

3.	it shall deduct the amount of the "Target Costs" as set out in the Waterfall in the agreed form (or if an adjustment to the Base Consideration has been made pursuant to sub-paragraph (iii) of the definition of Base Consideration then the amount in the Waterfall increased by the amount of such adjustment);

4.	it shall deduct the amount of the repayment required under the A&R Agreement together with any costs and fees associated with the A&R Agreement;

5.	it shall deduct an amount equal to the US Dollar equivalent of UK £5 million for the purposes of the Purchaser's Group having cash on its balance sheet;

6.	the balance following such deductions shall comprise the funding in US Dollars that the Purchaser must use to satisfy the Cash Element of the Completion Payment; and

7.	the actual amount of the Cash Element shall be paid in Pounds Sterling and shall comprise that amount available to the Purchaser following conversion by the Purchaser of the US Dollar amount into Pounds Sterling (after the deduction of any applicable costs and commissions).

8.	At least 1 Business Day prior to Completion the Purchaser, acting reasonably and in good faith, shall provide to the Institutional Vendors' Representatives their calculation of the Cash Element for the confirmation and agreement of the Institutional Vendors' Representative as required under Clause 7.7.

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Schedule 7 – Pre-Completion Restructuring of Shareholder Loan Notes

The following definitions shall have the following meanings when used in this Schedule 7:

"Relevant Proportion" means, in relation to any Vendor, that proportion which the value of the principal and accrued interest of the 633 Loan Notes held by them equates to the total value of the principal and accrued interest of all the 633 Loan Notes in issue;

"Vendor Loan Note Holder" means a Vendor that is the owner of any Shareholder Loan Notes;

Restructuring

1.1.	Following receipt of the CP Satisfaction Notice, the Institutional Vendors' Representative shall calculate the Loan Note Payment, the Exchanged Loan Notes and the Remaining 633 Notes (each as defined below) in accordance with the terms set out in the SPA and based on the expected Completion Date. The Purchaser shall provide any information reasonably requested by the Institutional Vendors' Representative to assist in these calculations as soon as possible to enable the Institutional Vendors' Representative to comply with the time frames set out herein. The Institutional Vendors' Representative shall provide a copy of these calculations to the Purchaser within two Business Days of receipt of the CP Satisfaction Notice. The Purchaser shall provide any comments it may have on these calculations within one Business Day of receipt of the calculations.

1.2.	Following agreement on the calculations as detailed above, each of the Vendor Loan Note Holders, the Company, and DMWSL 632 undertakes to carry out the below steps to the extent they apply to them in the order set out below:

1.2.1.	Step 1 – the Vendor Loan Note Holders shall enter into a written resolution of the majority holders of the Shareholder Loan Notes agreeing that all of the Shareholder Loan Notes in issue shall be exchanged for an equivalent value of shareholder loan notes to be issued by the Company (the "633 Loan Notes"). The Company shall issue a PIK Loan Note Instrument for these purposes on the same terms as the Shareholder Loan Note Instrument, with the added inclusion of a drag right enabling the holders of 633 Loan Notes to be dragged on substantially the same terms and conditions as the drag right contained in Article 43 of the Articles (the "633 Loan Note Instrument"). The Company shall agree to issue the 633 Loan Notes for the benefit of DMWSL 632 by way of a capital contribution to DMWSL 632 for which the Company shall receive in the aggregate one ordinary share in the share capital of DMWSL 632; and

1.2.2.	Step 2 - the Vendors who, following Step 1 above, are holders of 633 Loan Notes (the "633 Loan Note Vendors") shall enter into a written resolution of the majority holders of the 633 Loan Notes agreeing to exchange the right to repayment of such amount of interest (and if such amount of interest is insufficient, principal) on a proportion of the 633 Loan Notes (the "Exchanged Loan Notes") for ordinary shares in the Company, such that after the exchange the number of 633 Loan Notes remaining in issue (the "Remaining 633 Notes") shall be equal in value to the Loan Note Payment. Each holder of 633 Loan Notes shall have their loan note holding reduced in accordance with their Relevant Proportion and shall be entitled to be issued one ordinary share each in the Company in exchange for compromising all of the interest together with such amount of the principal amount of the Exchanged Loan Notes as is required to ensure that the Remaining 633 Notes are equal in value to the Loan Note Payment (the "Exchange Shares").

1.3.	Each of the Company, and DMWSL 632 undertake to procure that any board minutes, filings, authorisations and other corporate formalities required to give effect to the Pre-Completion Restructuring shall be held, passed, and filed.

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Schedule 8 - Definitions and Interpretation

1.	In this Agreement, except so far as the context otherwise requires, the following terms shall have the following meanings:

"633 Loan Note Instrument" has the meaning given in Schedule 7;

"633 Loan Note Vendors" has the meaning given in Schedule 7;

"Accounts" means the audited consolidated accounts for the Group for the financial year ending on 30 September 2015 provided at document 1.2.1.1 in the Data Room;

"Accruing Negative Consideration" means the sum of £21,500 for each day from (but excluding) the Locked Box Date to (and including) the date of Completion;

"A Ordinary Shares" means the A ordinary shares of £0.01 nominal value each issued in the share capital of the Company;

"Accounts Date" means 30 September 2015;

"AGCC" shall bear the meaning given in Clause 6.1(d);

"A&R Agreement" means the agreement dated on or about the date of this Agreement effecting the amendment and restatement of the Group's Existing Financing Arrangements between, among others, DMWSL 631 Limited and Ares Management Limited as Agent and Security agent;

"Articles" means the articles of association of the Company as at the date of this Agreement;

"Base Consideration" means the sum of the following:

(i)	£100,363,394.31; plus

(ii)	any amount by which the "Purchaser Costs" to be used in the calculation of the Cash Element pursuant to Schedule 6 exceed £8,237,909.41; less

(iii)	any amount that comes within the terms of sub-paragraph (ix) of the definition of Permitted Leakage; less

(iv)	any amount of issued PIK notes and accrued PIK interest that exceeds £7,785,855.80 and any amount of cash interest that exceeds £134,778 in each case on the Group's Existing Financing Agreements as at Completion;

"B Ordinary Shares" means the B ordinary shares of £0.01 nominal value each issued in the share capital of the Company;

"B1 Ordinary Shares" means the B1 ordinary shares of £0.001 nominal value each issued in the share capital of the Company;

"B2 Ordinary Shares" means the B2 ordinary shares of £0.75 nominal value each issued in the share capital of the Company;

"B3 Ordinary Shares" means the B3 ordinary shares of £0.01 nominal value each issued in the share capital of the Company;

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"Business" means the business and activities of the Group as carried out at the date of this Agreement;

"Business Day" means a day (other than a Saturday or Sunday) on which clearing banks are open for normal business in London and New York;

"Business Plan" means the management plan related to the Group as set out in the Data Room at reference 1.2.3.19;

"Call Exercise Notice" has the meaning given to it in the Opco Articles;

"Cash Element" means that part of the Purchase Price which is payable in cash calculated in accordance with the requirements of Schedule 6 which in no event shall be less than zero;

"Completion" means the completion of the matters set out in Schedule 4;

"Completion Date" means the date which is a maximum of three Business Days after the Parties have been notified that all of the Conditions Precedent have been (or as appropriate remain) satisfied (or such other time as may be agreed in writing between the Vendor's Representatives and the Purchaser);

"Completion Payment" bears the meaning given to it in Clause 7.2;

"Communications Plan" means the communications plan in form agreed in writing between the Institutional Vendors' Representative and the Purchaser following the date of this agreement;

"Conditions Precedent" has the meaning given to it in Clause 6.3;

"Confidentiality Agreement" means the confidentiality agreement dated 10 November 2015 between the Company and Hydra Industries Acquisition Corp. ;

"Connected Person" means:

(i)	in relation to any person, a member of that person's family within the meaning of section 253 of the Companies Act 2006;

(ii)	in relation to any person, a family trust established for the benefit of that person or a member of that person's family as defined above;

(iii)	in relation to any person, a company which such person controls (within the meaning of section 435(10) of the Insolvency Act 1986), but excluding any portfolio investee entity of any investment funds owned, managed or advised by any of the Institutional Vendors; and/or

(iv)	in relation to any company, a company which controls such company or which is controlled by the same person as such company (within the meaning of section 435(10) of the Insolvency Act 1986), but excluding any portfolio investee entity of any investment funds owned, managed or advised by any of the Institutional Vendors;

"Consideration Shares" means the common stock of the Purchaser issued to the Vendors hereunder, valued, for the purposes of this Agreement, at US$10.00 per share, which shall have the same rights as the existing Purchaser Stock as at the date of this Agreement;

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"CP Satisfaction Notice" has the meaning given in Clause 6.13;

"Completion Disclosure Letter" means the disclosure letter against the Warranty Deed to be delivered by the Management Vendors at Completion;

"Conversion Rate" means the average of the spot selling and buying rates for a transaction between the two currencies in question as quoted on the relevant Reuters page as at the close of business (London time) on the 15 Business Days prior to the Relevant Conversion Date (as defined in Clause 27.4) or, if no such rate is quoted on that date, on the preceding date on which such rates are quoted;

"CRC Information" means any information regarding the CRC Scheme or required by either the Vendors' Group or the Purchaser's Group in connection with their respective obligations to comply with the CRC Order;

"CRC Order" means the CRC Energy Efficiency Scheme Order 2013 and the CRC Energy Efficiency Scheme Order 2010 (as amended by the CRC Energy Efficiency Scheme Order 2013 and the CRC Energy Efficiency Scheme (Amendment) Order 2011) and such laws relating to the CRC Scheme, any guidance issued by any relevant authority and any re-enactment or variation of any such laws or guidance in force from time to time;

"CRC Scheme" means the CRC Energy Efficiency Scheme established by the CRC Order;

"Data Room" means the data room of documents relating to the Company hosted by Intralinks under the name "Project Ciao – Indiana" for the purposes of the transaction evidenced by this Agreement;

"Data Room Documents" means the documents comprising the Project Ciao - Indiana on-line data room made available to the Purchaser and listed in the data room index downloaded on 11 July 2016 and annexed to the Disclosure Letter;

"Disclosed" means fairly disclosed (in a manner and with sufficient detail to enable a reasonable person to identify the nature and scope of the matter disclosed) in or by:

(i)	the Disclosure Letter;

(ii)	the Disclosure Documents; and/or

(iii)	the Reports;

"Disclosure Documents" means the Data Room Documents together with any further documents annexed to or incorporated by reference into the Disclosure Letter;

"Disclosure Letter" means the disclosure letter provided by the Warrantors and accepted by the Purchaser and dated on or about the date of this Agreement;

"Drag Provision" has the meaning given to it in Clause 3.1;

"Earn-Out Consideration" means that amount of the Purchase Price which is calculated by reference to Schedule 5 of this Agreement;

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"Earn-Out Shares" bears the meaning given to it in Part A of Schedule 5;

"EBITDA" shall bear the meaning given in Schedule 5;

"Effective Time" means immediately prior to Completion;

"Encumbrance" means any charge, mortgage, pledge, security interest, lien, option, right of pre-emption, equity, power of sale, right of set-off, hypothecation or other analogous third party right (but excluding any such right created by the articles of association of any member of the Group);

"Entitlements" has the meaning given to it in the Management Bonus Scheme;

"Existing Investment Agreement" means the investment agreement relating to the Company entered into between the Company, DMWSL 632 Limited, DMWSL 631 Limited, Gaming Acquisitions Limited, the Original Managers and the Original Institution (each as defined therein) dated 3 May 2010;

"Exchange Shares" has the meaning given in Schedule 7;

"Gambling Authorities" means:

(i)	the Gambling Commission;

(ii)	the Licensing Authority of Gibraltar; and

(iii)	Alderney Gambling Control Commission;

"Gambling Commission" means the Gambling Commission established by Part 2 of the Gambling Act 2005 (UK Statute) and which regulates gambling in Great Britain;

"Gibraltar Gambling Act" has the meaning given to it in Clause 6.1(c);

"Gibraltar Licensing Authority" has the meaning given to it in Clause 6.1(c);

"Group" means the Company and its subsidiaries;

"Group Company" means any member of the Group;

"Group's Existing Financing Arrangements" means all amounts outstanding under the senior term and revolving facilities agreement dated 18 March 2014 between, among others, DMWSL 631 Limited as Parent, certain of its subsidiaries as borrowers and guarantors, Ares Management Limited and Lloyds Bank plc as Arrangers and Ares Management Limited as Agent and Security Agent as acceded to from time to time including (but not limited to) all amounts of principal and interest and all costs, fees and other expenses which are or become due and payable in connection with the repayment and/or prepayment of such facilities on the Completion Date;

"Growth Shares" has the meaning given to it in the Opco Articles;

"Growth Shareholders" means the holders of any Growth Shares at the relevant time;

"Institutional Vendors" means those entities listed in column (1) of the table in Part A of Schedule 1;

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"Institutional Vendors' Representative" means Vitruvian Directors I Limited;

"Interest Rate" has the meaning given in Clause 27.3;

"Long Stop Date" means 31 December 2016;

"Leakage" means:

(i)	any dividend or distribution (in cash or in kind) declared, paid or made by a Group Company to a Vendor or its Connected Persons;

(ii)	any payments made to a Vendor or its Connected Persons by any Group Company in respect of any share capital, or other securities of any Group Company being issued, redeemed, purchased or repaid, or any other return of capital including without limitation any cash payment of interest on the Shareholder Loan Notes to the extent not provided for in the Locked Box Accounts and any cash payment made in respect of the restructuring of the Shareholder Loan Notes (but for the avoidance of doubt the steps comprising Pre-Completion Restructuring shall not constitute a cash payment for these purposes);

(iii)	the waiver, forgiveness, release or discount (in whole or in part) by any Group Company of any amount or obligation owed to such Group Company by a Vendor or its Connected Persons;

(iv)	any indemnity, guarantee or other contingent liability or obligation granted or assumed by a Group Company for the benefit of a Vendor or its Connected Persons;

(v)	the purchase by a Group Company of any assets from a Vendor or its Connected Persons to the extent that such transfer is at more than their market value;

(vi)	the transfer by a Group Company to a Vendor or its Connected Persons of any assets to the extent that such transfer is at less than market value;

(vii)	any payment by a Group Company of, or obligation on a Group Company to pay or incur any costs, professional fees or transaction bonuses to any person which are payable by a Vendor or its Connected Persons in connection with the transactions contemplated by this Agreement;

(viii)	any payment of management or investment or equivalent fees to any of the Vendors or their Connected Persons;

(ix)	any agreement or arrangement made or entered into by any Group Company to do or give effect to any matter referred to in (i) to (viii) above;

(x)	any Taxation arising and payable by a Group Company as a consequence of anything described in paragraphs (i) to (ix) above; or

(xi)	any other payment made to a Vendor or its Connected Persons by any Group Company to the extent it is not on arm's-length terms and in the ordinary course of business,

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but excludes Permitted Leakage. For the avoidance of doubt each of the items included in the Waterfall which are described as being shared expenses shall not comprise Leakage;

"Loan Noteholders" means the holders of the Shareholder Loan Notes;

"Locked Box Accounts" means the management accounts for the four week period to 4 June 2016 with an agreed walk forward to 2 July 2016 in the agreed form;

"Locked Box Date" means 2 July 2016;

"Machines" means all betting, gaming and entertainment machines, vending machines, self service betting terminals, ATM machines and coin operated telephones operated by the Group (including for the avoidance of doubt, all fixed odds betting terminals, bingo hand-held devices, video lottery terminals, amusement-with-prizes machines, skill-with-prizes machines, pool machines and the like) together with any other revenue generating machine operated by the Group in the ordinary course of trading and including all inputs and components of such machines;

"Majority Noteholders" has the meaning given in the Shareholder Loan Note Instrument;

"Management Accounts" means the management accounts of the Group for the four week period ending on 4 June 2016;

"Management Bonus Scheme" means collectively the UK Cash Bonus Scheme, the UK Phantom Bonus Scheme, the Gibraltar Cash Bonus Scheme; the Gibraltar Phantom Bonus Scheme and the Growth Share Scheme and all sums payable in connection with the Growth Shares, as such documents are included in Data Room Documents/folders 1.1.2.16.1.2 and 2.3.9;

"Management Vendors" means those individuals listed in column (1) of the table in Part B of Schedule 1;

"Management Vendors' Representative" means Steven Holmes of 3 The Maltings Wetmore Road, Burton-On-Trent, Staffordshire, DE14 1SE ;

"Material Adverse Effect" means a matter, event, circumstance, change or occurrence in each case that occurs after the date of this Agreement (an "Event"):

(a)	that is not an Event that was Disclosed by or on behalf of the Vendors (or any of them) to the Purchaser prior to the date of this Agreement; and

(b)	that (either alone or in combination) results in, or is reasonably likely to result in, a material adverse effect on the assets, liabilities, business, operations, results of operations, financial condition or profits of the Group (taken as a whole) or on the ability of the Vendors to consummate the transactions contemplated by this Agreement,

(c)	which is in each case is not caused by:

(i)	general changes in any financial market, or in interest rates or currency exchange rates or in general economic, financial or political conditions;

A-66

(ii)	changes in general laws, regulations or accounting practices (but excluding changes in laws, regulations or accounting practices primarily applicable to the gambling industry, which shall be taken into account in determining whether a Material Adverse Effect has occurred, irrespective of whether such change has been Disclosed and irrespective of whether such change disproportionately impacts the Group);

(iii)	any transaction contemplated by this Agreement; or

(iv)	any act or omission of any member of the Purchaser's Group,

provided, however that a matter, event, development, circumstance, change or occurrence the cause of which is set forth in items (i) or (ii) above shall be taken into account in determining whether a Material Adverse Effect has occurred if and to the extent such Event has, or would reasonably be expected to have, individually or in the aggregate, an impact on the assets, liabilities, business, operations, results of operations, financial condition or profits of the Group (taken as a whole) which is substantially more adverse to the Group relative to other similarly situated participants in the gambling industry segments in which the Group operates in the United Kingdom or any other jurisdiction in which the Group conducts business;

"Material Change" has the meaning given to it under paragraph 4(2) of Schedule 1 of the Gibraltar Gambling Act;

"Minority Investor Shareholders" means the Institutional Vendors other than Landgame S.à.r.l.;

"Minority Shareholders" means Barclayshare Nominees Limited, Tom Callanan, JM Finn Nominees Limited, Michael John Kelly, Mary McCarthy, Morstan Nominees Limited, Pershing Nominees Limited, TD Waterhouse Nominees (Europe) Limited, John Stergides, and the Bank of New York Nominees Limited;

"Minority Shares" means those A Ordinary Shares held by the Minority Shareholders;

"NASDAQ" means the NASDAQ Stock Market;

"Opco Articles" has the meaning given to it in Clause 5.1;

"Operating Licence" means an operating licence which is required by the Gambling Act 2005 and which comes within the meaning of and is issued pursuant to Part 5 of the Gambling Act 2005;

"Parent Put/Call Consideration" has the meaning given to it in the Opco Articles;

"Participating Executives" has the meaning given to it in the Management Bonus Scheme;

"Permitted Leakage" means:

(i)	all payments of remuneration, benefit in kind, directors' fees and expenses made to or for the benefit of any of the Vendors or any of their Connected Persons as employees or directors of any Group Company provided that such payments are in the ordinary course of their employment and in accordance with the terms of their employment or service agreements as disclosed to the Purchaser in the Data Room, including the payment and/or accrual of any ordinary course end-of-year bonuses;

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(ii)	payment of the fees and expenses of certain professional advisers or service providers of up to £4,406,556.02 (such figure to be inclusive of any irrecoverable VAT) in the aggregate to such advisers or providers in relation to advice or other services provided and in relation to matters contemplated by this Agreement;

(iii)	directors' and monitoring fees in the aggregate of £41,414 per calendar quarter plus actually incurred expenses of up to £5,000 in aggregate for the period from the Locked Box Date to Completion, payable to Vitruvian Directors I Limited and Vitruvian Directors II Limited, and to Jeremy Brade;

(iv)	continued accrual of interest on the Shareholder Loan Notes (but not the payment in cash of such interest);

(v)	the restructuring of the Shareholder Loan Notes as set out in Schedule 7;

(vi)	all payments made to the Growth Shareholders made in exchange for the transfer of their Growth Shares;

(vii)	the payment of PIK interest accrued and/or paid and any other costs, fees and expenses incurred in relation to the Group's Existing Financing Arrangements or connection with the A&R Agreement;

(viii)	transaction bonuses in an amount of up to £4,155,000 (including any employer's national insurance contributions) payable or paid to the Management Vendors pursuant to the Management Bonus Scheme in connection with the transactions contemplated by this Agreement;

(ix)	any additional payments not exceeding £3,000,000 notified in writing by the Institutional Vendors' Representative to the Purchaser so long as an equivalent amount is also deducted from the Base Consideration;

(x)	all payments approved in advance of being made by the Purchaser in writing (including by e-mail); and

(xi)	all payments to the extent directly related to any filing required to be made in any jurisdiction in connection with the satisfaction of the Conditions Precedent;

"Permits" means:

(i)	all licences, permits, authorisations or consents required by law in order for it to supply or provide gambling products or services in the same manner as currently supplied or provided by any Group Company; and

(ii)	all other necessary licences, permits, authorisations or consents required by law (excluding IP Licences) in order for it to carry on its business as now carried on, the absence of which would have a material adverse effect on the business of the Group;

"Pre-Completion Restructuring" means the process of restructuring the Shareholder Loan Notes as set out in Clause 3 and Schedule 7;

A-68

"Possible Termination Event Notice" shall bear the meaning ascribed to it in Clause 9.5;

"Purchase Price" has the meaning given in Clause 7.1;

"Purchaser's Group" means the Purchaser, any holding company of the Purchaser, any subsidiary of the Purchaser or any such holding company from time to time;

"Purchaser's Knowledge", "Knowledge of the Purchaser" or any similar phrase, with respect to the Purchaser, means the actual knowledge of Lorne Weil, George Peng and Martin Schloss;

"Purchaser's Macquarie Agreement" means the agreement between the Purchaser and MIHI LLC for the contingent forward purchase of Purchaser Stock for an aggregate price of USD$20,004,347.83;

"Purchaser's Solicitors" means Mishcon de Reya LLP, Africa House, 70 Kingsway, London WC2B 6AH and Kramer Levin Naftalis & Frankel LLP, 177 Avenue of the Americas, New York NY 10036, or their respective successors in business or any other firm appointed as solicitors by the Purchaser for the purposes of this Agreement;

"Purchaser Stock" means common stock, par value US$0.0001 per share, of the Purchaser;

"Purchaser Stockholder Approval" shall bear the meaning ascribed to it in Clause 8.6;

"Registration Rights Agreement" means the agreement between the Purchaser and the holders of the Consideration Shares in respect of the registration of those shares on the NASDAQ Capital Market in the agreed form;

"Remaining 633 Loan Notes" has the meaning given in Schedule 7;

"Reports" means the following reports commissioned by or on behalf of the Purchaser or the Vendors in connection with the acquisition of the Sale Shares pursuant to the Acquisition Agreement: (i) the financial due diligence report dated 7 January 2016 prepared by KPMG LLP and trading update dated 5 February 2016, (ii) the legal due diligence report prepared by Dickson Minto W.S. dated 15 January 2016, and (iii) the regulatory due diligence report prepared by DLA Piper LLP dated 22 June 2016;

"Representatives" means the offices, directors, managers, employees, solicitors, accountants, advisors, representatives, consultants and agents of a party;

"Sale Shares" means the A Ordinary Shares, B Ordinary Shares, B1 Ordinary Shares, B2 Ordinary Shares, and B3 Ordinary Shares listed in column (3) of the tables in Part A and Part B of Schedule 1, and shall include the Exchange Shares issued pursuant to the Pre-Completion Restructuring held by the Vendors at Completion;

"SEC" means the United States Securities and Exchange Commission;

"Senior Employee" has the meaning given in paragraph 14 of Part B of Schedule 3;

"Shareholder Loan Notes" means the 10,415,832,274 PIK loan notes issued by DMWSL 632 Limited pursuant to the Shareholder Loan Note Instrument held by the Vendors as at the date hereof, and, following the completion of the Pre-Completion Restructuring, shall mean the Remaining 633 Loan Notes held by the Vendors at Completion;

A-69

"Shareholder Loan Note Instrument" means the PIK loan note instrument adopted by DMWSL 632 Limited on 6 July 2010 or, following the completion of the Pre-Completion Restructuring, the replacement instrument adopted by the Company prior to Completion;

"Stock Element" means that part of the Purchase Price which consists of Consideration Shares in an amount equal to the Purchaser Price less the Cash Element as such Cash Element is calculated in accordance with Schedule 6;

"Stockholders' Agreement" means the agreement between the Purchaser and the holders of the Purchaser Stock in the agreed form;

"Taxation" or "Tax" means all forms of taxation and statutory, governmental, state, provincial, local government, municipal, federal, or cantonal impositions, duties, contributions and levies, in each case in the nature of taxation and wherever in the world (but not including uniform business rates, water rates, community charges or council tax, or any tax, charge, rate or duty similar to, corresponding with, replacing or replaced by any of them);

"Transaction Allocation" has the meaning given to it in Clause 7.8;

"Transaction Documents" has the meaning given to it in Clause 20.1;

"Vendors" means the Institutional Vendors and the Management Vendors, as listed in Schedule 1;

"Vendors' Representatives" means the Institutional Vendors' Representative and the Management Vendors' Representative acting together;

"Vendor's Solicitors" means Dickson Minto W.S., Broadgate Tower, 20 Primrose Street, London EC2A 2EW;

"Vendor's Solicitors' Bank Account" means the Vendor's Solicitors' client account as notified in writing by the Vendor to the Purchaser at least two Business Days prior to the Completion Date;

"Warranty Deed" means the deed entered into on or around the date hereof between the Warrantors (as defined therein) and the Purchaser relating to the management warranties to be provided in connection with the transaction that is the subject of this Agreement; and

"Waterfall" means the sheet in the agreed form setting out certain items relating to Permitted Leakage and the calculation of the Cash Element.

2.	In this Agreement, unless the context otherwise requires:

2.1.	references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships and that persons legal personal representatives and successors;

2.2.	the headings are inserted for convenience only and shall not affect the construction of this Agreement;

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2.3.	references to one gender include all genders;

2.4.	any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted provided that any such amendment, consolidation or re-enactment made after the date of this Agreement shall not increase the liability or obligation of any party;

2.5.	reference to the singular will include the plural and vice versa;

2.6.	the words including and include shall mean including without limitation and include without limitation respectively;

2.7.	general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things;

2.8.	any reference to any document other than this Agreement is a reference to that other document as amended, varied, supplemented, or novated (in each case, other than in breach of the provisions of this Agreement) at any time;

2.9.	any reference to a document in the agreed form is to the form of the relevant document agreed between the parties and executed at the same time as this Agreement or for the purpose of identification initialled by or on behalf of the parties (with such amendments as may be agreed by or on behalf of the parties);

2.10.	where a word or expression is given a particular meaning, other grammatical forms or parts of speech of such word or expression shall bear a corresponding meaning;

2.11.	unless otherwise stated, reference to Recitals, Clauses and Schedules are to recitals, clauses, and schedules of and to the Agreement;

2.12.	references to any party to this Agreement shall include its successors and, where the benefit of this Agreement has been assigned under Clause 17, shall mean the person or persons for the time being entitled to the benefit of this Agreement;

2.13.	words and expressions defined in the Companies Act 1985 or Companies Act 2006 should (unless given an inconsistent meaning in this Agreement) bear the same meanings in this Agreement;

2.14.	any reference to a "holding company" or a "subsidiary" means a "holding company" or "subsidiary" as defined in section 1159 of the Companies Act 2006, save that a company shall be treated as a company whether or not formed or incorporated in the United Kingdom and for the purposes of the membership requirement contained in sections 1159(1)(b) and (c) as a member of another company even if its shares in that other company are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security. Any reference to an "undertaking" shall be construed in accordance with section 1161 of the Companies Act 2006 and any reference to a "parent undertaking" or a "subsidiary undertaking" means respectively a "parent undertaking" or "subsidiary undertaking" as defined in section 1162 of the Companies Act 2006, save that an undertaking shall be treated as an undertaking whether or not formed or incorporated in the United Kingdom and for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security;

A-71

2.15.	in relation to a limited liability partnership, references to "directors" or "employees" shall be taken as a reference to the designated members and (where applicable) employees of that limited liability partnership; and

2.16.	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, statute, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term.

3.	The Schedules form part of this Agreement.

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Execution

SIGNED and DELIVERED as a DEED by for and on behalf of HYDRA INDUSTRIES ACQUISITION CORP. in the presence of:		/s/ Martin E-Schloss

/s/ Debra Aronowitz	Witness
Debra Aronowitz	Full Name
149 W. 80th St #2A	Address
New York, NY 10024
Lawyer	Occupation

A-73

SIGNED and DELIVERED as a DEED by Luke Alvarez, Director for and on behalf of DMWSL 633 LIMITED in the presence of:		/s/ Luke Alvarez
DIRECTOR

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-74

SIGNED and DELIVERED as a DEED by Steven Holmes, Director for and on behalf of DMWSL 632 LIMITED in the presence of:		/s/ Steven Holmes
DIRECTOR

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by Steven Holmes, Director for and on behalf of GAMING ACQUISITIONS LIMITED in the presence of:		/s/ Steven Holmes
DIRECTOR

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-75

SIGNED and DELIVERED as a DEED by DAVID WILSON acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
DAVID WILSON

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by JAMES O'HALLERAN acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
JAMES O'HALLERAN

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-76

SIGNED and DELIVERED as a DEED by LEE GREGORY acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
LEE GREGORY

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by STEVEN ROGERS acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
STEVEN ROGERS

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by STEVEN HOLMES in the presence of:		/s/ Steven Holmes
STEVEN HOLMES

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-77

SIGNED and DELIVERED as a DEED by ALISTAIR HOPKINS acting by his duly authorised Attorney, Steve Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
ALISTAIR HOPKINS

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by ZIRIA ENTERPRISES LTD acting by its duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
ZIRIA ENTERPRISES LTD

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-78

SIGNED and DELIVERED as a DEED by TARIQ TUFAIL acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
TARIQ TUFAIL

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by CARLTON TERRY acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
CARLTON TERRY

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-79

SIGNED and DELIVERED as a DEED by STEVE COLLETT acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
STEVE COLLETT

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by LUCY BUCKLEY acting by her duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
LUCY BUCKLEY

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-80

SIGNED and DELIVERED as a DEED by ANDREW BARBER acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
ANDREW BARBER

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by ALEX MACGREGOR-DEVLIN acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
ALEX MACGREGOR-DEVLIN

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-81

SIGNED and DELIVERED as a DEED by STEVEN DAVIES acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
STEVEN DAVIES

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

SIGNED and DELIVERED as a DEED by RICHARD WHITE acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
RICHARD WHITE

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-82

SIGNED and DELIVERED as a DEED by MATT INGRAM acting by his duly authorised Attorney, Steven Holmes in the presence of:		/s/ Steven Holmes
For and on behalf of
MATT INGRAM

/s/ Carys Damon	Witness
Carys Damon	Full Name
1-2 Berners St.	Address
London WIT 32A
Solicitor	Occupation

A-83

SIGNED and DELIVERED as a DEED by Gaël Sansy, Manager for and on behalf of LANDGAME S.À.R.L. in the presence of:		/s/ Gaël Sansy
For and on behalf of
MANAGER

/s/ Christelle Petitjean	Witness
Christelle Petitjean	Full Name
5 RueGuillame Knoll	Address
L-1882 Luxembourg
Chartered Accountant	Occupation

A-84

SIGNED and DELIVERED as a DEED for and on behalf of ARES CAPITAL EUROPE LIMITED acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Susannah Thomas	Witness
Susannah Thomas	Full Name
529 Elgin Gardens	Address
Guildford, Surrey
Executive Assistant	Occupation

SIGNED and DELIVERED as a DEED for and on behalf of NORTH ATLANTIC VALUE GP III LIMITED acting in its capacity as General Partner, for and on behalf of TRIDENT PRIVATE EQUITY FUND III LP acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Susannah Thomas	Witness
Susannah Thomas	Full Name
529 Elgin Gardens	Address
Guildford, Surrey
Executive Assistant	Occupation

A-85

SIGNED and DELIVERED as a DEED for and on behalf of HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT A) acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Sofia Skliros	Witness
Sofia Skliros	Full Name
363 Fulham Palace	Address
Rd, London 3W66TA
EA	Occupation

SIGNED and DELIVERED as a DEED for and on behalf of HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT B) acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Sofia Skliros	Witness
Sofia Skliros	Full Name
363 Fulham Palace	Address
Rd, London 3W66TA
EA	Occupation

A-86

SIGNED and DELIVERED as a DEED for and on behalf of HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT SC) acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Sofia Skliros	Witness
Sofia Skliros	Full Name
363 Fulham Palace	Address
Palace Road London
EA	Occupation

SIGNED and DELIVERED as a DEED for and on behalf of HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT NS) acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Sofia Skliros	Witness
Sofia Skliros	Full Name
363 Fulham Palace	Address
Palace Road London
EA	Occupation

A-87

SIGNED and DELIVERED as a DEED for and on behalf of HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT C) acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Sofia Skliros	Witness
Sofia Skliros	Full Name
363 Fulham Palace Road	Address
London 5W66TA
EA	Occupation

SIGNED and DELIVERED as a DEED for and on behalf of HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT D) acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Sofia Skliros	Witness
Sofia Skliros	Full Name
363 Fulham Palace Road	Address
London 5W66TA
EA	Occupation

A-88

SIGNED and DELIVERED as a DEED for and on behalf of HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT D) acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Sofia Skliros	Witness
Sofia Skliros	Full Name
363 Fulham Palace Road	Address
London 5W66TA
EA	Occupation

SIGNED and DELIVERED as a DEED for and on behalf of HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT H) acting by its duly authorised Attorney, VITRUVIAN DIRECTORS I LIMITED in the presence of:		/s/
Attorney

/s/ Sofia Skliros	Witness
Sofia Skliros	Full Name
363 Fulham Palace Road	Address
London 5W66TA
EA	Occupation

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Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HYDRA INDUSTRIES ACQUISITION CORP.

December [__], 2016

Hydra Industries Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.       The name of the Corporation is “Hydra Industries Acquisition Corp.”. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 30, 2014 (the “Original Certificate”).

2.       The Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate”), which restated and amended in its entirety the Original Certificate, was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and was filed with the Secretary of State of the State of Delaware on October 24, 2014.

3.       Amendment No. 1 to the First Amended and Restated Certificate was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL and was filed with the Secretary of State of the State of Delaware on October 28, 2016.

3.       This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4.       This Second Amended and Restated Certificate restates, integrates and amends the provisions of the First Amended and Restated Certificate, as amended. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

5.       The text of the First Amended and Restated Certificate, as amended, is hereby restated and amended in its entirety to read as follows:

Article I

NAME

The name of the corporation is Inspired Entertainment, Inc. (the “Corporation”).

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Article II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Vcorp Services, LLC, 1811 Silverside Road, Wilmington, DE 19810, County of New Castle, and the name of the Corporation’s registered agent at such address is Vcorp Services, LLC.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 50,000,000 shares, consisting of 49,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a)       The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation).

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(b)       Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c)       Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation's capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a)       The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be not less than seven (7) nor greater than fifteen (15), and which shall be, upon initial filing of this Second Amended and Restated Certificate, seven (7), or as fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.1

(b)       Subject to Section 5.5 hereof, a director shall hold office until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

(c)       Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

1 Should there be an explicit reference to the initial board post-closing being comprised of 7 members?

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Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation).

ARTICLE VI

Bylaws

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

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Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a)       To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, general partner, manager, managing member, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b)       The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)       Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)       This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE opportunity

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to any officers or directors of the Corporation in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the officers or directors of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as an officer or director of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X

GAMING AND REGULATORY MATTERS

Section 10.1 Definitions. For purposes of this Article X, the following terms shall have the meanings specified below:

(a) “Affiliate” shall mean a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. For the purpose of this Section 10.1(a) of Article X, “control,” “controlled by” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. “Affiliated Companies” shall mean those partnerships, corporations, limited liability companies, trusts or other entities that are Affiliates of the Corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws.

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(b) “Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, or the use of gaming devices, equipment and supplies in the operation of a casino or other enterprise, including, without limitation, race books, sports pools, slot machines, gaming devices, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems and associated equipment and supplies.

(c) “Gaming Authorities” shall mean all international, foreign, federal, state, local and other regulatory and licensing bodies and agencies with authority over Gaming within any Gaming Jurisdiction. “Gaming Jurisdiction” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted.

(d) “Gaming Laws” shall mean all laws, statutes, ordinances and regulations pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming within any Gaming Jurisdiction, and all orders, decrees, rules and regulations promulgated by such Gaming Authority thereunder.

(e) “Gaming Licenses” shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, concessions and entitlements issued by a Gaming Authority necessary for or relating to the conduct of Gaming Activities.

(f)“Own,” “Ownership,” or “Control,” (and derivatives thereof) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 promulgated by the United States Securities and Exchange Commission (as now or hereafter amended), or (iii) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or the disposition of Securities, by agreement, contract, agency or other manner.

(g) “Person” shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

(h) “Redemption Date” shall mean the date specified in the Redemption Notice as the date on which the shares of the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Corporation.

(i) “Redemption Notice” shall mean that notice of redemption given by the Corporation to an Unsuitable Person or an Affiliate of an Unsuitable Person pursuant to this Article X. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of shares of the Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such shares shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all.

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(j)“Redemption Price” shall mean the price to be paid by the Corporation for the Securities to be redeemed pursuant to this Article X, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price to be paid, that amount determined by the board of directors to be the fair value of the Securities to be redeemed; provided, however, that the price per share represented by the Redemption Price shall in no event be in excess of the closing sales price per share of shares on the principal national securities exchange on which such shares are then listed on the trading date on the day before the Redemption Notice is deemed given by the Corporation to the Unsuitable Person or an Affiliate of an Unsuitable Person or, if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the Nasdaq Capital Market or, if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by any other generally recognized reporting system. The Redemption Price may be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the board of directors determines. Any promissory note shall contain such terms and conditions as the board of directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Corporation or any Affiliate of the Corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Corporation or any Affiliate of the Corporation. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of 2% per annum.

(k) “Securities” shall mean the capital stock of the Corporation.

(l)“Unsuitable Person” shall mean a Person who (i) is determined by a Gaming Authority to be unsuitable to Own or Control any Securities or unsuitable to be connected or affiliated with a Person engaged in Gaming Activities in a Gaming Jurisdiction, or (ii) causes the Corporation or any Affiliated Company to lose or to be threatened with the loss of any Gaming License, or (iii) in the sole discretion of the board of directors of the Corporation, is deemed likely to jeopardize the Corporation’s or any Affiliated Company’s application for, receipt of approval for, right to the use of, or entitlement to, any Gaming License.

Section 10.2 Finding of Unsuitability.

(a)       The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be subject to redemption by the Corporation, out of funds legally available therefor, by action of the board of directors, to the extent required by the Gaming Authority making the determination of unsuitability or to the extent deemed necessary or advisable by the board of directors. If a Gaming Authority requires the Corporation, or the board of directors deems it necessary or advisable, to redeem any such Securities, the Corporation shall give a Redemption Notice to the Unsuitable Person or its Affiliate and shall purchase on the Redemption Date the number of shares of the Securities specified in the Redemption Notice for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such shares and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Redemption Price, shall cease. Such Unsuitable Person or its Affiliate shall surrender the certificates representing any shares to be redeemed in accordance with the requirements of the Redemption Notice.

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(b)       Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or the board of directors determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person or any Affiliate of an Unsuitable Person shall not be entitled: (i) to receive any dividend or interest with regard to the Securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the shares of capital stock of the Corporation entitled to vote, or (iii) to receive any remuneration in any form from the Corporation or any Affiliated Company for services rendered or otherwise.

Section 10.3 Notices. All notices given by the Corporation pursuant to this Article, including Redemption Notices, shall be in writing and may be given by mail, addressed to the Person at such Person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed given at the time deposited in the United States mail. Written notice may also be given personally or by email or facsimile and such notice shall be deemed to be given at the time of receipt thereof, if given personally, or at the time of transmission thereof, if given by email or facsimile.

Section 10.4 Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys’ fees, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person’s or Affiliate’s continuing Ownership or Control of Securities, the neglect, refusal or other failure to comply with the provisions of this Article X, or failure to promptly divest itself of any Securities when required by the Gaming Laws or this Article X.

Section 10.5 Injunctive Relief. The Corporation is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article X and each holder of the Securities of the Corporation shall be deemed to have acknowledged, by acquiring the Securities of the Corporation, that the failure to comply with this Article X will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive or other equitable relief to enforce the provisions of this Article.

Section 10.6 Non-exclusivity of Rights. The Corporation’s rights of redemption provided in this Article X shall not be exclusive of any other rights the Corporation may have or hereafter acquire under any agreement, provision of the bylaws or otherwise.

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Section 10.7 Further Actions. Nothing contained in this Article X shall limit the authority of the board of directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation or its Affiliated Companies from the denial or threatened denial or loss or threatened loss of any Gaming License of the Corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the board of directors may conform any provisions of this Article X to the extent necessary to make such provisions consistent with Gaming Laws. In addition, the board of directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation not inconsistent with the express provisions of this Article X for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article X. Such procedures and regulations shall be kept on file with the Secretary of the Corporation, the secretary of its Affiliated Companies and with the transfer agent, if any, of the Corporation and any Affiliated Companies, and shall be made available for inspection by the public and, upon request, mailed to any holder of Securities. The board of directors shall have exclusive authority and power to administer this Article X and to exercise all rights and powers specifically granted to the board of directors or the Corporation, or as may be necessary or advisable in the administration of this Article X. All such actions which are done or made by the board of directors in good faith shall be final, conclusive and binding on the Corporation and all other Persons; provided, however, that the board of directors may delegate all or any portion of its duties and powers under this Article X to a committee of the board of directors as it deems necessary or advisable.

Section 10.8 Severability. If any provision of this Article X or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceablilty shall not affect any other provision of this Article X.

Section 10.9 Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the board of directors may waive any of the rights of the Corporation or any restrictions contained in this Article X in any instance in which the board of directors determines that a waiver would be in the best interests of the Corporation. The board of directors may terminate any rights of the Corporation or restrictions set forth in this Article X to the extent that the board of directors determines that any such termination is in the best interests of the Corporation. Except as may be required by a Gaming Authority, nothing in this Article X shall be deemed or construed to require the Corporation to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

ARTICLE XI

ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

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ARTICLE XII

AMENDMENT OF SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that this Article XII of this Second Amended and Restated Certificate may be amended only as provided therein.

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IN WITNESS WHEREOF, Hydra Industries Acquisition Corp. has caused this Second Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by and authorized officer as of the date first set forth above.

HYDRA INDUSTRIES ACQUISITION CORP.

By:
Name:
Title:

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Annex C

Inspired Entertainment, Inc.
2016 Long-Term Incentive Plan

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock- based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b) “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Stock-based or cash-based Performance Award, or other Stock-based award granted under the Plan.

(c) “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall have the meaning set forth in the applicable Award Agreement or Participant Agreement, provided that if the applicable Award Agreement or Participant Agreement does not contain such a definition, “Cause” shall mean, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the Award Agreement, the Participation Agreement, or any policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. For the avoidance of doubt, in the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement rather than the definition included herein, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

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(f) “Change in Control” shall have the meaning set forth in the applicable Award Agreement or Participant Agreement, provided that if the applicable Award Agreement or Participant Agreement does not contain such a definition, “Change in Control” shall mean:

(1) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a) (9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(2) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(3) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

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(4) the sale or disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code. For the avoidance of doubt, in the event that there is an Award Agreement or Participant Agreement defining Change in Control, “Change in Control” shall have the meaning provided in such agreement rather than the definition included herein.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(h) “Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the principal stock exchange on which the Stock is then traded.

(i) “Company” means Inspired Entertainment, Inc. (known prior to the consummation of the Business Combination as Hydra Industries Acquisition Corp.), and its successors by operation of law.

(j) “Corporate Event” has the meaning set forth in Section 11(b) hereof.

(k) “Data” has the meaning set forth in Section 21(f) hereof.

(l) “Disability” shall have the meaning set forth in the applicable Award Agreement or Participant Agreement, provided that if the applicable Award Agreement or Participant Agreement does not contain such a definition, “Disability” shall mean, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code.

(m) “Disqualifying Disposition” means any disposition (including, without limitation, any sale) of Stock acquired upon the exercise of an Incentive Stock Option within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock subject to the Incentive Stock Option.

(n) “Effective Date” means November , 2016, which is the date on which the Plan was approved by the Board.

(o) “Eligible Person” means such officers, other employees, non-employee directors, consultants, independent contractors, agents and individuals expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and any of its Affiliates as the Committee in its sole discretion may select from time to time; provided that any such prospective service providers may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(o) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

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(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(q) “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(r) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(s) “GAAP” has the meaning set forth in Section 9(f)(3) hereof.

(t) “Incentive Stock Option” means an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision.

(u) “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(v) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(w) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(x) “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(y) “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is in effect as of the date the Committee approves the grant of the applicable Award to the Participant.

(z) “Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share, a Performance Unit or a Performance Cash Award at the time of grant.

(aa) “Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.

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(bb) “Performance Cash Award” means a Performance Award which is a cash award (for a dollar value not in excess of that set forth in Section 4(c)(1) hereof), the payment of which is subject to the achievement of Performance Objectives during a Performance Period. A Performance Cash Award may also require the completion of a specified period of employment or service.

(cc) “Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Performance Awards.

(dd) “Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

(ee) “Performance Share” means a Performance Award denominated in shares of Stock (for the number of shares not in excess of that set forth in Section 4(c)(1) hereof) which is subject to the achievement of Performance Objectives during a Performance Period. An Award of Performance Shares may also require the completion of a specified period of employment or service.

(ff) “Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (for the number of shares not in excess of that set forth in Section 4(c)(1) hereof) or the cash value of one share of Stock, if so determined by the Committee and specified in the Award Agreement, (for a dollar value not in excess of that set forth in Section 4(c)(1) hereof) which is subject to the achievement of Performance Objectives during a Performance Period. An Award of Performance Units may also require the completion of a specified period of employment or service.

(gg) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(hh) “Plan” means the Inspired Entertainment, Inc. 2016 Long-Term Incentive Plan, as amended from time to time.

(ii) “Qualified Performance-Based Award” means an Option, Stock Appreciation Right, or Performance Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(jj) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(kk) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(ll) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee at the time of grant) on a specified settlement date.

(mm) “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

(nn) “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(oo) “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(pp) “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

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(qq) “Stock” means the common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.

(rr) “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Stock Appreciation Rights shall be settled in Stock or, to the extent provided in the Award Agreement, cash or a combination thereof.

(ss) “Substitute Award” shall mean an award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including, without limitation, a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

(tt) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) subject to applicable law, suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, (7) accelerate the vesting of any outstanding Award at any time and for any reason (including, without limitation, by taking action such that (A) any or all outstanding Options and Stock Appreciation Rights shall become exercisable in part or in full, (B) all or a portion of any period of restriction applicable to Restricted Stock or Restricted Stock Units shall lapse, (C) all or a portion of the Performance Period applicable to any outstanding Awards shall lapse, or (D) the Performance Objectives (if any) applicable to any outstanding Award shall be deemed to be satisfied at the target or any other level), and (8) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action taken by the Committee in good faith shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

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(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to the Board, a member of the Board or an executive officer of the Company, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, as the Committee may determine to be appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or any executive officer of the Company with regard to the grant of an Award to any Person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award hereunder to such Person would be outstanding, and (ii) the Committee may not delegate its power and authority to a member of the Board or any executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other Person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer, director or other Person. The Committee may appoint agents, including employees, to assist it in administering the Plan. Any actions taken in accordance with delegated authority pursuant to this Section 3(b) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee.

(c) Section 409A; Section 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

(d) Section 162(m). Notwithstanding anything herein to the contrary, with regard to any provision of the Plan or any Award Agreement that is intended to comply with Section 162(m) of the Code, any action or determination by the Committee shall be permitted only to the extent such action or determination would be permitted under Section 162(m) of the Code. The Plan has been adopted by the Board, with respect to Awards intended to be “performance-based” within the meaning of Section 162(m) of the Code, to comply with the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(e) Certain Limitations. Notwithstanding anything herein to the contrary, any Award of Restricted Stock, Restricted Stock Units or Stock Appreciation Rights, or other Stock-based Award, under the Plan (other than any Award to a non-employee director) shall include conditions to the vesting of such Award or the delivery of Stock thereunder that are no more favorable to the Participant than those set forth on Annex A hereto.

4. Shares Available Under the Plan; Other Limitations.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal the lesser of (x) 3,250,000 shares of Stock or (y) 12% of the shares of Stock issued and outstanding upon consummation of the acquisition and other transactions contemplated by the Share Sale Agreement, dated as of July 13, 2016, as it may be amended, by and among the Company and, inter alia, those persons identified on Schedule I thereto (the “Business Combination”) and after giving effect to the issuance of shares under the Plan (but not the issuance of any Earn-out shares in connection with the Business Combination or shares issuable pursuant to outstanding warrants). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

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(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock subject to an Award under the Plan shall not again be available for issuance under the Plan if such shares are (i) shares delivered to or withheld by the Company to pay the withholding taxes for Awards, (ii) shares that were subject to an Option or a Stock-settled Stock Appreciation Right and were not issued or delivered upon the net settlement or net exercise of such Option or Stock Appreciation Right (including, without limitation, any shares withheld to pay the purchase price of or withholding taxes for an Option or Stock Appreciation Right), (iii) shares delivered to the Company to pay the purchase price related to an outstanding Option or Stock Appreciation Right or (iv) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares of Stock available for awards under the Plan shall not be reduced by the number of shares of Stock subject to Substitute Awards. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

(c) 162(m) Limitation; Director Limits; Incentive Stock Options.

(1) Notwithstanding anything herein to the contrary, at all times when the Company is subject to the provisions of Section 162(m) of the Code, (i) the maximum number of shares of Stock with respect to which any combination of Options, Stock Appreciation Rights, and Performance Awards, in each case and to the extent the Award is intended to be a Qualified Performance-Based Award, may be granted to any individual in any one calendar year shall not exceed 1,000,000 shares of Stock (subject to adjustment as provided in Section 11 hereof) and (ii) the maximum value of the aggregate payment that any individual may receive with respect to a Qualified Performance-Based Award that is valued in dollars in respect of any annual Performance Period is $2,000,000.

(2) The maximum value of the aggregate cash compensation that may be paid to any non-employee director of the Company and the grant date Fair Market Value of shares of Stock that may be granted to any non-employee director of the Company (whether in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other Stock-Based Award) during any one calendar year shall not exceed $250,000.

(3) No more than 3,250,000 shares of Stock (subject to adjustment as provided in Section 11 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d) Shares Available Under Acquired Plans. Additionally, to the extent permitted by NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

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5. Options.

(a) General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the 10th anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted (or five years in the case of an Incentive Stock Option granted to a 10% stockholder).

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of an Incentive Stock Option granted to a 10% stockholder. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee and set forth in the Option Agreement, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, without limitation, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee or in the applicable Award Agreement or Participant Agreement, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

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(f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution for such time as the Options would have remained exercisable had the Participant been alive, but only to the extent that the Options were vested at the time of such Termination.

(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of such Termination.

(g) Special Provisions Applicable to Incentive Stock Options.

(1) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof (a “10% stockholder”), unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000 (or such other limit specified in the Code), such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate; provided, however, notwithstanding anything in the Restricted Stock Agreement to the contrary, dividends with respect to shares of Stock that are subject to performance-based vesting conditions, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such distribution was made. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

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(b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee or set forth in the applicable Award Agreement or Participant Agreement, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the lesser of the (x) Fair Market Value of the Restricted Stock as of the date of Termination or (y) the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7. Restricted Stock Units.

(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee or in the applicable Award Agreement or Participant Agreement, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c) Settlement. Restricted Stock Units shall be settled in Stock, cash, or other property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement; provided, however, notwithstanding anything in the RSU Agreement to the contrary, any dividends or dividend equivalents with respect to RSUs that are subject to performance-based vesting conditions shall be subject to the same restrictions as such RSUs.

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(d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered in accordance with the RSU Agreement.

8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee or in the applicable Award Agreement or Participant Agreement, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or other property as specified in the SAR Agreement, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant shall not be entitled to receive a cash payment equal to the value of such fractional share.

(f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

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(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution for such time as the Stock Appreciation Rights would have remained exercisable had the Participant been alive, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of such Termination.

9. Performance Awards.

(a) General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including, without limitation, the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical. Cash dividends and stock dividends, if any, with respect to the Performance Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the Performance Shares to which such dividends relate and a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Performance Units that are not earned and vested. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall represent a share of Stock as of the date of grant. Each Performance Award Agreement in respect of any Performance Cash Award shall specify the dollar amount payable under the Performance Cash Award. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, or the value of a Performance Cash Award, as the case may be, that will be paid out to the Participant.

(c) Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive the following payouts: (1) if the holder holds Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, or (2) if the holder holds a Performance Cash Award, payout on the value of the Performance Cash Award earned by the Participant over the Performance Period, in any case, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met.

(d) Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Performance Award Agreement shall specify whether the earned Performance Units and Performance Shares may be paid in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Unless otherwise determined by the Committee, earned Performance Cash Awards shall be paid in cash. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

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(e) Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration, and any shares remaining undelivered with respect to the Participant’s vested Performance Awards will be delivered in accordance with the Award Agreement.

(f) Performance Objectives.

(1) Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2) With respect to Qualified Performance-Based Awards and to the extent required to comply with Section 162(m) of the Code, Performance Objectives shall be based on specified levels of or increases in one or more of the following business criteria (alone or in combination with any other criterion, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Committee in accordance with Section 162(m) of the Code): (i) earnings, including, without limitation, net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, book value per share, tangible book value or growth in book value per share; (ii) pre-tax income or after tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin, profit margin, or gross margin; (xv) stock price or total stockholder return; (xvi) cost or expense targets, reductions and savings, productivity and efficiencies; (xvii) sales or sales growth; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures or joint ventures; and (xix) to the extent that an Award is not intended to be a Qualified Performance-Based Award, other measures of performance selected by the Committee. Performance Objectives may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or any combination thereof) or may be related to the performance of an individual Participant and may be expressed in absolute terms, or relative or comparative to (A) current internal targets or budgets, (B) the past performance of the Company (including, without limitation, the performance of one or more subsidiaries, divisions, or operating units), (C) the performance of one or more similarly situated companies, (D) the performance of an index covering multiple companies, or (E) other external measures of the selected performance criteria. Performance Objectives may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

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(3) The business criteria mentioned above (i) may be combined with cost of capital, assets, invested capital and/or stockholders’ equity to form an appropriate measure of performance and (ii) shall have any reasonable definitions that the Committee may specify in accordance with Section 162(m) of the Code. Unless specified otherwise by the Committee (i) in the Performance Award Agreement at the time the Performance Award is granted or (ii) in such other document setting forth the Performance Objectives at the time the Performance Objectives are established, the Committee, in its sole discretion, will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to any one or more of the business criteria described above for one or more of the following items of gain, loss, profit or expense: (A) determined to be extraordinary, unusual infrequently occurring, or non-recurring in nature; (B) related to changes in accounting principles under GAAP or tax laws; (C) related to currency fluctuations; (D) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP; (G) attributable to the business operations of any entity acquired by the Company during the fiscal year; (H) non-operating items; and (I) acquisition or divestiture expenses.

(g) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to a Performance Award intended to be a Qualified Performance-Based Award, the Committee will establish the Performance Objectives applicable to, and the formula for calculating the amount payable under, the Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, and (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Objectives remains substantially uncertain. Prior to the payment of any compensation under a Performance Award intended to be a Qualified Performance-Based Award, the Committee will certify the extent to which any Performance Objectives and any other material terms under such Performance Award have been satisfied (other than in cases where such Performance Objectives relate solely to the increase in the value of the Stock).

10. Other Stock or Cash-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock or cash (including annual or long-term performance Awards payable in cash), as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted by the Committee as to the number, price, or kind of a share of Stock or other consideration subject to such Awards in the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of Stock to change, such as stock dividends, recapitalizations through extraordinary cash dividends, stock splits, and reverse stock splits, occurring after the date of grant of any such Award; provided, however, that any such adjustments to be made in the case of outstanding Options and Stock Appreciation Rights shall be made without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including, without limitation, a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the previous sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. The decision of the Committee regarding any such adjustments shall be final, binding and conclusive.

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(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with a Change in Control or the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2) The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria will be deemed earned based on actual performance through the date of the Corporate Event or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to any unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;

(3) The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding Awards (whether vested or unvested) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Performance Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise, base or purchase price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise, base or purchase price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise, base or purchase price, such Awards shall be canceled for no consideration;

(4) The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event (whether vested or unvested), with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

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(5) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the economic value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions and payment terms as applicable to the Awards so replaced.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c) Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

12. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

13. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

14. Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee and to the extent permitted by applicable law.

15. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company. Except as provided otherwise in an Award Agreement, for purposes of the Plan, references to employment by the Company shall also mean employment by an Affiliate of the Company, and references to employment shall include service as a non-employee director, consultant, independent contractor or agent.

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16. Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17. Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award (unless the Committee determines, in its discretion, that a greater number of shares of Stock may be used to satisfy tax withholding requirements without resulting in adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)).

18. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c) Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to any Award shall materially impair a Participant’s rights under any outstanding Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

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(d) No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP or applicable stock exchange rules, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.

19. Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

20. Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to (a) stockholder approval of the Plan and (b) consummation of the Business Combination.

21. Miscellaneous.

(a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b) Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

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(d) Awards Subject to Clawback. Except to the extent prohibited by law, the Awards granted under this Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement, Participant Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including, without limitation, any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law; provided, however, except as otherwise required by applicable law, the applicable clawback or recoupment policy with respect to an Award shall be the policy that was in effect on the date of grant with respect to such Award.

(e) Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(e) will apply to all Awards.

(f) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(f) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

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(g) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(h) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction and to the extent permitted by Section 409A of the Code, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(i) No Liability of Committee Members, etc. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or a delegate or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including, without limitation, counsel fees) and liabilities (including, without limitation, sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j) Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, or other relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

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(l) Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(m) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(n) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(o) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

* * *

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Annex C (continued)

Annex A

Vesting Dates and Conditions; Acceleration

Vesting. Each grant of Restricted Stock and Restricted Stock Units will be subject to the following vesting conditions (in each case, subject to the Participant’s continued employment or service on each applicable vesting date except as otherwise provided below in respect of certain accelerated vesting):

●

One third (1/3rd) of the award will vest on the First Anniversary (as defined below) (the “First Tranche”), provided that a period of at least thirty (30) consecutive trading days has elapsed during which period the average of the closing prices for the Company’s common stock was equal to or greater than the First Tranche Price Threshold (as defined below). If the foregoing condition is not satisfied on such anniversary date, then the First Tranche will vest immediately on the first date thereafter such condition is satisfied.

●

An additional one-third (1/3rd) of the award will vest on the Second Anniversary (as defined below) (the “Second Tranche”), provided that a period of at least thirty (30) consecutive trading days has elapsed during which period the average of the closing prices for the Company’s common stock was equal to or greater than the Second Tranche Price Threshold (as defined below). (For the avoidance of doubt, and for illustration purposes, if the Second Tranche Price Threshold is achieved within the first 90 days after the Closing Date, the Second Tranche will not vest until the actual date of the Second Anniversary.) If the foregoing condition is not satisfied on such anniversary date, then the Second Tranche will vest immediately on the first date thereafter such condition is satisfied.

●

The final one-third (1/3rd) of the award will vest on the Third Anniversary (as defined below) (the “Third Tranche”), provided that a period of at least thirty (30) consecutive trading days has elapsed during which period the average of the closing prices for the Company’s common stock was equal to or greater than the Third Tranche Price Threshold (as defined below). (For the avoidance of doubt, and for illustration purposes, if the Third Tranche Price Threshold is achieved within the first 180 days after the Closing Date, the Third Tranche will not vest until the actual date of the Third Anniversary.) If the foregoing condition is not satisfied on such anniversary date, then the Third Tranche will vest immediately on the first date thereafter such condition is satisfied.

	●	Unless otherwise provided in the applicable Award Agreement, any tranche that has not vested as of the fifth anniversary after the Closing Date will be immediately forfeited.
Consultants. Notwithstanding the foregoing, if a Consultant’s consulting contract with the Company (or any of its subsidiaries or affiliates) terminates due to the expiration of the consulting term, provided that the Consultant has not breached such consulting contract and has not been terminated for cause, the tranche (if any) that is eligible to vest on the immediately succeeding anniversary of the Closing Date will remain eligible to vest on such anniversary date if the applicable tranche price threshold is satisfied by such anniversary date. This provision shall only apply to a Consultant who has completed at least 60 billing days during the 12-month period preceding and ending on such anniversary date, and shall not apply to awards with respect to any more than 50,000 shares in the aggregate.

Accelerated Vesting on Change in Control. Upon a Change in Control, each then outstanding and unvested tranche will fully vest immediately prior to such change in control, provided that the Change in Control consideration per share is not less than the applicable tranche price threshold. For purposes of determining the Change in Control consideration per share amount, all earnout, escrowed and/or heldback amounts not paid at the consummation of such Change in Control shall be taken into account.

Certain Accelerated Vesting Upon Termination. The applicable Award Agreement may provide that in the event of a Participant’s termination of employment or service with the Company (or any of its subsidiaries or affiliates) by:

(1) reason of death or disability;

(2) termination by the Company (or any of its subsidiaries or affiliates) without Cause; or

(3) termination by the Participant for Good Reason,

the unvested portion of any outstanding award will not be forfeited but will remain eligible to vest on the occurrence of the vesting dates described above (including on a Change in Control), in each case, subject to achievement of the applicable tranche price threshold(s), as if the Participant’s employment or service had not been terminated.

Applicable Definitions

“Closing Date” means the date of consummation of the Business Combination.

“First Anniversary” means the date that is the first anniversary of the Closing Date.

“First Tranche Price Threshold” means $12.50 per share.

“Second Anniversary” means the date that is the second anniversary of the Closing Date.

“Second Tranche Price Threshold” means $15.00 per share.

“Third Anniversary” means the date that is the third anniversary of the Closing Date.

“Third Tranche Price Threshold” means $17.50 per share.

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Annex D

[Macquarie Letterhead]

July 13, 2016

DMWSL 633 Limited

3 The Maltings

Wetmore Road

Burton-on-Trent

Staffordshire DE14 1SE

Gentlemen:

Reference is made to (i) that certain Share Sale Agreement (the “SPA”), dated July __, 2016, by and among, inter alia, the persons identified in Schedule 1 thereto (the “Vendors”), DMWSL 633 Limited (the “Company”), DMWSL 632 Limited, Gaming Acquisition Limited and Hydra Industries Acquisition Corp. (“Hydra”); and (ii) that certain letter agreement (the “2014 Letter Agreement”), dated October 24, 2014, by and among, inter alia, Hydra, MIHI LLC (the “Macquarie Sponsor”), and Hydra Industries Sponsor LLC (the “Hydra Sponsor”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the 2014 Letter Agreement. As an inducement for, and in consideration of, the Company and the Vendors’ entry into the SPA, the Macquarie Sponsor hereby:

(a)	(i) Reaffirms its obligations under the provisions of Paragraph 1 of the 2014 Letter Agreement and agrees that the Company on behalf of itself and the Vendors, shall be entitled to enforce such obligations of the Macquarie Sponsor under such provisions as if parties thereto and (ii) agrees to provide its written consent in accordance with Section 3.3.4 of the Contingent Forward Purchase Contract, dated October 24, 2014, by and between the Macquarie Sponsor and Hydra;

(b)	Agrees that it, its subsidiaries and the Macquarie Capital division of Macquarie Capital (USA) Inc. shall not (whether directly or indirectly through directors, officers, employees, representatives, advisors or other intermediaries): (i) solicit, initiate or knowingly encourage the submission of inquiries, proposals or offers from any Person relating to any Business Combination, or agree to or endorse any Business Combination; (ii) enter into any agreement to (x) consummate any Business Combination, or (y) approve or endorse any Business Combination; (iii) enter into or participate in any discussions or negotiations in connection with any Business Combination or inquiry with respect to any Business Combination, or furnish to any Person any non-public information with respect to the business, properties or assets of Hydra in connection with any potential Business Combination; or (iv) agree to or resolve to take any of the actions prohibited by clause (i), (ii) or (iii) of this section (b), in each case other than in connection with the acquisition transaction contemplated by the SPA; as used in this paragraph (b), Business Combination shall include any purchase or sale of equity or assets of Hydra or any other Person (involving Hydra or any subsidiary thereof) or a merger, combination or recapitalisation of Hydra or any subsidiary thereof);

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(a)	Agrees to immediately cease, and direct its representatives, advisors and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the actions prohibited by section (b) hereof;

(b)	Agrees to promptly inform its representatives and advisors of the obligations under sections (b) and (c) hereof;

(c)	Agrees that violation of sections (b) and (c) hereof by any of its representatives or its subsidiaries shall be deemed to be a breach of this letter agreement (the “Voting Letter Agreement”) by the Macquarie Sponsor;

(d)	Agrees not to Transfer any shares of Common Stock prior to the completion of the acquisition transaction contemplated by the SPA, except to a transferee which executes a customary joinder agreeing to be bound by this Voting Letter Agreement in the same manner as the Macquarie Sponsor; and

(e)	Acknowledges that the Company and the Vendors are entering into the SPA in reliance upon the execution and delivery of this Voting Letter Agreement.

For purposes of sections (b) and (c) hereof, the term “Person” means any person, corporation, entity or “group,” as defined in Section 13(d) of the Exchange Act, other than Hydra or any subsidiaries of Hydra.

Counterparts. This Voting Letter Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

Amendments. The provisions of this Voting Letter Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given, except with the written consent of the Company and the Macquarie Sponsor.

Assignment. This Voting Letter Agreement may not be assigned by a party without the prior written consent of the other parties hereto.

No Conflicts. The Macquarie Sponsor represents and warrants that the execution, delivery and performance of this Voting Letter Agreement by it does not conflict with, violate or result in the breach of any of its obligations or duties under any contract or other agreement to which it is a party, or violate applicable law or require the consent or approval of any person or entity.

Certain Representations and Warranties. The Macquarie Sponsor represents and warrants that (a) there is no applicable law to which is subject, or agreement, commitment, or understanding to which it is a party, that would preclude or restrict it from entering into and performing its obligations under this Voting Letter Agreement; and (b) this Voting Letter Agreement has been duly executed and delivered by the Macquarie Sponsor and constitutes a legal, valid, binding, and enforceable obligation of such party, except to the extent enforcement may be limited by bankruptcy or similar laws relating to creditors’ rights or by general equitable principles.

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Specific Performance. The parties agree that money damages would be both incalculable and an insufficient remedy and that irreparable damage would occur if any of the provisions of this Voting Letter Agreement were not performed in accordance with their terms or were otherwise breached. It is accordingly agreed that, subject to the discretion of the applicable courts, the Company, on behalf of itself and the Vendors, shall be entitled to seek an injunction or other equitable relief to prevent breaches or violations of this Voting Letter Agreement and to seek to enforce specifically the terms and provisions of this Voting Letter Agreement, in addition to any other remedy to which they may be entitled at law or in equity.

Termination. This Voting Letter Agreement and all of the obligations hereunder shall terminate upon the earliest to occur of (a) the consummation of the acquisition transaction contemplated by the SPA, (b) the termination of the SPA in accordance with its terms, and (c) the mutual agreement of the Company and the Macquarie Sponsor.

[Remainder of Page Intentionally Left Blank]

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Please confirm your acceptance of, and agreement with, the foregoing by signing one copy of this Voting Letter Agreement and returning it (by mail, by facsimile transmission, or by any other form of delivery) to the undersigned.

Very truly yours,

MIHI LLC

By:	/s/ Duncan Murdoch
Name: Duncan Murdoch
Title: Vice President

By:	/s/ Jin Chun
Name: Jin Chun
Title: Authorized Signatory

[Signature Page to Voting Letter Agreement]

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Accepted and agreed:

DMSWL 633 LIMITED

By:	/s/ Luke Alvarez
Name: Luke Alvarez
Title: Director

[Signature Page to Voting Letter Agreement]

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EXECUTION VERSION

[Hydra Sponsor Letterhead]

July 12, 2016

DMWSL 633 Limited

3 The Maltings

Wetmore Road

Burton-on-Trent

Staffordshire DE14 1SE

Gentlemen:

Reference is made to (i) that certain Share Sale Agreement (the “SPA”), dated July __, 2016, by and among, inter alia, the persons identified in Schedule 1 thereto (the “Vendors”), DMWSL 633 Limited (the “Company”), DMWSL 632 Limited, Gaming Acquisition Limited and Hydra Industries Acquisition Corp. (“Hydra”); and (ii) that certain letter agreement (the “2014 Letter Agreement”), dated October 24, 2014, by and among, inter alia, Hydra, MIHI LLC (the “Macquarie Sponsor”), and Hydra Industries Sponsor LLC (the “Hydra Sponsor”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the 2014 Letter Agreement. As an inducement for, and in consideration of, the Company and the Vendors’ entry into the SPA, the Hydra Sponsor hereby:

(a)	Reaffirms its obligations under the provisions of Paragraph 1 of the 2014 Letter Agreement and agrees that the Company on behalf of itself and the Vendors, shall be entitled to enforce such obligations of the Hydra Sponsor under such provisions as if parties thereto;

(b)	Agrees that it and its subsidiaries shall not (whether directly or indirectly through directors, officers, employees, representatives, advisors or other intermediaries): (i) solicit, initiate or knowingly encourage the submission of inquiries, proposals or offers from any Person relating to any Business Combination, or agree to or endorse any Business Combination; (ii) enter into any agreement to (x) consummate any Business Combination, or (y) approve or endorse any Business Combination; (iii) enter into or participate in any discussions or negotiations in connection with any Business Combination or inquiry with respect to any Business Combination, or furnish to any Person any non-public information with respect to the business, properties or assets of Hydra in connection with any potential Business Combination; or (iv) agree to or resolve to take any of the actions prohibited by clause (i), (ii) or (iii) of this section (b), in each case other than in connection with the acquisition transaction contemplated by the SPA; as used in this paragraph (b), Business Combination shall include any purchase or sale of equity or assets of Hydra or any other Person (involving Hydra or any subsidiary thereof) or a merger, combination or recapitalisation of Hydra or any subsidiary thereof);

(c)	Agrees to immediately cease, and direct its representatives, advisors and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the actions prohibited by section (b) hereof;

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(d)	Agrees to promptly inform its representatives and advisors of the obligations under sections (b) and (c) hereof;

(e)	Agrees that violation of sections (b) and (c) hereof by any of its representatives or its subsidiaries shall be deemed to be a breach of this letter agreement (the “Voting Letter Agreement”) by the Hydra Sponsor;

(f)	Agrees not to Transfer any shares of Common Stock prior to the completion of the acquisition transaction contemplated by the SPA, except to a transferee which executes a customary joinder agreeing to be bound by this Voting Letter Agreement in the same manner as the Hydra Sponsor; and

(g)	Acknowledges that the Company and the Vendors are entering into the SPA in reliance upon the execution and delivery of this Voting Letter Agreement.

For purposes of sections (b) and (c) hereof, the term “Person” means any person, corporation, entity or “group,” as defined in Section 13(d) of the Exchange Act, other than Hydra or any subsidiaries of Hydra.

Counterparts. This Voting Letter Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

Amendments. The provisions of this Voting Letter Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given, except with the written consent of the Company and the Hydra Sponsor.

Assignment. This Voting Letter Agreement may not be assigned by a party without the prior written consent of the other parties hereto.

No Conflicts. The Hydra Sponsor represents and warrants that the execution, delivery and performance of this Voting Letter Agreement by it does not conflict with, violate or result in the breach of any of its obligations or duties under any contract or other agreement to which it is a party, or violate applicable law or require the consent or approval of any person or entity.

Certain Representations and Warranties. The Hydra Sponsor represents and warrants that (a) there is no applicable law to which is subject, or agreement, commitment, or understanding to which it is a party, that would preclude or restrict it from entering into and performing its obligations under this Voting Letter Agreement; and (b) this Voting Letter Agreement has been duly executed and delivered by the Hydra Sponsor and constitutes a legal, valid, binding, and enforceable obligation of such party, except to the extent enforcement may be limited by bankruptcy or similar laws relating to creditors’ rights or by general equitable principles.

D-7

Specific Performance. The parties agree that money damages would be both incalculable and an insufficient remedy and that irreparable damage would occur if any of the provisions of this Voting Letter Agreement were not performed in accordance with their terms or were otherwise breached. It is accordingly agreed that, subject to the discretion of the applicable courts, the Company, on behalf of itself and the Vendors, shall be entitled to seek an injunction or other equitable relief to prevent breaches or violations of this Voting Letter Agreement and to seek to enforce specifically the terms and provisions of this Voting Letter Agreement, in addition to any other remedy to which they may be entitled at law or in equity.

Termination. This Voting Letter Agreement and all of the obligations hereunder shall terminate upon the earliest to occur of (a) the consummation of the acquisition transaction contemplated by the SPA, (b) the termination of the SPA in accordance with its terms, and (c) the mutual agreement of the Company and the Hydra Sponsor.

[Remainder of Page Intentionally Left Blank]

D-8

Please confirm your acceptance of, and agreement with, the foregoing by signing one copy of this Voting Letter Agreement and returning it (by mail, by facsimile transmission, or by any other form of delivery) to the undersigned.

Very truly yours,

HYDRA INDUSTRIES SPONSOR LLC

By:	/s/ Martin E. Schloss
Name: Martin E. Schloss
Title: Executive Vice President

By:	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Managing Member

[Signature Page to Voting Letter Agreement]

D-9

Accepted and agreed:

DMSWL 633 LIMITED

By:	/s/ Luke Alvarez
Name: Luke Alvarez
Title: Director

[Signature Page to Voting Letter Agreement]

D-10

HYDRA INDUSTRIES ACQUISITION CORP.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 13, 2016

The undersigned hereby appoints each of Martin E. Schloss and George Peng, acting singly, each with the power of substitution and revocation, to attend and to represent the undersigned at the Special Meeting of Stockholders of Hydra Industries Acquisition Corp., a Delaware corporation (the “Company”), to be held at the offices of Kramer Levin Naftalis & Frankel, 1177 Avenue of the Americas, New York, New York 10036, on Tuesday, December 13, 2016 at 10:00 a.m., New York time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of the Company the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card.

THE SHARES OF COMMON STOCK ISSUED OR ALLOCATED TO THE UNDERSIGNED WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW

PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER:        ☒

	Proposals							For	Against	Abstain
1.

The Business Combination Proposal – To consider and vote upon a proposal to approve a share sale agreement, dated as of July 13, 2016, as it may be amended (the “Sale Agreement”), by and among the Company and those persons identified on Schedule 1 thereto (the “Selling Group”), DMWSL 633 Limited (“Target Parent”), DMWSL 632 Limited and Gaming Acquisitions Limited and the transactions contemplated thereby, which provides for the acquisition by the Company of all of the outstanding equity and shareholder loan notes of Inspired Gaming Group (“Inspired”) and its affiliates (together with Inspired, the “Inspired Group”) through the purchase of all of the outstanding equity and shareholder loan notes of the Target Parent.

								☐	☐	☐
Charter Proposals (2-5):
2.	Proposal 2 – To consider and vote upon a proposed amendment to the Company’s existing charter to increase the number of authorized shares of the Company’s common stock from 29,000,000 to 49,000,000.							☐	☐	☐
3.	Proposal 3 – To consider and vote upon a proposed amendment to the Company’s existing charter to declassify the Company’s board of directors and increase the number of directors on the board from five (5) to seven (7).							☐	☐	☐
4.	Proposal 4 – To consider and vote upon a proposed amendment to the Company’s existing charter to change the Company’s corporate name from “Hydra Industries Acquisition Corp.” to “Inspired Entertainment, Inc.” and to make the corporation’s existence perpetual by removing provisions applicable only to special purpose acquisition companies.							☐	☐	☐
5.	Proposal 5 – To consider and vote upon a proposed amendment to the Company’s existing charter to provide the Company with the ability to restrict securities ownership by persons who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold the Company’s securities by gaming authorities or who could by holding its securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority.							☐	☐	☐

6.	The Director Election Proposal – To consider and vote upon the election of the following seven individuals to the Company’s Board of Directors to serve until the Company’s 2017 annual meeting.			7.	Proposal 7 – To consider and vote upon the approval and adoption of the Inspired Entertainment, Inc. 2016 Long-Term Incentive Plan.	For	Against	Abstain	☐ Intention to Exercise Redemption Rights. If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the proxy statement under the heading “Special Meeting of Hydra Industries Stockholders – Redemption Rights.”
						☐	☐	☐
		For	Withhold	8.	Proposal 8 – To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve Proposals 1-6.	☐	☐	☐
	A. Lorne Weil	☐	☐
	Luke Alvarez	☐	☐
	Nicholas Hagen	☐	☐
	Ira Raphaelson	☐	☐
	Philip Russmeyer	☐	☐
	John Vandemore	☐	☐
	Roger Withers	☐	☐

☐ Shareholder Certification. I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposals.

The undersigned hereby acknowledges receipt of: the notice of special meeting of Stockholders and the proxy statement.

Date: December __, 2016
Print Name of Stockholder

Signature of Stockholder or Authorized Signatory

Name of Authorized Signatory (if applicable)	Title of Authorized Signatory (if applicable)

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE BY FACSIMILE TO [MARTIN E. SCHLOSS, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT [______], WITH A COPY TO FOLLOW BY MAIL TO HIM AT 250 WEST 57th STREET, SUITE 2223, NEW YORK, NEW YORK 10107. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE SPECIAL MEETING IN PERSON.